As filed with the Securities and Exchange Commission on April 8, 2022

Registration No. __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	2833	45-1352286
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

Jeffrey Binder

Chief Executive Officer

11767 South Dixie Highway, Suite 115

Miami, Florida 33156

Telephone: (888) 359-4666

Telefax: (305) 507-9081

With copies to:

Kathleen L. Deutsch

Nelson Mullins Riley & Scarborough LLP

360 S. Rosemary Avenue, Suite 1410

West Palm Beach, Florida 33401

Telephone: (561) 832-3300

Telefax: (561) 655-1109

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section(7)(a)(2)(B) of the Securities Act. ☐

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and the selling stockholders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION: PROSPECTUS DATED APRIL 8, 2022

CLS HOLDINGS USA, INC.

3,030,304 shares of Common Stock

This Prospectus (this “Prospectus”) relates to up to 3,030,304 shares of common stock, par value $0.0001, of CLS Holdings USA, Inc., a Nevada corporation (the “Company”), that may be offered for sale by the selling stockholders identified in this Prospectus after exercise of certain warrants they own (collectively, the “Selling Stockholders”).

These shares consist of:

●

3,030,304 shares of common stock (the “Warrant Shares” or the “Offered Shares”) issuable upon the exercise of 3,030,304 common stock purchase warrants held by the Selling Stockholders as of March 31, 2022

We issued warrants equal to one-half of the aggregate purchase price for the 2021 Debentures to the Selling Stockholders in a private placement transaction completed between December 1, 2021 and January 4, 2022 (the “November 2021 Debenture Offering”), as part of our private offering of 15% debentures (the “2021 Debentures”). Each such warrant (the “Warrants”) entitles the holder to purchase one share of the Company’s common stock at a price of $0.4125 per share. Each Warrant is exercisable for three years at any time at the option of the holder into one share of common stock.

The Selling Stockholders may offer and sell or otherwise dispose of the Offered Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of Offered Shares. We will bear all other costs, expenses and fees in connection with the registration of the Offered Shares. See “Plan of Distribution” for more information about how the Selling Stockholders may sell or dispose of their Offered Shares.

The registration of the Offered Shares does not necessarily mean that the Warrants will be exercised for shares of our common stock or that, if the Warrants are so exercised and our shares are issued pursuant thereto, that the Selling Stockholders will offer to sell or will sell such shares.

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of Offered Shares by the Selling Stockholders. The Warrants are not available for purchase pursuant to this Prospectus. We will, however, receive the exercise price for each Warrant if some or all of them are exercised.

Our outstanding shares of common stock are quoted for trading on the OTCQB Venture Market (the “OTCQB”) under the symbol “CLSH” and are also listed on the Canadian Stock Exchange (the “CSE”) under the symbol “CLSH.” On April 6, 2022, the closing bid price of a share of common stock was $0.0848 on the OTCQB and CAD$0.10 on the CSE.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                   .

GENERAL MATTERS

Unless otherwise noted or the context indicates otherwise “we”, “us”, “our”, “CLSH”, “Company” or the “Registrant” refers to CLS Holdings USA, Inc. and its direct and indirect subsidiaries.

References to “management” in this Prospectus means our senior officers and/or the Company’s operating subsidiaries, as the case may be. See “Directors and Executive Officers.” Any statements in this Prospectus made by or on behalf of management are made in such persons’ capacities as our officers and not in their personal capacities.

Prospective purchasers should rely only on the information contained in this Prospectus. We have not authorized any other person to provide prospective purchasers with additional or different information. If anyone provides prospective purchasers with additional or different or inconsistent information, including information or statements in media articles about us, prospective purchasers should not rely on it. Prospective purchasers should assume that the information appearing in this Prospectus is accurate only as at its date, regardless of its time of delivery or of any distribution of the Offered Shares. Our business, financial conditions, results of operations and prospects may have changed since that date.

We present our Consolidated Financial Statements (as defined below) in United States dollars. Unless otherwise indicated, all references to dollar amounts in this Prospectus are to United States dollars. References to “CAD$” in this Prospectus refer to Canadian dollars. Reference to “United States” or “U.S.” are references to the United States of America.

CAUTIONARY NOTE TO INVESTORS

This Prospectus qualifies the distribution of securities of an entity that derives all of its revenues from the cannabis industry in certain U.S. states, which industry is illegal under U.S. federal Law. We are directly involved in the cannabis industry through the production, cultivation and sale of medical and adult-use cannabis in the State of Nevada, which has regulated such activity.

The cultivation, sale and use of cannabis is illegal under federal law pursuant to the U.S. Controlled Substances Act of 1970 (the “Controlled Substances Act”). Under the Controlled Substances Act, the policies and regulations of the United States Federal Government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. The Supremacy Clause of the United States Constitution establishes that the United States Constitution and federal laws made pursuant to it are paramount and in case of conflict between federal and state law, the federal law shall apply.

Despite the current state of the federal law and the Controlled Substances Act, 36 states, the District of Columbia, and four U.S. territories that have legalized or decriminalized cannabis use for recreational or medical purposes. In early 2018, Vermont became the first state to legalize recreational cannabis by passage in a state legislature, but it does not allow commercial sales of recreational cannabis. Although the District of Columbia voters passed a ballot initiative in November 2014, no commercial recreational operations exist because of a prohibition on using funds to enact a recreational cannabis law contained within a federal appropriations amendment.

In addition, over half of the U.S. states have enacted legislation to legalize and regulate the sale and use of medical cannabis, while other states have legalized and regulate the sale and use of medical cannabis with strict limits on the levels of Delta-9-tetrahydrocannabinol (“THC”).

Our objective is to capitalize on the opportunities presented as a result of the changing regulatory environment governing the cannabis industry in the United States and Canada. Accordingly, there are a number of significant risks associated with our business. Unless and until the United States Congress amends the Controlled Substances Act with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current federal law, and our business may be deemed to be producing, cultivating, extracting or dispensing cannabis in violation of federal law in the United States.

For these reasons, our involvement in the United States cannabis market may subject us to heightened scrutiny by regulators, stock exchanges, clearing agencies and Canadian authorities. There are a number of significant risks associated with our business. As a result, we may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to operate in the U.S. or any other jurisdiction. See sections entitled “Risk Factors” and “Our Business – Regulation and Licensure -Enforcement of United States Federal Laws”.

i

FORWARD-LOOKING STATEMENTS

This Prospectus and any accompanying prospectus supplement and the documents incorporated herein or therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this Prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The forward-looking information is contained principally in the sections entitled “Prospectus Summary”, “Our Business”, “Management’s Discussion and Analysis” and “Risk Factors”.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

In some cases, the forward-looking information can be identified by words or phrases such as “may”, “might”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “indicate”, “seek”, “believe”, “predict” or “likely”, or the negative of these terms, or other similar expressions intended to identify forward-looking information. We have based this forward-looking information on our current expectations and projections about future events and financial trends that it believes might affect its financial condition, results of operations, business strategy and financial needs.

These statements relate to, among other things, the impact of the COVID-19 virus on our business, the results of our initiatives to retain our employees and strengthen our relationships with our customers and community during the pandemic, the effect of our initiatives to retain and expand market share and achieve growth following the pandemic, results of operations during the pandemic, and the effectiveness of our business practices during the pandemic. The continued spread of COVID-19 could have, and in some cases already has had, an adverse impact on our business, operations and financial results, including through disruptions in our processing activities, sales channels, and retail dispensary operations as well as a deterioration of general economic conditions including a possible national or global recession. Due to the uncertainties associated with the continued spread of COVID-19 and the timing of vaccinations, it is not possible to estimate its impact on our business, operations or financial results; however, the impact could be material.

This forward-looking information also includes, among other things, information and statements relating to:

●	our expectations regarding our revenue, expenses and operations
●	our anticipated cash needs and our needs for additional financing
●	our intention to grow our business and our operations, including our new joint ventures, grow operation expansion, and the expansion of our production operation for third parties
●	the expected growth in the number of consumers using our products
●	the expected growth of the cannabis industry in Nevada and in the U.S.
●	our ability to finance our planned operations and future acquisitions
●	safety and dosing of cannabis
●	expectations with respect to future production costs and capacity
●	expectations with respect to the renewal and/or extension of our licenses
●	expectations with respect to our plan to apply for additional retail store licenses
●	market reception of our current product offerings and other new delivery mechanisms produced by us for use by consumers
●	our competitive position and the regulatory environment in which we operate
●	any commentary or legislative changes related to the legalization of medical or recreational cannabis and the timing related to such commentary or legalization
●	any changes to U.S. federal policies regarding the enforcement of the Controlled Substances Act
●	our ability to monetize our patented production process

Although we believe that the assumptions underlying this information are reasonable, they may prove to be incorrect, and we cannot assure that actual results will be consistent with this forward-looking information. Given these risks, uncertainties and assumptions, prospective investors should not place undue reliance on this forward-looking information. Whether actual results, performance or achievements will conform to our expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors, including those listed under “Risk Factors”, which include:

●	Shutdowns or operational disruptions related to COVID-19
●	ongoing compliance with regulatory requirements relating to our business
●	changes in laws, regulations and guidelines relating to our business
●	difficulties in obtaining bank accounts and transferring money
●	risk of prosecution of the cannabis business at the federal level in the U.S. due to the ambiguity of laws in relation to medical cannabis and the cannabis business
●	accuracy of current research regarding the medical benefits, viability, safety, efficacy and dosing of cannabis
●	our history of losses
●	failure or delay of our operations, including the addition of retail stores, grow operation expansion, and the expansion of processing operations
●	our ability to utilize or monetize our patented production process
●	reliance on management and loss of members of management or other key personnel or an inability to attract new management team members
●	inability to raise financing to fund on-going operations, capital expenditures or acquisitions
●	inability to realize growth targets
●	requirements of additional financing
●	competition in our industry
●	inability to acquire and retain new clients
●	inability to develop new technologies and products and the obsolescence of existing technologies and products
●	vulnerability to rising energy costs
●	vulnerability to increasing costs and obligations related to investment in infrastructure, growth and regulatory compliance
●	dependence on third party transportation services to deliver our products
●	unfavorable publicity or consumer perception
●	product liability claims and product recalls
●	reliance on key inputs and their related costs
●	dependence on suppliers and skilled labor
●	difficulty associated with forecasting demand for products
●	operating risk and insurance coverage
●	inability to manage growth
●	conflicts of interest among our officers and directors
●	environmental regulations and risks
●	managing damage to our reputation and third party reputational risks
●	inability to adequately protect our intellectual property due to cannabis being illegal under U.S. federal law
●	potential reclassification/re-categorization of cannabis as a controlled substance in the U.S.
●	changes to safety, health and environmental regulations
●	exposure to information systems security threats and breaches
●	management of additional regulatory burdens
●	volatility in the market price for our common stock
●	potential imposition of additional sales practice requirements by the SEC
●	no dividends for the foreseeable future
●	future sales of common stock by existing stockholders causing the market price for our common stock to fall
●	the issuance of common stock in the future causing dilution

If any of these risks or uncertainties materialize, or if assumptions underlying the forward-looking information prove to be incorrect, actual results might vary materially from those anticipated in the forward-looking information.

You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements contained in this Prospectus are made as of the date hereof, and we assume no obligation to update or supplement any forward-looking statements.

Please read “Risk Factors” herein and in other filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this Prospectus, and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. Note that forward-looking statements speak only as of the date of this Prospectus or, in the case of any accompanying prospectus supplement, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this Prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunities and market share, is based on information from independent industry organizations, other third-party sources (including industry publications, surveys and forecasts) and management studies and estimates.

Unless otherwise indicated, our estimates are derived from publicly available information released by independent industry analysts and third-party sources as well as data from our internal research, and include assumptions made by us which we believe to be reasonable based on our knowledge of our industry and markets. Our internal research and assumptions have not been verified by any independent source, and we have not independently verified any third-party information. While we believe the market position, market opportunity and market share information included in this Prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry and markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Forward-Looking Statements” and “Risk Factors”.

FINANCIAL STATEMENTS PRESENTATION IN THIS PROSPECTUS

The following financial statements (the “Consolidated Financial Statements”), prepared in accordance with U.S. GAAP, have been included in this Prospectus:

(a)	the audited annual consolidated financial statements of the Company for the years ended May 31, 2021 and 2020; and

(b)	the unaudited interim consolidated financial statements of the Company for the three and six month periods ended November 30, 2021 and 2020.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including the section titled “Risk Factors” and our historical consolidated financial statements and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Registration Statement on Form S-1 (the “Registration Statement”) of which this Prospectus is a part. Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the cover page of this Prospectus.

Our Business

Overview

We own 100% of Alternative Solutions, LLC, a Nevada-based holding company (“Alternative Solutions”), which is a Nevada-based holding company that owns three separate entities with licenses to operate cannabis businesses within the State of Nevada: Serenity Wellness Center, LLC dba Oasis Cannabis (“Oasis”); Serenity Wellness Growers, LLC dba City Trees Fresh Cannabis Cultivation Wholesale; and Serenity Wellness Products, LLC dba City Trees Fresh Cannabis Production Wholesale. Oasis currently operates a retail marijuana dispensary within walking distance to the Las Vegas Strip. Its other subsidiaries, which do business as City Trees Cultivation and City Trees Production, currently operate a small-scale cultivation facility, as well as a product manufacturing facility and a wholesale distribution operation in North Las Vegas. Management expects that the vertically integrated business model will drive strong margins to the bottom line on a large portion of existing sales at the dispensary as the newly expanded Warehouse Facility becomes fully operational.

Oasis’ retail dispensary is a single location operation in Nevada and occupies over 5,000 square feet of an over 20,000 square foot building This location, which is easily accessible by tourists, is currently open 16 hours per day for walk-in / in-store pickup and 16 hours per day for curbside orders. It also delivers cannabis to residents between the hours of 8:00 AM and 10:00 PM. The central location provides logistical convenience for delivery to all parts of the Las Vegas valley.

City Trees’ wholesale operations, which occupies approximately 10,000 square feet of a 22,000 square foot warehouse (the “Warehouse Facility”), began sales to third parties in August 2017 and completed construction and received certificate of occupancy for its state-of-the-art extraction facility in December of 2019. It had made sales to over ____ external customers as of _________, 20__. Its existing product line includes vaporizers, tinctures, ethanol produced THC distillate, and live and cured hydrocarbon concentrates. At present, the City Trees cultivation facility only grows breeding stock to preserve valuable genetics and does not offer its crops for sale or processing. As a result, all raw materials for manufacturing are sourced from third parties. See “Our Business”.

Corporate Information

The mailing address of our principal executive office is 11767 South Dixie Highway, Suite 115, Miami, Florida 33156 and our telephone number is (888) 359-4666. We maintain a website at www.clsholdingsinc.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this Prospectus.

History and Recent Developments

The Company was initially incorporated on March 31, 2011 as Adelt Design, Inc. under Chapter 78 of the Nevada Revised Statutes. On April 29, 2015, we entered into a merger agreement with CLS Labs and a newly-formed, wholly-owned subsidiary and effected the Merger (see “Our Business – The Merger”). Upon the consummation of the Merger, the separate existence of the wholly-owned subsidiary ceased and CLS Labs, the surviving corporation in the Merger, became a wholly owned subsidiary of the Company, with the Company acquiring the stock of CLS Labs, abandoning its previous business, and adopting the existing business plan and operations of CLS Labs.

Since 2014, one of the founders of CLS Labs has been developing a proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. In 2017, we began pursuing other revenue producing opportunities, which resulted in our acquisition of Oasis in June 2018. See “Our Business - History”.

Acquisition of Alternative Solutions

On June 27, 2018, we completed the purchase of all of the membership interests in Alternative Solutions and the Oasis LLCs from the members of such entities (other than Alternative Solutions) (the “Oasis Acquisition”). The closing occurred pursuant to a Membership Interest Purchase Agreement entered into between the Company and Alternative Solutions on December 4, 2017, as amended. Pursuant to the Acquisition Agreement, we acquired all of the membership interests in Alternative Solutions, the parent of the Oasis LLCs, from its members, and the membership interests in the Oasis LLCs owned by members other than Alternative Solutions. See “Our Business - History – Acquisition of Alternative Solutions”.

Appointment of New Executive Officer

On March 17, 2022, we appointed Charlene Soco as our Executive Vice President of Finance.

Our Operations and Products

Dispensary Operations

Oasis opened as a medical cannabis dispensary in 2015 and began retail sales to adults over the age of 21 on July 1, 2017. Oasis is a top retail cannabis destination in Nevada where customers and patients can browse the selection of inventory in a display and ask questions to qualified staff with minimal wait times. Automated payments allow for safety, convenience, and scalability. See “Our Business – Nevada Operations – Dispensary Operations”.

Cultivation, Production & Wholesale Sales Operations

City Trees’ wholesale laboratory operations manufacture oil in-house and formulate it into a variety of finished products for sale and distribution to retail cannabis stores and medical dispensaries throughout Nevada. The laboratory throughput and design was implemented in such a way that extra capacity could be absorbed by third party toll processing, and as such, City Trees’ is processing approximately 300 pounds of raw material per month for third party vendors between both ethanol and hydrocarbon extraction methods.

The vaporizer and concentrate product line of City Trees consist of proprietary blends of cannabis oil and terpenes filled into custom branded City Trees vaporizers that utilize ceramic heating technology to deliver clean, even heat without using a wick like most traditional vaporizers. The product line of capsules is known as City Caps and includes CBD and THC blends in ratios of 10 to 1, 4 to 1, and 1 to 4. The blends are named cannabidiol (“CBD”), Rise, and Rest, respectively. The recently introduced line of tinctures include a 20 to 1, 10 to 1, and a 1 to 1 CBD to THC ratio as well as a THC only version. See “Our Business – Nevada Operations – Cultivation, Production and Wholesale Sales Operations” and “Our Business – Nevada Operations – Product Line”.

The Offering

Shares of Common Stock Offered By the Selling Stockholders	3,030,304 Warrant Shares

Offering Price	Determined at the time of sale by the Selling Stockholders.

Use of Proceeds	The Company will not receive any proceeds from the sale of the shares of common stock by Selling Stockholders covered by this Prospectus.

Common Stock Outstanding as of April 5, 2022	128,208,082 shares of common stock

OTCQB	The shares are quoted on the OTCQB under the symbol “CLSH”.

Canadian Listing	The shares are listed on the CSE under “CLSH”.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this Prospectus.

Dividend Policy	The Company currently intends to retain any future earnings to fund the development and growth of our business. Therefore, the Company does not currently anticipate paying cash dividends.

Summary Financial Data

The following historical financial information should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this Prospectus. The historical results are not necessarily indicative of results to be expected for any future periods:

Balance Sheet Data	November 30, 2021 (unaudited)	November 30, 2020 (unaudited)	May 31, 2021 (audited)	May 31, 2020 (audited)

Cash	$1,284,070	$2,805,516	$1,665,263	$2,925,568
Current assets	$4,833,842	$7,429,287	$3,840,563	$7,941,808
Total assets	$12,542,775	$14,399,741	$11,596,781	$15,267,301
Current liabilities	$12,011,434	$7,172,058	$4,984,485	$1,882,216
Total liabilities	$27,279,968	$21,761,575	$26,693,601	$20,662,849
Stockholders’ equity (deficit)	$(14,737,193)	$(7,361,834)	$(15,096,820)	$(5,395,548)
Total liabilities and stockholders’ equity	$12,542,775	$14,399,741	$11,596,781	$15,267,301

	Three Months Ended (unaudited)		Six Months Ended (unaudited)		Years Ended (audited)
Statements of Operations Data:	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020	May 31, 2021	May 31, 2020

Total revenues	$5,414,002	$4,907,889	$10,914,712	$8,688,758	$19,292,087	$11,917,629
Cost of goods sold	$2,684,190	$2,209,323	$5,288,657	$3,998,183	$9,644,761	$5,959,286
Net income (loss) before income taxes	$(208,255)	$(849,376)	$547,684	$(1,994,412)	$(13,400,219)	$(30,657,973)
Net loss per share attributable to common stockholders, basic and diluted	$(0.00)	$(0.01)	$(0.00)	$(0.02)	$(0.13)	$(0.24)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic	128,158,080	126,548,887	128,071,067	126,535,075	126,664,839	126,390,105
Weighted average shares used to compute net loss per share attributable to common stockholders, diluted	128,158,080	126,548,887	128,141,067	126,535,075	126,664,839	126,390,105

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below, which include:

●	Shutdowns or operational disruptions related to COVID-19
●	ongoing compliance with regulatory requirements relating to our business
●	changes in laws, regulations and guidelines relating to our business
●	difficulties in obtaining bank accounts and transferring money
●	risk of prosecution of the cannabis business at the federal level in the U.S. due to the ambiguity of laws in relation to medical cannabis and the cannabis business
●	accuracy of current research regarding the medical benefits, viability, safety, efficacy and dosing of cannabis
●	our history of losses
●	failure or delay of our operations, including our new joint ventures, acquisition of other businesses, expansion of production operations for third parties, and expansion into other markets
●	our ability to utilize or monetize our patented production process
●	reliance on management and loss of members of management or other key personnel or an inability to attract new management team members
●	inability to raise financing to fund on-going operations, capital expenditures or acquisitions
●	inability to realize growth targets
●	requirements of additional financing
●	competition in our industry
●	inability to acquire and retain new clients
●	inability to develop new technologies and products and the obsolescence of existing technologies and products
●	vulnerability to rising energy costs
●	vulnerability to increasing costs and obligations related to investment in infrastructure, growth and regulatory compliance
●	dependence on third party transportation services to deliver our products
●	unfavorable publicity or consumer perception
●	product liability claims and product recalls
●	reliance on key inputs and their related costs
●	dependence on suppliers and skilled labor
●	difficulty associated with forecasting demand for products
●	operating risk and insurance coverage
●	inability to manage growth
●	conflicts of interest among our officers and directors
●	environmental regulations and risks
●	managing damage to our reputation and third party reputational risks
●	inability to adequately protect our intellectual property due to cannabis being illegal under U.S. federal law
●	potential reclassification/re-categorization of cannabis as a controlled substance in the U.S.
●	changes to safety, health and environmental regulations
●	exposure to information systems security threats and breaches
●	management of additional regulatory burdens
●	volatility in the market price for our common stock
●	potential imposition of additional sales practice requirements by the SEC
●	no dividends for the foreseeable future
●	future sales of common stock by existing stockholders causing the market price for our common stock to fall
●	the issuance of common stock in the future causing dilution

You should carefully consider the risks, uncertainties, and other factors described below, in addition to the other information set forth in this Prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties, and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows, or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. See also “Forward-Looking Statements.”

Risks Related to the Cannabis Industry

Cannabis continues to be a Controlled Substance under the United States Federal Controlled Substances Act and our business may result in federal civil or criminal prosecution.

We are directly engaged in the medical and adult-use cannabis industry in the U.S. where local state law permits such activities however all such activities remain illegal under federal law in the U.S. Investors are cautioned that in the U.S., cannabis is highly regulated at the state level. To our knowledge, there are to date 36 states, the District of Columbia, and four U.S. territories that have legalized medical cannabis in some form, including Nevada, although not all states have fully implemented their legalization programs. Fifteen states and the District of Columbia have legalized cannabis for adult use. Additional states have legalized high-cannabidiol (“CBD”), low THC oils for a limited class of patients. Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a Schedule I controlled substance under the Controlled Substances Act. Under United States federal law, a Schedule I drug is considered to have a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the substance under medical supervision. Federal law prohibits commercial production and sale of all Schedule I controlled substances, and as such, cannabis-related activities, including without limitation, the importation, cultivation, manufacture, distribution, sale and possession of cannabis remain illegal under U.S. federal law. It is also illegal to aid or abet such activities or to conspire or attempt to engage in such activities. Strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under U.S. federal law, nor provide a defense to any federal proceeding brought against us. An investor’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, including, but not limited to, forfeiture of his, her or its entire investment, fines and/or imprisonment.

An appropriations rider contained in the fiscal year 2015, 2016, 2017, 2018, 2019, 2020 and 2021 Consolidated Appropriations Acts (formerly known as the “Rohrabacher-Farr Amendment”; now known as the “Rohrabacher-Blumenauer Amendment” and currently proposed for the next appropriations rider as the “Joyce Amendment”, referred to herein as the “Amendment”) provides budgetary constraints on the federal government’s ability to interfere with the implementation of state-based medical cannabis laws. The Ninth Circuit Court of Appeals and other courts have interpreted the language to mean that the U.S. Department of Justice (the “DOJ”) cannot expend funds to prosecute state-law-abiding medical cannabis operators complying strictly with state medical cannabis laws. The Amendment prohibits the federal government from using congressionally appropriated funds to prevent states from implementing their own medical cannabis laws. The Rohrabacher Amendment was renewed for fiscal year 2021 and it shall remain valid through September 30, 2021. Continued reauthorization of the Amendment is predicated on future political developments and cannot be guaranteed. If the Amendment expires, federal prosecutors could prosecute even state-compliant medical cannabis operators for conduct within the five-year statute of limitations. The Amendment does not protect state legal adult-use cannabis businesses and the DOJ may spend funds to prosecute persons that are operating in accordance with state adult use cannabis laws.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges and penalties, including, but not limited to, disgorgement of profits, cessation of business activities, divestiture, or prison time. This could have a material adverse effect on us, including our reputation and ability to conduct business, our holding (directly or indirectly) of medical and adult-use cannabis licenses in the U.S., the listing of our securities on the Canadian Securities Exchange (the “CSE”), our financial position, operating results, profitability or liquidity or the market price of our publicly traded shares. In addition, it is difficult for us to estimate the time or resources that would be needed for the investigation or defense of any such matters or our final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. The so-called “Cole Memorandum” issued by former Deputy Attorney General James Cole on August 29, 2013 and other Obama-era cannabis policy guidance, discussed below, provided the framework for managing the tension between federal and state cannabis laws. Subsequently, as discussed below, former Attorney General Jeff Sessions rescinded the Cole Memo and related policy guidance. Although no longer in effect, these policies, and the enforcement priorities established within, appear to continue to be followed during the Trump administration and remain critical factors that inform the past and future trend of state-based legalization.

The Cole Memo directed U.S. Attorneys not to prioritize the enforcement of federal cannabis laws against individuals and businesses that comply with state medical or adult-use cannabis regulatory programs, provided certain enumerated enforcement priorities (such as diversion or sale of cannabis to minors) were not implicated. In addition to general prosecutorial guidance issued by the DOJ, FinCEN issued a the FinCEN Memorandum on February 14, 2014 outlining Bank Secrecy Act-compliant pathways for financial institutions to service state-sanctioned cannabis businesses, which echoed the enforcement priorities outlined in the Cole Memorandum. On the same day the FinCEN Memorandum was published, the DOJ issued complimentary policy guidance directing prosecutors to apply the enforcement priorities of the Cole Memo when determining whether to prosecute individuals or institutions with crimes related to financial transactions involving the proceeds of cannabis-related activities.

On January 4, 2018, the then Attorney General Jeff Sessions rescinded the Cole Memo, the Cole Banking Memorandum, and all other related Obama-era DOJ cannabis enforcement guidance. While the rescission did not change federal law, as the Cole Memo and other DOJ guidance documents were not themselves laws, the rescission removed the DOJ’s formal policy that state-regulated cannabis businesses in compliance with the Cole Memo guidelines should not be a prosecutorial priority. Notably, former Attorney General Sessions’ rescission of the Cole Memo and the Cole Banking Memorandum has not affected the status of the FinCEN Memorandum issued by the Department of Treasury, which remains in effect. In addition to his rescission of the Cole Memo, former Attorney General Sessions issued a one-page memorandum known as the “Sessions Memorandum.” The Sessions Memorandum explains the DOJ’s rationale for rescinding all past DOJ cannabis enforcement guidance, claiming that Obama-era enforcement policies are “unnecessary” due to existing general enforcement guidance adopted in the 1980s, in chapter 9.27.230 of the U.S. Attorney’s Manual (the “USAM”). The USAM enforcement priorities, like those of the Cole Memo, are based on the use of the federal government’s limited resources and include “law enforcement priorities set by the Attorney General,” the “seriousness” of the alleged crimes, the “deterrent effect of criminal prosecution,” and “the cumulative impact of particular crimes on the community.” Although the Sessions Memorandum emphasizes that cannabis is a federally illegal Schedule I controlled substance, it does not otherwise instruct U.S. Attorneys to consider the prosecution of cannabis-related offenses a DOJ priority, and in practice, most U.S. Attorneys have not changed their prosecutorial approach to date. However, due to the lack of specific direction in the Sessions Memorandum as to the priority federal prosecutors should ascribe to such cannabis activities and the lack of additional guidance since the resignation of former Attorney General Sessions, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

William Barr served as United States Attorney General from February 14, 2019 to December 23, 2020. The DOJ under Mr. Barr did not take a formal position on federal enforcement of laws relating to cannabis. On March 11, 2021, United States President Biden’s nominee, Merrick Garland was sworn in as the U.S. Attorney General. During his campaign, President Biden stated a policy goal to decriminalize possession of cannabis at the federal level, but he has not publicly supported the full legalization of cannabis. It is unclear what impact, if any, the new administration will have on U.S. federal government enforcement policy on cannabis. Nonetheless, there is no guarantee that the position of the Department of Justice will not change.

Such potential proceedings could involve significant restrictions being imposed upon us or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, revenues, operating results and financial condition as well as our reputation and prospects, even if such proceedings were concluded successfully in our favor. In the extreme case, such proceedings could ultimately involve the criminal prosecution of key executives of the Company, the seizure of corporate assets, and consequently, the inability of the Company to continue its business operations. Strict compliance with state and local laws with respect to cannabis does not absolve the Company of potential liability under U.S. federal law, nor provide a defense to any federal proceeding which may be brought against us. Any such proceedings brought against us may adversely affect our operations and financial performance.

Uncertainty surrounding existing protection from U.S. federal prosecution may adversely affect our operations and financial performance.

Pursuant to the Amendment, until such time as it is not renewed or expires of its own accord, the DOJ is prohibited from expending any funds to prevent states from implementing their own medical cannabis laws. If the Amendment or an equivalent thereof is not successfully included in the next or any subsequent federal omnibus spending bill, the protection which has been afforded thereby to U.S. medical cannabis businesses in the past would lapse, and such businesses would be subject to a higher risk of prosecution under federal law. Although unlikely, there is a possibility that all amendments may be banned from federal omnibus spending bills, and if this occurs and the substantive provisions of the Amendment are not included in the base federal omnibus spending bill or other law, these protections would lapse. To the extent the Amendment is included in a continuing resolution, the protections of the Amendment would lapse if Congress does not reauthorize the resolution or pass another funding measure that includes the Amendment.

We may be in violation of anti-money laundering laws and regulations which could impact our ability to obtain banking services, result in the forfeiture or seizure of our assets and could require us to suspend or cease operations.

We are subject to a variety of laws and regulations domestically and in the U.S. that involve money laundering, financial recordkeeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S. and Canada. Since the cultivation, manufacture, distribution and sale of cannabis remains illegal under the Controlled Substances Act, banks and other financial institutions providing services to cannabis-related businesses risk violation of federal anti-money laundering statutes (18 U.S.C. §§ 1956 and 1957), the unlicensed money-remitter statute (18 U.S.C. § 1960) and the Bank Secrecy Act, among other applicable federal statutes. Banks or other financial institutions that provide cannabis businesses with financial services such as a checking account or credit card in violation of the Bank Secrecy Act could be criminally prosecuted for willful violations of money laundering statutes, in addition to being subject to other criminal, civil, and regulatory enforcement actions. Banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of the laws and regulations governing financial institutions in the U.S. The lack of banking and financial services presents unique and significant challenges to businesses in the cannabis industry. The potential lack of a secure place in which to deposit and store cash, the inability to pay creditors through the issuance of checks and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented by the unavailability of traditional banking and financial services. These statutes can impose criminal liability for engaging in certain financial and monetary transactions with the proceeds of a “specified unlawful activity” such as distributing controlled substances which are illegal under federal law, including cannabis, and for failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the Controlled Substances Act. We may also be exposed to the foregoing risks.

As previously introduced, in February 2014, FinCEN issued the FinCEN Memo providing instructions to banks seeking to provide services to cannabis-related businesses. The FinCEN Memo states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of the Bank Secrecy Act. It refers to supplementary guidance that former Deputy Attorney General James M. Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the Controlled Substances Act. Although the FinCEN Memo remains in effect today, it is unclear at this time whether the current administration will follow the guidelines of the FinCEN Memo. Overall, the DOJ continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state, including in states that have legalized the applicable conduct and the DOJ’s current enforcement priorities could change for any number of reasons. A change in the DOJ’s enforcement priorities could result in the DOJ prosecuting banks and financial institutions for crimes that previously were not prosecuted. If we do not have access to a U.S. banking system, its business and operations could be adversely affected.

Other potential violations of federal law resulting from cannabis-related activities include the Racketeer Influenced Corrupt Organizations Act (“RICO”). RICO is a federal statute providing criminal penalties in addition to a civil cause of action for acts performed as part of an ongoing criminal organization. Under RICO, it is unlawful for any person who has received income derived from a pattern of racketeering activity (which includes most felonious violations of the Canadian Securities Administrators), to use or invest any of that income in the acquisition of any interest, or the establishment or operation of, any enterprise which is engaged in interstate commerce. RICO also authorizes private parties whose properties or businesses are harmed by such patterns of racketeering activity to initiate a civil action against the individuals involved. Although RICO suits against the cannabis industry are rare, a few cannabis businesses have been subject to a civil RICO action. Defending such a case has proven extremely costly, and potentially fatal to a business’ operations.

In the event that any of our operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize our ability to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada, and subject us to civil and/or criminal penalties. Furthermore, while there are no current intentions to declare or pay dividends on our common stock in the foreseeable future, in the event that a determination was made that our proceeds from operations (or any future operations or investments in the United States) could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time. We could likewise be required to suspend or cease operations entirely.

We may become subject to federal and state forfeiture laws which could negatively impact our business operations.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, seizure of assets, disgorgement of profits, cessation of business activities or divestiture. As an entity that conducts business in the cannabis industry, we are potentially subject to federal and state forfeiture laws (criminal and civil) that permit the government to seize the proceeds of criminal activity. Civil forfeiture laws could provide an alternative for the federal government or any state (or local police force) that wants to discourage residents from conducting transactions with cannabis related businesses but believes criminal liability is too difficult to prove beyond a reasonable doubt. Also, an individual can be required to forfeit property considered to be the proceeds of a crime even if the individual is not convicted of the crime, and the standard of proof in a civil forfeiture matter is lower than the standard in a criminal matter. Depending on the applicable law, whether federal or state, rather than having to establish liability beyond a reasonable doubt, the federal government or the state, as applicable, may be required to prove that the money or property at issue is proceeds of a crime only by either clear and convincing evidence or a mere preponderance of the evidence.

Investors located in states where cannabis remains illegal may be at risk of prosecution under federal and/or state conspiracy, aiding and abetting, and money laundering statutes, and be at further risk of losing their investments or proceeds under forfeiture statutes. Many states remain fully able to take action to prevent the proceeds of cannabis businesses from entering their state. Because state legalization is relatively new, it remains to be seen whether these states would take such action and whether a court would approve it. Investors and prospective investors of the Company should be aware of these potentially relevant federal and state laws in considering whether to invest in the Company.

We are subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

Our business in the cannabis industry is subject to heightened scrutiny by regulatory authorities.

For the reasons set forth above, our existing operations in the United States, and any future operations or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada. As a result, we may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to operate or invest in the United States or any other jurisdiction, in addition to those described herein.

Prior to the CDS MOU (as defined below), it had been reported by certain publications in Canada that The Canadian Depository for Securities Limited is considering a policy shift that would see its subsidiary, CDS Clearing and Depository Services Inc. (“CDS”), refuse to settle trades for cannabis issuers that have investments in the United States. CDS is Canada’s central securities depository, clearing and settlement hub settling trades in the Canadian equity, fixed income and money markets. CDS or its parent company has not issued any public statement in regard to these reports. If CDS were to proceed in the manner suggested by these publications, and apply such a policy to us, it would have a material adverse effect on the ability of holders of common stock to make trades in Canada. In particular, our common stock would become highly illiquid in Canada as investors would have no ability to effect a trade of our common stock in Canada through the facilities of a stock exchange.

In the United States, many clearing houses for major broker-dealer firms, including Pershing LLC, the largest clearing, custody and settlement firm in the United States, have refused to handle securities or settle transactions of companies engaged in cannabis related business. Many other clearing firms have taken a similar approach. This means that certain broker-dealers cannot accept for deposit or settle transactions in the securities of companies, which may inhibit the ability of investors to trade in our securities in the United States and could negatively affect the liquidity of our securities.

In addition, on November 24, 2017, the TMX Group provided an update regarding issuers with cannabis-related activities in the United States and confirmed that TMX Group will rely on the Canadian Securities Administrators’ recommendation to defer to individual exchange’s rules for companies that have cannabis-related activities in the United States and to determine the eligibility of individual issuers to list based on those exchanges’ listing requirements. On February 8, 2018, CDS signed a memorandum (the “CDS MOU”) with Aequitas NEO Exchange Inc., CNSX Markets Inc., TSX Inc., and TSX Venture Exchange Inc. (collectively, the “Exchanges”). The CDS MOU outlines CDS’ and the Exchanges’ understanding of Canada’s regulatory framework applicable to the rules and procedures and regulatory oversight of the Exchanges and CDS. The CDS MOU confirms, with respect to the clearing of listed securities, that CDS relies on the Exchanges to review the conduct of listed issuers. As a result, there currently is no CDS ban on the clearing of securities of issuers with cannabis-related activities in the U.S.

Any restrictions imposed by the CSE or other applicable exchange on the business of the Company and/or the potential delisting of our common stock from the CSE or other applicable exchange would have a material adverse effect on the Company and on the ability of holders of common stock to make trades in Canada.

The heightened regulatory scrutiny could have a negative impact on our ability to raise capital.

Our business activities rely on newly established and/or developing laws and regulations in multiple jurisdictions, including in Nevada. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect our profitability or cause it to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny by the U.S. Food and Drug Administration, SEC, the DOJ, the Financial Industry Regulatory Authority or other federal, Nevada or other applicable state or non-governmental regulatory authorities or self-regulatory organizations that supervise or regulate the production, distribution, sale or use of cannabis for medical or non-medical purposes in the U.S. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding our industry may adversely affect our business and operations, including without limitation, the costs to remain compliant with applicable laws and the impairment of its ability to raise additional capital, create a public trading market in the U.S. for securities of the Company or to find a suitable acquirer, which could reduce, delay or eliminate any return on investment in the Company.

Our business is subject to risk from changing regulatory and political environments surrounding the cannabis industry.

The success of our business strategy depends on the legality of the cannabis industry. The political environment surrounding the cannabis industry in general can be volatile and the regulatory framework remains in flux. To our knowledge, there are to date 36 states, the District of Columbia, and four U.S. territories that have legalized cannabis in some form, including Nevada, and additional states have pending legislation regarding the same; however, the risk remains that a shift in the regulatory or political realm could occur and have a drastic impact on the industry as a whole, adversely impacting our business, results of operations, financial condition or prospects.

Delays in enactment of new state or federal regulations could restrict our ability to reach strategic growth targets and lower return on investor capital. Our strategic growth strategy is reliant upon certain federal and state regulations being enacted to facilitate the legalization of medical and adult-use cannabis. If such regulations are not enacted, or enacted but subsequently repealed or amended, or enacted with prolonged phase-in periods, our growth target, and thus, the effect on the return of investor capital, could be detrimental. We are unable to predict with certainty when and how the outcome of these complex regulatory and legislative proceedings will affect its business and growth.

Further, there is no guaranty that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, our business, results of operations, financial condition and prospects would be materially adversely affected. It is also important to note that local and city ordinances may strictly limit and/or restrict disbursement of cannabis in a manner that will make it extremely difficult or impossible to transact business that is necessary for the continued operation of the cannabis industry. Federal actions against individuals or entities engaged in the cannabis industry or a repeal of applicable cannabis related legislation could adversely affect us and our business, results of operations, financial condition and prospects.

We are aware that multiple states are considering special taxes or fees on businesses in the cannabis industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation. This could have a material adverse effect upon our business, results of operations, financial condition or prospects.

The commercial, medical and adult-use cannabis industries are in their infancy and we anticipate that such regulations will be subject to change as the jurisdictions in which we do business matures. We have in place a detailed compliance program overseen and maintained by external state and local regulatory/compliance counsel. Our internal compliance team (consisting of managers for each respective business unit) implements the compliance program.

Our internal compliance team oversees training for all employees, including on the following topics:

•	compliance with state and local laws

•	safe cannabis use

•	dispensing procedures

•	security and safety policies and procedures

•	inventory control

•	quality control

•	transportation procedures

Our compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery by a licensed distributor to sale or disposal. Only authorized, properly trained employees are allowed to access our computerized seed-to-sale system.

Additionally, we have created comprehensive standard operating procedures that include detailed descriptions and instructions for monitoring inventory at all stages of development and distribution. We will continue to monitor compliance on an ongoing basis in accordance with its compliance program, standard operating procedures, and any changes to regulation in the cannabis industry.

Overall, the medical and adult-use cannabis industry is subject to significant regulatory change at both the state and federal level. The inability of the Company to respond to the changing regulatory landscape may cause it to not be successful in capturing significant market share and could otherwise harm its business, results of operations, financial condition or prospects.

The potential re-classification of cannabis in the United States could create additional regulatory burdens on our operations and negatively affect our results of operations.

If cannabis and/or CBD is re-categorized as a Schedule II or lower controlled substance, the ability to conduct research on the medical benefits of cannabis would most likely be improved; however, rescheduling cannabis may materially alter enforcement policies across many federal agencies, primarily the U.S. Food and Drug Administration (the “FDA”). FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, and cosmetics, among other products, through its enforcement authority pursuant to the Federal Food Drug and Cosmetic Act (the “FFDCA”). FDA’s responsibilities include regulating the ingredients as well as the marketing and labeling of drugs sold in interstate commerce. Because cannabis is federally illegal to produce and sell, and because it has no federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the U.S. Drug Enforcement Agency (the “DEA”); however, the FDA has enforced the FFDCA with regard to hemp-derived products, especially CBD, sold outside of state-regulated cannabis businesses. If cannabis were to be rescheduled to a federally controlled, yet legal, substance, FDA would likely play a more active regulatory role. Further, in the event that the pharmaceutical industry directly competes with state-regulated cannabis businesses for market share, as could potentially occur with rescheduling, the pharmaceutical industry may urge the DEA, FDA, and others to enforce the Canadian Securities Administrators and FFDCA against businesses that comply with state but not federal law. The potential for multi-agency enforcement post-rescheduling could threaten or have a materially adverse effect on the operations of existing state-legal cannabis businesses, including the Company.

Our participation in the cannabis industry may lead to costly litigation, which could adversely affect our financial condition and business operations.

Our participation in the cannabis industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us or our investments. Litigation, complaints, and enforcement actions involving either us or our investments could consume considerable amounts of financial and other corporate resources, which could have an adverse effect on our future cash flows, earnings, results of operations and financial condition.

There is uncertainty regarding the availability of U.S. federal patent and trademark protection.

As long as cannabis remains illegal under U.S. federal law, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to us. As a result, our intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third-parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, we can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, state or local level.

Current constraints on marketing our products could adversely affect our sales and results of operations.

The development of our business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory environment in the United States limits companies’ abilities to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and results of operations could be adversely affected.

We could experience difficulty enforcing our contracts.

Due to the nature of our business and the fact that our contracts involve cannabis and other activities that are not legal under U.S. federal law and in some jurisdictions, we may face difficulties in enforcing our contracts in federal and certain state courts. The inability to enforce any of our contracts could have a material adverse effect on our business, operating results, financial condition or prospects.

Our payments system may depend on third-party providers and is subject to evolving laws and regulations.

We have engaged third-party service providers in the past, and may do so again in the future, to perform underlying debit card processing. If these service providers do not perform adequately our ability to process payments could be adversely affected and our business would be harmed.

The laws and regulations related to payments are complex and are potentially impacted by tensions between federal and state treatment of the cannabis industry. These laws and regulations also vary across different jurisdictions in which we operate. As a result, we are required to spend significant time and effort to comply with those laws and regulations. Any failure or claim of our failure to comply, or any failure by our third-party service providers to comply, could cost us substantial resources, could result in the failure of the third-party service provider to pay us, or could result in liabilities, which could have a material adverse effect on the Company.

Risks Related to the Business

Our business may be materially adversely affected by the recent COVID-19 outbreak.

The recent outbreak of the coronavirus, or COVID-19, which has been declared by the World Health Organization to be a “pandemic,” has spread across the globe and is impacting worldwide economic activity. A public health epidemic, including COVID-19, or the fear of a potential pandemic, poses the risk that we or our employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time, and our customers may be prevented from purchasing our products, due to shutdowns, “stay at home” mandates or other preventative measures that may be requested or mandated by governmental authorities. On March 20, 2020, Nevada Governor Sisolak ordered all cannabis dispensaries to close their retail operations and we became limited to delivery-only retail sales. Although we are now permitted to make curbside and limited in-store, we were initially adversely affected by these limitations. Our wholesale business has also been adversely affected due to the impact of the pandemic on the businesses or our wholesale customers. While it is not possible at this time to estimate the impact that COVID-19 (or any other actual or potential pandemic) could have on our business, or the duration of the pandemic, the continued spread of COVID-19 (or any other actual or potential pandemic) and the measures taken by the U.S. federal and state governments, could disrupt the manufacture or sale of our products and adversely impact our business, financial condition or results of operations. It could also affect the health and availability of our workforce at our facilities, as well as those of our suppliers, wholesale and retail customers. Because cannabis remains federally illegal, we are not eligible to participate in any federal government relief programs (such as Small Business Administration loans that were recently announced) resulting from COVID-19 or any other actual or potential pandemic.

The spread of the COVID-19 outbreak has caused severe disruptions in the U.S. and global economy and financial markets and could potentially create widespread business continuity issues of unknown magnitude and duration.

The outbreak of COVID-19 has severely impacted global economic activity and caused significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and many countries, including the United States, have reacted by instituting quarantines and restricting travel. Many experts predict that the outbreak will trigger a period of global economic slowdown or a global recession. COVID-19 or another pandemic could have material and adverse effects on our ability to successfully operate due to, among other factors:

● a general decline in business activity of cannabis dispensaries;

● the destabilization of markets that could negatively impact our customer and user growth and limit access to capital and credit markets which could affect our access to capital necessary to fund business operations or address maturing liabilities on a timely basis; and

● a deterioration in our ability to ensure business continuity during a disruption.

The rapid development of this situation makes it nearly impossible to predict the ultimate adverse impact of COVID-19 on our business and operations. Nevertheless, COVID-19 presents material uncertainty which could adversely affect our results of operations, financial condition and cash flows. We continue to assess the potential impact of COVID-19, which remains uncertain at this time.

We will require additional financing to support our on-going operations.

We will require equity and/or debt financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions, joint ventures or other business combination transactions. A number of factors could cause us to incur higher borrowing costs and experience greater difficulty accessing public and private markets for debt. These factors include disruptions or declines in the global capital markets and/or a decline in our financial performance, outlook, or credit ratings. There can be no assurance that additional financing will be available to us when needed or on terms which are acceptable. Our inability to raise financing to fund on-going operations, capital expenditures or acquisitions may adversely affect our ability to fund our operations, meet contractual commitments, make future investments or desirable acquisitions, or respond to competitive challenges and may have a material adverse effect upon our business, results of operations, financial condition or prospects.

If additional funds are raised through further issuances of equity or convertible debt securities, existing stockholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of common stock. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

We may have difficulty continuing as a going-concern.

The financial statements have been prepared on a going-concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Our future operations are dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that we will be successful in completing an equity or debt financing or in achieving profitability. The financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should we be unable to continue as a going-concern.

We had negative cash flow for the financial year ended May 31, 2021.

We had negative operating cash flow for the financial year ended May 31, 2021. To the extent that we have negative operating cash flow in future periods, we may need to allocate a portion of our cash reserves to fund such negative cash flow. We may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that we will be able to generate a positive cash flow from our operations, that additional capital or other types of financing will be available when needed or that these financings will be on terms favorable to the Company.

We may experience difficulties in generating profits.

We may experience difficulties in our development process, such as capacity constraints, quality control problems or other disruptions, which would make it more difficult to generate profits. A failure by the Company to achieve a low-cost structure through economies of scale or improvements in manufacturing processes and design could have a material adverse effect on our business, prospects, results of operations and financial condition.

We will likely incur significant costs and obligations in relation to our on-going and anticipated business operations.

We expect to incur significant on-going costs and obligations related to our investment in infrastructure and growth and for regulatory compliance, which could have a material adverse impact on our results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Company.

Our business is reliant on Oasis and City Trees.

Our current activities and resources are focused on Oasis and City Trees. The licenses held by the Oasis LLCs are specific to Oasis and City Trees. Adverse changes or developments affecting any of Oasis or City Trees, including but not limited to, a breach of security, could have a material and adverse effect on our business, financial condition and prospects. Any breach of the security measures and other facility requirements could also have an impact on the Oasis LLCs’ ability to continue operating under their respective licenses or the prospect of renewing their respective licenses. Oasis and City Trees continue to operate with routine maintenance however buildings do have components that require replacement. We will bear many, if not all, of the costs of maintenance and upkeep of Oasis and City Trees. Our operations and financial performance may be adversely affected if any of Oasis and City Trees are unable to keep up with maintenance requirements.

Furthermore, given our reliance on Oasis and City Trees, any negative publicity could have a material adverse effect on our business and operations, as could other regional occurrences such as local strikes, terrorist attacks, increases in energy prices, or natural or man-made disasters, or the enactment of more stringent state and local laws and regulations.

We are reliant on key employees in the management of our business and loss of their services could materially adversely affect our business.

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of our senior management. While employment agreements or management agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on our business, operating results, financial condition or prospects.

Our business is heavily regulated which could have a material adverse effect on our results of operations and financial condition.

The business and activities of the Company are heavily regulated in all jurisdictions where it carries on business. Our operations are subject to various laws, regulations and guidelines by governmental authorities, relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of medical cannabis and cannabis oil, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over the activities of the Company, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services. Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products. Similarly, the Company cannot predict the time required to secure all appropriate regulatory approvals for its products, or the extent of testing and documentation that may be required by governmental authorities. Any delays in obtaining, or failure to obtain regulatory approvals would significantly delay the development of markets and products and could have a material adverse effect on the business, results of operations and financial condition of the Company.

We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate our business, the suspension or expulsion from a particular market or jurisdiction or of our key personnel, and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Company.

Our business is subject to general regulatory risks, which could negatively impact our operations.

Our business is subject to a variety of laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of cannabis, including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. Achievement of our business objectives are contingent, in part, upon compliance with applicable regulatory requirements and obtaining all requisite regulatory approvals. Changes to such laws, regulations and guidelines due to matters beyond the control of the Company may cause adverse effects to the Company.

We are required to obtain or renew further government permits and licenses for our current and contemplated operations. Obtaining, amending or renewing the necessary governmental permits and licenses can be a time-consuming process potentially involving numerous regulatory agencies, involving public hearings and costly undertakings on our part. The duration and success of our efforts to obtain, amend and renew permits and licenses are contingent upon many variables not within our control, including the interpretation of applicable requirements implemented by the relevant permitting or licensing authority. We may not be able to obtain, amend or renew permits or licenses that are necessary to our operations. Any unexpected delays or costs associated with the permitting and licensing process could impede the ongoing or proposed operations of the Company. To the extent permits or licenses are not obtained, amended or renewed, or are subsequently suspended or revoked, the Company may be curtailed or prohibited from proceeding with its ongoing operations or planned development and commercialization activities. Such curtailment or prohibition may result in a material adverse effect on our business, financial condition, results of operations or prospects.

While our compliance controls have been developed to mitigate the risk of any material violations of any license we hold, there is no assurance that our licenses will be renewed by each applicable regulatory authority in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process for any of the licenses held by the Company could impede the ongoing or planned operations of the Company and have a material adverse effect on our business, financial condition, results of operations or prospects.

We may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm our reputation, require the Company to take, or refrain from taking, actions that could harm its operations or require the Company to pay substantial amounts of money, harming its financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources or have a material adverse impact on our business, financial condition, results of operations or prospects.

Changes in laws, regulations and guidelines could have a material adverse effect on our business, results of operations and financial condition.

Our operations are subject to various laws, regulations, guidelines and licensing requirements relating to the production, manufacture, sale, distribution, management, transportation, storage and disposal of medical cannabis, as well as being subject to laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. While to the knowledge of management we are currently in compliance with all such laws, any changes to such laws, regulations, guidelines and policies due to matters beyond the control of the Company could have a material adverse effect on the business, results of operations and financial condition of the Company.

Volatility of industry conditions could have a material adverse effect on our operations.

Industry conditions are influenced by numerous factors over which we have no control, including the level of medical cannabis prices, expectations about future medical cannabis prices and production, the cost of producing and delivering medical cannabis; any rates of declining current production, political, regulatory and economic conditions; alternative fuel requirements; and the ability of medical cannabis companies to raise equity capital or debt financing.

The level of activity in the medical cannabis industry is volatile. No assurance can be given that expected trends in medical cannabis production and sales activities will continue or that demand for medical cannabis will reflect the level of activity in the industry. Any prolonged substantial reduction in medical cannabis prices would likely affect medical cannabis production levels and therefore affect the demand for medical cannabis. A material decline in medical cannabis prices or industry activity could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our industry is subject to intense competition.

There is potential that we will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and experience than the us. Increased competition by larger and better-financed competitors could materially and adversely affect the business, financial condition, results of operations or prospects of the Company. If we are unable to compete effectively, it could decrease our customer traffic, sales and profit margins, which could adversely affect our business, financial condition, and results of operations.

Because of the early stage of the industry in which we operate, we expect to face additional competition from new entrants. To become and remain competitive, we will require research and development, marketing, sales and support. We may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis which could materially and adversely affect the business, financial condition, results of operations or prospects of the Company.

The introduction of a recreational model for cannabis production and distribution may impact the medical cannabis market. The impact of this potential development may be negative for us, and could result in increased levels of competition in its existing medical market and/or the entry of new competitors in the overall cannabis market in which we operate.

If the number of users of medical cannabis increases, the demand for products will increase and we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, we will require a continued high level of investment in research and development, marketing, sales and client support. We may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Company.

As well, the legal landscape for medical and recreational cannabis is changing internationally. More countries have passed laws that allow for the production and distribution of medical cannabis in some form or another. We have some international partnerships in place, which may be effected if more countries legalize medical cannabis. Increased international competition might lower the demand for our products on a global scale.

New well-capitalized entrants in our industry may develop large-scale operations which will make it difficult for our business to compete and remain profitable.

Currently, the cannabis industry generally is comprised largely of individuals and small to medium-sized entities, however, the risk remains that large conglomerates and companies who also recognize the potential for financial success through investment in this industry could strategically purchase or assume control of larger dispensaries and cultivation facilities. In doing so, these larger competitors could establish price setting and cost controls which would effectively “price out” many of the individuals and small to medium-sized entities who currently make up the bulk of the participants in the varied businesses operating within and in support of the medical cannabis industry. While the trend in most state laws and regulations seemingly deters this type of takeover, this industry remains quite nascent, so what the landscape will be in the future remains largely unknown, which in itself is a risk.

Our proposed business plan is subject to all business risks associated with new business enterprises, including the absence of any significant operating history upon which to evaluate an investment. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the development of new strategy and the competitive environment in which we will operate. It is possible that we will incur losses in the future. There is no guarantee that we will be profitable.

Future acquisitions and dispositions could increase our risks and uncertainties.

Material acquisitions, dispositions and other strategic transactions, including joint ventures, involve a number of risks, including: (i) potential disruption of our ongoing business; (ii) distraction of management; (iii) financial leverage; (iv) unrealized or delayed benefits and cost savings; (v) increased complexity of our operations; and (vi) loss or reduction of control over certain of our assets.

The presence of one or more material liabilities of an acquired company that are unknown to us at the time of acquisition could have a material adverse effect on the business, results of operations, prospects and financial condition of the Company. A strategic transaction may result in a significant change in the nature of our business, operations and strategy. In addition, the Company may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into our operations.

Acquisitions, strategic collaborations and joint ventures may never materialize or may fail.

We intend to explore a variety of acquisitions, strategic collaborations and joint ventures with existing cannabis growers, dispensaries and related businesses in various states. We are likely to face significant competition in seeking appropriate acquisitions, strategic collaborators or joint venture partners, and these acquisitions, strategic collaborations and joint ventures can be complicated and time consuming to negotiate and document. We may not be able to negotiate acquisitions, strategic collaborations and joint ventures on acceptable terms, or at all, and we are unable to predict when, if ever, we will enter into any such acquisitions, strategic collaborations or joint ventures due to the numerous risks and uncertainties associated with them.

Failure to successfully integrate acquired businesses, their products and other assets, or if integrated, failure to further our business strategy, may result in our inability to realize any benefit from such acquisition.

We have grown by acquiring Alternative Solutions. The consummation and integration of any acquired business, product or other assets into the Company may be complex and time consuming and, if not successfully integrated, the Company may not achieve the anticipated benefits, cost-savings or growth opportunities. Furthermore, even if successfully integrated, the acquisition target may fail to further the Company’s business strategy as anticipated, expose us to increased competition or other challenges with respect to the our products or geographic markets, and expose us to additional liabilities associated with an acquired business, technology or other asset or arrangement.

When we acquire cannabis businesses, we may obtain the rights to applications for licenses as well as licenses; however, the procurement of such applications for licenses and licenses generally will be subject to governmental and regulatory approval. There are no guarantees that the Company will successfully consummate such acquisitions, and even we consummate such acquisitions, the procurement of applications for licenses may never result in the grant of a license by any state or local governmental or regulatory agency and the transfer of any rights to licenses may never be approved by the applicable state and/or local governmental or regulatory agency.

We are a holding company.

We are a holding company and essentially all of our assets are the capital stock of our material subsidiaries and investments in joint ventures. As a result, investors in the Company are subject to the risks attributable to its subsidiaries and joint ventures. Consequently, our cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of our subsidiaries and investments and the distribution of those earnings to us. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Company’s material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before the Company.

We have a limited operating history.

The Company and its subsidiaries have varying and limited operating histories, which can make it difficult for investors to evaluate our operations and prospects and may increase the risks associated with investment into the Company.

We have not generated profits in the periods covered by our financial statements included herein, and, as a result, have only a very limited operating history upon which our business and future prospects may be evaluated.

Although we expect to generate substantial revenues from our subsidiaries and joint ventures, the subsidiaries and joint ventures are not yet generating a net profit and accordingly, we are therefore expected to remain subject to many of the risks common to early-stage enterprises for the foreseeable future, including challenges related to laws, regulations, licensing, integrating and retaining qualified employees; making effective use of limited resources; achieving market acceptance of existing and future solutions; competing against companies with greater financial and technical resources; acquiring and retaining customers; and developing new solutions. There is no assurance that we will be successful in achieving a return on stockholders’ investment and the likelihood of success must be considered in light of the early stage of operations.

Potential reputational risks to third parties could result in difficulties in maintaining our operations.

The parties with which the Company does business may perceive that they are exposed to reputational risk as a result of our medical cannabis business activities. While we have other banking relationships and believe that the services can be procured from other institutions, the Company may in the future have difficulty establishing or maintaining bank accounts or other business relationships. Failure to establish or maintain business relationships could have a material adverse effect on the Company.

Changes in public opinion and perception could negatively affect our business operations.

Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in the United States or elsewhere. Public opinion and support for medical and adult-use cannabis has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing medical and adult-use cannabis, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical cannabis as opposed to legalization in general). A negative shift in the public’s perception of cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical and/or adult-use cannabis, thereby limiting the number of new state jurisdictions into which the Company could expand. Any inability to fully implement our expansion strategy may have a material adverse effect on its business, results of operations or prospects.

We may be subject to unfavorable publicity or consumer perception which could negatively affect our results of operations.

We believe the medical cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the cannabis produced. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research or findings, regulatory investigations, litigation, media attention or other publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory investigations, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or other publicity could have a material adverse effect on the demand for medical cannabis and on the business, results of operations, financial condition, cash flows or prospects of the Company. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of cannabis in general, or associating the consumption of medical cannabis with illness or other negative effects or events, could have such a material adverse effect. There is no assurance that such adverse publicity reports or other media attention will not arise.

Research and development costs may negatively impact our results of operations.

Before we can obtain regulatory approval for the commercial sale of any of our products, we will be required to complete extensive trial testing to demonstrate safety and efficacy. Depending on the exact nature of trial testing, such trials can be expensive and are difficult to design and implement. The testing process is also time consuming and can often be subject to unexpected delays.

The timing and completion of trial testing may be subject to significant delays relating to various causes, including: inability to manufacture or obtain sufficient quantities of units and or test subjects for use in trial testing; delays arising from collaborative partnerships; delays in obtaining regulatory approvals to commence a study, or government intervention to suspend or terminate a study; delays, suspensions or termination of trial testing due to the applicable institutional review board or independent ethics board responsible for overseeing the study to protect research subjects; delays in identifying and reaching agreement on acceptable terms with prospective trial testing sites and subjects; variability in the number and types of subjects available for each study and resulting difficulties in identifying and enrolling subjects who meet trial eligibility criteria; scheduling conflicts; difficulty in maintaining contact with subjects after testing, resulting in incomplete data; unforeseen safety issues or side effects; lack of efficacy during trial testing; reliance on research organizations to conduct trial testing, which may not conduct such trials with good laboratory practices; or other regulatory delays.

We may experience difficulty in developing products.

If we cannot successfully develop, manufacture and distribute its products, or if we experience difficulties in the development process, such as capacity constraints, quality control problems or other disruptions, the Company may not be able to develop market-ready commercial products at acceptable costs, which would adversely affect our ability to effectively enter the market. A failure by the Company to achieve a low-cost structure through economies of scale or improvements in cultivation and manufacturing processes would have a material adverse effect on our commercialization plans and our business, prospects, results of operations and financial condition.

We are dependent on the success of our new and existing products and services.

We have committed, and expect to continue to commit, significant resources and capital to develop and market existing product and service enhancements and new products and services, including those using our patented processes. These products and services are relatively untested, and the Company cannot guarantee that they will operate as expected or that it will achieve market acceptance for these products and services, or other new products and services that we may offer in the future. Moreover, these and other new products and services may be subject to significant competition with offerings by new and existing competitors in the business of manufacturing and distributing vaporizers and accessories. In addition, new products, services and enhancements may pose a variety of technical challenges and require us to attract additional qualified employees. The failure to successfully develop and market these new products, services or enhancements or to hire qualified employees could seriously harm our business, financial condition and results of operations.

We are dependent on the continued market acceptance by consumers of our products.

We are substantially dependent on continued market acceptance of our products by consumers. Although we believe that the use of products similar to the products designed and manufactured by the Company is gaining international acceptance, we cannot predict the future growth rate and size of this market.

We may incur significant expenses in promoting and maintaining brands, which could negatively impact our profitability.

We believe that establishing and maintaining the brand identities of products is a critical aspect of attracting and expanding a large customer base. Promotion and enhancement of brands will depend largely on success in continuing to provide high quality products. If customers and end users do not perceive our products to be of high quality, or if we introduce new products or enter into new business ventures that are not favorably received by customers and end users, we will risk diluting brand identities and decreasing their attractiveness to existing and potential customers. Moreover, in order to attract and retain customers and to promote and maintain brand equity in response to competitive pressures, the Company may have to increase substantially financial commitment to creating and maintaining a distinct brand loyalty among customers. If the Company incurs significant expenses in an attempt to promote and maintain brands, the business, results of operations and financial condition could be adversely affected.

The results of future clinical research may negatively impact our business.

Research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although the Company believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, prospective purchasers of our common stock should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated in this Prospectus or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for our products with the potential to lead to a material adverse effect on our business, financial condition, results of operations or prospects.

We are reliant on key inputs and changes in their costs could negatively impact our profitability.

The manufacturing business is dependent on a number of key inputs and their related costs including raw materials and supplies related to product development and manufacturing operations. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition, results of operations or prospects of the Company. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, the Company might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the Company in the future. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition, results of operations or prospects of the Company.

Our business is subject to certain environmental risks.

Our operations are subject to environmental regulation in the various jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations.

Government approvals and permits are currently, and may in the future, be required in connection with our operations. To the extent such approvals are required and not obtained, the Company may be curtailed or prohibited from its proposed production of medical cannabis or from proceeding with the development of its operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage by reason of our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing the production of medical cannabis, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in expenses, capital expenditures or production costs or reduction in levels of production or require abandonment or delays in development.

Our business is subject to certain agricultural risks.

Our future business involves the growing of cannabis, an agricultural product. Such business will be subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although the Company expects that any such growing will be completed indoors under climate controlled conditions, there can be no assurance that natural elements will not have a material adverse effect on any such future production.

Our business is vulnerable to rising energy costs.

Adult-use and medical cannabis growing operations consume considerable energy, making us potentially vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact the business, results of operations, financial condition or prospects of the Company.

We are dependent on equipment and skilled labor.

Our ability to compete and grow is dependent on our having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of skilled labor, equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by our capital expenditure plans may be significantly greater than anticipated by our management, and may be greater than funds available to us, in which circumstance the Company may curtail, or extend the timeframes for completing, its capital expenditure plans. This could have an adverse effect on the business, financial condition, results of operations or prospects of the Company.

The market for our products is difficult to forecast and our forecasts may not be accurate which could negatively impact our results of operations.

We must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations, financial condition or prospects of the Company.

We are subject to certain risks regarding the management of our growth.

We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. The ability of the Company to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the Company to deal with this growth may have a material adverse effect on our business, financial condition, results of operations or prospects.

We may experience difficulties in maintaining adequate internal controls.

Effective internal controls are necessary for the Company to provide reliable financial reports and to help prevent fraud. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause it to fail to meet its reporting obligations. If the Company or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our Consolidated Financial Statements and materially adversely affect the trading price of our common stock.

Certain of our officers and directors may have conflicts of interest.

Certain of the directors and officers of the Company are, or may become directors and officers of other companies, and conflicts of interest may arise between their duties as officers and directors of the Company and as officers and directors of such other companies.

We may become subject to costly litigation regarding our operations.

We may become party to litigation from time to time in the ordinary course of business which could adversely affect our business. Should any litigation in which the Company becomes involved be determined against the Company, such a decision could adversely affect our ability to continue operating and the market price for our common stock. Even if we are involved in litigation and win, litigation can redirect significant company resources.

We are subject to product liability regarding our products, which could result in costly litigation and settlements.

As a distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition of the Company. Although we have secured product liability insurance, and strictly enforce a quality standard within the operations, there can be no assurances that we will be able to maintain our product liability insurance on acceptable terms or with adequate coverage against potential liabilities. This scenario could prevent or inhibit the commercialization of our potential products. To date, there have been no product related issues.

Our products may become subject to product recalls, which could negatively impact our results of operations.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, the Company could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although we have detailed procedures in place for testing finished products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of our significant brands were subject to recall, the image of that brand and the Company as its owner could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for the Company’s products and could have a material adverse effect on the results of operations and financial condition of the Company. Additionally, product recalls may lead to increased scrutiny of our operations by the U.S. FDA, Health Canada or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

We are subject to certain intellectual property risks.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors’ products. We have certain proprietary intellectual property, including but not limited to brands, trademarks, trade names, patents and proprietary processes. We will rely on this intellectual property, know-how and other proprietary information, and may require employees, consultants and suppliers to sign confidentiality agreements. However, any confidentiality agreement may be breached, and the Company may not have adequate remedies for such breaches. Third parties may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology. Third parties may otherwise gain access to our proprietary information and adopt it in a competitive manner. Any loss of intellectual property protection may have a material adverse effect on our business, results of operations or prospects.

As long as cannabis remains illegal under U.S. federal law as a Schedule I controlled substance pursuant to the Controlled Substances Act, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available us. As a result, our intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, the Company can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, state, provincial and/ or local level.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect its intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property. Although we believe that our technology does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products the Company sells are deemed to infringe upon the patents or proprietary rights of others, the Company could be required to modify its products or obtain a license for the manufacture and/or sale of such products or cease selling such products. In such event, there can be no assurance that the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, the Company could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and financial condition.

Fraudulent or illegal activity by employees, contractors and consultants could negatively impact our operations.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; or (iv) laws that require the true, complete and accurate reporting of financial information or data. It may not always be possible for the Company to identify and deter misconduct by its employees and other third parties, and the precautions taken by the Company to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against the Company, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material adverse effect on our business, financial condition, results of operations or prospects.

We are subject to certain risks regarding our information technology systems and cyber-attacks.

Our operations depend, in part, on how well we and our suppliers protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact our reputation and results of operations.

We have not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that the Company will not incur such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

If we experience security breaches, it could negatively impact our operations and result in litigation or civil penalties and fees.

Given the nature of our product and its lack of legal availability outside of channels approved by the government of the United States, as well as the concentration of inventory in its facilities, despite meeting or exceeding all legislative security requirements, there remains a risk of shrinkage as well as theft. A security breach at one of our facilities could expose the Company to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential patients from choosing our products.

In addition, we collect and store personal information about our customers and are responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly patient lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on our business, financial condition and results of operations.

The lack of reliable data on the medical cannabis industry may negatively impact our results of operations.

As a result of recent and ongoing regulatory and policy changes in the medical cannabis industry, the market data available is limited and unreliable. Federal, and state laws prevent widespread participation and hinder market research. Therefore, market research and projections by the Company of estimated total retail sales, demographics, demand, and similar consumer research, are based on assumptions from limited and unreliable market data, and generally represent the personal opinions of our management team as of the date of this document.

We do not have long-term agreements or guaranteed price or delivery arrangements with most of our suppliers. The loss of a significant supplier would require us to rely more heavily on our other existing suppliers or to develop relationships with new suppliers. Such a loss may have an adverse effect on our product offerings and our business.

Consistent with industry practice, we do not have guaranteed price or delivery arrangements with most of our suppliers. We generally make our purchases through purchase orders, although we have some internal processing capabilities through City Trees. As a result, we have experienced and may in the future experience inventory shortages or price increases on certain products. Furthermore, our industry occasionally experiences significant product supply shortages, and we sometimes experience customer order backlogs due to the inability of certain suppliers to make available to us certain products as needed. We cannot assure you that suppliers will maintain an adequate inventory of products to fulfill our orders on a timely basis, or at all, or that we will be able to obtain particular products on favorable terms, or at all. Additionally, we cannot assure you that product lines currently offered by suppliers will continue to be available to us. A decline in the supply or continued availability of the products of our suppliers, or a significant increase in the price of those products, could reduce our sales and negatively affect our operating results.

In addition, some of our suppliers have the ability to terminate their relationships with us at any time, or to decide to sell, or increase their sales of, their products through other channels. Although we believe there are numerous suppliers with the capacity to supply the products we distribute, the loss of one or more of our major suppliers could have an adverse effect on our product offerings and our business. Such a loss would require us to rely more heavily on our other existing suppliers, develop relationships with new suppliers or undertake our own manufacturing, which may cause us to pay higher prices for products. Any termination, interruption or adverse modification of our relationship with a key supplier or a significant number of other suppliers would likely adversely affect our operating income, cash flow and future prospects.

We are subject to certain operating risks for which our insurance coverage may not be adequate.

Our operations are subject to hazards inherent in the medical cannabis industry, such as equipment defects, malfunction and failures, natural disasters which result in fires, accidents and explosions that can cause personal injury, loss of life, suspension of operations, damage to facilities, business interruption and damage to or destruction of property, equipment and the environment, labor disputes, and changes in the regulatory environment. These risks could expose the Company to substantial liability for personal injury, wrongful death, property damage, pollution, and other environmental damages. The frequency and severity of such incidents will affect operating costs, insurability and relationships with customers, employees and regulators.

We continuously monitor our operations for quality control and safety. However, there are no assurances that our safety procedures will always prevent such damages. Although we maintain insurance coverage that we believe to be adequate and customary in the industry, there can be no assurance that such insurance will be adequate to cover its liabilities. In addition, there can be no assurance that we will be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable. The occurrence of a significant uninsured claim, a claim in excess of the insurance coverage limits maintained by the Company, or a claim at a time when it is not able to obtain liability insurance, could have a material adverse effect on us, our ability to conduct normal business operations and on our business, financial condition, results of operations and cash flows in the future.

We may have uninsured or uninsurable risk.

We may be subject to liability for risks against which we cannot insure or against which we may elect not to insure due to the high cost of insurance premiums or other factors. The payment of any such liabilities would reduce the funds available for our normal business activities. Payment of liabilities for which the Company does not carry insurance may have a material adverse effect on our financial position and operations.

We may issue debt.

From time to time, the Company may enter into transactions to acquire assets or the shares of other organizations or enter into joint ventures. These transactions may be financed in whole or in part with debt, which may increase our debt levels above industry standards for companies of similar size. Depending on future exploration and development plans, the Company may require additional equity and/or debt financing that may not be available or, if available, may not be available on favorable terms to us. Neither our articles nor our by-laws limit the amount of indebtedness that the Company may incur. As a result, the level of our indebtedness from time to time, could impair its ability to obtain additional financing on a timely basis to take advantage of business opportunities that may arise.

Certain remedies stockholders may seek against our officers and directors may be limited and such officers and directors may be entitled to indemnification by us.

Our governing documents and indemnification agreements we have entered into with members of our board of directors and officers provide that the liability of our board of directors and officers is eliminated to the fullest extent allowed under the laws of the State of Nevada. Thus, the Company and our stockholders may be prevented from recovering damages for alleged errors or omissions made by the members of our board of directors and our officers. Our governing documents and these agreements also provide that we will, to the fullest extent permitted by law, indemnify members of the board of directors and our officers for certain liabilities incurred by them by virtue of their acts on our behalf.

We are dependent on attracting new customers.

Our success depends on our ability to attract and retain customers. There are many factors which could impact our ability to attract and retain clients, including but not limited to our ability to continually produce desirable and effective products, the successful implementation of our client-acquisition plan and continued growth in the aggregate number of patients selecting medical cannabis as a treatment option. Our failure to acquire and retain patients as customers would have a material adverse effect on our business, operating results and financial condition.

We are subject to interest rate risks.

Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. Our debt and borrowings are all at fixed interest rates, therefore the interest rate risk is limited to potential changes on cash held with financial institutions. As interest on these balances is negligible, the Company considers interest rate risk to be immaterial.

We are subject to certain credit risks.

We are exposed to credit risk through our cash and cash equivalents. Credit risk arises from deposits with banks and attorneys and outstanding receivables. We do not hold any collateral as security but mitigate this risk by dealing only with what management believes to be financially sound counterparties, however there can be no assurance that we will not suffer loss.

Risks related to the Offering and Ownership of our Common Stock

Our directors and officers control a large portion of our common stock.

The officers and directors of the Company currently own approximately 10.76% of the issued and outstanding shares of common stock. Our stockholders nominate and elect the board of directors, which generally has the ability to control the acquisition or disposition of our assets, and the future issuance of our common stock or other securities. Accordingly, for any matters with respect to which a majority vote of our common stock may be required by law, our directors and officers may have the ability to control such matters. Because the directors and officers control a substantial portion of such common stock, investors may find it difficult or impossible to replace our directors if they disagree with the way our business is being operated.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Exchange Act, it will be more difficult for investors to liquidate their investment. The SEC defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The shares of common stock are covered by the penny stock rules pursuant to Rule 15g-9 under the Exchange Act, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the securities of the Company that are captured by the penny stock rules. Consequently, the penny stock rules may affect the ability of broker-dealers to trade our securities. Management believes that the penny stock rules could discourage investor interest in and limit the marketability of our common stock.

Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, the U.S. Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending an investment to a customer. Prior to recommending speculative, low priced securities to non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Pursuant to the interpretation of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend our common stock to customers which may limit an investor’s ability to buy and sell our common stock, have an adverse effect on the market for our common stock, and thereby negatively impact the price of our common stock.

We are subject to market price volatility risks.

The market price of our common stock may be subject to wide fluctuations in response to many factors, including variations in the operating results of the Company, divergence in financial results from analysts’ expectations, changes in earnings estimates by stock market analysts, changes in the business prospects for the Company, general economic conditions, legislative changes, and other events and factors outside of our control. In addition, stock markets have from time to time experienced extreme price and volume fluctuations, which, as well as general economic and political conditions, could adversely affect the market price for our common stock.

Our common stock is subject to liquidity risks.

In the United States, our common stock trades on the OTCQB. The OTCQB is an inter-dealer, over-the-counter market that provides significantly less liquidity than other national or regional exchanges. Securities traded on the OTCQB are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB. Quotes for stocks listed on the OTCQB are not listed in newspapers. Therefore, prices for securities traded solely on the OTCQB may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

We cannot predict at what prices our common stock will trade and there can be no assurance that an active trading market will develop or be sustained. Commencing in January 2019, our common stock began trading on the CSE. We have not developed other liquidity on this exchange and we cannot guaranty that we will do so in the future. There is a significant liquidity risk associated with an investment in the Company.

The shares of our common stock we may issue in the future and the options we may issue in the future may have an adverse effect on the market price of our common stock and cause dilution to investors.

We may issue shares of common stock and warrants to purchase common stock pursuant to private offerings and we may issue options to purchase common stock to our executive officers pursuant to their employment agreements. The sale, or even the possibility of sale, of shares pursuant to a separate offering or to executive officers could have an adverse effect on the market price of our common stock or on our ability to obtain future financing.

Our amended and restated articles of incorporation and bylaws could discourage acquisition proposals, delay a change in control or prevent other transactions.

Provisions of our amended and restated articles of incorporation and bylaws, as well as provisions of Nevada Corporation Law, may discourage, delay or prevent a change in control of the Company or other transactions that you as a stockholder may consider favorable and may be in your best interest. The amended and restated articles of incorporation and bylaws contain provisions that: authorize the issuance of shares of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and discourage a takeover attempt; limit who may call special meetings of stockholders; and require advance notice for business to be conducted at stockholder meetings, among other anti-takeover provisions.

Our directors have the authority to issue common and preferred shares without stockholder approval, and preferred shares can be issued with such rights, preferences, and limitations as may be determined by our board of directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. Although we authorized a series A preferred stock in 2017, we presently have no commitments or contracts to issue any shares of preferred stock. Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of our company, could make it less likely that stockholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of and the voting and other rights, of the holders of outstanding shares of our common stock.

We do not expect to pay any cash dividends for the foreseeable future following this offering.

The continued operation and expansion of our business may require substantial funding. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future following this Offering. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, including any indebtedness we may incur, restrictions imposed by applicable law and other factors our board of directors deems relevant.

We have not retained independent professionals for investors.

We have not retained any independent professionals to comment on or otherwise protect the interests of potential investors. Although we have retained our own counsel, neither such counsel nor any other independent professionals have made any examination of any factual matters herein, and potential investors should not rely on our counsel regarding any matters herein described.

We may sell additional equity securities in the future and your ownership interest in the Company may be diluted as a result of such sales.

We intend to sell additional equity securities in order to fully implement our business plan. Such sales will be made at prices determined by our board of directors based on the market value of the Company and could be made at prices less than the price of the shares of our common stock purchased by investors, in which case, such investors could experience dilution of their investment.

Our stock price may be volatile and you may not be able to sell your shares for more than what you paid.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of common stock at or above the price you paid for them. The trading price of our common stock has been subject to fluctuations in the past and the market price of our common stock could continue to fluctuate in the future in response to various factors, including, but not limited to: quarterly variations in operating results; our ability to control costs and improve cash flow; announcements of innovations or new products by us or by our competitors; changes in investor perceptions; and new products or product enhancements by us or our competitors.

If securities analysts or industry analysts downgrade our shares, publish negative research or reports, or cease to publish reports about our business, our share price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us, our business and our industry. If one or more analysts adversely change their recommendation regarding our shares or our competitors’ stock, our share price would likely decline. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. As a result, the market price for our common stock may decline below the offering price and you might not be able to resell your shares of our common stock at or above the offering price.

USE OF PROCEEDS

This Prospectus relates to the sale or other disposition of the Offered Shares by the Selling Stockholders listed in the “Selling Stockholders” section below. The Selling Stockholders will receive all of the proceeds from this Offering. Although we will receive the proceeds from the exercise of the Warrants, we will not receive any proceeds from any sale of the Offered Shares by the Selling Stockholders.

SELLING STOCKHOLDERS

This Prospectus covers the offer and sale of up to 3,030,304 shares of common stock by the Selling Stockholders. This represents the Offered Shares.

The Selling Stockholders are persons or entities that own Warrants and will acquire the Offered Shares from time to time from us upon exercise of the Warrants. The Selling Stockholders may from time to time offer and sell the Offered Shares pursuant to this Prospectus and any applicable prospectus supplement. The Selling Stockholders may sell all or some of the Offered Shares, but only the Offered Shares that are currently outstanding, and which are included in the “Number of Shares Offered Hereby” column, may be sold pursuant to this Prospectus or any applicable prospectus supplement.

The shares of common stock that will be issued to the Selling Stockholders, upon exercise of the Warrants, will be “restricted” shares under applicable U.S. federal and state securities laws and are being registered to give the Selling Stockholders the opportunity to sell their shares of common stock. The registration of such shares of common stock does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Stockholders. The Selling Stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

To the extent that any of the Selling Stockholders are brokers or dealers, they may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by them and any profit on the resale of the Offered Shares may be deemed to be underwriting commissions or discounts under the Securities Act. As of the date of this Prospectus, based on the representations received by us from the Selling Stockholders, none of the Selling Stockholders is a broker or dealer or affiliated with a broker or dealer.

The following table sets forth the names of persons who are offering the Offered Shares for resale by this Prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares of common stock offered hereby. The information appearing in the table below is based on information provided by or on behalf of the named Selling Stockholders. We will not receive any proceeds from the resale of the Offered Shares by the Selling Stockholders.

Name	Number of shares of Common Stock Beneficially Owned Prior to this Offering (1)	Beneficial Ownership Before this Offering (%)(1)	Number of shares of Common Stock Offered Hereby	Number of shares of Common Stock after Offering	Beneficial Ownership after this Offering (%)(1)
Canaccord Genuity Corp. In Trust For Graham Saunders (2)	1,141,663	**	303,030	838,633	**

Ian Whitmore (3)	4,383,030	3.42%	303,030	4,080,000	3.18%

Tribeca Investment Partners Pty Ltd - Tribeca Global Natural Resources Limited (4)	606,061	**	606,061	-	**

Tribeca Investment Partners Pty Ltd - Tribeca Global Natural Resources Segregated Portfolio (5)	606,061	**	606,061	-	**

Tribeca Investment Partners Pty Ltd - Tribeca Global Natural Resources Fund (6)	36,421,711	22.80%	606,061	35,815,650	22.51%

Navy Capital Green Fund, LP (7)	13,736,630	10.22%	606,061	13,130,569	9.81%

TOTAL	56,895,156		3,030,304	53,864,852

** Indicates ownership of less than 1% of the outstanding shares of our common stock.

(1)

This table is based upon information supplied by the Selling Stockholders. Although we believe the information is accurate as of April 5, 2022, changes in beneficial ownership may have occurred that were not reported to us and therefore some of the information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own. Applicable percentages are based on 128,208,082 shares of common stock outstanding on April 5, 2022, adjusted as required by rules promulgated by the SEC.

(2)

Beneficial ownership includes (i) 303,030 Warrant Shares; (ii) 684,000 shares of our common stock; (iii) 103,089 shares issuable upon conversion of convertible debentures; and (iv) 51,544 shares issuable upon exercise of warrants that may be issued upon conversion of convertible debentures.

(3)	Beneficial ownership includes (i) 303,030 Warrant Shares; and (ii) 4,080,000 shares of our common stock directly held by Mr. Whitmore.
(4)	Beneficial ownership represents Warrant Shares.
(5)	Beneficial ownership represents Warrant Shares.
(6)

Beneficial ownership includes (i) 606,061 Warrant Shares; (ii) 4,888,889 shares of our common stock; (iii) 20,617,841 shares issuable upon conversion of convertible debentures; and (iv) 10,308,920 shares issuable upon exercise of warrants that may be issued upon conversion of convertible debentures. This information is based on information we received in connection with the shareholder’s purchase of our securities in 2018 and the November 2021 Debenture Offering.

(7)

Beneficial ownership includes (i) 606,061 Warrant Shares; (ii) 7,500,000 shares of our common stock; (iii) 3,753,713 shares issuable upon conversion of convertible debentures; and (iv) 1,876,856 shares issuable upon exercise of warrants that may be issued upon conversion of convertible debentures at an exercise price of $0.4125 per share. Navy Capital Green Fund, LP is a Delaware limited partnership, of which Navy Capital Green Management, LLC, a New York limited liability company, is the investment manager. The investment manager has shared power with Chetan Gulati, John Kaden and Sean Stiefel, the managers of the investment manager, to vote and dispose of the shares.

Transactions with Selling Stockholders

We issued the Warrants to the Selling Stockholders as part of the November 2021 Debenture Offering which was a private placement transaction completed between December 1, 2021 and January 4, 2022. The Selling Stockholders purchased $2,500,000 in original principal amount of debentures plus 3,030,304 in Warrants to purchase up to 3,030,304 shares of common stock in the November 2021 Debenture Offering.

One of the Selling Stockholders, Navy Capital Green Fund, LP, has the right to appoint an observer to our board of directors as long as it, together with its affiliates, maintains certain share ownership requirements. This right was granted in connection with the amendment to the debentures issued as part of the 2018 U.S. Convertible Debenture Offering.

On January 31, 2022, we entered into an Advisor Agreement with Tribeca Investment Partners Pty Ltd., whereby Tribeca agreed to act as our financial advisor in connection with (i) financing activity, (ii) corporate strategy (including mergers, acquisitions, asset disposals and the like), (iii) debt structuring and in the case of existing debt, restructuring or refinancing and defense of the Company in the instance it becomes the target of a takeover (either hostile or friendly) in exchange for a monthly cash fee of US$50,000 or an aggregate amount of US$400,000 if paid as a lump sum. The Advisor Agreement has a term of one year, which term any be extended at any time at the option of the parties.

Certain of the Selling Stockholders have participated in other transactions with the Company. See “Third Party Debt” located elsewhere in this Prospectus for more information.

DIVIDEND POLICY

We have not declared dividends on our common stock for each of the three most recently completed financial years nor in its current financial year. We do not have any restrictions that could prevent it from paying dividends. We do not intend to pay dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of the board of directors and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of dividends and any other factors that the board of directors deems relevant.

Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. See “Risk Factors—Risks Related to this Offering and Ownership of our Common Stock—We do not expect to pay any cash dividends for the foreseeable future following this Offering.”

PLAN OF DISTRIBUTION

We are registering the Offered Shares to permit the resale of the Offered Shares from time to time after the date of this Prospectus at the discretion of the holders of such Offered Shares. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Offered Shares.

The Selling Stockholders may, at their discretion, sell all, none, or a portion of the Offered Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the Offered Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Offered Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the Offered Shares:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions other than on these exchanges or systems;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Offered Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144 or any other exemption from registration under the Securities Act;;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Offered Shares at a stipulated price per share;
•	a combination of any of the foregoing methods of sale; and
•	any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling Offered Shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the Selling Stockholders or commissions from purchasers of the Offered Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Offered Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Offered Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Offered Shares short and deliver Offered Shares covered by this prospectus to close out short positions and to return borrowed Offered Shares in connection with such short sales. The Selling Stockholders may also loan or pledge Offered Shares to broker-dealers that in turn may sell such Offered Shares.

The Selling Stockholders and any broker-dealer participating in the distribution of the Offered Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Offered Shares is made, a prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Offered Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the Selling Stockholders and any discounts, commissions, or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Offered Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Offered Shares may not be sold unless such Offered Shares have been registered or qualified for sale in such state, or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Offered Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Offered Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Offered Shares to engage in market-making activities with respect to the Offered Shares. All of the foregoing may affect the marketability of the Offered Shares and the ability of any person or entity to engage in market-making activities with respect to the Offered Shares.

We will pay all expenses of the registration of the Offered Shares, estimated to be approximately $75,025.28 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities laws; provided, however, that the Selling Stockholders will pay all underwriting discounts and selling commissions, if any. We may indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with applicable registration rights agreements, if any, or the Selling Stockholders may be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, if any, or we may be entitled to contribution.

Once sold under the registration statement, of which this Prospectus forms a part, the Offered Shares will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Share Capital

The authorized capital of the Company consists of 750,000,000 shares of common stock and 20,000,000 shares of preferred stock issuable in series, which may contain the rights, privileges and restrictions as determined by our board of directors. As of April 5, 2022, there were a total of 128,208,082 shares of common stock issued and no preferred shares issued and outstanding.

Common Stock

Holders of common stock are entitled to receive notice of any meetings of shareholders of the Company and to attend and to cast one vote per share of common stock at all such meetings. Holders of common stock do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of our common stock entitled to vote in any election of directors may elect all directors standing for election. Holders of common stock are entitled to receive on a pro rata basis such dividends, if any, as and when declared by our board of directors at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Company are entitled to receive on a pro rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of common stock with respect to dividends or liquidation. The shares of common stock do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the shares of common stock. The issuance of common stock is subject to the approval of the board of directors and applicable regulatory approvals.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and our financial condition. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Registration Rights

The Selling Stockholders are entitled to certain rights with respect to the registration of the Offered Shares. We are obligated to file this registration statement, of which this Prospectus is a part, with respect to the Offered Shares. Upon becoming effective, such registration statement shall remain effective until the date on which the Selling Stockholders have completed the sale or distribution of all of the Offered Shares. We will pay all reasonable expenses incurred in connection with the registration rights described above. However, we will not be responsible for any broker or similar commissions or concessions or any legal fees or other costs of the Selling Stockholders.

OUR BUSINESS

Background

We were originally incorporated as Adelt Design, Inc. on March 31, 2011 to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced. After CLS Labs, Inc. (“CLS Labs”) acquired 55.6% of the outstanding shares of common stock of the Company, Jeffrey Binder, the Chairman, President and Chief Executive Officer of CLS Labs, was appointed Chairman, President and Chief Executive Officer of the Company. Subsequently, we adopted amended and restated articles of incorporation, thereby changing its name to CLS Holdings USA, Inc.

The Merger

On April 29, 2015, we entered into a merger agreement with CLS Labs and a newly-formed, wholly owned subsidiary of the Company (the “Merger Sub”) and effected the Merger (the “Merger”). Upon the consummation of the Merger, the separate existence of the Merger Sub ceased and CLS Labs, the surviving corporation in the Merger, became a wholly owned subsidiary of the Company, with the Company acquiring the stock of CLS Labs, abandoning its previous business, and adopting the existing business plan and operations of CLS Labs. CLS Labs is a company that plans to generate revenues through licensing, fee-for-service and joint venture arrangements related to its patented proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

Historical Operations

Since 2014, one of the founders of CLS Labs has been developing a proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via e-cigarettes, and used for a variety of pharmaceutical and other purposes. Internal testing of the cannabinoids extracted through our patent-pending proprietary process versus the cannabinoids resulting from the processes commonly used in the industry, the results of which were reviewed and confirmed by an independent laboratory, has revealed that our process produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace.

As CLS Labs was unable to obtain a license in Colorado to operate a cannabis processing facility due to residency requirements, on April 17, 2015, CLS Labs took its first step toward commercializing its then patent pending proprietary methods and processes by entering into agreements with certain Colorado entities. During 2017, we suspended our plans to proceed with the Colorado agreements due to regulatory delays and have not yet determined when we will pursue it again.

On April 24, 2018, we were issued a U.S. patent with respect to our proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes, and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. We have not commercialized our proprietary process. We plan to generate revenues through licensing, fee-for-service and joint venture arrangements related to our proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

We intend to monetize this extraction method and generate revenues through (i) the licensing of our proprietary methods and processes to others, as in the Colorado Arrangement, (ii) the processing of cannabis for others, and (iii) the purchase of cannabis and the processing and sale of cannabis-related products. We plan to accomplish this through the acquisition of companies, the creation of joint ventures, through licensing agreements, and through fee-for-service arrangements with growers and dispensaries of cannabis products. We believe that we can establish a position as one of the premier cannabinoid extraction and processing companies in the industry. Assuming we do so, we then intend to explore the creation of our own brand of concentrates for consumer use, which we would sell wholesale to cannabis dispensaries. We believe that we can create a “gold standard” national brand by standardizing the testing, compliance and labeling of our products in an industry currently comprised of small, local businesses with erratic and unreliable product quality, testing practices and labeling. We also plan to offer consulting services through Cannabis Life Sciences Consulting, LLC (“CLS Consulting”), which will generate revenue by providing consulting services to cannabis-related businesses, including growers, dispensaries and laboratories, and driving business to our processing facilities. Finally, we intend to grow through select acquisitions in secondary and tertiary markets, targeting newly regulated states that we believe offer a competitive advantage. Our goal at this time is to become a successful regional cannabis company.

Acquisition of Alternative Solutions

On June 27, 2018, the Company completed the purchase of all of the membership interests in Alternative Solutions and the Oasis LLCs from the members of such entities (other than Alternative Solutions). The closing occurred pursuant to a Membership Interest Purchase Agreement (the “Acquisition Agreement”) entered into between the Company and Alternative Solutions on December 4, 2017, as amended. Pursuant to the Acquisition Agreement, the Company initially contemplated acquiring all of the membership interests in the Oasis LLCs from Alternative Solutions. Just prior to closing, the parties agreed that the Company would instead acquire all of the membership interests in Alternative Solutions, the parent of the Oasis LLCs, from its members, and the membership interests in the Oasis LLCs owned by members other than Alternative Solutions. The revised structure of the transaction is referenced in the Oasis Note (as defined below), which modified the Acquisition Agreement.

Pursuant to the Acquisition Agreement, the Company paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 paid in February 2018, for an initial 10% of each of the Oasis LLCs. At that time, the Company applied for regulatory approval to own an interest in the Oasis LLCs, which approval was received on June 21, 2018. On June 27, 2018, the Company made the payments to indirectly acquire the remaining 90% of the Oasis LLCs, which were equal to cash in the amount of $6,200,000 (less offsets for assumed liabilities), a $4.0 million promissory note due in December 2019 (the “Oasis Note”), and 22,058,823 shares of common stock. We used the proceeds of the Canaccord Special Warrant Offering to fund the cash portion of the closing consideration. On December 12, 2018, we were approved for the transfer of the remaining 90% interest. We have applied for regulatory approval to own our interest in the Oasis LLCs through Alternative Solutions under the revised structure of the transaction, which is currently under review.

The number of purchase price shares was equal to 80% of the offering price of our common stock in our last equity offering, which price was $0.34 per share. The Oasis Note is secured by a first priority security interest over the membership interests in Alternative Solutions and the Oasis LLCs, as well as by the assets of the Oasis LLCs. The Oasis Note bears interest at the rate of 6% per annum and both principal and accrued interest were paid in full in December 2019. We also delivered a confession of judgment to a third party neutral representative of the parties that will become effective, in general, if we default under the Oasis Note.

At the time of closing of the Acquisition Agreement, Alternative Solutions owed certain amounts to a consultant known as 4Front Advisors, LLC (“4Front”). In August 2019, we made a payment to this company to settle this dispute and the Oasis Note was reduced accordingly.

The sellers of the membership interests in Alternative Solutions were also entitled to a $1,000,000 payment from us on May 30, 2020 if the Oasis LLCs had maintained an average revenue of $20,000 per day during the 2019 calendar year. This amount was fully accrued at May 31, 2019. In May 2020, we paid $850,000 of this amount to the sellers and deposited the balance of $150,000 in escrow pending the payment of a state sales and excise tax amount with respect to the pre-closing period. On February 8, 2021, $41,805 was released from escrow to us and $106,195 was released to Serenity Wellness Enterprises, LLC. We then paid the total tax due to the Department of Taxation.

None of the sellers of the membership interests in Alternative Solutions or the Oasis LLCs was affiliated with the Company prior to the closing. In connection with the closing, however, the Company employed Benjamin Sillitoe, the CEO and a member of Alternative Solutions, as the Chief Executive Officer of CLS Nevada, Inc., and Don Decatur, the COO of the Oasis LLCs, as the Chief Operating Officer of CLS Nevada, Inc. for a period of time following closing.

Corporate Structure

We have four direct and three indirect, active, wholly-owned subsidiaries, CLS Labs, CLS Nevada, Inc., CLS Massachusetts, Inc. and Alternative Solutions are owned directly, and Alternative Solutions owns 100% of the issued and outstanding membership interests of: (i) Serenity Wellness Center, LLC dba Oasis Cannabis Dispensary Retail Store (“Oasis”); (ii) Serenity Wellness Products, LLC dba City Trees Fresh Cannabis Production, Wholesale (“City Trees Production”); and (iii) Serenity Wellness Growers, LLC dba City Trees Fresh Cannabis Cultivation, Wholesale (“City Trees Cultivation”, together with City Trees Production, “City Trees” and together with Oasis and City Trees Production, the “Oasis LLCs”). We also own a 50% interest in Kealii Okamalu, LLC. The following diagram illustrates the inter-corporate relationships of the Company, and all of the parents, except as noted, own 100% of the issued and outstanding shares of their subsidiaries:

Notes:

(1)	We own 100% of Alternative Solutions, CLS Nevada, Inc., CLS Labs, Inc., and CLS Massachusetts, Inc.
(2)	Alternative Solutions owns 100% of Oasis, City Trees Production and City Trees Cultivation.
(3)	We own 50% of Kealii Okamalu, LLC
(4)	All entities in the corporate chart were incorporated and are existing under the laws of the state of Nevada, except for CLS Massachusetts, Inc., which is a Massachusetts corporation.

Nevada Operations

We own 100% of Alternative Solutions, which is a Nevada-based holding company that owns three separate entities with licenses to operate cannabis businesses within the State of Nevada. Oasis currently operates a retail cannabis dispensary within walking distance to the Las Vegas Strip. Our other subsidiaries, which do business as City Trees Cultivation and City Trees Production, currently operate a small-scale cultivation and product manufacturing facility, as well as a wholesale distribution operation in North Las Vegas. Management expects that the vertically integrated business model will drive strong margins to the bottom line on a large portion of existing sales at the dispensary as the newly expanded Warehouse Facility becomes fully operational. (See section entitled “Expansion of Cultivation Facilities” below).

Oasis’ retail dispensary is a single location operation in Nevada and occupies over 5,000 square feet of an over 20,000 square foot building. This location, which is easily accessible by tourists, is currently open 19.5 hours per day for walk-in / in-store pickup and 19.5 hours per day for curbside orders. It also delivers cannabis to residents between the hours of 8:00 AM and 10:00 PM. The central location provides logistical convenience for delivery to all parts of the Las Vegas valley.

City Trees’ wholesale operations, which occupies approximately 10,000 square feet of a 22,000 square foot warehouse (the “Warehouse Facility”), began sales to third parties in August 2017 and completed construction and received certificate of occupancy for its state-of-the-art extraction facility in December of 2019. It had made sales to over 70 external customers as of May 31, 2021. Its existing product line includes vaporizers, tinctures, ethanol produced THC distillate, and live and cured hydrocarbon concentrates. At present, the City Trees cultivation facility only grows breeding stock to preserve valuable genetics and does not offer its crops for sale or processing. As a result, all raw materials for manufacturing are sourced from third parties.

The New Mexico Licensing Arrangement

On April 29, 2021, Serenity Wellness Products LLC entered into a Licensing Agreement with a company in New Mexico to manufacture and distribute tinctures in New Mexico under our City Trees brand name. In addition, we agreed to manufacture and distribute cannabis infused baked goods, which are products we do not currently offer, under the “Herbal Edibles” brand at our dispensary in Nevada.

Quinn River Joint Venture

On October 20, 2021, we entered into a management services agreement (the “Quinn River Joint Venture Agreement”) through our 50% owned subsidiary, Kealii Okamalu, with CSI Health MCD LLC (“CSI”) and a commission established by the authority of the Tribal Council of the Fort McDermitt Paiute and Shoshone Tribe (“Tribe”). The purpose of the Quinn River Joint Venture Agreement is to establish a business (the “Quinn River Joint Venture”) to grow, cultivate, process, and sell cannabis and related products. The Quinn River Joint Venture Agreement has an initial term of 10 years plus a 10 year renewal option from the date the first cannabis crop produced is harvested and sold. Pursuant to the Quinn River Joint Venture Agreement, Kealii Okamalu will lease approximately 30 acres of the Tribe’s land located along the Quinn River at a cost of $3,500 per month and manage the design, finance and construction of a cannabis cultivation facility on such tribal lands (“the Cultivation Facility”). Kealii Okamalu will also manage the ongoing operations of the Cultivation Facility and related business, including, but not limited to, cultivation of cannabis crops, personnel staffing, product packaging, testing, marketing and sales. Packaged products will be branded as “Quinn River Farms.” We will provide 10,000 square feet of warehouse space at our Las Vegas facility, and will have preferred vendor status including the right to purchase cannabis flower and the business’s cannabis trim at favorable prices. Kealii Okamalu will contribute $6 million towards the construction of the Cultivation Facility and the working capital for the Quinn River Joint Venture. This amount will be repaid from the portion of the net profits of the Quinn River Joint Venture otherwise payable to CSI and the Tribe at the rate of $750,000 per quarter for eight quarters. Kealii Okamalu will receive one-third of the net profits of the Quinn River Joint Venture. The Company is the manager of and holds a 50% ownership interest in Kealii Okamalu. Kealii Okamalu is a variable interest entity which we consolidate. The Quinn River Joint Venture is not a legal entity but rather a business operated by Kealii Okamalu.

Market Growth

Legal cannabis sales in the U.S. have grown substantially in recent years. This growth trend is expected to continue as more states legalize medical and recreational cannabis and as more consumers choose to make legal cannabis purchases instead of buying through traditional sources. Consumers who are learning about new research supporting the health and the perceived medical benefits of cannabis will be a secondary source of strong growth in the market for the next several years.

Cannabis sales in Nevada have exceeded all expectations since recreational sales began on July 1, 2017. Management believes that the Nevada market will continue to grow at double digit rates for the next few years. This expectation is supported by sales trends in other legal markets like Colorado and Washington.

Internal Growth Strategy

Oasis expects to continue to grow its dispensary market share both organically and by adding additional locations within the Nevada market. Oasis will seek to expand its footprint throughout the state in select locations with access to tourists or in residential areas with above average median income. The locations of the potential acquisitions will only matter to the extent that they are in preferable local jurisdictions. For licensing purposes, the physical location of a cannabis establishment in Nevada may be moved if it remains in the same local municipality or jurisdiction.

City Trees’ wholesale growth strategy focuses on more fully utilizing its new and expanded state-of-the-art Warehouse Facility, which was completed in December 2019, by adding new customers and increasing product line diversity, uniqueness, and penetration at each customer’s retail location. City Trees has about ____ customers with regular recurring orders at dispensaries located throughout Nevada. Oasis currently purchases about $________ per month in products from City Trees, which represents about ____% of City Trees’ total retail sales. As a result of these purchases, City Trees has reduced its cost of goods sold on all its SKUs by approximately half, increasing its gross margin.

Dispensary Operations

Oasis opened as a medical cannabis dispensary in 2015 and began retail sales to adults over the age of 21 on July 1, 2017. Customers and patients can browse the selection of inventory on display and ask questions to qualified staff with minimal wait times. The dispensary was renovated in November of 2019. The renovations included updating the sales floor by adding an additional 8 registers, as well as an inventory storage behind the sales staff which allows for a smoother and overall better customer experience within Oasis.

Inventory Management

The revenues of Oasis have increased since the onset of the COVID-19 pandemic. The operations of the Oasis dispensary, however, have changed markedly since the onset of COVID-19. Prior to the pandemic, almost all of the Oasis sales were made in its dispensary. In recent months, approximately 20% of its sales were made via delivery or curbside sales and approximately 80% of sales were made in the dispensary.

All inventory is tracked in the state-mandated METRC seed to sale tracking system. Additionally, we have implemented Leaf Logix for our point of sale and internal inventory management system. Each item is stored in a designated physical location that is also reflected in the inventory control system. All products are prepackaged before arriving at the retail store and a barcode is added to each package to ensure the proper products are fulfilled in each order. Leaf Logix synchronizes its sales and inventory data with METRC, but we also regularly reconcile the two systems for additional assurance of compliance with state mandated inventory tracking accuracy. Regular, independent inventory counts ensure that any physical variances from the tracking system are detected and addressed immediately. All product that is unusable is destroyed and logged with photo-evidence according to state regulations.

Product Selection

Product selections are currently managed by a team comprised of the Director of CLS Nevada, General Manager, and Inventory Team Leader/Purchaser. As Oasis adds new locations, it will form a centralized purchasing team supervised by the Director that will ensure there is consistent product selection across all locations. The Inventory Team Leader/Purchaser, or the Director will be responsible for negotiating bulk purchase discounts and maintaining target gross margins. Inventory Team Leader/Purchaser or Director will also be responsible for quality assurance and product mix. Each new vendor is researched, and their operations are visited whenever possible. Product samples are distributed to various employees and feedback is reviewed before making final product decisions. Oasis carries between 30 and 40 different cultivars or “strains” of cannabis flowers in addition to a wide variety of cannabis products such as vaporizers, concentrated oil, edibles, capsules, tinctures, and beverages.

Payment System and Banking

Payments made at Oasis can be completed via cash or a debit cashless ATM system. Cash risk is minimized by making regular deposits in our bank account at a credit union, located in Colorado. Cash deposits are picked up by armed personnel and taken to the LA Federal Reserve Bank where the deposit is made on our behalf.

Home Delivery

Home delivery is currently about 10% of the total sales mix of Oasis. Customers can call or place orders online for both pickup and delivery. The current delivery fees are as follows: $50.00 minimum through $74.99 (subtotal) is a $10.00 delivery fee; $75.00 through $99.99 (subtotal) is a $7.00 delivery fee; and all sales over $100.00 (subtotal) get free delivery. Home deliveries average well over $100 per order, which is about 75% higher than in-store orders. Oasis is centrally located within the Las Vegas valley which makes it roughly equally distant from all areas of town. This allows the store to have a much wider geographic reach than it otherwise would. Many locals work on the Las Vegas Strip close to the store and will shop there when going to and from a shift. Offering delivery also allows them to conveniently make a purchase from Oasis without having to drive past a cannabis store that might be located closer to their homes. Many consumers prefer the convenience of home delivery and this allows Oasis to be their dispensary of choice regardless of how close they live to the store.

Pricing Strategy

Oasis targets at least a 60% - 65% gross margin when determining pricing for any given product. Market dynamics such as supply, demand, and competitive pressure can cause variances from the target. The Inventory Team Leader/Purchaser of Oasis, as part of the purchasing team, conducts a pricing survey for all new products to determine which of the competition in close proximity carries the product and how much such competition is charging for similar products.

Marketing Strategy

Oasis uses a variety of methods to reach consumers including billboards, paid digital and video online ads, social media, marketing to rideshare drivers, and social engagement through a calendar of events at its community center called Community Oasis. It also uses radio advertisements to gain extra exposure for special events, such as April 20th and Halloween celebrations. These radio advertisements have proven to be effective and cost efficient only when there is a new event or great offer to share, so they are used only for a limited time and when there is a compelling message. Further, Oasis is recognized as the local choice and has an aggressive rewards program that serves to keep locals engaged in the brand. In order to stay top of mind with their consumers Oasis sends out daily text messages to over 10,000 people and weekly emails to an additional 10,000 people. Oasis employs a Director of Marketing who is responsible for developing and implementing the quarterly marketing strategies that coincide with different seasons and events in Las Vegas.

Cultivation, Production & Wholesale Sales Operations

City Trees’ wholesale laboratory operations are now fully operational, with all oil being manufactured in-house and formulated into a variety of finished products for sale and distribution to retail cannabis stores and medical dispensaries throughout Nevada. The laboratory throughput and design was implemented in such a way that extra capacity could be absorbed by third party toll processing, and as such, City Trees’ is processing approximately 300 pounds of raw material per month for third party vendors between both ethanol and hydrocarbon extraction methods. The entire division processes approximately 1,200 pounds of biomass extracted with ethanol and 500 pounds of biomass extracted with hydrocarbons, monthly. The ability to produce has significantly improved the cost of goods sold for Oasis. (See section entitled “Expansion of Cultivation Facilities” below.)

City Trees’ grow operation cultivates plants for breeding and preserves quality stock and does not harvest its plants for either production or for sale to third parties. Some of these cultivars are High Times Cannabis Cup Winners which provide intrinsic value for not only breeding but for possible licensing deals with exclusive rights and/or access. In January 2021, City Trees launched a new division, Trichome Harvest Company, specializing in toll processing for regional and national cannabis brands licensed in the state of Nevada with a variety of transaction types and negotiable terms.

Expansion of Cultivation Facilities

City Trees Cultivation is in the preliminary stages of expanding its grow operation and implementing additional manufacturing operations using both Alternative Solutions’ existing processing methods and our patented processing methods. City Trees Cultivation intends to build out a grow operation to manufacture products for Oasis. Based on current wholesale prices for cannabis, however, which are relatively low due to ample supply, these plans are on hold, we will continue to monitor wholesale cannabis press and determine if and when to proceed.

Product Line

City Trees offers the following product lines to its wholesale customers:

●         The vaporizer, live and cured concentrate product line consists of proprietary blends of cannabis oil and terpenes filled into custom branded City Trees vaporizers that utilize ceramic heating technology to deliver clean, even heat without using a wick like most traditional vaporizers. We recently launched six new flavors, including Mango Haze, GMO, Cherry Cola, LV Confidential, Gasolina and cucumber melon.

●         The City Trees line of tinctures includes a 1 to 1 to 1 CBD to THC to CBG ratio, 20 to 1 and 1 to 1 CBD to THC ratios, as well as THC only versions. The tinctures are available in four different carriers and flavors, MCT oil, agave nectar, chocolate agave nectar and orange cream.

Pricing Strategy

The raw materials cost inputs have dropped over the last year because of an increase in the supply of raw materials to produce THC distillate We target retail prices to be competitive against other high-end brands and to deliver strong margins to City Trees and its retail customers.

Single Stream Inventory

In Nevada, as long as a wholesale facility holds both a medical and a recreational license, it may sell products to dispensaries that may be sold to both recreational and medical customers. As long as the dispensary also holds both licenses, the inventory may be sold to either type of customer as long as it came from a wholesale company with both license types. This reduces logistical challenges that would otherwise arise from having two separate streams of inventory to service the medical and adult-use segments.

Licenses

A Cannabis Retail Store License or Medical Cannabis Dispensary Registration Certificate allows for the sale of cannabis products to the applicable end consumer. A company must hold both licenses to be able to sell products to both types of consumers. A cannabis retail store and a medical cannabis dispensary may also deliver to residents in Nevada without any additional licensing. Both local and state licenses are required.

A Retail (adult-use or recreational) Cannabis Cultivation or Medical Cannabis Cultivation Registration Certificate allows the holder to grow as much cannabis as it can in its approved cultivation space. There is no limitation to the number of plants that may be grown at any time. The Cannabis Compliance Board can limit the amount of cultivation space through a public meeting if it determines such a limitation is needed.

A Retail (adult-use or recreational) Cannabis Product Manufacturing license or Medical Cannabis Production Registration Certificate allows for the extraction, conversion, and manufacturing of raw cannabis material into finished consumer packaged goods. The Cannabis Compliance Board (“CCB”) must approve all formulas, processes, equipment, products, and packaging prior to any manufacturing or sales.

A Retail (adult-use or recreational) Cannabis Distributor License allows licensees to deliver wholesale products from a cultivator or manufacturer to a retail store. This is only a requirement for products that could be sold to recreational customers. Many vertically integrated operators are forced to use third party distributors to deliver products from their wholesale facilities to their own stores and to other customers. City Trees holds one of a limited number of distributor licenses that exist to serve the more than 60 medical dispensaries or retail stores and approximately 200 wholesalers in the state. Oasis is licensed to operate in the City of Las Vegas as a Dual-Licensed Medical Marijuana Dispensary and Marijuana Retail Store Business, and in the State of Nevada as a Medical Cannabis Dispensary Establishment and a Cannabis Retail Store. City Trees Production is licensed to operate in the State of Nevada as a Medical Cannabis Production Establishment, a Retail Cannabis Product Manufacturing facility and a Retail Cannabis Distributor. City Trees is also licensed to operate in the State of Nevada as a Medical Cannabis Cultivation Facility and a Retail Cannabis Cultivator. Please see “Our Business – Regulation and Licensure – Oasis LLC Licenses” for a complete list of state and local licenses held by the Oasis LLCs and “Our Business – Regulation and Licensure – Nevada Licenses and Regulations” for additional information regarding Nevada licensures.

Specialized Skill & Knowledge

Commercial cannabis cultivation requires access to employees with specialized skills and knowledge in order to maximize harvest quality and yield in addition to having the capacity for developing new varieties. Botanical extraction of concentrated oils, product formulation and product manufacturing each require their own specific sets of specialized skill and knowledge to ensure maximization of yields and quality from extraction and to create consistent, high quality products. Additionally, the operation of a quality retail cannabis store requires extensive product knowledge to provide the optimal experience for customers. Each of these operations requires extensive knowledge and understanding of the Nevada regulatory landscape to ensure compliance with all local and state laws and regulations.

The Director of Laboratory Operations has gained important skills and knowledge through experience with all areas needed to run a successful cultivation and extraction operation. These include indoor warehouse, outdoor, greenhouse, greenhouse light deprivation, meristem tissue culture, hydroponic irrigation/fertigation, DWC, coco, soil, rockwool, no-till, organic and synthetic feedings, and non-solvent, hydrocarbon, ethanol, and CO2 extraction respectively. With these skills and knowledge, we expect the Company to continue to develop unique, new strains that are only available to City Trees and will build on the current knowledge of the organization through testing new techniques and technologies in a small research and development room within the cultivation facility. The previous experience of the management team of CLS Nevada, along with independent consultation, is the basis for Oasis’ proprietary standard operating procedures that we believe will ensure consistent quality and yield performance.

The extraction/product formulation team is headed by a Doctor of Pharmacy and includes employees with hands-on experience in cannabis extraction and product manufacturing. This provides access to both the technical and hands-on applications of knowledge that benefits product formulation in addition to extraction efficiency and productivity.

The leadership at CLS Nevada is knowledgeable in all the products available in the United States market because the leadership at Oasis has operated in Nevada since the beginning of medical cannabis sales.

We conduct ongoing training to ensure compliance with all laws and regulations. The leadership of each business unit attends regular compliance training conducted by local and state officials which provides content and updates for internal training.

In addition to our internal resources, there is a broad market of skilled employees with cannabis knowledge and experience in Nevada to facilitate growth of the labor force.

Competitive Conditions

We currently operate in the Nevada cannabis market, which has limited licensing opportunities for retail locations in accordance with state regulations. These conditions create significant barriers to entry for new competition.

There is currently no legal limitation on the number of cultivation and product manufacturing licenses that may be issued and there is no limitation on how much can be grown or produced with those licenses. However, the CCB is tasked with determining what it believes is an adequate supply of cultivation and production licenses and at present there is no open application period.

The limitation on the number of licenses available for retail creates a significant barrier to entry for potential competition in the retail cannabis market. Acquisition is the only method available for most companies to enter the state’s retail cannabis market absent changes in legislation. There is also a 10% legal limitation on the number of retail licenses that may be owned by any one entity within a given county. The size and number of locations in a potential acquisition are limited as a result. These conditions mitigate the risk of losing market share to new companies entering the Nevada retail market.

The wholesale market, however, is more fluid. At present, both supply and demand for raw cannabis are increasing, but the increase in supply precipitated by the commencement of recreational sales is outpacing the increase in demand. As a result, Nevada wholesale prices have decreased over the last year. We have undertaken and, in some cases, completed various expansion projects to meet the additional demand but we are carefully watching changes in the supply market. Most of the additional supply has been provided by existing participants within the market as very few new cultivation licenses have been issued since 2018. The ability to expand facilities without limitation will allow the market to reach an equilibrium wholesale price point without the need to license additional operators. Although there is no legal limitation on cultivation and production licenses, we do not currently anticipate that new licenses will be issued because there is no open application period at this time for new cultivation or production licenses.

Regardless of whether supply remains high, we believe we can benefit from market conditions. A low cost for raw cannabis will likely benefit our production operation, which is expected to ramp up now that our Warehousing Facility expansion is complete and our state-of-the-art processing facility is operational, as we expect that we can produce more quality product with less raw cannabis, thus partially offsetting the impact of low wholesale prices. Low wholesale prices could also benefit our Oasis dispensary as this reduces our cost of product. If conditions change and supply is reduced, we can expand our cultivation facility.

Components

Raw materials for processing and manufacturing are available from a variety of sources. Oasis maintains relationships with various suppliers for each key component of the raw materials to mitigate vendor concentration risk. City Trees wholesale operations is the sole purchaser of raw materials within the organization because the retail operation only stocks finished consumer packaged products. Raw materials are currently purchased from third parties and oils, to a larger extent, are processed for Oasis by City Trees.

The following table describes the key components of the supply chain for City Trees products:

Raw Material Item	Description	# of Suppliers	Pricing	Internal Sourcing
Raw Cannabis Trim	Raw cannabis leaf that is trimmed from raw flowers that will be sold directly to consumers. Trim makes up the majority of what is extracted into oil.	8+	Wholesale prices are currently in the range of $200 - $450 per pound. Target pricing is $220 per pound in order to match the cost of sourcing finished bulk oil.	Gradually increasing amount will be sourced internally upon completion of Phase 1 and Phase 2.
Raw Cannabis Flower

Raw cannabis flower is typically trimmed, packaged and sold to consumers or it is rolled into pre-rolled joints, packaged and sold to consumers. City Trees is currently purchasing cured and fresh frozen flower for extraction of its hydrocarbon concentrates.

		5+	Wholesale prices for extraction material currently range from $300 - $600 per pound.	Gradually increasing amount will be sourced internally for City Trees upon completion of Phase 1 and Phase 2.
Bulk Distillate Cannabis Oil	Cannabis oil refined through distillation processes that maximize potency and remove impurities.	1	Wholesale prices currently range from $7 - $9 per gram.	City Trees produces 100% of its own bulk distillate cannabis oil for all its products and also wholesales bulk liters through its toll processing division.
Custom All-in-One Disposable Vaporizer Pens	Cannabis oil vaporizer “pens” with ceramic heating that contain a single use battery charge customized with City Trees logos and imagery.	2	$3.66 each	N/A
Vaporizer Pen Cartridges and Custom Batteries	Cannabis oil vaporizer cartridges with ceramic heating that attach to a rechargeable battery customized with City Trees logos and imagery.	2	Cartridges: $1.95 each Custom Batteries: $5.75 each	N/A
Botanical Terpenes	Natural compounds found in essential oils of plants with strong fragrance and flavor. Some terpenes have been shown to be biologically active with specific effects	2	Isolated Terpenes: $130-$770 per kilogram	Some terpenes will be sourced internally through a fractional distillation process.
CBD Isolate	Cannabidiol (CBD) in powder form that is 99.9% pure CBD	2	Wholesale prices range from $600 ‑ $900 per kilogram	N/A

Intellectual Property

Domains

We have protected Internet domain names with the following registered domains as of the date of this Prospectus:

●	https://www.clsholdingsinc.com/

●	https://oasiscannabis.com/

●	http://www.citytrees.com/

Patent and Trademarks

We have developed extraction and processing methods that are proprietary and, on April 24, 2018, the Company (via CLS Labs) was awarded a non-provisional U.S. utility patent for cannabidiol extraction and conversion process (the “Extraction Process”) by the United States Patent and Trademark Office (U.S. patent number 9,950,976 B1). The Extraction Process is expected to result in increased product consistency, cost savings for growers, and increased anticipated revenues for us due to the larger amount of Delta-9 THC that we believe it can produce. We may use a version of the patented technology on a smaller scale at our Warehouse Facility and/or license the technology to others.

Internal testing of the Extraction Process has revealed that such process produces a cleaner, higher quality product and a higher yield than the cannabinoid extraction processes currently existing in the marketplace. We have not commercialized the Extraction Process. We plan to generate revenues through licensing, fee-for-service and joint venture arrangements related to the Extraction Process from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

We intend to monetize the Extraction Process and generate revenues through (i) the licensing of its patented processes to others, (ii) the processing of cannabis for others, and (iii) the purchase of cannabis and the processing and sale of cannabis-related products. We plan to accomplish this through the acquisition of companies, the creation of joint ventures, through licensing agreements, and through fee-for-service arrangements with growers and dispensaries of cannabis products. We then intend to explore the creation of its own brand of concentrates for consumer use, which it would sell wholesale to cannabis dispensaries. We believe that it can standardize the testing, compliance and labeling of its products in the cannabis industry.

Employees

As of April ____, 2022, the Oasis LLCs had ___ employees in total, __ of which are full-time employees and __ of which are part-time employees. The employees are distributed among the following departments:

Nevada Market Administration	Number of Employees
Administrative	4
Accounting	4

Oasis Cannabis Retail
Product Sales and Customer Service	25
Inventory Control	8
Dispatch / Delivery	11
Safety / Security	5
Management / Leadership	1
Communications / Marketing	2

City Trees Wholesale
Wholesale Sales and Distribution	6
Leadership	4
Cultivation / Product Manufacturing	6
Fulfillment	6
Inventory Control	2
Safety / Security	2
Communications / Marketing	1

Total Employees	87

We believe in equal opportunity employment and we recruit, hire and promote individuals that are best qualified for each position without regard to race, color, creed, sex, national origin or handicap. We pride ourselves on using a selection process that recruits people who are trainable, co-operative and share the core values of the Company. Our employees are highly-talented individuals who have educational achievements ranging from masters and undergraduate degrees in a wide range of disciplines, as well as staff who have been trained on the job to uphold the highest standards set as a Company.

We recruit based on a rigorous interview process to ensure the right candidates are selected for the Company and the individual team. In addition to adherence to our core values, it requires that each employee acts with integrity and constant striving to uphold the highest professional standards.

In addition, the safety of our employees is a priority and we are committed to the prevention of illness and injury through the provision and maintenance of a healthy workplace. We take all reasonable step to ensure staff are appropriately informed and trained to ensure the safety of themselves as well as others around them.

In addition to the Oasis employees, the Company employs three executive and management personnel and engages one consultant in a management capacity.

As a result of the COVID-19 pandemic, we initially furloughed 23 of our employees, including 19 dispensary employees and 4 employees of City Trees. As our dispensary and our City Trees’ revenues have steadily improved and now exceed pre-COVID-19 levels, we have rehired all the furloughed employees who wished to return and have replaced all of the jobs lost at the onset of the pandemic.

Growth Strategy

Our growth strategy includes the following plans:

●	Securing capital for the construction of processing centers.

●	Obtaining the necessary state and local licensure for each proposed facility.

●

Securing initial licensing, processing or sales arrangements, as applicable, with growers and dispensaries. Such arrangements may result from marketing efforts, relationships within the industry or the CLS Consulting business.

●	Constructing processing facilities.

●	Expanding per-facility capacity and increasing revenues.

●	Developing a national brand of cannabis concentrates, which will be sold wholesale to dispensaries, through standardization of the testing, compliance and labeling process.

We also intend to grow through select acquisitions in secondary and tertiary markets, targeting newly regulated states that we believe offer a competitive advantage. Our goal at this time is to become a successful regional cannabis company.

Regulation and Licensure

Despite 36 states, the District of Columbia, and four U.S. territories having legalized or decriminalized cannabis use for recreational or medical purposes, the prescription, use and possession of cannabis remains illegal under federal law. As such, although we will only operate processing facilities in states that permit the possession, sale and use of cannabis, certain activities of our business, including the possession of cannabis for processing and the sale of cannabis concentrates, will be in violation of federal law.

Enforcement of United States Federal Laws

In the United States, cannabis is highly regulated at the state level. To our knowledge, over half of the United States of America, plus the District of Columbia, and four territories have legalized cannabis in some form, including recreational use of cannabis in many states. Additional states have legalized CBD, low THC oils for a limited class of patients. Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a Schedule I controlled substance under the Controlled Substances Act (codified in 21 U.S.C.A. Section 812). Under United States federal law, a Schedule I drug is considered to have a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the substance under medical supervision. Federal law prohibits commercial production and sale of all Schedule I controlled substances, and as such, cannabis-related activities, including without limitation, the importation, cultivation, manufacture, distribution, sale and possession of cannabis that remain illegal under U.S. federal law. It is also illegal to aid or abet such activities or to conspire or attempt to engage in such activities. Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor provide a defense to any federal proceeding brought against the Company. An investor’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, including, but not limited to, forfeiture of his, her or its entire investment, fines and/or imprisonments.

As a result of the conflicting views between states and the federal government regarding cannabis, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. The so-called “Cole Memorandum” or “Cole Memo” issued by former Deputy Attorney General James Cole on August 29, 2013 and other Obama-era cannabis policy guidance, discussed below, provided the framework for managing the tension between federal and state cannabis laws. Subsequently, as discussed below, Attorney General Jeff Sessions rescinded the Cole Memo and related policy guidance. Although no longer in effect, these policies, and the enforcement priorities established within, appear to continue to be followed during the Trump administration and remain critical factors that inform the past and future trend of state-based legalization.

On January 4, 2018, former Attorney General Jeff Sessions rescinded the Cole Memo, the Cole Banking Memorandum, and all other related Obama-era DOJ cannabis enforcement guidance. While the rescission did not change federal law, as the Cole Memo and other DOJ guidance documents were not themselves laws, the rescission removed the DOJ’s formal policy that state-regulated cannabis businesses in compliance with the Cole Memo guidelines should not be a prosecutorial priority. Notably, Attorney General Sessions’ rescission of the Cole Memo has not affected the status of the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) memorandum issued by the Department of Treasury, which remains in effect. This memorandum outlines Bank Secrecy Act-compliant pathways for financial institutions to service state-sanctioned cannabis businesses, which echoed the enforcement priorities outlined in the Cole Memo. In addition to his rescission of the Cole Memo, Attorney General Sessions issued a one-page memorandum known as the “Sessions Memorandum”. The Sessions Memorandum explains the DOJ’s rationale for rescinding all past DOJ cannabis enforcement guidance, claiming that Obama-era enforcement policies are “unnecessary” due to existing general enforcement guidance adopted in the 1980s, in chapter 9.27.230 of the USAM. The USAM enforcement priorities, like those of the Cole Memo, are based on the use of the federal government’s limited resources and include “law enforcement priorities set by the Attorney General,” the “seriousness” of the alleged crimes, the “deterrent effect of criminal prosecution,” and “the cumulative impact of particular crimes on the community.” Although the Sessions Memorandum emphasizes that cannabis is a federally illegal Schedule I controlled substance, it does not otherwise instruct U.S. Attorneys to consider the prosecution of cannabis-related offenses a DOJ priority, and in practice, most U.S. Attorneys have not changed their prosecutorial approach to date. However, due to the lack of specific direction in the Sessions Memorandum as to the priority federal prosecutors should ascribe to such cannabis activities, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

William Barr served as United States Attorney General from February 14, 2019 to December 23, 2020. The DOJ under Mr. Barr did not take a formal position on federal enforcement of laws relating to cannabis. On March 11, 2021, United States President Biden’s nominee, Merrick Garland was sworn in as the U.S. Attorney General. During his campaign, President Biden stated a policy goal to decriminalize possession of cannabis at the federal level, but he has not publicly supported the full legalization of cannabis. It is unclear what impact, if any, the new administration will have on U.S. federal government enforcement policy on cannabis. Nonetheless, there is no guarantee that the position of the Department of Justice will not change.

Such potential proceedings could involve significant restrictions being imposed upon the Company or third parties, and also divert the attention of key executives. Such proceedings could have a material adverse effect on our business, revenues, operating results and financial condition as well as our reputation, even if such proceedings were concluded successfully in favor of the Company. See “Risk Factors”.

For the reasons set forth above, our existing operations in the United States, and any future operations or investments the Company may engage in, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada. As a result, the Company may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to operate in the United States or any other jurisdiction. See “Risk Factors”.

Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in the United States or elsewhere. A negative shift in the public’s perception of medical cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical cannabis, thereby limiting the number of new state jurisdictions into which the Company could expand. Any inability to fully implement our expansion strategy may have a material adverse effect on our business, financial condition and results of operations. See “Risk Factors”.

Further, violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its holding (directly or indirectly) of medical cannabis licenses in the United States, the listing of its securities on various stock exchanges, its financial position, operating results, profitability or liquidity or the market price of its publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial. See “Risk Factors”.

United States Enforcement Proceedings

An appropriations rider contained in the fiscal year 2015, 2016, 2017, 2018, 2019, 2020 and 2021 Consolidated Appropriations Acts (formerly known as the “Rohrabacher-Farr Amendment”; now known as the “Rohrabacher-Blumenauer Amendment” and currently proposed for the next appropriations rider as the “Joyce Amendment”, referred to herein as the “Amendment”) provides budgetary constraints on the federal government’s ability to interfere with the implementation of state-based medical cannabis laws. The Ninth Circuit Court of Appeals and other courts have interpreted the language to mean that the DOJ cannot expend funds to prosecute state-law-abiding medical cannabis operators complying strictly with state medical cannabis laws. The Amendment prohibits the federal government from using congressionally appropriated funds to prevent states from implementing their own medical cannabis laws. Previously the Amendment was extended until December 8, 2018, as part of the passage of an emergency aid package. The Amendment has now been renewed and is effective through September 30, 2021. Through his signing statement, former President Trump reiterated that the Department of Justice may not use any funds to prevent implementation of medical cannabis laws by various States and territories, and “I will treat this provision consistent with the President’s constitutional responsibility to faithfully execute the laws of the United States.” Continued reauthorization of the Amendment is predicated on future political developments and cannot be guaranteed. If the Amendment expires, federal prosecutors could prosecute even state-compliant medical cannabis operators for conduct within the five-year statute of limitations. The Amendment does not protect state legal adult-use cannabis businesses and the DOJ may spend funds to prosecute persons that are operating in accordance with state adult use cannabis laws. However, the United States Congress also passed the Blumenauer-McClintock-Norton-Lee Amendment which would provide legal protection for all state legal cannabis activities. It is unclear whether the amendment language will be included in the Senate appropriations language. Various other pieces of legislation have been introduced by members of Congress that would legalize cannabis at a federal level, although it is uncertain if any of the proposed bills will gain any traction.

Ability to Access Public and Private Capital

We have historically, and continue to have, access to equity and debt financing from the public and prospectus exempt (private placement) markets in Canada and, to a lesser extent, in the United States. Our executive team and board of directors also have extensive relationships with sources of private capital (such as funds and high net worth individuals), that could be investigated at a higher cost of capital. If such equity and/or debt financing was no longer available in the public markets due to changes in applicable law, then the Company expects that it would have access to raise equity and/or debt financing privately.

Although we are not able to obtain bank financing in the U.S. or financing from other U.S. federally regulated entities, we currently have access to equity financing through the private markets in Canada and in the United States. Since the use of cannabis is illegal under U.S. federal law, and in light of concerns in the banking industry regarding money laundering and other federal financial crime related to cannabis, U.S. banks have been reluctant to accept deposit funds from businesses involved with the cannabis industry. Consequently, businesses involved in the cannabis industry often have difficulty finding a bank willing to accept their business. Likewise, cannabis businesses have limited, if any, access to credit card processing services. As a result, cannabis businesses in the U.S. are largely cash-based. This complicates the implementation of financial controls and increases security issues.

Commercial banks, private equity firms and venture capital firms have approached the cannabis industry cautiously to date. However, there are increasing numbers of high net worth individuals and family offices that have made meaningful investments in companies and projects similar to our projects. Although there has been an increase in the amount of private financing available over the last several years, there is neither a broad nor deep pool of institutional capital that is available to cannabis license holders and license applicants. There can be no assurance that additional financing, if raised privately, will be available to us when needed or on terms which are acceptable. Our inability to raise financing to fund capital expenditures or acquisitions could limit our growth and may have a material adverse effect upon future profitability. See “Risk Factors”.

State-Level Overview

The following sections present an overview of market and regulatory conditions for the cannabis industry in the state of Nevada, in which we have an operating presence in, and is presented as of ________, 2022, unless otherwise indicated. Although our activities are compliant with applicable United States state and local law, strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company.

Nevada Cannabis Licenses and the COVID-19 Pandemic

On March 12, 2020, Governor Steven Sisolak declared a State of Emergency related to the COVID-19 global pandemic. This State of Emergency was initiated due to the multiple confirmed and presumptive cases of COVID-19 in the State of Nevada. On March 17, 2020, pursuant to the Declaration of Emergency, Governor Sisolak released the Nevada Health Response COVID-19 Risk Mitigation Initiative (“Initiative”). This Initiative provided guidance related to the March 12 Declaration of Emergency, requiring Nevadans to stay home and all nonessential businesses to temporarily close to the public for thirty (30) days. In the Initiative, it was declared that licensed cannabis stores and medical dispensaries could remain open only if employees and consumers strictly adhered to the social distancing protocols.

In light of the Initiative, Governor Sisolak issued Declaration of Emergency Directive 003 on March 20, 2020 which mandated retail cannabis dispensaries to operate as delivery only. On April 29, 2020, Governor Sisolak issued Declaration of Emergency Directive 016 which amended the cannabis section of Directive 003 and permitted licensed cannabis dispensaries to engage in retail sales on a curbside pickup or home delivery basis pursuant to guidance from the Cannabis Compliance Board. Through Directive 016, licensed cannabis dispensaries were able to begin curbside pickup on May 1, 2020 so long as the facility adhered to protocols developed by the CCB.

In accordance with Directive 016, the CCB released guidelines related to curbside pickup requiring all facilities wishing to offer curbside pickup to first submit and receive approval from the CCB. Serenity Wellness Center LLC developed the required procedures and submitted and received State approval on April 30, 2020 to conduct curbside pickup sales effective May 1, 2020. Further, the City of Las Vegas required cannabis facilities to obtain a temporary 30-day curbside pickup permit. Serenity Wellness Center LLC was issued its first temporary curbside pickup permit from the City of Las Vegas on May 1, 2020. Serenity Wellness Center LLC has subsequently received a temporary curbside permit every thirty (30) days thereafter. Upon expiration every 30 days, the City of Las Vegas reviews the licensee and determines if a new temporary permit shall be issued.

On May 7, 2020, Governor Sisolak issued Declaration of Emergency Directive 018. Directive 018 worked to reopen the State of Nevada as a part of Phase One of the Nevada United: Roadmap to Recovery Plan introduced by Governor Sisolak on April 30, 2020. Directive 018 provided that, in addition to curbside pickup or home delivery, licensed cannabis dispensaries could engage in retail sales on an in-store basis effective May 9, 2020, pursuant to guidance from the CCB. The CCB required facilities wishing to engage in limited in-store retail sales to submit Standard Operating Procedures and receive approval of the same. Serenity Wellness Center LLC developed the required procedures and submitted and received State approval on May 8, 2020 to conduct limited in-store retail sales effective May 9, 2020. The City of Las Vegas did not require a separate permit for limited in-store sales.

On July 31, 2020, Governor Sisolak issued Declaration of Emergency Directive 029 reaffirming The Nevada United: Roadmap to Recovery Plan. Directive 029 stated that all directives promulgated pursuant to the March 12, 2020 Declaration of Emergency or subsections thereof set to expire on July 31, 2020, would remain in effect for the duration of the current state of emergency unless terminated prior to that date by a subsequent directive or by operation of law associated with lifting the Declaration of Emergency. Further, Directive 029, having become effective at 11:59 PM on Friday, July 31, 2020 shall remain in effect until terminated by a subsequent directive promulgated pursuant to the March 12, 2020 Declaration of Emergency, or dissolution or lifting of the Declaration of Emergency itself, to facilitate the State’s response to the COVID-19 pandemic.

Nevada Summary

Medical Cannabis Program

Nevada has a medical cannabis program and passed an adult-use legalization through the ballot box in November 2016. In 2000, Nevada voters passed an amendment to the Nevada state constitution allowing physicians to recommend cannabis for an inclusive set of qualifying conditions including chronic pain and created a limited non-commercial medical cannabis patient/caregiver system. Senate Bill 374, which passed the legislature and was signed by the Governor in 2013, expanded this program and established a for-profit regulated medical cannabis industry.

The Nevada Division of Public and Behavioral Health licensed medical cannabis establishments up until July 1, 2017 when the state’s medical cannabis program merged with adult-use cannabis enforcement under the Nevada Department Of Taxation. In 2019 Nevada Governor established the Cannabis Compliance Board which took over the regulation of cannabis on July 1, 2020. In 2014, Nevada accepted medical cannabis business applications and a few months later the Division approved 182 cultivation licenses, 118 licenses for the production of edibles and infused products, 17 independent testing laboratories, and 55 medical cannabis dispensary licenses. The number of dispensary licenses was then increased to 66 by legislative action in 2015. In 2017 these medical cannabis establishments were able to apply for and obtain retail cannabis licenses of the same type (cultivation, production, laboratory or dispensary). From September 7, 2018 to September 20, 2018 Nevada began accepting retail cannabis store business applications and shortly thereafter in December 2018, the State of Nevada awarded sixty-one (61) retail cannabis store licenses. The application process was merit-based, competitive, and is currently closed. Residency is not required to own or invest in a Nevada medical cannabis business or recreational cannabis business. In addition, vertical integration is neither required nor prohibited. Nevada’s medical law includes patient reciprocity, which permits medical patients from other states to purchase cannabis from Nevada dispensaries. Nevada also allows for dispensaries to deliver medical cannabis to patients.

Each medical cannabis establishment must maintain a medical cannabis establishment registration certificate with the CCB. Among other requirements, there are minimum liquidity requirements and restrictions on the geographic location of a medical cannabis establishments as well as restrictions relating to the age and criminal background of employees, owners, officers and board members of the establishment. All employees must be over 21 and all owners, officers and board members must not have any previous felony convictions or had a previously granted medical cannabis registration revoked. Additionally, each volunteer, employee, owner, officer and board member of a medical cannabis establishment must be registered with the CCB as a medical cannabis agent and hold a valid medical cannabis establishment agent card. The establishment must have adequate security measures and use an electronic verification system and inventory control system. If the medical cannabis establishment will sell or deliver edible cannabis products or cannabis-infused products, proposed operating procedures for handling such products which must be preapproved by the CCB.

In response to the rescission of the Cole Memorandum, former Nevada Attorney General Adam Laxalt issued a public statement, pledging to defend the law after it was approved by voters. Former Nevada Governor Brian Sandoval also stated, “Since Nevada voters approved the legalization of recreational cannabis in 2016, I have called for a well-regulated, restricted and respected industry. My administration has worked to ensure these priorities are met while implementing the will of the voters and remaining within the guidelines of both the Cole and Wilkinson federal memos,” and that he would like for Nevada to follow in the footsteps of Colorado, where the U.S. attorneys do not plan to change the approach to prosecuting crimes involving recreational cannabis.

To our knowledge, there have not been any additional statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Nevada.

In determining whether to issue a medical cannabis establishment registration certificate pursuant to NRS 453A.322, the Nevada Division of Public and Behavioral Health or the Nevada Department of Taxation, in addition the application requirements set out, considered the following criteria of merit:

(a)	the total financial resources of the applicant, both liquid and illiquid;

(b)

the previous experience of the persons who are proposed to be owners, officers or board members of the proposed medical cannabis establishment at operating other businesses or non- profit organizations;

(c)	the educational achievements of the persons who are proposed to be owners, officers or board members of the proposed medical cannabis establishment;

(d)

any demonstrated knowledge or expertise on the part of the persons who are proposed to be owners, officers or board members of the proposed medical cannabis establishment with respect to the compassionate use of cannabis to treat medical conditions;

(e)	whether the proposed location of the proposed medical cannabis establishment would be convenient to serve the needs of persons who are authorized to engage in the medical use of cannabis;

(f)	the likely impact of the proposed medical cannabis establishment on the community in which it is proposed to be located;

(g)	the adequacy of the size of the proposed medical cannabis establishment to serve the needs of persons who are authorized to engage in the medical use of cannabis;

(h)	whether the applicant has an integrated plan for the care, quality and safekeeping of medical cannabis from seed to sale;

(i)

the amount of taxes paid to, or other beneficial financial contributions made to, the State of Nevada or its political subdivisions by the applicant or the persons who are proposed to be owners, officers or board members of the proposed medical cannabis establishment; and

(j)	any other criteria of merit that the Division determines to be relevant.

A medical cannabis registration certificate expires one year after the date of issuance and may be renewed upon resubmission of the application information to the CCB and a payment of the renewal fee.

Governor Sisolak has signed multiple Assembly Bills and Senate Bills having to do with or affecting both retail and medical aspects in the cannabis industry. Specifically, Senate Bill 430 effects the medical cannabis industry, amending NRS 453A.050, to further expand the definition of chronic or debilitating medical condition as it is defined in relation to the medical use of cannabis. The new definition includes: an anxiety disorder, autism spectrum disorder, autoimmune disease, dependence upon opioids, anorexia, medical condition related to acquired immune deficiency syndrome (AIDS) or the human immunodeficiency virus (HIV) and a neuropathic condition. The applicable sections of Nevada Revised Statutes continues to protect a person who holds a valid registry identification card or letter of approval from state prosecution for possession, delivery and production of cannabis.

Adult-Use Retail Cannabis Program

The sale of cannabis for adult-use in Nevada was approved by ballot initiative on November 8, 2016. Nevada Revised Statute 453D required the NV DOT to begin receiving applications for the licensing of cannabis establishments on or before January 1, 2018. Title 56 of Nevada Revised Statutes and Nevada Cannabis Compliance Regulations (NCCR)exempts a person who is 21 years of age or older from state or local prosecution for possession, use, consumption, purchase, transportation or cultivation of certain amounts of cannabis.

In February 2017, the Nevada Department of Taxation announced plans to issue “early start” recreational cannabis establishment licenses in the summer of 2017. Beginning on July 1, 2017, these licenses allowed cannabis establishments holding both a retail cannabis store and dispensary license to sell their existing medical cannabis inventory as either medical or adult-use cannabis. Starting July 1, 2017, medical and adult-use cannabis have incurred a 15% excise tax on the first wholesale sale (calculated on the fair market value) and adult-use cannabis have incurred an additional 10% special retail cannabis sales tax in addition to any general state and local sales and use taxes. Effective July 1, 2019, revenue collected from the 10% excise tax on retail cannabis stores is deposited into the State Distributive School Account in the State General Fund.

On July 1, 2020, portions of Assembly Bill 533 went into effect. Among the provisions of AB 533 that went into effect are any person who owns more than five percent (5%) ownership interest in a cannabis establishment has to obtain a cannabis establishment agent registration card for a cannabis executive and person who owns less than five percent (5%) must either obtain a waiver for the agent registration card requirement or obtain an agent registration card.

On January 16, 2018, the Marijuana Enforcement Division of the NV DOT issued final rules governing its adult-use cannabis program, pursuant to which up to sixty-six (66) permanent adult-use cannabis dispensary licenses were to be issued. That application period occurred in September 2018 and there is ongoing litigation relating to that licensing process that is currently pending appeal through Nevada’s state courts.

Under Nevada’s adult-use cannabis law, the CCB licenses cannabis cultivation facilities, product manufacturing facilities, distributors, retail stores and testing facilities. After merging medical and adult-use cannabis regulation and enforcement into the Marijuana Enforcement Division of the Department of Taxation in 2017, Governor Sisolak has now created the single regulatory agency known as the “Cannabis Compliance Board” that took over the regulation of the program on July 1, 2020. For the first 18 months of retail cannabis starting in 2017, applications to the Department for adult-use establishment licenses were only accepted from existing medical cannabis establishment certificate holders and existing liquor distributors for the adult-use distribution license, but in September 2018 applications for retail cannabis stores were accepted and conditional licenses were issued in December 2018. In enforcing the new regulations, the CCB has filed formal complaints against several licensees for various violations of the NCCR. The CCB has sought significant monetary penalties, and suspension or revocation of certain cannabis licenses.

There are five types of retail cannabis establishment licenses under Nevada’s retail cannabis program:

1.

Cultivation Facility - licensed to cultivate (grow), process, and package cannabis; to have cannabis tested by a testing facility; and to sell cannabis to retail cannabis stores, to cannabis product manufacturing facilities, and to other cultivation facilities, but not to consumers.

2.	Distributor - licensed to transport cannabis from a cannabis establishment to another cannabis establishment. For example, from a cultivation facility to a retail store.

3.

Product Manufacturing Facility - licensed to purchase cannabis; manufacture, process, and package cannabis and cannabis products; and sell cannabis and cannabis products to other product manufacturing facilities and to retail cannabis stores, but not to consumers. Cannabis products include things like edibles, ointments, and tinctures.

4.	Testing Facility - licensed to test cannabis and cannabis products, including for potency and contaminants.

5.

Retail Store - licensed to purchase cannabis from cultivation facilities, cannabis and cannabis products from product manufacturing facilities, and cannabis from other retail stores; can sell cannabis and cannabis products to consumers.

The NV DOT conducted public consultation and received public comments on the Revised Proposed Adult-Use Marijuana Regulation (LCB File No. R092-17) dated December 13, 2017 (the “Nevada Adult-Use Regulation”). On February 27, 2018, the NV DOT adopted the Nevada Adult-Use Regulations and the NV DOT began accepting applications for adult-use cannabis registration certificates shortly thereafter. In December of 2018, the Department of Taxation awarded 61 conditional retail cannabis store licenses throughout the State of Nevada. There is ongoing litigation regarding the issuance of these licenses.

In determining who shall receive a license for a retail cannabis store in response to the request for applications made pursuant to NAC 453D.260, the Department ranked the applications in order from first to last based on compliance with NAC 453D and chapter 453D of NRS and on the following content:

a.	Whether the owners, officers or board members have experience operating another kind of business that has given them experience which is applicable to the operation of a cannabis establishment;

b.	The diversity of the owners, officers or board members of the proposed cannabis establishment;

c.	The educational achievements of the owners, officers or board members of the proposed cannabis establishment;

d.	The financial plan and resources of the applicant, both liquid and illiquid;

e.	Whether the applicant has an adequate integrated plan for the care, quality and safekeeping of cannabis from seed to sale;

f.

The amount of taxes paid and other beneficial financial contributions, including, without limitation, civic or philanthropic involvement with this State or its political subdivisions, by the applicant or the owners, officers or board members of the proposed cannabis establishment;

g.

Whether the owners, officers or board members of the proposed cannabis establishment have direct experience with the operation of a medical cannabis establishment or cannabis establishment in this State and demonstrated a record of operating such an establishment in compliance with the laws and regulations of this State for an adequate period of time to demonstrate success;

h.	The experience of key personnel that the applicant intends to employ in operating the type of cannabis establishment for which the applicant seeks a license; and

i.	Any other criteria that the Department determines to be relevant.

In response to the ever-changing cannabis industry, Governor Sisolak has signed Assembly Bills: 132, 466, and 533 along with Senate Bills: 346, and 545, amongst others, all relating to the cannabis industry in the State of Nevada.

Assembly Bill 132, which went into effect on January 1, 2020, provides that it is unlawful for an employer to refuse/fail to hire a prospective employee who submitted to a drug test and the results showed a presence of cannabis. AB 132 does not apply to persons applying to be a firefighter or medical tech, whom operates a motor vehicle or a person whose employment affects the safety of others.

Assembly Bill 466 requires the creation of a pilot program to facilitate certain financial transactions relating to cannabis. AB 466 began on October 1, 2019 and is set to expire, by limitation, on June 23, 2023. The goals of AB 466 are to give cannabis establishments a financial institution that will allow them to continue to strive towards reducing the risk to the safety and welfare of the public that is seen when large sums of cash are present, provide cannabis establishments with a safe way to pay taxes, prevent revenue from going to criminal enterprises and prevent the distribution of cannabis to minors. AB 466 has built in reporting provisions which state that the State Treasurer shall submit to the Director of the Legislative Counsel Bureau a report about the pilot program before December 1, 2020 and every six (6) months thereafter. The Nevada legislature meets every two years and convened on February 1, 2021. Although it is impossible to predict with certainty, we anticipate that due to the heavy lobbying efforts by the cannabis industry that there will be several cannabis related issues addressed during the 2021 legislative session. Some issues that may be addressed at the session that could impact our business activities involve transfers of ownership in publicly traded companies and the issuance of securities by publicly traded companies.

Assembly Bill 533 was approved by Governor Sisolak on June 12, 2018. Included in AB 533 is Section 52 which calls for the creation of the Cannabis Advisory Commission (CAM) and the Cannabis Compliance Board (CCB). Any reference to NV DOT and the need for NV DOT approval discussed herein, now means that CCB approval is required. The CAM shall be comprised of Officers and Members appointed by the Governor. The purpose of the CAM is to study issues and make recommendations to the CCB in regard to cannabis regulations. Additionally, the CAM will recommend to the CCB any guidelines, rules or regulations or changes to existing ones. Furthermore, the CAM will study the distribution of licenses, emerging technologies for collecting data and recommend to the board any statutory changes that the Commission determines to be appropriate. The CCB was created as a part of Section 54 of Assembly Bill 533. AB 533 calls for the authority to license and regulate persons and establishments involved in the cannabis industry in this State to be transferred to the Cannabis Compliance Board. The CCB consists of five (5) members appointed by Governor Sisolak. The Nevada legislature modeled the CCB after the successful Nevada Gaming Control Board. The CCB licenses, registers and regulates cannabis establishments and those who are engaged in the production and/or sale of cannabis and cannabis products. Additionally, section 65 of AB 533 outlines the procedures by which the CCB can adopt regulations and provides the procedure by which the Legislative Commission can review those regulations. Among other things, the CCB regulates ownership of cannabis companies and requires approvals of and regulatory filings by certain owners of cannabis companies, which requirements remain subject to change and interpretation. There is a major private equity fund that has invested in us, and we recently learned that the CCB is requiring an officer of that fund to make a submission to it and be vetted by it. This submission is now in process. Section 57 of AB 533 outlines that the CCB can perform certain audits of the accounts, programs, funds, activities, and functions of the licensees or they are authorized to require the Department of Taxation to do so. Section 68 provides the procedures for disciplinary actions if a cannabis establishment violates any provision or has an unsatisfactory audit.

Section 178 of Assembly Bill 533 went into effect on July 1, 2020 further expands on the concept that a person who is 21 years of age or older is exempt from state prosecution for:

A.	The possession, delivery or production of cannabis;

B.	The possession or delivery of paraphernalia;

C.	Aiding and abetting another in the possession, delivery or production of cannabis;

D.	Aiding and abetting another in the possession or delivery of paraphernalia;

E.	Any combination of the acts described in paragraphs (a) to (d), inclusive; and

F.	Any other criminal offense in which the possession, delivery or production of cannabis or the possession or delivery of paraphernalia is an element.

The legislative intent behind Section 178 is to provide protections for persons and establishments engaged in certain actions relating to the adult use of cannabis. Section 178 extends the provision of no state prosecution to persons being in the presence or vicinity of the adult use of cannabis in accordance with the provisions of this title.

In addition to the Assembly Bills passed, Governor Sisolak also passed various Senate Bills related to the cannabis industry. As mentioned below in Training, Senate Bill (SB) 346 allows for an independent contractor to enter into a contract to provide training of medical cannabis establishment and cannabis establishment agents.

Senate Bill 430 amends NRS 453A.050 to further expand the definition of chronic or debilitating medical condition as it is defined in relation to the medical use of cannabis. The new definition includes: an anxiety disorder, autism spectrum disorder, autoimmune disease, dependence upon opioids, anorexia, medical condition related to acquired immune deficiency syndrome (AIDS) or the human immunodeficiency virus (HIV) and a neuropathic condition. As mentioned previously, NRS 453A.050 continues to protect a person lawfully consuming medical cannabis from state prosecution for the possession, delivery or production of cannabis.

Nevada Licenses and Regulations

In the state of Nevada, only cannabis that is grown or produced in the state by a licensed establishment may be sold in the state.

A retail cannabis store license permits the holder to purchase cannabis from Nevada licensed cultivation facilities, cannabis products from Nevada licensed product manufacturing facilities and cannabis from other Nevada licensed retail stores and allows the sale of cannabis and cannabis products to consumers. No cannabis or cannabis infused products may be brought into Nevada from outside of Nevada. Unlicensed cannabis activities are subject to harsh criminal penalties under Nevada state law.

A medical cannabis dispensary registration certificate permits the holder to purchase medical cannabis from Nevada licensed medical cultivation facilities, medical cannabis products from Nevada licensed medical product manufacturing facilities and medical cannabis from other Nevada licensed cannabis dispensaries and allows the sale of medical cannabis and medical cannabis products to consumers. No medical cannabis or medical cannabis infused products may be brought into Nevada from outside of Nevada. Unlicensed medical cannabis activities are subject to harsh criminal penalties under Nevada state law.

A medical cultivation license permits its holder to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell cannabis and related supplies to medical cannabis dispensaries, facilities for the production of edible medical cannabis products and/or medical cannabis-infused products, or other medical cannabis cultivation facilities.

A retail cultivation license permits its holders to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell cannabis and related supplies to retail cannabis stores, retail cannabis production facilities for the production of edible, cannabis products and/or cannabis infused products or other retail cannabis cultivation facilities.

The medical product manufacturing license permits its holder to acquire, possess, manufacture, deliver, transfer, transport, supply, or sell edible cannabis products or cannabis infused products to other medical cannabis production facilities or medical cannabis dispensaries.

The retail product manufacturing license permits its holder to acquire, possess, manufacture, deliver, transfer, transport, supply, or sell edible cannabis products or cannabis infused products to other retail cannabis production facilities or retail cannabis stores

Reporting Requirements

The state of Nevada uses a computerized track and trace system used to track commercial cannabis activity and seed-to-sale. Individual licensees, whether directly or through third-party integration systems, are required to push data to the state to meet all reporting requirements. See section entitled “Compliance with Applicable State Law in the United States” below.)

Storage and Security

To ensure the safety and security of cannabis business premises and to maintain adequate controls against the diversion, theft, and loss of cannabis or cannabis products, Nevada state law requires the following:

(a)	be an enclosed, locked facility;

(b)	have a single secure entrance;

(c)

train employees in security measures and controls, emergency response protocol, confidentiality requirements, safe handling of equipment, procedures for handling products, as well as the differences in strains, methods of consumption, methods of cultivation, methods of fertilization and methods for health monitoring;

(d)	install security equipment to deter and prevent unauthorized entrances, which includes:

a.	devices that detect unauthorized intrusion which may include a signal system; and

b.	exterior lighting to facilitate surveillance;

(e)	electronic monitoring must be in place, which includes:

a.	at least one call-up monitor that is 19 inches or more;

b.	a video printer capable of immediately producing a clear still photo from any video camera image;

c.

video cameras with recording resolution of at least 1920 x 1080, or the equivalent, at a rate of at least 15 frames per second, which records 24 hours a day and is capable of being accessed remotely by a law enforcement agency in real time upon request.

d.

video cameras with a recording resolution of at least 720 x 480 which provides coverage of all entrances to and exits from limited access areas and all entrances to and exits from the building and which can identify any activity occurring in or adjacent to the building;

e.

a video camera at each point-of-sale location which allows for the identification of any person who holds a valid registry identification card, including, without limitation, a designated primary caregiver, purchasing medical cannabis;

f.	a video camera in each grow room which can identify any activity occurring within the grow room in low light conditions;

g.	a method for storing video recordings from the video cameras for at least thirty (30) calendar days;

h.	a failure notification system that provides an audible and visual notification of any failure in the electronic monitoring system;

i.	sufficient battery backup for video cameras and recording equipment to support at least five (5) minutes of recording in the event of a power outage; and

j.	security alarm to alert local law enforcement of unauthorized breach of security; and

(f)	implement security procedures that:

a.	restrict access of the establishment to only those persons/employees authorized to be there;

b.	deter and prevent theft;

c.	provide identification (badge) for those persons/employees authorized to be in the establishment;

d.	prevent loitering;

e.	require and explain electronic monitoring; and

f.	require and explain the use of automatic or electronic notification to alert local law enforcement of an unauthorized breach of security.

Training

In accordance with SB 346, an independent contractor is authorized to enter into a contract to provide training of medical cannabis establishment agents and cannabis establishment agents. The independent contractor is required to submit a plan to the CCB describing the manner their training will be conducted.

Transportation

In Nevada, cannabis may only be transported from a licensed cultivation or production facility by a licensed cannabis distributor. Prior to transporting the cannabis or cannabis products, the distributor must complete a trip plan which includes: the agent name and registration number providing and receiving the cannabis; the date and start time of the trip; a description, including the amount, of the cannabis or cannabis products being transported; and the anticipated route of transportation.

During the transportation of cannabis or cannabis products, the licensed cannabis distributor agent must: (a) carry a copy of the trip plan with him or her for the duration of the trip; (b) have his or her cannabis establishment agent card in his or her immediate possession; (c) use a vehicle without any identification relating to cannabis and which is equipped with a secure lockbox or locking cargo area which must be used for the sanitary and secure transportation of cannabis, or cannabis products; (d) have a means of communicating with the cannabis establishment for which he or she is providing the transportation; and (e) ensure that all cannabis or cannabis products are not visible. After transporting cannabis or cannabis products, a licensed cannabis distributor agent must enter the end time of the trip and any changes to the trip plan that was completed.

Each licensed cannabis distributor agent transporting cannabis or cannabis products must report any: (a) vehicle accident that occurs during the transportation to a person designated by the cannabis distributor to receive such reports within two (2) hours after the accident occurs; and (b) loss or theft of cannabis or cannabis products that occurs during the transportation to a person designated by the cannabis distributor to receive such reports immediately after the cannabis establishment agent becomes aware of the loss or theft. A cannabis distributor that receives a report of loss or theft pursuant to this paragraph must immediately report the loss or theft to the appropriate law enforcement agency and to the CCB. The distributor must report any unauthorized stop that lasts longer than two (2) hours to the CCB.

A cannabis distributor shall maintain the required documents and provide a copy of the documents required to the CCB for review upon request. Each cannabis distributor shall maintain a log of all received reports.

Employees of licensed cannabis distributors, including drivers transporting cannabis and cannabis products, must be 21 years of age or older and must obtain a valid cannabis establishment agent registration card issued by the CCB. If a cannabis distributor is co-located with another type of business, all employees of co-located businesses must have cannabis establishment agent registration cards unless the co-located business does not include common entrances, exits, break room, restrooms, locker rooms, loading docks, and other areas as are expedient for business and appropriate for the site as determined and approved by CCB inspectors. While engaged in the transportation of cannabis and cannabis products, any person that occupies a transport vehicle when it is loaded with cannabis or cannabis products must have their physical cannabis establishment agent registration card in their possession.

All drivers must carry in the vehicle valid driver’s insurance at the limits required by the State of Nevada and the CCB. All drivers must be bonded in an amount sufficient to cover any claim that could be brought, or disclose to all parties that their drivers are not bonded. Cannabis establishment agent registration cardholders and the licensed cannabis distributor they work for are responsible for the cannabis and cannabis product once they take control of the product and leave the premises of the cannabis establishment.

There is no load limit on the amount or weight of cannabis and cannabis products that are being transported by a licensed cannabis distributor. Cannabis distributors are required to adhere to CCB regulations and those required through their insurance coverage. The motor vehicle which a cannabis distributor uses to transport cannabis shall be equipped with an audible car alarm. When transporting by vehicle, cannabis and cannabis product must be in a lockbox or locked cargo area. A trunk of a vehicle is not considered secure storage unless there is no access from within the vehicle and it is not the same key access as the vehicle. Live plants can be transported in a fully enclosed, windowless locked trailer or secured area inside the body/compartment of a locked van or truck so that they are not visible to the outside. If the value of the cannabis and cannabis products being transported by vehicle is in excess of $25,000 (the insured fair market value per the shipping manifest), the transporting vehicle will have no less than two (2) of the cannabis distributor’s cannabis establishment agent registration cardholders involved in the transportation. All cannabis and cannabis product must be tagged for purposes of inventory tracking with a unique identifying label as required by the CCB and remain tagged during transport. This unique identifying label should be similar to the stamp for cigarette distribution. All cannabis and cannabis products when transported by vehicle must be transported in sealed packages and containers and remain unopened during transport. All cannabis and cannabis product transported by vehicle should be inventoried and accounted for in the inventory tracking system. Loading and unloading of cannabis and cannabis products from the transporting vehicle must be within view of existing video surveillance systems prior to leaving the origination location. Security requirements are required for the transportation of cannabis and cannabis products.

Oasis LLC Licenses

Oasis is licensed to operate in the City of Las Vegas as a Dual Use Marijuana Business and in the State of Nevada as a Medical Cannabis Dispensary Establishment and a Retail Cannabis Store. City Trees Production is licensed to operate in the state of Nevada as a Medical Cannabis Production Establishment, a Retail Cannabis Product Manufacturing facility and a Retail Cannabis Distributor. City Trees Production is licensed to operate in the state of Nevada as a Medical Cannabis Cultivation Facility and a Retail Cannabis Cultivator. The table below lists the licenses issued to the Oasis LLCs in respect of the Oasis LLCs’ operations in Nevada (including municipal licenses). Under applicable laws, the licenses permit the Oasis LLCs to cultivate, manufacture, process, package, sell, and purchase cannabis pursuant to the terms of the licenses, which are issued by the NV DOT and CCB under the provisions of Nevada Revised Statutes (“NRS”) sections 678A, 678B, 678C and 678D and the associated sections of the Nevada Administrative Code, CCB regulations and local regulations pertaining to cannabis businesses. All licenses are independently issued for each approved activity for use at the Oasis LLCs’ facilities in Nevada.

All cannabis establishments must register with the CCB. If applications contain all required information and after vetting by officers, establishments may be issued a cannabis license or medical cannabis establishment registration certificate only during an open application period. In a local governmental jurisdiction that issues business licenses, the issuance by the CCB of a cannabis license or medical cannabis establishment registration certificate is considered provisional or conditional until the local government has issued a business license for operation and the establishment is in compliance with all applicable local governmental ordinances. Final licenses and registration certificates are valid for a period of one year and are subject to annual renewals after required fees are paid and the business remains in good standing. Renewal requests are typically communicated through email or mailings from the CCB and include a renewal form or application. The renewal periods serve as an update for the CCB on the licensee’s status. Maintaining the licenses in good standing is critical to the success of a cannabis business in Nevada. Failure to adhere to the regulations can result in significant fines and penalties, including the suspension or revocation of the license.

The licenses are independently issued for each approved activity for use at Oasis LLC facilities. The table below lists the licenses issued to the Oasis LLCs in respect of their operations in Nevada.

Licenses in the State of Nevada

Holding Entity	Permit/License	Location City	Expiration/Renewal Date	Description
Serenity Wellness Center LLC d/b/a Oasis Cannabis	D90 - Medical Marijuana Dispensary License #: M66-00051	Las Vegas	01/01/2022	City of Las Vegas Marijuana Business License for a Medical Dispensary
Serenity Wellness Center LLC d/b/a Oasis Cannabis	R90 - Retail Marijuana Store (Rec Sales) License # M66-00052	Las Vegas	01/01/2022	City of Las Vegas Marijuana Business License for a Retail Marijuana Store
Serenity Wellness Center LLC d/b/a Oasis Medical Cannabis	Medical Marijuana Registration Certificate: # 02916424476864783141 MME Code: D046		06/30/2022	State of NV Final Registration Certificate – Medical Marijuana Dispensary Establishment
Serenity Wellness Center LLC d/b/a Oasis Medical Cannabis	Retail Marijuana Store License #: 55910347793434478299 ME Code: RD046		06/30/2022	State of NV – Retail Marijuana Store License
Oasis Cannabis	G50 – General Retail Sales Drug Paraphernalia License #: G66-07378	Las Vegas	**08/01/2021	City of Las Vegas general retail sales license
Community Oasis LLC	A51 – Automated Teller Operator License #: G63-09197	Las Vegas	12/01/2021	City of Las Vegas license to operate an automated teller

Holding Entity	Permit/License	Location City	Expiration/Renewal Date	Description
Serenity Wellness Products LLC d/b/a City Trees	MM Production – GS License #: BL105437	North Las Vegas	10/31/2021 *Renews every 90 days	City of North Las Vegas Marijuana Production License
Serenity Wellness Products LLC d/b/a City Trees	RM Rec Production – GS License #: BL111296	North Las Vegas	10/31/2021 *Renews every 90 days	City of North Las Vegas Marijuana Production License
Serenity Wellness Products LLC d/b/a City Trees	Marijuana Distributor License #: 2020313713	Henderson	09/30/2021	City of Henderson Marijuana Distributor License
Serenity Wellness Products LLC d/b/a City Trees	Medical Marijuana Registration Certificate: # 40297970315350477547 MME Code: P024		06/30/2022	State of NV Final Registration Certificate – Medical Marijuana Production Establishment
Serenity Wellness Products LLC d/b/a City Trees	Retail Marijuana Product Manufacturing License #: 79484750509886968559 ME Code: RP024		06/30/2022	State of NV Retail Marijuana Product Manufacturing License
Serenity Wellness Products LLC d/b/a City Trees	Retail Marijuana Distributor License #: 61611537222691531848 ME Code: T073		06/30/2022	State of NV Retail Marijuana Distributor License
Serenity Wellness Products LLC d/b/a City Trees	Z90 - Medical Marijuana Production Facility OLV Marijuana Production License #: M65-00015		01/01/2022	City of Las Vegas license required to sell to dispensaries within its jurisdiction
Serenity Wellness Growers LLC d/b/a City Trees	MM Cultivation - GS License #: BL105436	North Las Vegas	10/30/2021 *Renews every 90 days	City of North Las Vegas Marijuana Cultivation License
Serenity Wellness Growers LLC d/b/a City Trees	RM Rec Cultivation – GS License #: BL111295	North Las Vegas	10/30/2021 *Renews every 90 days	City of North Las Vegas Marijuana Cultivation License
Serenity Wellness Growers LLC d/b/a City Trees	Medical Marijuana Registration Certificate: 36161311931874315998 MME Code: C039		06/30/2022	State of NV Medical Marijuana Cultivation Facility Registration Certificate
Serenity Wellness Growers LLC d/b/a City Trees	Retail Marijuana Cultivator License #: 77486514896179438118 ME Code: RC039		06/30/2022	State of NV Retail Marijuana Cultivator License
Serenity Wellness Growers LLC d/b/a City Trees	X90 – Medical Marijuana Cultivation Facility OLV License #: M65-00014	Las Vegas	01/01/2022	City of Las Vegas license required to sell cannabis within its jurisdiction

** Renewal payment sent but new license not yet received.

Nevada Reporting Requirements

The state of Nevada uses METRC as the state’s computerized T&T system for seed-to-sale. Individual licensees whether directly or through third-party integration systems are required to push data to the state to meet all reporting requirements. The Oasis LLCs have designated an in-house computerized seed to sale software that integrate with METRC via API (GreenBits), which captures the required data points for cultivation, manufacturing and retail as required in Nevada Revised Statutes section 453A and 678.

Compliance with Applicable State Law in the United States

We, via the Oasis LLCs, are classified as having a “direct” involvement in the U.S. cannabis industry and are in compliance with applicable licensing requirements and the regulatory framework enacted by the state of Nevada. Neither the Company nor the Oasis LLCs are subject to any citations or notices of violation with applicable licensing requirements and the regulatory framework enacted by each applicable U.S. state which may have an impact on its licenses, business activities or operations.

We have in place a detailed compliance program overseen and maintained by external state and local regulatory/compliance counsel. Our internal compliance team (consisting of managers for each respective business unit) implements the compliance program.

Our internal compliance team oversees training for all employees, including on the following topics:

●	compliance with state and local laws

●	safe cannabis use

●	dispensing procedures

●	security and safety policies and procedures

●	inventory control

●	quality control

●	transportation procedures

Our compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery by a licensed distributor to sale or disposal. Only authorized, properly trained employees are allowed to access the Company’s computerized seed-to-sale system.

Our internal compliance team, together with external state and local regulatory/compliance counsel, monitors all compliance notifications from the regulators and inspectors in each market, timely resolving any issues identified. We keep records of all compliance notifications received from the state regulators or inspectors and how and when the issue was resolved.

Further, we have created comprehensive standard operating procedures that include detailed descriptions and instructions for receiving shipments of inventory, inventory tracking, recordkeeping and record retention practices related to inventory, as well as procedures for performing inventory reconciliation and ensuring the accuracy of inventory tracking and recordkeeping. We maintain accurate records of our inventory at all licensed facilities. Adherence to our standard operating procedures is mandatory and ensures that our operations are compliant with the rules set forth by the applicable state and local laws, regulations, ordinances, licenses and other requirements. We ensure adherence to standard operating procedures by regularly conducting internal inspections and ensure that any issues identified are resolved quickly and thoroughly.

In January 2018, former United States Attorney General, Jeff Sessions rescinded the Cole Memorandum and thereby created a vacuum of guidance for enforcement agencies and the Department of Justice.1 As an industry best practice, despite the recent rescission of the Cole Memorandum, the Company continues to do the following to ensure compliance with the guidance provided by the Cole Memorandum:

●

Ensure the operations of its subsidiaries are compliant with all licensing requirements that are set forth with regards to cannabis operation by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions. To this end, the Company retains appropriately experienced legal counsel to conduct the necessary due diligence to ensure compliance of such operations with all applicable regulations;

1  U.S. Dept. of Justice. (2013). Memorandum for all United States Attorneys re: Guidance Regarding Marijuana Enforcement. Washington, DC: US Government Printing Office. Retrieved from https://www.justice.gov/iso/opa/resources/3052013829132756857467.pdf.

●

the Company only works through licensed operators, which must pass a range of requirements, adhere to strict business practice standards and be subjected to strict regulatory oversight whereby sufficient checks and balances ensure that no revenue is distributed to criminal enterprises, gangs and cartels; and

●

we conduct reviews of products and product packaging to ensure that the products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

We, together with external state and local regulatory/compliance counsel, will continue to monitor compliance on an ongoing basis in accordance with our compliance program and standard operating procedures. While our operations are in material compliance with all applicable state laws, regulations and licensing requirements, such activities remain illegal under United States federal law. For the reasons described above and the risks further described in the “Risk Factors” section below, there are significant risks associated with the business of the Company. Readers are strongly encouraged to carefully read all of the risk factors contained in the “Risk Factors” section below.

Although state-licensed businesses engaged in such activities are currently proceeding largely free from federal prosecution and recently-enacted federal spending legislation prohibits the Department of Justice from using federal funds to prevent states from implementing their own cannabis laws, changes in congress or in the executive administration, including presidential elections, could result in changes to current federal enforcement policies regarding cannabis-related activities which are legal under certain state laws. Therefore, by operating the business, we will face the possibility of civil and criminal sanctions.

Additionally, certain states in which we seek to operate may prohibit non-resident companies from conducting business directly in the state. In such states, we will seek to enter into a collaborative arrangement with a local entity holding the necessary licensure, whereby we will agree to lease our facilities, equipment and employees to the licensed entity in exchange for a fee. Such an arrangement may be difficult to secure and/or expensive to maintain, as we will be reliant on the licensee to maintain its license in order to continue operations. Further, various state and local licensure application and approval processes may require significant time and expense, and, upon becoming authorized to do business in a state, it may be difficult or expensive for us to comply with the oft-changing laws, regulations and licensure requirements of each state and municipality where we are doing business.

We will need to obtain applicable state licenses in each state in which we will operate processing facilities. License requirements and procedures vary from state to state. The initial state in which we operate is Nevada.

PROPERTIES

The mailing address of our principal executive office is 11767 South Dixie Highway, Suite 115, Miami, Florida 33156. Alternative Solutions and the Oasis LLCs lease space for a dispensary and administrative offices at 1800 Industrial Road, Suites 100, 102, 160, and 180, Las Vegas, Nevada 89102, and for a cultivation and processing facility at 203 E. Mayflower Avenue, North Las Vegas, Nevada 89030.

Lease Arrangements

We lease several facilities for office, warehouse, and retail space as follows:

●

A lease that commenced in February 2019 for 1,400 square feet of office space located at 1718 Industrial Road, Las Vegas, NV 89102, for a term of eighteen months, and for rent of $1,785 per month. In June 2020, this lease was extended to August 31, 2022, with the monthly rent increasing to $1,866.70 until September 2021, after which time it will be subject to annual increases of 3%. The lease was extended again on April 1, 2022, effective September 1, 2022 until August 31, 2024. The monthly rent will increase on September 1, 2022 to $2,084.14 with annual increases of 3%.

●

A lease that commenced January 2018 for 1,000 square feet of storefront space plus 5,900 square feet of warehouse space located at 1800 Industrial Road, Suites 102, 160, and 180, Las Vegas, NV 89102, for a term of five years and for initial base rent of $7,500 per month, with annual increases of 3%. In February 2020, this lease was extended to February 28, 2030 and the monthly rent was increased by $600.

●

A lease that commenced in February 2019 for 2,504 square feet of office space located at 1800 Industrial Road, Suite 100, Las Vegas, NV 89102 for a term of eighteen months and for initial rent of $3,210 per month, with annual increases of 4%. In February 2020, this lease was extended to February 28, 2030, and the lease was modified to include annual rent increases of 3%.

●

A lease that commenced in January 2016 for 22,000 square feet of warehouse space located at 203 E. Mayflower Avenue, North Las Vegas, NV 89030 for a term of five years and initial rent of $11,000 per month, which amount increased to $29,000 per month on January 1, 2020. In June 2020, this lease was extended to February 28, 2026, and the monthly rent was amended as follows: $25,000 for the months of April, May, and June 2020; $22,500 for the months of March 2021 through February 2022; $23,175 for the months of March 2022 through February 2023; 23,870 for the months of March 2023 through February 2024; $24,586 for the months of March 2024 through February 2025; and $25,323 for the months of March 2025 through February 2026.

●

A lease that commenced on October 20, 2021 for approximately 30 acres of land for purposes of developing a cultivation facility along the Quinn River in Nevada at a cost of $3,500 per month (the “Quinn River Land Lease”). The Quinn River Land Lease has a term of 10 years beginning on the date of the first harvest generated by the Quinn River Joint Venture, or approximately 10.5 years, plus a 10 year renewal option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The management’s discussion and analysis of financial condition and results of operations of the Company as at and for the three and six months ended November 30, 2021 and 2020 and the years ended May 31, 2021 and 2020, should be read in conjunction with the Consolidated Financial Statements of the Company included in this Prospectus. The “MD&A” is presented as of the date of this Prospectus and is current to that date unless otherwise stated. The financial information presented in the MD&A is derived from the Consolidated Financial Statements of the Company. The MD&A contains forward-looking statements that involve risks, uncertainties and assumptions, including statements regarding anticipated developments in future financial periods and our plans and objectives. There can be no assurance that such information will prove to be accurate, and readers are cautioned not to place undue reliance on such forward-looking statements. See “Forward-Looking Statements” and “Risk Factors” in this Prospectus.

Unless otherwise stated all dollar amounts in the MD&A are in United States dollars (other than per share amounts and operating statistics).

History and Outlook

We were incorporated on March 31, 2011 as Adelt Design, Inc. to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced. On November 20, 2014, we adopted amended and restated articles of incorporation, thereby changing our name to CLS Holdings USA, Inc. Effective December 10, 2014, we effected a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-0.625 (the “Reverse Split”), wherein 0.625 shares of our common stock were issued in exchange for each share of common stock issued and outstanding.

On April 29, 2015, the Company, CLS Labs and the Merger Sub consummated the Merger, whereby the Merger Sub merged with and into CLS Labs, with CLS Labs remaining as the surviving entity. As a result of the Merger, we acquired the business of CLS Labs and abandoned our previous business. As such, only the financial statements of CLS Labs are included herein.

CLS Labs was originally incorporated in the state of Nevada on May 1, 2014 under the name RJF Labs, Inc. before changing its name to CLS Labs, Inc. on October 24, 2014. It was formed to commercialize a proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Testing in conjunction with two Colorado growers of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace.

On April 17, 2015, CLS Labs took its first step toward commercializing its proprietary methods and processes by entering into agreements through its wholly owned subsidiary, CLS Labs Colorado, with certain Colorado entities. During 2017, we suspended our plans to proceed with the Colorado arrangements due to regulatory delays and have not yet determined if or when we will pursue them again.

We have been issued a U.S. patent with respect to our proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes, and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. We have not yet commercialized our proprietary process. We plan to generate revenues through licensing, fee-for-service and joint venture arrangements related to our proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

We intend to monetize our extraction and conversion method and generate revenues through (i) the licensing of our patented proprietary methods and processes to others, (ii) the processing of cannabis for others, and (iii) the purchase of cannabis and the processing and sale of cannabis-related products. We plan to accomplish this through the acquisition of companies, the creation of joint ventures, through licensing agreements, and through fee-for-service arrangements with growers and dispensaries of cannabis products. We believe that we can establish a position as one of the premier cannabinoid extraction and processing companies in the industry. Assuming we do so, we then intend to explore the creation of our own brand of concentrates for consumer use, which we would sell wholesale to cannabis dispensaries. We believe that we can create a “gold standard” national brand by standardizing the testing, compliance and labeling of our products in an industry currently comprised of small, local businesses with erratic and unreliable product quality, testing practices and labeling. We also plan to offer consulting services through Cannabis Life Sciences Consulting, LLC, which will generate revenue by providing consulting services to cannabis-related businesses, including growers, dispensaries and laboratories, and driving business to our processing facilities. Finally, we intend to grow through select acquisitions in secondary and tertiary markets, targeting newly regulated states that we believe offer a competitive advantage. Our goal at this time is to become a successful regional cannabis company.

On December 4, 2017, we entered into the Acquisition Agreement with Alternative Solutions to acquire the outstanding equity interests in the Oasis LLCs. Pursuant to the Acquisition Agreement, as amended, we paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 on February 5, 2018, for an initial 10% of Alternative Solutions and each of the subsidiaries. At the closing of our purchase of the remaining 90% of the ownership interests in Alternative Solutions and the Oasis LLCs, which occurred on June 27, 2018, we paid the following consideration: $5,995,543 in cash, a $4.0 million promissory note due in December 2019, and $6,000,000 in shares of our common stock. The cash payment of $5,995,543 was less than the $6,200,000 payment originally contemplated because we assumed an additional $204,457 of liabilities. The Oasis Note, which was repaid in full in December 2019, was secured by all of the membership interests in Alternative Solutions and the Oasis LLCs and by the assets of the Oasis LLCs. At that time, we applied for regulatory approval to own an interest in the Oasis LLCs, which approval was received on June 21, 2018. Just prior to closing, the parties agreed that we would instead acquire all of the membership interests in Alternative Solutions, the parent of the Oasis LLCs, from its members, and the membership interests in the Oasis LLCs owned by members other than Alternative Solutions. We have applied for regulatory approval to own our interest in the Oasis LLCs through Alternative Solutions under the final structure of the transaction, which is currently under review.

On October 31, 2018, the Company, CLS Massachusetts, Inc., a Massachusetts corporation and a wholly-owned subsidiary of the Company (“CLS Massachusetts”), and In Good Health, Inc., a Massachusetts corporation (“IGH”), entered into an Option Agreement (the “IGH Option Agreement”). Under the terms of the IGH Option Agreement, CLS Massachusetts had an exclusive option to acquire all of the outstanding capital stock of IGH (the “IGH Option”) during the period beginning on the earlier of the date that is one year after the effective date of the conversion and December 1, 2019 and ending on the date that was 60 days after such date. If CLS Massachusetts exercised the IGH Option, the Company, a wholly-owned subsidiary of the Company and IGH would enter into a merger agreement (the form of which has been agreed to by the parties) (the “IGH Merger Agreement”). At the effective time of the merger contemplated by the IGH Merger Agreement, CLS Massachusetts would pay a purchase price of $47,500,000, subject to reduction as provided in the IGH Merger Agreement, payable as follows: $35 million in cash, $7.5 million in the form of a five-year promissory note, and $5 million in the form of restricted common stock of the Company, plus $2.5 million as consideration for a non-competition agreement with IGH’s President, payable in the form of a five-year promissory note. IGH and certain IGH stockholders holding sufficient aggregate voting power to approve the transactions contemplated by the IGH Merger Agreement had entered into agreements pursuant to which such stockholders had, among other things, agreed to vote in favor of such transactions. On October 31, 2018, as consideration for the IGH Option, we made a loan to IGH, in the principal amount of $5,000,000, subject to the terms and conditions set forth in that certain loan agreement, dated as of October 31, 2018 between IGH as the borrower and the Company as the lender. The loan was evidenced by a secured promissory note of IGH, which bore interest at the rate of 6% per annum and was to mature on October 31, 2021. To secure the obligations of IGH to us under the loan agreement and the promissory note, the Company and IGH entered into a security agreement dated as of October 31, 2018, pursuant to which IGH granted to us a first priority lien on and security interest in all personal property of IGH. If we did not exercise the Option on or prior to the date that was 30 days following the end of the option period, the loan amount was to be reduced to $2,500,000 as a break-up fee, subject to certain exceptions set forth in the IGH Option Agreement. On August 26, 2019, the parties amended the IGH Option Agreement to, among other things, delay the closing until January 2020. By letter agreement dated January 31, 2020, the parties extended the IGH Option Agreement to February 4, 2020. On February 4, 2020, CLS Massachusetts exercised the IGH Option and IGH subsequently asserted that CLS Massachusetts’ exercise was invalid.

By letter dated February 26, 2020, we informed IGH that as a result of its breaches of the IGH Option, which remained uncured, an event of default had occurred under the IGH Note. We further advised IGH that we were electing to cause the IGH Note to bear interest at the default rate of 15% per annum effective February 26, 2020 and to accelerate all amounts due under the IGH Note. On February 27, 2021, IGH informed CLS Massachusetts that it did not plan to make further payments under the IGH Note on the theory that the Break-Up fee excused additional payments. On March 3, 2020, we filed a claim for declaratory relief, among other things, requesting the court declare that CLS Massachusetts had validly exercised the IGH Option and instruct IGH to comply with its diligence requests and ultimately execute a merger agreement with us. This dispute, including whether IGH breached the IGH Option and whether CLS was entitled to collect default interest, was in litigation. During the twelve months ended May 31, 2021, we impaired the remaining amounts due under the IGH Note in the amount of $2,498,706, which included $2,497,884 in principal and $822 in accrued interest. As of November 30, 2021, the principal balance of the IGH Note was $0 and the interest receivable was $0.

On June 14, 2021, the parties to the IGH lawsuit entered into a confidential settlement agreement to resolve the action and a secured promissory note dated and executed by IGH in favor of us and effective June 11, 2021 (the “IGH Settlement Note”). Pursuant to the IGH Settlement Note, IGH shall pay us $3,000,000, $1,000,000 of which was paid on or before July 12, 2021. The remaining $2,000,000 and accrued interest is being paid in 12 equal monthly installments, which began on August 12, 2021. During the three months ended November 30, 2021, we received $522,156 under the IGH Settlement Note, which included $500,000 in principal and $22,156 in accrued interest. During the six months ended November 30, 2021, we received $1,696,328 under the IGH Settlement Note, which included $1,666,668 in principal and $29,660 in accrued interest. As of November 30, 2021, $1,333,333 was due under the IGH Settlement Note. We record amounts paid under the IGH Settlement Note as gains when payments are received.

On October 20, 2021, we entered into a management services agreement (the “Quinn River Joint Venture Agreement”) through our 50% owned subsidiary, Kealii Okamalu, LLC (“Kealii Okamalu”), with CSI Health MCD LLC (“CSI”) and a commission established by the authority of the Tribal Council of the Fort McDermitt Paiute and Shoshone Tribe (the “Tribe”). The purpose of the Quinn River Joint Venture Agreement is to establish a business (the “Quinn River Joint Venture”) to grow, cultivate, process and sell cannabis and related products. The Quinn River Joint Venture Agreement has a term of 10 years plus a 10 year renewal term from the date the first cannabis crop produced is harvested and sold. Pursuant to the Quinn River Joint Venture Agreement, Kealii Okamalu will lease approximately 30 acres of the Tribe’s land located along the Quinn River at a cost of $3,500 per month and manage the design, finance and construction of a cannabis cultivation facility on such tribal lands (the “Cultivation Facility”). Kealii Okamalu will also manage the ongoing operations of the Cultivation Facility and related business, including, but not limited to, cultivation of cannabis crops, personnel staffing, product packaging, testing, marketing and sales. Packaged products will be branded as “Quinn River Farms.” We will provide 10,000 square feet of warehouse space at our Las Vegas facility, and will have preferred vendor status including the right to purchase cannabis flower and the business’s cannabis trim at favorable prices. Kealii Okamalu will contribute $6 million towards the construction of the Cultivation Facility and the working capital for the Quinn River Joint Venture. This amount will be repaid from a portion of the net income of the Quinn River Joint Venture otherwise payable to CSI and the Tribe at the rate of $750,000 per quarter for eight quarters. Kealii Okamalu will received one-third of the net profits of the Quinn River Joint Venture.

On January 4, 2018, former Attorney General Jeff Sessions rescinded the memorandum issued by former Deputy Attorney General James Cole on August 29, 2013 (as amended on February 14, 2014, the “Cole Memo”), the Cole Banking Memorandum, and all other related Obama-era DOJ cannabis enforcement guidance. While the rescission did not change federal law, as the Cole Memo and other DOJ guidance documents were not themselves laws, the rescission removed the DOJ’s formal policy that state-regulated cannabis businesses in compliance with the Cole Memo guidelines should not be a prosecutorial priority. Notably, former Attorney General Sessions’ rescission of the Cole Memo has not affected the status of the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) memorandum issued by the Department of Treasury, which remains in effect. This memorandum outlines Bank Secrecy Act-compliant pathways for financial institutions to service state-sanctioned cannabis businesses, which echoed the enforcement priorities outlined in the Cole Memo. In addition to his rescission of the Cole Memo, Attorney General Sessions issued a one-page memorandum known as the “Sessions Memorandum”. The Sessions Memorandum explains the DOJ’s rationale for rescinding all past DOJ cannabis enforcement guidance, claiming that Obama-era enforcement policies are “unnecessary” due to existing general enforcement guidance adopted in the 1980s, in chapter 9.27.230 of the U.A. Attorneys’ Manual (“USAM”). The USAM enforcement priorities, like those of the Cole Memo, are based on the use of the federal government’s limited resources and include “law enforcement priorities set by the Attorney General,” the “seriousness” of the alleged crimes, the “deterrent effect of criminal prosecution,” and “the cumulative impact of particular crimes on the community.” Although the Sessions Memorandum emphasizes that cannabis is a federally illegal Schedule I controlled substance, it does not otherwise instruct U.S. Attorneys to consider the prosecution of cannabis-related offenses a DOJ priority, and in practice, most U.S. Attorneys have not changed their prosecutorial approach to date. However, due to the lack of specific direction in the Sessions Memorandum as to the priority federal prosecutors should ascribe to such cannabis activities, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

William Barr served as United States Attorney General from February 14, 2019 to December 23, 2020. The DOJ under Mr. Barr did not take a formal position on federal enforcement of laws relating to cannabis. On March 11, 2021, United States President Biden’s nominee, Merrick Garland was sworn in as the U.S. Attorney General. During his campaign, President Biden stated a policy goal to decriminalize possession of cannabis at the federal level, but he has not publicly supported the full legalization of cannabis. It is unclear what impact, if any, the new administration will have on U.S. federal government enforcement policy on cannabis. Nonetheless, there is no guarantee that the position of the Department of Justice will not change.

We incurred a net loss of $15,890,514 for the year ended May 31, 2021, and net income (loss) of ($348,972) and $78,627 for the three and six months ended November 30, 2021, respectively, resulting in an accumulated deficit of $92,736,638 as of May 31, 2021, which deficit decreased to $92,654,511 as of November 30, 2021. Although we achieved net income during the first half of fiscal 2022, these conditions continue to raise substantial doubt about our ability to continue as a going concern.

Recent Developments – COVID-19

On March 12, 2020, Governor Steven Sisolak declared a State of Emergency related to the COVID-19 global pandemic. This State of Emergency was initiated due to the multiple confirmed and presumptive cases of COVID-19 in the State of Nevada. On March 17, 2020, pursuant to the Declaration of Emergency, Governor Sisolak released the Nevada Health Response COVID-19 Risk Mitigation Initiative (“Initiative”). This Initiative provided guidance related to the March 12 Declaration of Emergency, requiring Nevadans to stay home and all nonessential businesses to temporarily close to the public for thirty (30) days. In the Initiative, it was declared that licensed cannabis stores and medical dispensaries could remain open only if employees and consumers strictly adhered to the social distancing protocols.

In light of the Initiative, Governor Sisolak issued Declaration of Emergency Directive 003 on March 20, 2020 which mandated retail cannabis dispensaries to operate as delivery only. On April 29, 2020, Governor Sisolak issued Declaration of Emergency Directive 016 which amended the cannabis section of Directive 003 and permitted licensed cannabis dispensaries to engage in retail sales on a curbside pickup or home delivery basis pursuant to guidance from the Cannabis Compliance Board. Through Directive 016, licensed cannabis dispensaries were able to begin curbside pickup on May 1, 2020 so long as the facility adhered to protocols developed by the Cannabis Compliance Board (“CCB”).

In accordance with Directive 016, the CCB released guidelines related to curbside pickup requiring all facilities wishing to offer curbside pickup to first submit and receive approval from the CCB. Serenity Wellness Center LLC developed the required procedures and submitted and received State approval on April 30, 2020 to conduct curbside pickup sales effective May 1, 2020. Further, the City of Las Vegas required cannabis facilities to obtain a temporary 30-day curbside pickup permit. Serenity Wellness Center LLC was issued its first temporary curbside pickup permit from the City of Las Vegas on May 1, 2020. Serenity Wellness Center LLC has subsequently received a temporary curbside permit every thirty (30) days thereafter. Upon expiration every 30 days, the City of Las Vegas reviews the licensee and determines if a new temporary permit shall be issued.

On May 7, 2020, Governor Sisolak issued Declaration of Emergency Directive 018. Directive 018 worked to reopen the State of Nevada as a part of Phase One of the Nevada United: Roadmap to Recovery Plan introduced by Governor Sisolak on April 30, 2020. Directive 018 provided that, in addition to curbside pickup or home delivery, licensed cannabis dispensaries could engage in retail sales on an in-store basis effective May 9, 2020, pursuant to guidance from the CCB. The CCB required facilities wishing to engage in limited in-store retail sales to submit Standard Operating Procedures and receive approval of the same. Serenity Wellness Center LLC developed the required procedures and submitted and received State approval on May 8, 2020 to conduct limited in-store retail sales effective May 9, 2020. The City of Las Vegas did not require a separate permit for limited in-store sales.

On July 31, 2020, Governor Sisolak issued Declaration of Emergency Directive 029 reaffirming The Nevada United: Roadmap to Recovery Plan. Directive 029 stated that all directives promulgated pursuant to the March 12, 2020 Declaration of Emergency or subsections thereof set to expire on July 31, 2020, would remain in effect for the duration of the current state of emergency unless terminated prior to that date by a subsequent directive or by operation of law associated with lifting the Declaration of Emergency. Further, Directive 029, having become effective at 11:59 PM on Friday, July 31, 2020 shall remain in effect until terminated by a subsequent directive promulgated pursuant to the March 12, 2020 Declaration of Emergency, or dissolution or lifting of the Declaration of Emergency itself, to facilitate the State’s response to the COVID-19 pandemic.

COVID-19 cases increased at a significant rate in November and December 2021 with the arrival of the Omicron variant but then sharply dropped off as we started 2022. As a result, our curbside and delivery programs have now returned to approximately 20% of total dispensary revenue. The number of transactions at our dispensary have increased recently, although the amount of each transaction decreased slightly primarily as a result of the cessation of special federal unemployment benefits.

The global pandemic of COVID-19 continues to evolve and the ways that our business may evolve to respond to the pandemic and the needs of our customers cannot be fully known.

Results of Operations for the Years Ended May 31, 2021 and May 31, 2020

The table below sets forth our expenses as a percentage of revenue for the applicable periods:

	Year Ended	Year Ended
	May 31, 2021	May 31, 2020
Revenue	100%	100%
Cost of Goods Sold	50%	50%
Gross Margin	50%	50%
Selling, General, and Administrative Expenses	56%	74%
Interest expense, net	19%	25%
Impairment of notes receivable	13%	-
Gain on settlement of liabilities	-	(2%)
Loss on amendment of debt	32%	-

The table below sets forth certain statistical and financial highlights for the applicable periods:

	Year Ended	Year Ended
	May 31, 2021	May 31, 2020
Number of Customers Served (Dispensary)	255,756	228,458
Revenue	$19,292,087	$11,917,629
Gross Profit	$9,647,326	$5,958,343
Impairment of Goodwill	$-	$25,181,003
Impairment of Note Receivable	$2,498,706	$-
Loss on Amendment of Debt	$6,105,679	$-
Net Loss	$(15,890,514)	$(30,657,973)
EBITDA (1)	$(9,057,822)	$(27,267,650)
Adjusted EBITDA (1)	$(123,617)	$(1,732,557)

(1) EBITDA and Adjusted EBITDA are non-GAAP financial performance measures and should not be considered as alternatives to net income(loss) or any other measure derived in accordance with GAAP. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our financial results as reported in accordance with GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. As required by the rules of the SEC, we provide below a reconciliation of the non-GAAP financial measures contained herein to the most directly comparable measure under GAAP. Management believes that EBITDA and Adjusted EBITDA provide relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management. Adjusted EBITDA excludes certain non-cash expenses not already excluded as part of EBITDA as well as the impact of the significant litigation expenses, which were associated with our action against IGH related to its breach of the IGH Option, and which has been settled. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of our profitability measures for the periods presented.

Reconciliation of net loss for the years ended May 31, 2021 and 2020 to EBITDA and Adjusted EBITDA is in the table below:

	Year Ended May 31, 2021	Year Ended May 31, 2020
Net Loss	$(15,890,514)	$(30,657,973)
Add:
Interest expense, net	$3,657,105	$2,941,131
Provision for income taxes	$2,490,295	$-
Depreciation and amortization	$685,292	$449,192
EBITDA	$(9,057,822)	$(27,267,650)

Other adjustments:
Impairment of goodwill	$-	$25,185,003
Non-recurring cash payments for litigation	$220,507	$134,259
Non-recurring impairment of note receivable	$2,498,706	$-
Non-recurring loss on amendment of convertible debentures	$6,105,679	$-
Non-recurring loss on disposal of assets	$-	$16,817
Non-cash compensation	$109,313	$199,014
Adjusted EBITDA	$(123,617)	$(1,732,557)

Revenues

We had revenue of $19,292,087 during the year ended May 31, 2021, an increase of $7,374,458, or 62%, compared to revenue of $11,917,629 during the year ended May 31, 2020. Our cannabis dispensary accounted for $14,595,115, or 76%, of our revenue for the year ended May 31, 2021, an increase of $5,230,010, or 56%, compared to $9,365,105 during the year ended May 31, 2020. Dispensary revenue also increased during the 2021 fiscal year because our average sales per day increased from $25,588 during fiscal 2020 to $39,987 during fiscal 2021. Our cannabis production accounted for $4,696,972, or 24%, of our revenue for the year ended May 31, 2021, an increase of $2,144,448, or 84%, compared to $2,552,524 for the year ended May 31, 2020. The increase in production revenues for fiscal 2021 was primarily due to delays during fiscal 2020 in making changes to our wholesale product mix dictated by market demand during construction of our state-of-the-art manufacturing facility. Such changes have now been implemented. The increase in wholesale revenue for fiscal 2021 was primarily due to the impact of our rebranding and relaunch efforts, which commenced in September 2020.

Cost of Goods Sold

Our cost of goods sold for the year ended May 31, 2021 was $9,644,761, an increase of $3,685,475, or 62%, compared to cost of goods sold of $5,959,286 for the year ended May 31, 2020. The increase in cost of goods sold for the year ended May 31, 2021 was due primarily to our increase in sales during fiscal 2021. Cost of goods sold was 50% of sales during both fiscal 2021 and fiscal 2020 resulting in a 50% gross margin for both years, which is our target. Cost of goods sold during fiscal 2021 primarily consisted of $8,596,979 of product cost, $649,766 of state and local fees and taxes, and $345,716 of supplies and materials.

Selling, General and Administrative Expenses

Selling, general and administrative expenses, or SG&A, increased by $2,024,068, or approximately 23%, to $10,800,944 during the year ended May 31, 2021, compared to $8,776,876 for the year ended May 31, 2020. The increase in SG&A expenses for the twelve months ended May 31, 2021 was primarily due to office and facilities costs incurred in connection with our expanded manufacturing facility; payroll and related expenses due to an increase in commissions related to increased sales, and increased staffing needed to support this sales growth; and costs directly related to our response to COVID-19.

SG&A expense during fiscal 2021 was primarily attributable to an aggregate of $8,249,589 in costs associated with operating the Oasis LLCs, an increase of $2,124,783 compared to $6,124,806 during fiscal 2020. The major components of the $2,125,157 increase in SG&A associated with the operation of the Oasis LLCs during the twelve months ended May 31, 2021 compared to the twelve months ended May 31, 2020 were as follows: lease, facilities and office costs of $1,943,555 compared to $1,075,219; payroll and related costs of $4,106,545 compared to $3,421,119; sales, marketing, and advertising costs of $1,237,326 compared to $563,425; and depreciation and amortization of $685,292 compared to $449,192. Payroll and marketing costs increased during fiscal 2021 due to the growth in revenues of the Oasis LLCs during fiscal 2021; our use of a third-party marketing firm for campaigns to promote brand awareness, the re-branding of our City Trees products and packaging; and costs incurred in connection with our response to COVID-19. Lease, facilities, and office costs increased due to our expanded production facility and due to costs incurred in connection with our response to COVID-19. These increases in costs were partially offset by a decrease in bad debt expense of $92,594, and a decrease in taxes, licenses, and registration fees by $44,428.

Finally, SG&A decreased by an aggregate of $99,805 during fiscal 2021 as a result of a decrease in the expenses associated with the ongoing implementation of other aspects of our business plan and our general corporate overhead to an aggregate of $2,551,150, from $2,650,956 during fiscal 2020. The major components of this decrease compared to fiscal 2020 were as follows: sales, marketing, and investor relations costs decreased by $202,277; travel related expenses decreased by $93,964; non-cash compensation decreased by $89,701; and payroll and related fees decreased by $27,610. These decreases were primarily due to a decline in travel and our spend on investor relations during fiscal 2021 due to the impact of COVID-19. This decrease was partially offset by an increase in depreciation and amortization in the amount of $142,499; and an increase in professional fees in the amount of $128,155.

Impairment of Goodwill

We review the value of our intangible property on an annual basis as required by applicable accounting principles. Although our revenue and gross profit from our operation of the Oasis LLCs have improved since we acquired these companies and are projected by management to continue to improve, due to the sharp decline in our stock price over fiscal 2020, which translated to a lower enterprise value for our company as a whole during fiscal 2020, we calculated that the net carrying value of the goodwill associated with our acquisition of the Oasis LLCs in the amount of $25,742,899 exceeded the fair value by $25,185,003. As a result, we recorded a non-cash impairment charge to operations in this amount during the year ended May 31, 2020. Fair value was based upon the price of our common stock at May 31, 2020, of $0.06 per share, compared to our stock price at May 31, 2019, which was $0.30 per share. There was no comparable charge during fiscal 2021.

Impairment of Note Receivable

During the twelve months ended May 31, 2021, we recorded an impairment of the IGH Note in the amount of $2,498,706; there was no comparable transaction during the prior fiscal year. This impairment arose after IGH notified us on February 27, 2021, that it did not plan to make further payments in accordance with the terms of the IGH Note on the theory that the Break-Up Fee excused such additional payments. We vehemently disagreed with this assertion. On June 14, 2021, the parties to the IGH lawsuit entered into a confidential settlement agreement to resolve the action and a secured promissory note dated and executed by IGH in favor of us effective on June 11, 2021. Pursuant to the promissory note, IGH shall pay us $3,000,000, $500,000 of which was due and payable on or before June 21, 2021. A second payment of $500,000 was due and payable on or before July 12, 2021. The remaining $2,000,000 and accrued interest shall be paid in 12 equal, monthly installments beginning on August 12, 2021, pursuant to the terms of the promissory note. In June and July 2021, we received the first three payments due under the confidential settlement agreement in the aggregate amount of $1,167,000.

Interest Expense, Net

Our interest expense, net of interest income, was $3,657,105 for the year ended May 31, 2021, an increase of $715,974, or 24%, compared to $2,941,131 for the year ended May 31, 2020. The increase in interest expense was primarily due to the write-off of discounts on debentures in the amount $622,955 in connection with the amendment of U.S. Convertible Debentures 1, 2 and 4 and the Canaccord Debentures during the fiscal year ended May 31, 2021. The increase in net interest expense for fiscal 2021 was also partially due to a decrease in interest income during fiscal 2021 in the amount of $160,950, from $310,923 during the year ended May 31, 2020 to $149,973 during the year ended May 31, 2021. This decrease occurred due to the lower principal balance under the IGH Note and the zero balance on the CannAssist Note, which was paid in full in December 2019.

Loss on Amendment of Debt

In March and April 2021, certain of our convertible debentures in the aggregate principal amount of $19,729,822 were amended such that the conversion prices were reduced from $0.80 to $0.30 and the maturity dates were extended for one year. We recognized a loss on the amendment of debt in the amount of $6,105,679 in connection with these amendments, which was charged to operations during fiscal 2021. There was no comparable transaction in the prior fiscal year.

Gain on Settlement of Liabilities

During the year ended May 31, 2020, we made a prepayment on the Oasis Note in connection with the settlement of a dispute between the former owners of Alternative Solutions and a consultant, and the amount of $275,000, which we had accrued with respect to this dispute, was extinguished. There was no comparable transaction during the fiscal 2021.

Gain on Modification of Leases

During the years ended May 31, 2021 and 2020, we revised several of our Nevada operating leases for the use of warehouse and office facilities, which resulted in a gain on modification of leases in the amounts of $14,889 for fiscal 2021 and $28,511 for fiscal 2020.

Loss on Disposal of Assets

During the year ended May 31, 2020, we recognized a loss on the disposal of assets in the amount of $16,817 in connection with the discontinued use of capitalized software. There was no comparable transaction during the 2021 fiscal year.

Provision for Income Taxes

We recorded a provision for income taxes in the amount of $2,490,295 during the year ended May 31, 2021 compared to $0 during the year ended May 31, 2020. Although we have net operating losses that we believe are available to us to offset this entire tax liability, which arises under Section 280E of the Code because we are a cannabis company, as a conservative measure, we have accrued this liability.

Net Loss

Our net loss for the year ended May 31, 2021 was $15,890,514 compared to $30,657,973 for the year ended May 31, 2020, a decrease of $14,767,459, or 48%.

Results of Operations for the Three Months Ended November 30, 2021 and 2020

The table below sets forth our expenses as a percentage of revenue for the applicable periods:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	November 30, 2021	November 30 2020	November 30, 2021	November 30 2020
Revenue	100%	100%	100%	100%
Cost of Goods Sold	50%	45%	48%	46%
Gross Margin	50%	55%	52%	54%
Selling, General, and Administrative Expenses	56%	57%	54%	60%
Interest expense, net	8%	15%	8%	17%
Gain on settlement of notes receivable	10%	-%	16%	-%

The table below sets forth certain statistical and financial highlights for the applicable periods:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Number of Customers Served (Dispensary)	64,886	66,638	129.978	121,376
Revenue	$5,414,002	$4,907,889	$10,914,712	$8,688,758
Gross Profit	$2,729,812	$2,698,599	$5,626,055	$4,690,575
Net (Loss) Income Attributable to CLS Holdings USA, Inc.	$(345,472)	$(849,376)	$82,127	$(1,994,412)
EBITDA (1)	$382,268	$69,019	$1,734,111	$(172,655)
Adjusted EBITDA (1)	$(139,978)	$196,255	$54,497	$23,717

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial performance measures and should not be considered as alternatives to net income(loss) or any other measure derived in accordance with GAAP. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our financial results as reported in accordance with GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. As required by the rules of the SEC, we provide below a reconciliation of the non-GAAP financial measures contained herein to the most directly comparable measure under GAAP. Management believes that EBITDA and Adjusted EBITDA provide relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management. Adjusted EBITDA excludes certain non-cash expenses not already excluded as part of EBITDA as well as the impact of the significant litigation expenses, which were associated with our action against IGH related to its breach of the IGH Option, and which has been settled. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of our profitability measures for the periods presented.

Reconciliation of net loss for the three and six months ended November 30, 2021 and 2020 to EBITDA and Adjusted EBITDA for the three and six months ended November 30, 2021 and 2020:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Net Income (Loss) Attributable to CLS Holdings USA, Inc.	$(345,472)	$(849,376)	$82,127	$(1,994,412)
Add:
Income tax	140,717	-	469,057	-
Interest expense, net	$407,880	$746,824	$826,472	$1,479,426
Depreciation and amortization	$179,143	$171,571	$356,455	$342,331
EBITDA	$382,268	$69,019	$1,734,111	$(172,655)

Other adjustments:
Non-recurring cash payments for litigation	$-	$100,298	$16,714	$143,192
Non-recurring gain on note receivable	(522,246)	-	(1,696,328)	-
Non-cash compensation	$-	$26,938	$-	$53,180
Adjusted EBITDA	$(139,978)	$196,255	$54,497	$23,717

Three Months Ended November 30, 2021 and November 30, 2020

Revenues

We had revenue of $5,414,002 during the three months ended November 30, 2021, an increase of $506,113, or 10%, compared to revenue of $4,907,889 during the three months ended November 30, 2020. Our cannabis dispensary accounted for $3,591,399, or 66%, of our revenue for the three months ended November 30, 2021, a decrease of $141,575, or 4%, compared to $3,732,974 during the three months ended November 30, 2020. Dispensary revenue decreased during the second quarter of fiscal year 2022 reflecting the absence of federal payments to taxpayers in the community. Our cannabis production accounted for $1,822,603, or 34%, of our revenue for the three months ended November 30, 2021, an increase of $647,688, or 55%, compared to $1,174,915 for the three months ended November 30, 2020. The increase in production revenues for the second quarter of fiscal 2022 was primarily due to our addition of a new sales director, an improvement in our product mix, the introduction of new products, operating efficiencies and the procurement of higher quality materials. The increase was also due to greater revenue from third parties for whom we manufactured and processed their products.

Cost of Goods Sold

Our cost of goods sold for the three months ended November 30, 2021 was $2,684,190, an increase of $474,867, or 21%, compared to cost of goods sold of $2,209,323 for the three months ended November 30, 2020. The increase in cost of goods sold for the three months ended November 30, 2021 was due primarily to increases in the cost of product that occurred throughout the state during the quarter. Cost of goods sold was 50% of sales during second quarter of fiscal 2022 resulting in a gross margin of 50%; cost of goods sold was 45% for the second quarter of fiscal 2021 resulting in a gross margin of 55%. Gross margin for both years met our target of 50%. Cost of goods sold during the second quarter of fiscal 2022 primarily consisted of $2,392,761 of product cost, $149,137 of state and local fees and taxes, and $122,126 of supplies and materials.

Selling, General and Administrative Expenses

Selling, general and administrative expenses, or SG&A, increased by $251,315, or approximately 9%, to $3,052,433 during the three months ended November 30, 2021, compared to $2,801,118 for the three months ended November 30, 2020. The increase in SG&A expenses for the three months ended November 30, 2021 was primarily due to increases in costs associates with operating the Oasis LLCs.

SG&A expense during the second quarter of fiscal 2022 was primarily attributable to an aggregate of $2,481,640 in costs associated with operating the Oasis LLCs, an increase of $344,972 compared to $2,136,668 during the second quarter of fiscal 2021. The major components of the $344,972 increase in SG&A associated with the operation of the Oasis LLCs during the three months ended November 30, 2021 compared to the three months ended November 30, 2020 were as follows: lease, facilities and office costs of $635,038 compared to $525,050; payroll and related costs of $1,140,962 compared to $1,056,615; and sales, marketing, and advertising costs of $341,872 compared to $303,012. Payroll costs increased during the second quarter of fiscal 2022 primarily due to increases in salaries of our employees related to the national labor shortage and due to an increase in the number of employees in our manufacturing division as we planned for the rollout of our pre-roll division. Payroll costs also increased due to costs incurred in connection with our response to COVID-19. Marketing costs increased during the second quarter of fiscal 2022 due to our use of a third-party marketing firm for campaigns to promote brand awareness. Lease, facilities and office costs increased due to our efforts to prepare our facilities for the new pre-roll division by purchasing equipment and implementing compliance procedures applicable to this new division. Lease, facilities and office costs also increased during the second quarter of fiscal 2022 due to costs incurred in connection with our response to COVID-19.”

Finally, SG&A decreased by an aggregate of $93,657 during the second quarter of fiscal 2022 as a result of a decrease in the expenses associated with the ongoing implementation of other aspects of our business plan and our general corporate overhead to an aggregate of $570,793, from $664,450 during the second quarter of fiscal 2021. The major components of this decrease compared to the first quarter of fiscal 2021 were as follows: professional fees decreased by $91,632, non-cash compensation decreased by $26,938; travel related expenses decreased by $42,060; and office and facilities costs decreased by $14,577. These decreases were primarily due to the settlement of the IGH litigation, not issuing non-cash compensation to our officers or consultants during the first quarter of fiscal 2022; a decline in travel due to the impact of COVID-19; and a decline in spending on website design and development during the second quarter of fiscal 2022.

Gain on Settlement of Note Receivable

During the three months ended November 30, 2021, we recorded a gain on the settlement of the IGH Note in the amount of $522,246; there was no comparable transaction during the second quarter of the prior fiscal year. This gain on the settlement arose after IGH notified us on February 27, 2021, that it did not plan to make further payments in accordance with the terms of the IGH Note on the theory that the Break-Up Fee excused such additional payments. On June 14, 2021, the parties to the IGH lawsuit entered into a confidential settlement agreement to resolve the action and executed the $3,000,000 IGH Settlement Note. Pursuant to the IGH Settlement Note, IGH paid us $1,000,000 on or before July 21, 2021. The remaining $2,000,000 and accrued interest is being paid in 12 equal monthly installments, which commended on August 12, 2021.

Interest Expense, Net

Our interest expense, net of interest income, was $407,880 for the three months ended November 30, 2021, a decrease of $338,944, or 45%, compared to $746,824 for the three months ended November 30, 2020. The decrease in interest expense was primarily due to a $380,871 decrease in the amortization of the discounts on debentures to $14,199 during the three months ended November 30, 2021 compared to $395,070 during the three months ended November 30, 2020. The decrease occurred because discounts on debentures in the amount $996,727 were written off in connection with the amendment of U.S. Convertible Debentures 1, 2 and 4 and the Canaccord Debentures during the fourth quarter of fiscal 2021. The decrease in net interest expense for the second quarter of fiscal 2022 was partially offset by a decline in interest income during the second quarter of fiscal 2022 in the amount of $50,162, from $50,162 during the three months ended November 30, 2020 to $0 during the three months ended November 30, 2021. This decline occurred due to the lower principal balance under the IGH Note.

Provision for Income Taxes

We recorded a provision for income taxes in the amount of $140,717 during the three months ended November 30, 2021 compared to $0 during the three months ended November 30, 2020. Although we have net operating losses that we believe are available to us to offset this entire tax liability, which arises under Section 280E of the Code because we are a cannabis company, as a conservative measure, we have accrued this liability.

Net Loss

Our net loss for the three months ended November 30, 2021 was $348,972 compared to a net loss of $849,376 for the three months ended November 30, 2020, an improvement of $500,404, or 59%.

Non-Controlling Interest

During the three months ended November 30, 2021, we made our initial investment in the amount of $100,000 in the Quinn River Joint Venture, through our subsidiary, Kealii Okamalu. This is part of our planned investment in this entity. Of this initial investment, $7,000 was applied to the first two months’ rent under the land lease. There was no comparable expense during the second quarter of fiscal 2021.

Net Loss Attributable to CLS Holdings USA, Inc.

Our net loss attributable to CLS Holdings USA, Inc. for the three months ended November 30, 2021 was $345,472 compared to $849,376 for the three months ended November 30, 2020, an improvement of $503,904, or 59%.

Results of Operations for the Six Months Ended November 30, 2021 and 2020

Revenues

We had revenue of $10,914,712 during the six months ended November 30, 2021, an increase of $2,225,954, or 26%, compared to revenue of $8,688,758 during the six months ended November 30, 2020. Our cannabis dispensary accounted for $7,336,974, or 67%, of our revenue for the six months ended November 30, 2021, an increase of $518,475, or 8%, compared to $6,818,499 during the six months ended November 30, 2020. Dispensary revenue increased during the first half of fiscal year 2022 because our average sales per day increased from $37,260 during the first half of fiscal 2021 to $40,093 during the first half of fiscal 2022. Our cannabis production accounted for $3,577,738, or 33%, of our revenue for the six months ended November 30, 2021, an increase of $1,707,479, or 91%, compared to $1,870,259 for the six months ended November 30, 2020. The increase in production revenues for the second quarter of fiscal 2022 was primarily due to our addition of a new sales director, an improvement in our product mix, the introduction of new products, operating efficiencies and the procurement of higher quality materials. The increase was also due to greater revenue from third parties for whom we manufactured and processed their products.

Cost of Goods Sold

Our cost of goods sold for the six months ended November 30, 2021 was $5,288,657, an increase of $1,290,474, or 32%, compared to cost of goods sold of $3,998,183 for the six months ended November 30, 2020. The increase in cost of goods sold for the six months ended November 30, 2021 was due primarily to increases in the cost of product that occurred throughout the state during the quarter. Cost of goods sold was 48% of sales during the six months ended November 30, 2021 resulting in a gross margin of 52%; cost of goods sold was 46% for the six months ended November 30, 2020 resulting in a gross margin of 54%. Gross margin for both years exceeded our target of 50%. Cost of goods sold during the first half of fiscal 2022 primarily consisted of $4,668,849 of product cost, $348,453 of state and local fees and taxes, and $228,840 of supplies and materials.

Selling, General and Administrative Expenses

Selling, general and administrative expenses, or SG&A, increased by $742,666, or approximately 14%, to $5,948,227 during the six months ended November 30, 2021, compared to $5,205,561 for the six months ended November 30, 2020. The increase in SG&A expenses for the six months ended November 30, 2021 was primarily due increases in costs associates with operating the Oasis LLCs.

SG&A expense during the six months ended November 30, 2021 was primarily attributable to an aggregate of $4,840,836 in costs associated with operating the Oasis LLCs, an increase of $904,730 compared to $3,936,106 during the first half of fiscal 2021. The major components of the $904,730 increase in SG&A associated with the operation of the Oasis LLCs during the six months ended November 30, 2021 compared to the six months ended November 30, 2020 were as follows: sales, marketing, and advertising costs of $788,538 compared to $435,045; lease, facilities and office costs of $1,157,255 compared to $972,758; and payroll and related costs of $2,142,613 compared to $1,998,060. Payroll costs increased during the second quarter of fiscal 2022 primarily due to increases in salaries of our employees related to the national labor shortage and due to an increase in the number of employees in our manufacturing division as we planned for the rollout of our pre-roll division. Payroll costs also increased due to costs incurred in connection with our response to COVID-19. Marketing costs increased during the second quarter of fiscal 2022 due to our use of a third-party marketing firm for campaigns to promote brand awareness. Lease, facilities and office costs increased due to our efforts to prepare our facilities for the new pre-roll division by purchasing equipment and implementing compliance procedures applicable to this new division. Lease, facilities and office costs also increased during the second quarter of fiscal 2022 due to costs incurred in connection with our response to COVID-19.

Finally, SG&A decreased by an aggregate of $162,063 during the six months ended November 30, 2021 as a result of a decrease in the expenses associated with the ongoing implementation of other aspects of our business plan and our general corporate overhead to an aggregate of $1,107,392, from $1,269,455 during the six months ended November 30, 2020. The major components of this decrease compared to the first quarter of fiscal 2021 were as follows: professional fees decreased by 94,252; non-cash compensation decreased by $53,876; travel related expenses decreased by $67,422; and office and facilities costs decreased by $29,929. These decreases were primarily due to the settlement of the IGH litigation, not issuing non-cash compensation to our officers or consultants during the six months ended November 30, 2121; a decline in travel due to the impact of COVID-19; and a decline in spending on website design and development during the first quarter of fiscal 2022.

Gain on Settlement of Note Receivable

During the six months ended November 30, 2021, we recorded a gain on the settlement of the IGH Note in the amount of $1,696,328; there was no comparable transaction during the first half of the prior fiscal year. This gain on the settlement arose after IGH notified us on February 27, 2021, that it did not plan to make further payments in accordance with the terms of the IGH Note on the theory that the Break-Up Fee excused such additional payments. On June 14, 2021, the parties to the IGH lawsuit entered into a confidential settlement agreement to resolve the action and executed the $3,000,000 IGH Settlement Note. Pursuant to the IGH Settlement Note, IGH paid us $1,000,000 on or before July 21, 2021. The remaining $2,000,000 and accrued interest is being paid in 12 equal monthly installments, which commended on August 12, 2021.

Interest Expense, Net

Our interest expense, net of interest income, was $826,472 for the six months ended November 30, 2021, a decrease of $652,954, or 44%, compared to $1,479,426 for the six months ended November 30, 2020. The decrease in interest expense was primarily due to a $754,644 decrease in the amortization of the discounts on debentures to $35,496 during the six months ended November 30, 2021, compared to $790,140 during the six months ended November 30, 2020. The decrease occurred because the discounts on debentures in the amount $996,727 were written off in connection with the amendment of U.S. Convertible Debentures 1, 2 and 4 and the Canaccord Debentures during the fourth quarter of fiscal 2021. The decrease in net interest expense for the first quarter of fiscal 2022 was partially offset by a decline in interest income during the six months of fiscal 2022 in the amount of $110,727, from $110,727 during the six months ended November 30, 2020, to $0 during the six months ended November 30, 2021. This decline occurred due to the lower principal balance under the IGH Note.

Provision for Income Taxes

We recorded a provision for income taxes in the amount of $469,057 during the six months ended November 30, 2021 compared to $0 during the six months ended November 30, 2020. Although we have net operating losses that we believe are available to us to offset this entire tax liability, which arises under Section 280E of the Code because we are a cannabis company, as a conservative measure, we have accrued this liability.

Net Income

Our net income for the six months ended November 30, 2021 was $78,627 compared to a net loss of $1,994,412 for the six months ended November 30, 2020, an improvement of $2,073,039, or 104%.

Non-Controlling Interest

During the six months ended November 30, 2021, we made our initial investment in the amount of $100,000 in the Quinn River Joint Venture, through our subsidiary, Kealii Okamalu. This is part of our planned investment in this entity. Of this initial investment, $7,000 was applied to the first two months’ rent under the land lease. There was no comparable expense during the first half of fiscal 2021.

Net Income Attributable to CLS Holdings USA, Inc.

Our net income attributable to CLS Holdings USA, Inc. for the six months ended November 30, 2021 was $82,127 compared to a net loss of $1,994,412 for the six months ended November 30, 2020, an improvement of $2,076,539, or 104%.

Liquidity and Capital Resources

The following table summarizes our total current assets, liabilities and working capital at November 30, 2021 and May 31, 2021:

	November 30,	May 31,
	2021	2021
Current Assets	$4,833,842	$3,840,563
Current Liabilities	$12,011,434	$4,984,485
Working Capital (Deficit)	$(7,177,592)	$(1,143,922)

At November 30, 2021, we had a working capital deficit of $7,177,592, a decrease of $6,033,670 from the working capital deficit of $1,143,922 we had at May 31, 2021. Our working capital at November 30, 2021, includes $1,284,070 of unrestricted cash. Our working capital was decreased primarily due to the reclassification of the U.S. Convertible Debentures in the aggregate amount of $6,229,672 from long term to current liabilities during the period. Our working capital also decreased due to our new accounts receivable financing loan in the amount of $303,815 and taxes payable in the amount of $469,507. We believe we have net operating losses sufficient to offset this income tax liability in full. These decreases were partially offset by an increase in inventory in the amount of $1,013,127.

Our working capital needs will likely continue to increase, and if we require additional funds to meet them, we will seek additional debt or equity financing. Until the first quarter of fiscal 2022, we operated at a loss. Over the next twelve months we will likely require additional capital to pursue the implementation of our business plan, including the development of other revenue sources, such as possible acquisitions and joint venture.

On October 20, 2021, we entered into the Quinn River Joint Venture Agreement through our 50% owned subsidiary, Kealii Okamalu, with CSI and the Tribe. Kealii Okamalu expects to loan approximately $6,000,000 to the Quinn River Joint Venture. We will invest 50% of this amount, or up to $3,000,000, for our equity interest in Kealii Okamalu. We anticipate obtaining these funds primarily from an offering of debentures and the issuance of warrants. The $6,000,000 loan will be repaid from the portion of the profits generated by the Quinn River Joint Venture otherwise payable to CSI and the Tribe at the rate of $750,000 per quarter for eight quarters. We expect the first harvest under the Quinn River Joint Venture to occur during the first quarter of fiscal 2023.

Although our revenues are expected to grow as we expand our operations, we only achieved net income for the first time last quarter. Although we believe we have funds sufficient to sustain our operations at their current level, if we require additional cash, we expect to obtain the necessary funds as described above; however, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of operations. To address these risks, we must, among other things, seek growth opportunities through additional debt and/or equity investments and acquisitions in our industry, successfully execute our business strategy, including our planned expansion and acquisitions, and successfully navigate the COVID-19 business environment in which we currently operate as well as any changes that may arise in the cannabis regulatory environment. We cannot assure that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition and results of operations.

Cash flows used in operating activities were $1,527,330 during the six months ended November 30, 2021, an increase of $184,346, or approximately 14%, compared to $1,342,984 during the six months ended November 30, 2020. In deriving cash flows used in operating activities from the net income (loss) for the first half of fiscal 2022 and fiscal 2021, certain non-cash items were (deducted from) or added back to the net income (loss) for each such quarter. These amounts were ($1,304,248) and $1,166,589 for the six months ended November 30, 2021 and 2020, respectively. For the first six months of fiscal 2022, the most significant item deducted from net income was $1,696,328 related to the gain on settlement of the IGH Note; there was no comparable charge during the first half of fiscal 2021. For the first six months of fiscal 2021, the most significant item added back was amortization of discounts on the convertible debentures in the amount of $790,140, compared to $35,496 during the first six months of fiscal 2022. We also recorded the following significant items in the first half of fiscal 2022: $356,455 of depreciation and amortization during the first half of fiscal 2022 compared to $342,331 during the first half of fiscal 2021.

Finally, our cash used in operating activities was affected by changes in the components of working capital. The amounts of the components of working capital fluctuate for a variety of reasons, including management’s expectation of required inventory levels; the amount of accrued interest, both receivable and payable; the amount of prepaid expenses; the amount of accrued compensation and other accrued liabilities; our accounts payable and accounts receivable balances; and the capitalization of right of use assets and liabilities associated with operating leases. The overall net change in the components of working capital resulted in a decrease in cash from operating activities in the amount of $301,709 during the six months ended November 30, 2021, compared to a decrease in cash from operating activities of $515,161 during the first six months of fiscal 2021. The more significant changes for the six months ended November 30, 2021 were as follows: inventory increased by $1,013,127, compared to an increase of $813,158 during the first six months of the prior fiscal year because of increased inventory levels necessary to support increased sales; accounts receivable increased by $115,060 compared to an increase of $126,140 during the first six months of the prior fiscal year due to increased sales; deferred tax liability increased by $469,057 during the current period, compared by $0 during the prior period as we accrued potential taxes in connection with Section 280E of the tax code during the current period; operating lease liability decreased by $139,983 during the current period compare to $207,409 during the prior period as certain leases have been renegotiated resulting in lower monthly amortization; and accounts payable and accrued expenses increased by $93,988 compared to $257,882 during the first six months of the prior fiscal year due to increased payment of trade payables and an increase in city and state sales and excise taxes due.

Cash flows provided by investing activities were $1,458,313 for the six months ended November 30, 2021, an increase of $235,381, or 19%, compared to cash flow provided by investing activities of $1,222,932 during the six months ended November 30, 2020. This increase was primarily due to our receipt of principal payments on the IGH Note in the amount of $1,696,328 during the six months ended November 30, 2021, compared to our receipt of $1,385,951 during the six months ended November 30, 2020.

Cash flows used in financing activities were $62,176 for the six months ended November 30, 2021, an increase of $62,176, or 100%, compared to cash flow used in financing activities of $0 during the six months ended November 30, 2021. This increase was primarily due to principal payments we made to repay debentures of $365,991, which was partially offset by our receipt of loan proceeds under our new receivables-based loan in the amount of $303,815. There were no comparable payments made during the first half of fiscal 2021.

Third Party Debt

The table below summarizes the status of our third party debt, excluding our short term receivables-based debt facility and reflects whether such debt remains outstanding, has been repaid, or has been converted into or exchanged for our common stock:

Name of Note	Original Principal Amount	Outstanding or Repaid	Payment Details

Oasis Note	$4,000,000	Repaid	Repaid

2018 U.S. Convertible Debentures	$365,991	Outstanding	Repaid

Amended and Restated 2018 U.S. Convertible Debentures	$6,229,672	Outstanding	Due October 22-25, 2022. Amount due includes capitalized interest of $697,672.

2018 Convertible Debentures	$13,219,150	Outstanding	Due December 2022. Amount includes capitalized interest of $1,514,006 less conversion of principal in the amount of $306,856.

2021 Debentures*	$2,500,000	Outstanding	Due July 10, 2024.

*         The terms of the 2021 Debentures provide for additional payments in the aggregate amount of not less than $375,000 per year for five years after the maturity of the 2021 Debentures.

Oasis Note

On June 27, 2018, we closed on the purchase of the remaining 90% of the membership interests of Alternative Solutions and the Oasis LLCs. The closing occurred pursuant to the Acquisition Agreement dated December 4, 2017, as amended. On such date, we made the payments to indirectly acquire the remaining 90% of the Oasis LLCs, which were equal to cash in the amount of $5,995,543, a $4.0 million promissory note due in December 2019 (the “Oasis Note”), and 22,058,823 shares of our common stock. The cash payment of $5,995,543 was less than the $6,200,000 payment originally contemplated because we assumed an additional $204,457 in liabilities. The Oasis Note bears interest at the rate of 6% per annum. The principal amount of the Oasis Note was reduced in August 2019, in accordance with the terms of the Acquisition Agreement, as a result of the settlement of the dispute between the former owners of Alternative Solutions and 4Front Advisors, a consultant to Alternative Solutions. The terms of the settlement with 4Front Advisors are confidential. The Oasis Note is secured by all of the membership interests in Alternative Solutions and the Oasis LLCs and by the assets of the Oasis LLCs. On December 31, 2019, we repaid the remaining amount of the note, which comprised $1,363,925 of principal and $370,370 of interest.

2018 U.S. Convertible Debenture Offering

Between October 22, 2018 and November 2, 2018, we entered into six subscription agreements, pursuant to which we agreed to sell, $5,857,000 in original principal amount of convertible debentures in minimum denominations of $1,000 each for an aggregate purchase price of $5,857,000.

Under the original terms, the debentures bear interest, payable quarterly, at a rate of 8% per annum, with capitalization of accrued interest on a quarterly basis for the first 18 months, by increasing the then-outstanding principal amount of the debentures. The debentures originally matured on a date that was three years following their issuance. The debentures were convertible into units at a conversion price of $0.80 per unit. Each unit consists of (i) one share of our common stock, par value $0.001 and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at an initial price of $1.10. The warrants also provided that we could force their exercise at any time after the bid price of our common stock exceeds $2.20 for a period of 20 consecutive business days. The debentures include a provision for the capitalization of accrued interest on a quarterly basis for the first 18 months. After capitalizing accrued interest in the aggregate amount of $738,663, the aggregate principal amount of the debentures increased to $6,595,663.

The debentures have other features, such as mandatory conversion in the event our common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The debentures are unsecured obligations of the Company and rank pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The warrants have anti-dilution provisions that provide for an adjustment to the exercise price in the event of a future sale of our common stock at a lower price, subject to certain exceptions as set forth in the warrant.

On July 26, 2019, we entered into amendments to the debentures with four of the purchasers, pursuant to which we agreed to reduce the conversion price of the original debentures if, in general, we issue or sell common stock, or warrants or options exercisable for common stock, or any other securities convertible into common stock, in a capital raising transaction, at a consideration per share, or exercise or conversion price per share, as applicable, less than the conversion price of the original debentures in effect immediately prior to such issuance. In such case, the conversion price of the original debentures will be reduced to such issuance price. The amendments also provided that, if a dilutive issuance occurs, the warrant to be issued upon conversion will be exercisable at a price equal to 137.5% of the adjusted conversion price at the time of conversion of the debenture. If a dilutive issuance occurs, the form of warrant attached to the subscription agreement would be amended to change the Initial Exercise Price, as defined therein, to be the revised warrant exercise price.

The Debenture Amendment (as hereafter defined) was a dilutive issuance. As a result, the conversion price of the convertible debentures was automatically reduced from $0.80 per unit to $0.30 per unit and the form of warrant attached to the subscription agreement will be amended to reduce the exercise price from $1.10 per share of common stock to 137.5% of the debenture conversion price (presently $0.4125 per share of common stock).

On April 15, 2021 and April 19, 2021, we amended three of the purchasers’ debentures and subscription agreements in order to (i) reduce the conversion price of the debentures from $0.80 per unit to $0.30 per unit, and (ii) extend the maturity date of the debentures by one year to four (4) years from the execution date of the debentures. The subscription agreements, as amended, also provide that we will file a registration statement to register for resale all of the shares of common stock issuable to these three purchasers upon conversion of the debentures and the exercise of the warrants issuable upon conversion of such debentures. Each warrant issuable pursuant to the debentures is exercisable for one share of common stock at a price equal to 137.5% of the conversion price (presently $0.4125 per share) for a period of three years from the earlier of the date of issuance of the warrant or the effectiveness of a registration statement registering the warrant shares.

On October 25, 2021, we repaid three of the debentures, which comprised $365,991 of principal and $2,065 of interest.

2018 Convertible Debenture Offering

On December 12, 2018, we entered into an agency agreement with two Canadian agents regarding a private offering of up to $40 million of convertible debentures of the Company at an issue price of $1,000 per debenture (the “Canaccord Debentures”). The agents sold the convertible debentures on a commercially reasonable efforts private placement basis. Each debenture was convertible into units of the Company at the option of the holder at a conversion price of $0.80 per unit at any time prior to the close of business on the last business day immediately preceding the maturity date of the debentures, being the date that is three (3) years from the closing date of the offering (the “2018 Convertible Debenture Offering”). Each unit will be comprised of one share of common stock and a warrant to purchase one-half of a share of common stock. Each warrant was initially exercisable for one share of common stock at a price of $1.10 per warrant for a period of 36 months from the closing date.

We closed the 2018 Convertible Debenture Offering on December 12, 2018, issuing $12,012,000 million in 8% senior unsecured convertible debentures at the initial closing. At the closing, we paid the agents: (A)(i) a cash fee of $354,000 for advisory services provided to us in connection with the offering; (ii) a cash commission of $720,720, equivalent to 6.0% of the aggregate gross proceeds received at the closing of the offering; (B)(i) an aggregate of 184,375 units for advisory services; and (ii) a corporate finance fee equal to 375,375 units, which is the number of units equal to 2.5% of the aggregate gross proceeds received at the closing of the offering divided by the conversion price; and (C)(i) an aggregate of 442,500 advisory warrants; and (ii) 900,900 broker warrants, which was equal to 6.0% of the gross proceeds received at the closing of the offering divided by the conversion price. During the year ended May 31, 2020, principal in the amount of $25,856 was converted into 32,319 shares of common stock. The debentures include a provision for the capitalization of accrued interest on a quarterly basis for the first 18 months. Accrued interest in the amount of $1,514,006 was capitalized, and the principal amount of the debentures is $13,500,150.

The debentures are unsecured obligations of the Company, rank pari passu in right of payment of principal and interest and were issued pursuant to the terms of a debenture indenture, dated December 12, 2018, between the Company and Odyssey Trust Company as the debenture trustee. The debentures bear interest at a rate of 8% per annum from the closing date, payable on the last business day of each calendar quarter.

Beginning on the date that is four (4) months plus one (1) day following the closing date, we could force the conversion of all of the principal amount of the then outstanding debentures at the conversion price on not less than 30 days’ notice should the daily volume weighted average trading price, or VWAP, of our common stock be greater than $1.20 per share for the preceding 10 consecutive trading days.

Upon a change of control of the Company, holders of the debentures have the right to require us to repurchase their debentures at a price equal to 105% of the principal amount of the debentures then outstanding plus accrued and unpaid interest thereon. The debentures also contain standard anti-dilution provisions.

On March 31, 2021, the holders of the Canaccord Debentures approved the amendment of the indenture related to the Canaccord Debentures (the “Debenture Amendment”) to: (i) extend the maturity date of the Canaccord Debentures from December 12, 2021 to December 12, 2022; (ii) reduce the conversion price from $0.80 per unit (as such term is defined in the indenture) to $0.30 per unit; (iii) reduce the mandatory conversion VWAP threshold from $1.20 to $0.60 per share; and (iv) amend the definitions of “Warrant” and “Warrant Indenture” (as such terms are defined in the indenture), to reduce the exercise price of each warrant to $0.40 per share of our common stock. Simultaneously, we amended the warrant indenture to make conforming amendments and extend the expiration date of the warrants to March 31, 2024.

If, at the time of exercise of any warrant in accordance with the warrant indenture, there is no effective registration statement under the Securities Act covering the resale by the holder of a portion of the shares of common stock to be issued upon exercise of the warrant, or the prospectus contained therein is not available for the resale of the shares of common stock by the holder under the Securities Act by reason of a blackout or suspension of use thereof, then the warrants may be exercised, in part for that portion of the shares of common stock not registered for resale by the holder under an effective registration statement or in whole in the case of the prospectus not being available for the resale of such shares of common stock, at such time by means of a “cashless exercise” in which the holder shall be entitled to receive a number of shares of common stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where: A = the last volume weighted average price, or VWAP, for the trading day immediately preceding the time of delivery of the exercise form giving rise to the applicable “cashless exercise”; B = the exercise price of the warrant; and X = the number of shares of common stock that would be issuable upon exercise of the warrant in accordance with the terms of such warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Pursuant to the agency agreement, we granted the agents an option to increase the offering by an additional $6 million in principal amount of debentures, which option was not exercised by the agents prior to the closing date of the offering.

Pursuant to the agency agreement and the subscription agreements signed by investors in the offering, we granted certain registration rights to the holders of the debentures pursuant to which we agreed to prepare and file a registration statement with the SEC to register the resale by the original purchasers of the debentures of the shares of common stock issuable upon conversion of the debentures or exercise of the warrants.

November 2021 Debenture Offering

Beginning in November 2021, we offered for sale a maximum of $5,500,000 of 2021 Debentures and warrants to purchase shares of our common stock at an exercise price of $0.4125 per share in an aggregate amount equal to one-half of the aggregate purchase price for the 2021 Debentures. From December 1, 2021 through January 4, 2022, we completed multiple closings of the November 2021 Debenture Offering in which we sold an aggregate of $2,500,000 of 2021 Debentures and issued an aggregate of 3,030,304 Warrants to the investors. On March 9, 2022, we closed the November 2021 Debenture Offering. The proceeds of the November 2021 Debenture Offering will be used to fund our investment in the Quinn River Joint Venture.

Sales of Equity

The Canaccord Special Warrant Offering

On June 20, 2018, we executed an agency agreement with Canaccord Genuity Corp. and closed on a private offering of our Special Warrants for aggregate gross proceeds of CD$13,037,859 (USD$9,785,978). In connection therewith, we also entered into a Special Warrant Indenture and a Warrant Indenture with Odyssey Trust Company, as special warrant agent and warrant agent.

Pursuant to the offering, we issued 28,973,014 special warrants at a price of CD$0.45 (USD$0.34) per Special Warrant. Each Special Warrant was automatically exercised, for no additional consideration, into Units on November 30, 2018.

Each Unit consisted of one Unit Share and one warrant to purchase one share of common stock. Each warrant was to be exercisable at a price of CD$0.65 for three years after our common stock was listed on a recognized Canadian stock exchange, subject to adjustment in certain events. Because we did not receive a receipt from the applicable Canadian securities authorities for the qualifying prospectus by August 20, 2018, each Special Warrant entitled the holder to receive 1.1 Units (instead of one (1) Unit); provided, however, that any fractional entitlement to penalty units was rounded down to the nearest whole penalty unit.

In connection with the Special Warrant Offering, we paid a cash commission and other fees equal to CD$1,413,267 (USD$1,060,773), a corporate finance fee equal to 1,448,651 Special Warrants with a fair value of USD$1,413,300, and 2,317,842 Broker Warrants. Each Broker Warrant entitles the holder thereof to acquire one unit at a price of CD$0.45 per unit for a period of 36 months from the date that our common stock is listed on a recognized Canadian stock exchange, subject to adjustment in certain events. Our common stock commenced trading on the Canadian Stock Exchange on January 7, 2019. During the year ended May 31, 2020, we also issued investors 3,042,167 Special Warrants with a fair value of $7,142,550 as a penalty for failure to timely effect a Canadian prospectus with regard to the securities underlying the Special Warrants.

The Navy Capital Investors

Effective July 31, 2018, we entered into a subscription agreement with Navy Capital Green International, Ltd., a British Virgin Islands limited company (“Navy Capital”), pursuant to which we agreed to sell to Navy Capital, for a purchase price of $3,000,000, 7,500,000 units ($0.40 per unit), representing (i) 7,500,000 shares of our common stock, and (ii) three-year warrants to purchase an aggregate of 7,500,000 shares of our common stock (the “Navy Warrant Shares”) at an exercise price of $0.60 per share of common stock (the “Navy Capital Offering”). We valued the warrants using the Black-Scholes valuation model, and allocated gross proceeds in the amount of $1,913,992 to the common stock and $1,086,008 to the warrants. The closing occurred on August 6, 2018. In the subscription agreement, we also agreed to file, on or before November 1, 2018, a registration statement with the SEC registering the shares of common stock and Navy Warrant Shares issued to Navy Capital. If we failed to file the registration statement on or before that date, we were required to issue to Navy Capital an additional number of units equal to ten percent (10%) of the units originally subscribed for by Navy Capital (which would include additional warrants at the original exercise price). On August 29, 2019, we filed a registration statement with the SEC which included the shares of common stock and Navy Warrant Shares issued to Navy Capital. The warrant was exercisable from time to time, in whole or in part for three years. The warrant had anti-dilution provisions that provided for an adjustment to the exercise price in the event of a future issuance or sale of common stock at a lower price, subject to certain exceptions as set forth in the warrant. The warrant also provides that it is callable at any time after the bid price of our common stock exceeds 120% of the exercise price of the warrant for a period of 20 consecutive business days. This warrant expired on July 31, 2021.

Between August 8, 2018 and August 10, 2018, we entered into five subscription agreements, pursuant to which we sold, for an aggregate purchase price of $2,750,000, 6,875,000 units ($0.40 per unit), representing (i) 6,875,000 shares of our common stock, and (ii) three-year warrants to purchase an aggregate of 6,875,000 shares of our common stock at an exercise price of $0.60 per share of common stock. We valued the warrants using the Black-Scholes valuation model, and allocated gross proceeds in the amount of $1,670,650 to the common stock and $1,079,350 to the warrants. These warrants expired on August 7, 2021. The balance of the terms set forth in the subscription agreements are the same as the terms in the Navy Capital subscription agreement summarized above.

Oasis Cannabis Transaction

On December 4, 2017, we entered into the Acquisition Agreement, with Alternative Solutions for us to acquire all of the outstanding equity interests in Alternative Solutions and the Oasis LLCs. Pursuant to the Acquisition Agreement, we paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 approximately 45 days thereafter and were to receive, upon receipt of applicable regulatory approvals, an initial 10% of each of the Oasis LLCs. Regulatory approvals were received and the 10% membership interests were transferred to us.

On June 27, 2018, we closed on the purchase of the remaining 90% of the membership interests in Alternative Solutions and the Oasis LLCs from the owners thereof (excluding Alternative Solutions). The closing consideration was as follows: $5,995,543 in cash, a $4.0 million promissory note due in December 2019, known as the Oasis Note, and $6,000,000 in shares of our common stock. The cash payment of $5,995,543 was less than the $6,200,000 payment originally contemplated because the Company assumed an additional $204,457 of liabilities.

The number of shares to be issued was computed as follows: $6,000,000 divided by the lower of $1.00 or the conversion price to receive one share of our common stock in our first equity offering of a certain minimum size that commenced in 2018, multiplied by 80%. This price was determined to be $0.272 per share. The Oasis Note was secured by a first priority security interest over our membership interests in Alternative Solutions and the Oasis LLCs, and by the assets of each of the Oasis LLCs and Alternative Solutions. We also delivered a confession of judgment to a representative of the former owners of Alternative Solutions and the Oasis LLCs (other than Alternative Solutions) that would generally become effective upon an event of default under the Oasis Note or failure to pay certain other amounts when due. We repaid the Oasis Note in full in December 2019.

At the time of closing of the Acquisition Agreement, Alternative Solutions owed certain amounts to a consultant known as 4Front Advisors, which amount was in dispute. In August 2019, we made a payment to this company to settle this dispute and the Oasis Note was reduced accordingly.

The former owners of Alternative Solutions and the Oasis LLCs (other than Alternative Solutions) became entitled to a $1,000,000 payment from us because the Oasis LLC maintained an average revenue of $20,000 per day during the 2019 calendar year. We made a payment in the amount of $850,000 to the sellers on May 27, 2020. We deposited the balance due to sellers of $150,000 with an escrow agent to hold pending the outcome of a tax audit. During the year ended May 31, 2020, the State of Nevada notified the Oasis LLCs that it would be conducting a tax audit for periods both before and after the closing of the sale to CLS. In February 2021, we finalized the tax audit, used approximately $43,000 of the escrowed amount to reimburse ourselves for the portion of the tax liability properly payable by the sellers, and returned approximately $107,000 of the escrowed amount to the sellers.

We received final regulatory approval to own the membership interests in the Oasis LLCs on December 12, 2018. We have applied for regulatory approval to own our interest in the Oasis LLCs through Alternative Solutions, which is currently under review.

Consulting Agreements

We periodically use the services of outside investor relations consultants. During the year ended May 31, 2016, pursuant to a consulting agreement, we agreed to issue 10,000 shares of common stock per month, valued at $11,600 per month, to a consultant in exchange for investor relations consulting services. The consulting agreement was terminated during the first month of its term. The parties are in discussions regarding whether any shares of our common stock have been earned and it is uncertain whether any shares will be issued. As of November 30, 2021, we included 20,000 shares of common stock, valued at $23,200 in stock payable on the accompanying balance sheets. The shares were valued based on the closing market price on the grant date.

On December 29, 2015, pursuant to a consulting agreement, we agreed to issue 25,000 shares of common stock per month, valued at $21,250, to a consultant in exchange for investor relations consulting services. The consulting agreement was terminated during the first month of its term. The parties are in discussions regarding whether any shares of our common stock have been earned and it is uncertain whether any shares will be issued. As of November 30, 2021, we had 50,000 shares of common stock, valued at $42,500 included in stock payable on the accompanying balance sheet. The shares were valued based on the closing market price on the grant date.

On August 16, 2019, we amended a consulting agreement whereby we agreed to issue up to 200,000 shares of common stock plus pay certain amounts in exchange for the consultant’s development for us of a corporate finance and investor relations campaign, which services will be provided over a six month period. We issued 100,000 shares of common stock to this consultant in full satisfaction of this agreement before this agreement was terminated.

Going Concern

Our financial statements were prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations since inception, and have an accumulated deficit of $92,654,511 as of November 30, 2021, compared to $92,736,638, as of May 31, 2021. We had a working capital deficit of $7,177,592 as of November 30, 2021, compared to a working capital deficit of $1,143,922 at May 31, 2021. The report of our independent auditors for the year ended May 31, 2021 contained a going concern qualification. Our ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by early stage companies.

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs, to borrow capital and to sell equity to support our plans to acquire operating businesses, open processing facilities and finance ongoing operations There can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that cash generated by our future operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Estimates

Management uses various estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accounting estimates that are the most important to the presentation of our results of operations and financial condition, and which require the greatest use of judgment by management, are designated as our critical accounting estimates. We have the following critical accounting estimates:

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Estimates and assumptions regarding the deductibility of expenses for purposes of Section 280E of the Internal Revenue Code: Management evaluates the expenses of its manufacturing and retail operations and makes certain judgments regarding the deductibility of various expenses under Section 280E of the Internal Revenue Code based on its interpretation of this regulation and its subjective assumptions about the categorization of these expenses.

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Estimates and assumptions used in the valuation of derivative liabilities: Management utilizes a lattice model to estimate the fair value of derivative liabilities. The model includes subjective assumptions that can materially affect the fair value estimates.

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Estimates and assumptions used in the valuation of intangible assets. In order to value our intangible assets, management prepares multi-year projections of revenue, costs of goods sold, gross margin, operating expenses, taxes and after tax margins relating to the operations associated with the intangible assets being valued. These projections are based on the estimates of management at the time they are prepared and include subjective assumptions regarding industry growth and other matters.

Recently Issued Accounting Standards

Accounting standards promulgated by the Financial Accounting Standards Board (the “FASB”) are subject to change. Changes in such standards may have an impact on our future financial statements. The following are a summary of recent accounting developments.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment, which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, current U.S. GAAP requires the performance of procedures to determine the fair value at the impairment testing date of assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, the amendments under this ASU require the goodwill impairment test to be performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The ASU became effective for us on January 1, 2020. The amendments in this ASU were applied on a prospective basis. During the year ended May 31, 2020, the Company recorded an impairment of goodwill in the amount of $25,185,003 pursuant to ASU No. 2017-04.

In May 2017, the FASB issued ASU No. 2017-09, Stock Compensation - Scope of Modification Accounting, which provides guidance on which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The ASU requires that an entity account for the effects of a modification unless the fair value (or calculated value or intrinsic value, if used), vesting conditions and classification (as equity or liability) of the modified award are all the same as for the original award immediately before the modification. The ASU became effective for us on January 1, 2018, and is applied to an award modified on or after the adoption date. Adoption of ASU 2017-09 did not have a material effect on the Company’s financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception.

These amendments do not have an accounting effect. For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

Effective June 1, 2018, we adopted Accounting Standards Codification (“ASC”) 606 — Revenue from Contracts with Customers. Under ASC 606, we recognize revenue from the commercial sales of products and licensing agreements by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. There was no impact on our financial statements as a result of adopting ASC 606.

On June 1, 2018, we adopted ASU 2017-11 and accordingly reclassified the fair value of the reset provisions embedded in convertible notes payable and certain warrants with embedded anti-dilutive provisions from liability to equity in the aggregate amount of $1,265,751.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

DIRECTORS AND EXECUTIVE OFFICERS

Our Articles of Incorporation provide that the board of directors be divided into three classes with each class serving a staggered three-year term. The term of Class I directors expires at our 2024 annual meeting, the term of Class II directors expires at our 2022 annual meeting, and the term of Class III directors expires at our 2023 annual meeting. Ross Silver serves as the sole member of Class I, Andrew Glashow serves as the sole member of Class II and Jeffrey Binder serves as the sole member of Class III. Executive officers are appointed by the board of directors and serve at its pleasure. Ross Silver is our only director who is independent, as that term is defined by Nasdaq rules. We do not have an “audit committee financial expert” within the meaning of SEC rules. As of the date of this report, our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name, Age, State and Country of Residence	Position	Date First Elected or Appointed	Occupation for Last 5 Years
Jeffrey Binder (75) Florida, United States	Chairman, CEO and Director(1)	2014

Mr. Binder was one of the individuals who founded CLS Labs in 2014 and he has served as its Chairman, President, Chief Executive Officer and a director since its inception. Upon CLS Labs’ acquiring control of the Company on November 12, 2014, Mr. Binder was appointed Chairman, President, Chief Executive Officer and a director of the Company. He continues to serve in these roles. Since 2008, Mr. Binder has served as founder, Chairman and President of Power 3 Network, Inc., a company that develops websites and back offices for home-based businesses. In 2003, Mr. Binder founded Infinity 8, Inc., a software development company, where he served as its Chairman, Treasurer and a director until 2011. In addition to his employment history, Mr. Binder has invested in and mentored several start-up and mid-stage companies through his private holding company, JeMJ Financial Services, Inc., which he formed in 1988 and for which he serves as Chairman, President and a director. Through JeMJ, Mr. Binder invested in GGL Industries, Inc., a private holding company that owned Sterling Yacht and Classic Motor Carriages, as well as various other companies, and had extensive real estate holdings. Mr. Binder received his Juris Doctorate from the National Law Center, George Washington University, in 1971, where he received the honor of membership in the Order of the Coif. He also served as a legislative assistant to Adlai Stevenson II, a United States Senator for Illinois, and practiced Law at Sonnenschein Nath & Rosenthal, LLP, Chicago, Illinois for five years.

Name, Age, State and Country of Residence	Position	Date First Elected or Appointed	Occupation for Last 5 Years
Andrew Glashow (58) Rhode Island, United States	President, Chief Operating Officer and Director(1)	2017

Mr. Glashow was appointed to serve as our President and Chief Operating Officer commencing on March 1, 2019. Mr. Glashow served as a partner in Star Associates, LLC, a corporate finance firm specializing in the placement of capital for small and emerging growth companies, from March 2018 to July 2020. Prior to forming Star Associates, Mr. Glashow was a founding partner of New World Merchant Partners LLC, a capital markets and business advisory firm, and served as a Managing Director since its inception in September 2009. Mr. Glashow is an investment banker specializing in microcap transactions in the $5 million to $50 million range. He has in excess of twenty-five years of experience in the capital markets and in all phases of business start-up and growth, including feasibility studies, business plans, equity and debt funding, private placements, reverse mergers and IPOs. Mr. Glashow has worked with many investment banking firms and maintains close relationships with decision makers at several of them. Mr. Glashow has served as CEO and President of multiple companies that he helped capitalize. Mr. Glashow is a graduate of the University of New Hampshire’s Whitemore School of Business and Economics.

Ross Silver (44) Oregon, United States	Director(2)	2021

Mr. Silver was appointed to serve as a member of our board of directors commencing February 18, 2021 to fill a vacancy on the board of directors. In 2016, Mr. Silver founded Sylva International LLC, a marketing and consulting firm doing business as Sylvacap Media. Sylva International is a Registered Investment Advisor in the State of Oregon. Prior to founding Sylva International, Mr. Silver founded Vista Partners, a hedge fund and independent equity research firm, and served as Principal Analyst and CEO from 2005-2016. Prior to starting Vista, Mr. Silver was a Research Analyst for Trinity Capital Advisors, Inc., a San Francisco-based hedge fund, and a research associate for Dresdner RCM (now Allianz) covering consumer discretionary and consumer staple companies. Prior to working for Dresdner, Mr. Silver was a member of Canadian Imperial Bank of Commerce’s technology, media, and telecom investment banking group, where he worked primarily on M&A but also on equity and debt offerings. Mr. Silver served as a consultant for government agencies including the National Institutes of Health (NIH), actively speaks at conferences globally as well as at universities, was a Board Member for his local American Red Cross chapter and was a member of 100 Men Who Care, a Bend, Oregon local non-profit. Mr. Silver holds a Series 65 securities license.

Name, Age, State and Country of Residence	Position	Date First Elected or Appointed	Occupation for Last 5 Years
Charlene Soco (31) Nevada, United States	Executive Vice President of Finance	2022

Ms. Soco was appointed to serve as our Executive Vice President of Finance on March 17, 2022. Between June 17, 2019 and this appointment, Ms. Soco served as Assistant Controller of Alternative Solutions. Before joining Alternative Solutions, Ms. Soco was the Assistant Controller of K2 Energy Solutions, a lithium battery manufacturing company, from 2018 and 2019. Between 2015 and 2018, Ms. Soco was the Revenue Audit Manager of Treasure Island, a hotel and casino in Las Vegas, Nevada. Ms. Soco earned a Bachelor of Science in Accounting from Western Governor’s University.

Notes:

(1)	Messrs. Binder and Glashow, and Ms. Soco work full time for the Company or one of its subsidiaries. All of them have entered into employment agreements with the Company or one of its subsidiaries.
(2)	Mr. Silver devotes time to the Company solely as a director and is not an employee nor an independent contractor of the Company.

We are not currently listed on any U.S. national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of the board of directors be independent. In evaluating the independence of its members and the composition of its planned committees, the board of directors utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards in audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our board of directors has appointed Jeffrey Binder, Andrew Glashow and Ross Silver to serve on our audit committee. Mr. Glashow serves as chairman of the audit committee. We currently do not have nominating or compensation committees, or committees performing similar functions, nor do we have a written nominating or compensation committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by the entire board of directors.

Our board of directors currently has one independent director, Ross Silver, who also serves on our audit committee. We do not have an “audit committee financial expert” within the meaning of SEC rules. The board of directors expects to continue to evaluate whether and to what extent the members of the board of directors are independent. We intend to appoint persons to the board of directors who will meet the corporate governance requirements imposed by a national securities exchange. Therefore, we expect that in the future a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert.”

Additionally, the board of directors expects to appoint a governance committee and compensation committee and to adopt charters relative to each such committee in the future.

Corporate Bankruptcies

None of our directors or executive officers has, within the 10 years prior to the date of this Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or comprise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, been a director or executive officer of any company, that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or comprise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

None of our directors, officers or principal shareholders is, or have been within the last 10 years, the subject of any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or have entered into a settlement agreement with a Canadian securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor making an investment decision.

Arrangements Between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships

There are no family relationships between or among our executive officers and directors.

Other Directorships

None of the directors of the Company is also a director of an issuer with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Conflicts of Interest

Our directors and officers may serve as directors or officers of other companies or have significant shareholdings in other companies and, to the extent that such other companies may participate in ventures in which the Company may participate, the directors of the Company may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such a participation or such terms. The directors of the Company are required to act honestly, in good faith and in the best interests of the Company.

The directors and officers of the Company are aware of the existence of laws governing the accountability of directors and officers for corporate opportunity and requiring disclosures by the directors of conflicts of interest and the Company will rely upon such laws in respect of any directors’ and officers’ conflicts of interest or in respect of any breaches of duty by any of its directors and officers. All such conflicts will be disclosed by such directors or officers in accordance with applicable laws and shall govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed upon them by law. The directors and officers of the Company are not aware of any such conflicts of interests.

EXECUTIVE COMPENSATION

We qualify as a “smaller reporting company” under the rules promulgated by the SEC, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

As a smaller reporting company, we are required to disclose the executive compensation of our named executive officers, which consist of the following individuals, for the fiscal years ended May 31, 2020 and May 31, 2021, respectively: (i) any individual serving as our principal executive officer or acting in a similar capacity, during the fiscal year ended May 31, 2021; (ii) the two other most highly compensated executive officers of the Company serving as executive officers at the end of the most recently completed fiscal year; and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

Summary Compensation Table

The following table discloses compensation paid or to be paid to our named executive officers for the fiscal years ended May 31, 2021 and May 31, 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation ($)	All Other Compensation ($)		Total ($)

Jeffrey Binder,	2021	200,000	—	—		—	—	—		200,000
Chairman, and Chief Executive Officer	2020	183,333	—	—		—	—	—		183,333

Andrew Glashow,	2021	200,000	—	80,811	(1)	—	—	22,800	(2)	303,611
President and Chief Operating Officer	2020	229,667	65,000	107,751	(1)	—	—	22,800	(2)	425,218

1

Pursuant to his employment agreement, Mr. Glashow was granted 500,000 shares of restricted common stock with a fair value of $215,500, which fully vested in two equal installments on March 1, 2020 and on March 1, 2021.

2	Represents an automobile allowance of $1,000 per month and health insurance costs equal to $900 per month.

Narrative Disclosure to Summary Compensation Table

We currently do not have a stock option plan or any other incentive plan that provides for compensation intending to serve as an incentive for performance except as provided in the employment agreements of Messrs. Binder and Glashow.

The following is a narrative discussion of our officers’ employment agreements that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table with respect to fiscal years ended May 31, 2021 and 2020.

Employment Agreements

CLS Labs and Jeffrey Binder entered into a five-year employment agreement effective October 1, 2014. Under the agreement, Mr. Binder serves as CLS Labs’ Chairman, President and Chief Executive Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Binder is also entitled to receive a performance bonus equal to 2% of CLS Labs’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of CLS Labs’ common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million.

On April 28, 2015, Mr. Binder, CLS Labs and the Company entered into an addendum to Mr. Binder’s employment agreement whereby Mr. Binder agreed that following the merger of CLS Labs and a subsidiary of the Company, in addition to his obligations to CLS Labs, he would serve the Company and its subsidiaries in such roles as the Company may request. In exchange, the Company agreed to assume the obligations of CLS Labs to grant Mr. Binder annual stock options, as referenced above. On July 20, 2016, March 31, 2017, August 23, 2017, October 9, 2017, January 5, 2018 and April 6, 2018, the Company issued Mr. Binder convertible notes in exchange for $250,000, $112,500, $62,500, $39,521, $37,500 and $37,500 respectively, in deferred salary, among other amounts owed to Mr. Binder by the Company.

On October 14, 2019 but effective October 1, 2019, CLS Labs, Inc., the Company, and Jeffrey Binder entered into an amendment to Mr. Binder’s employment agreement to provide that the Company would assume all obligations of CLS Labs under the employment agreement. The amendment also extends the term of Mr. Binder’s employment agreement by three years instead of relying on the automatic one-year renewal provision in the employment agreement and increases Mr. Binder’s annual base salary to $200,000. Additionally, the amendment provides for certain change of control provisions, including a payment of up to three years base salary and bonuses up to a maximum of $1,000,000, if Mr. Binder resigns or is terminated in connection with a change in control of the Company. In connection with the amendment, the parties also amended and restated that certain Confidentiality, Non-Compete and Property Rights Agreement entered into by and between RJF Labs, Inc. (now CLS Labs), and Mr. Binder effective as of July 16, 2014.

On March 1, 2019, the Company and Andrew Glashow entered into a two-year employment agreement and Mr. Glashow commenced serving as our President and Chief Operating Officer. Under the agreement, Mr. Glashow is entitled to receive an annual salary of $175,000. Further, he is entitled to receive a performance bonus equal to 1% of our annual EBITDA, and annual restricted stock awards in an amount equal to 1% of our annual EBITDA. Additionally, Mr. Glashow is entitled to a one-time signing bonus of 500,000 shares of our restricted common stock, half of which vested on March 1, 2020, and half of which vested on March 1, 2021. Effective March 1, 2019, and in connection with the employment agreement, Mr. Glashow and the Company entered into a Confidentiality, Non-Compete and Proprietary Rights Agreement. Pursuant thereto, Mr. Glashow agreed (i) not to compete with us during the term of his employment and for a period of one year thereafter, (ii) not to release or disclose our confidential information, and (iii) to assign the rights to all work product to us, among other terms.

On October 14, 2019 but effective October 1, 2019, the Company and Mr. Glashow entered into an amendment to his employment agreement to extend the term by one year instead of relying on the automatic one-year renewal provision in the employment agreement, and to increase Mr. Glashow’s annual base salary to $200,000. The amendment also provides that in addition to his base salary, Mr. Glashow is entitled to receive, on an annual basis, a performance-based bonus equal to two percent (2%) of our annual EBITDA up to a maximum annual cash compensation of $1 million including base salary, and annual stock options, exercisable at the fair market value of our common stock on the effective date of grant, in an amount equal to 2% of our EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million. Additionally, the amendment provides for certain change of control provisions, including a payment of up to three years base salary and bonuses up to a maximum of $1,000,000, if Mr. Glashow resigns or is terminated in connection with a change in control of the Company.

On June 6, 2019, Alternative Solutions and Ms. Soco entered into an employment agreement with an initial term beginning June 17, 2019, pursuant to which Ms. Soco was appointed as Assistant Controller of Alternative Solutions. Under the agreement, Ms. Soco is entitled to receive an annual salary of $70,000. On June 6, 2019, and in connection with the employment agreement, Ms. Soco and the Company entered into a Confidentiality, Non-Compete and Proprietary Rights Agreement. Pursuant thereto, Ms. Soco agreed (i) not to compete with the Company during the term of her employment and for a period of one year thereafter, (ii) not to release or disclose the Company’s confidential information, and (iii) to assign the rights to all work product to the Company, among other terms.

On October 27, 2021, Ms. Soco’s employment agreement was amended to increase her annual salary to $117,500 and extend her employment agreement review date to November 1, 2022. On February 4, 2022, Ms. Soco’s employment agreement was further amended to grant Ms. Soco 50,000 shares of the Company’s common stock and increase her base annual salary to $137,500. The amendment also extended Ms. Soco’s employment agreement review date to February 4, 2023.

Outstanding Equity Awards at May 31, 2021

The following table sets forth information regarding outstanding stock options or unvested equity awards as of May 31, 2021. None of our named executive officers had any outstanding stock options or unvested equity awards as of May 31, 2021.

	Option Awards					Restricted Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey Binder	—	—	—	—	—	—	—	—	—

Andrew Glashow	—	—	—	—	—	—	—	—	—

Director Compensation

To date, we have not paid our directors any compensation for service on our board of directors. Our directors are, however, entitled to receive compensation as determined by the board of directors, including but not limited to, in a director’s capacity as one of our officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 5, 2022 by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Our only class of voting securities is our common stock. To our knowledge, none of the shares listed below is held under a voting trust or similar agreement. To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. There were 128,208,082 shares of common stock issued and outstanding on April 5, 2022.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o CLS Holdings USA, Inc., 11767 S. Dixie Hwy, Suite 115, Miami, FL 33156. Pursuant to SEC rules, we have included shares of common stock that the person has the right to acquire within 60 days after April 5, 2022.

Officers and Directors

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Class
Common Stock	Jeffrey I. Binder	8,717,971	(2)	6.80%
Common Stock	Andrew Glashow	525,000	(3)	*
Common Stock	Ross Silver	4,500,000	(4)	3.51%
	All directors and executive officers as a group (4 persons)	13,797,350	(5)	10.76%

* Indicates ownership of less than 1% of the outstanding shares of our common stock.

1

Except as otherwise indicated, to our knowledge, the persons named in this table have sole voting, investment and dispositive power with respect to all shares of common stock listed. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

2	Represents shares of our common stock held directly by Mr. Binder.

3	Includes (i) 500,000 shares of our common stock held directly by Mr. Glashow; and (ii) 25,000 shares indirectly held through Mr. Glashow’s IRA.

4	Represents 4,500,000 shares of our common stock held indirectly by Mr. Silver through VJRA Corp.

5

Includes (i) 9,217,971 shares of common stock directly held by directors and named executive officers; (ii) 4,525,000 shares of common stock indirectly held by directors and named executive officers; and (iii) 54,379 shares of common stock directly held by Ms. Soco.

5% or Greater Shareholders

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Class
Common Stock	ILJ, LLC	13,026,892	(2)	10.16%
	7520 Hughes Road Murfreesboro, TN 37127

Common Stock	Navy Capital Green Fund, LP	13,736,630	(3)	10.22%
	28 Reichert Circle Westport, CT 06880

Common Stock	Navy Capital Green Co-Invest Fund, LLC	28,772,284	(4)	19.09%
	28 Reichert Circle Westport, CT 06880

Common Stock	Jeffrey I. Binder	8,717,971	(5)	6.80%
	11767 South Dixie Highway, Suite 115 Miami, FL 33156

Common Stock	Frank Koretsky	18,917,365	(6)	14.76%
	16047 Collins Avenue, Unit 503 Sunny Isles Beach, FL 33160

Common Stock	Tribeca Global Natural Resources Funds	36,421,711	(7)	22.80%
	Level 23 1 O’Connell St Sydney, New South Wales 2000

1

Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock. Beneficial ownership does not include any shares the holder may receive upon the conversion of interest that has accrued or that will accrue in the future with respect to the convertible debentures.

2

Represents shares of our common stock held directly by ILJ, LLC, an entity managed by Todd Swanson, a former manager of Alternative Solutions, which we acquired on June 27, 2018. This information is based on the Schedule 13G/A filed with the SEC on February 14, 2022.

3

Includes (i) 7,500,000 shares of our common stock; (ii) 3,753,713 shares issuable upon conversion of convertible debentures; (iii) 1,876,856 shares issuable upon exercise of warrants that may be issued upon conversion of convertible debentures; and (iv) 606,061 shares of our common stock issuable upon exercise of warrants at an exercise price of $0.4125 per share issued in connection with the November 2021 Debenture Offering that are currently exercisable. Navy Capital Green Fund, LP is a Delaware limited partnership, of which Navy Capital Green Management, LLC, a New York limited liability company, is the investment manager. The investment manager has shared power with Chetan Gulati, John Kaden and Sean Stiefel, the managers of the investment manager, to vote and dispose of the shares. This information is based on the Schedule 13D/A filed with the SEC on August 9, 2021 and in connection with the November 2021 Debenture Offering.

4

Includes (i) 6,250,000 shares of our common stock; (ii) 15,014,856 shares issuable upon conversion of convertible debentures; and (iii) 7,507,428 shares issuable upon exercise of warrants that may be issued upon conversion of convertible debentures. Navy Capital Green Co-Invest Fund, LLC is a Delaware limited liability company, of which Navy Capital Green Management, LLC, a New York limited liability company, is the investment manager. The investment manager has shared power with Chetan Gulati, John Kaden and Sean Stiefel, the managers of the investment manager, to vote and dispose of the shares. This information is based on the Schedule 13D/A filed with the SEC on August 9, 2021.

5	Represents shares of our common stock held directly by Mr. Binder.

6

Represents shares of our common stock held of record by Newcan Investment Partners LLC. Frank Koretsky is the beneficial owner and has voting and investment power over the securities held by Newcan Investment Partners LLC. This information is based on the Schedule 13D/A filed with the SEC on February 8, 2019.

7

Includes (i) 4,888,889 shares of our common stock; (ii) 20,617,841 shares issuable upon conversion of convertible debentures; (iii) 10,308,920 shares issuable upon exercise of warrants that may be issued upon conversion of convertible debentures; and (iv) 606,061 shares of our common stock issuable upon exercise of warrants at an exercise price of $0.4125 per share issued in connection with the November 2021 Debenture Offering that are currently exercisable. This information is based on information we received in connection with the shareholder’s purchase of our securities in 2018 and the November 2021 Debenture Offering.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future. We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

On each of February 5, 2021 and May 19, 2021, we issued 250,000 shares of common stock to Andrew Glashow, our President and Chief Operating Officer (a total of 500,000 shares) pursuant to his employment agreement.

Director Independence

Our board of directors currently has one independent director, Ross Silver, who also serves on our audit committee. We do not have any other separately designated standing committees.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We were initially incorporated on March 31, 2011 as Adelt Design, Inc. Effective August 21, 2013; our common stock became eligible for quotation on the OTC Bulletin Board under the symbol ADSN. On November 12, 2014, CLS Labs acquired 6,250,000 shares, or 55.6%, of our outstanding common stock from our founder, Larry Adelt. As a condition to CLS Labs’ purchase of these shares, and pursuant to five stock purchase agreements each dated November 12, 2014, five people or entities unaffiliated with the Company purchased an aggregate of 4,984,376 shares of common stock in the Company from twenty-four stockholders other than Mr. Adelt. The total number of shares acquired by these five purchasers represented 44.3% of our outstanding shares of common stock. On November 20, 2014, we adopted amended and restated articles of incorporation therein changing the Company’s name to CLS Holdings USA, Inc. Effective December 10, 2014 we changed our stock symbol to “CLSH” to reflect the name change of the Company. Our common stock is currently eligible for quotation on the OTC Markets’ OTCQB under the symbol “CLSH”. Commencing in January 2019, we also listed our common stock on the CSE under the symbol “CLSH”. We have no outstanding shares of preferred stock.

The following table sets forth the range of high and low sales prices on the OTCQB for the applicable periods on a post-Reverse-Split basis.

	Common Stock
Fiscal Year Ending May 31, 2022:	High ($)	Low ($)

Third Quarter	$0.14	$0.069
Second Quarter	$0.1599	$0.109
First Quarter	$0.231	$0.1278

Fiscal Year Ended May 31, 2021:
Fourth Quarter	$0.2800	$0.1600
Third Quarter	$0.3896	$0.1019
Second Quarter	$0.1300	$0.0551
First Quarter	$0.0899	$0.0400

Fiscal Year Ended May 31, 2020:
Fourth Quarter	$0.1655	$0.0565
Third Quarter	$0.25	$0.10
Second Quarter	$0.2999	$0.1995
First Quarter	$0.37	$0.20

At April 5, 2022, we had 128,208,082 outstanding shares of common stock and approximately 55 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of bank, brokers and other nominees. We have no outstanding shares of preferred stock.

Dividend Policy

We have not paid any cash dividends on our common stock to date. Any future decisions regarding dividends will be made by our board of directors. We do not anticipate paying dividends in the foreseeable future, but expect to retain earnings to finance the growth of our business. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes as of May 31, 2021, the shares of our common stock subject to outstanding awards or available for future awards under our equity compensation plans:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	--	--	--
Equity compensation plans not approved by security holders (1)	--	--	--
Total	--	--	--

(1)

Pursuant to their respective employment agreements, Jeffrey Binder and Andrew Glashow are entitled to receive annual stock options, exercisable at the fair market value of our common stock on the date of grant, in an amount equal to 2% of our annual EBITDA up to $42.5 million and 4% of our annual EBITDA in excess of $42.5 million. We are currently unable to determine the number of shares that could be granted under these plans.

Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and Non-Audit Fees

The following table shows fees that we paid (or accrued) for professional services rendered by M&K for our fiscal years ended May 31, 2021 and 2020.

	Year Ended May 31,
	2021	2020
Audit Fees (1)	$63,150	$71,400
Audit-Related Fees (2)	3,000	-
Tax fees (3)	-	-
Total	$66,150	$71,400

1

Audit fees consist of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

2

Audit-related fees consist of fees billed for consents and registration statement reviews, as well as assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

3

Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state, and international tax compliance, acquisitions and international tax planning.

Our audit committee requires that management obtain the prior approval of the audit committee for all audit and permissible non-audit services to be provided by M&K. The audit committee considers and approves at each meeting, as needed, anticipated audit and permissible non-audit services to be provided by M&K during the year and estimated fees.

Our independent auditor for the fiscal year ended May 31, 2021, M&K, has advised us that neither it, nor any of its members, has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by M&K during the fiscal year ended May 31, 2021 were furnished at customary rates and were performed by full-time, permanent employees.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

LEGAL MATTERS

The law firm of Connor & Connor PLLC has provided an opinion regarding the validity of the shares of common stock offered pursuant to this Prospectus.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of May 31, 2021 and 2020 and for the years and periods then ended, respectively, have been audited by M&K CPAs, PLLC, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT

The transfer agent for our common stock is V-Stock Transfer, LLC at 18 Lafayette Place, Woodmere, NY. V-Stock Transfer’s telephone number is (212) 828-8436.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF THE SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, our Bylaws provide that we have the authority to indemnify our directors and officers and may indemnify our employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. We are also empowered under our Bylaws to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the Registration Statement, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of the Registration Statement, does not contain all information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contracts or documents. Our filings and the Registration Statement, of which this Prospectus is a part, can also be reviewed by accessing the SEC’s website at www.sec.gov.

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our filings with the SEC, including this Prospectus, over the internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.clsholdingsinc.com. You may access our annual reports on Form 10-K and quarterly reports on Form 10-Q free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on our website is not part of this Prospectus.

INCORPORATION BY REFERENCE

All reports and documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, on or after the date of this Prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the Registration Statement of which this Prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of those documents.

You may access the documents incorporated by reference on our website at www.clsholdingsinc.com, although our website shall not be deemed to be a part of this Prospectus. You may also request a copy of any of these filings at no cost, by writing or telephoning us at the following address or telephone number:

CLS Holdings USA, Inc.

11767 South Dixie Highway, Suite 115

Miami, Florida 33156

(888) 359-4666

CLS Holdings USA, Inc.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended May 31, 2021 and 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of CLS Holdings USA, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CLS Holdings USA, Inc. (the Company) as of May 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended May 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered net losses from operations in current and prior periods and has an accumulated deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Income Taxes

As discussed in Note 21 to the financial statements, the Company recognizes income taxes in accordance with Section 280E of the Internal Revenue Code.

Auditing management’s evaluation of income taxes involves significant judgement related to allowable deductions of the Company.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s estimates of allowable deductions and taxable income in accordance with Section 280E.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2011.

Houston, TX

August 30, 2021

CLS Holdings USA, Inc.

Consolidated Balance Sheets

	May 31,	May 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$1,665,263	$2,925,568
Accounts Receivable	684,935	161,409
Inventory	1,228,052	575,242
Prepaid expenses and other current assets	262,313	234,092
Interest receivable - current portion	-	3,322
Notes receivable - current portion	-	4,042,175
Total current assets	3,840,563	7,941,808

Property, plant and equipment, net of accumulated depreciation of $1,434,614 and $868,200	3,475,668	3,775,509
Right of use assets, operating leases	2,250,009	1,403,429
Intangible assets, net of accumulated amortization of $358,403 and $242,389	1,305,190	1,421,204
Goodwill	557,896	557,896
Other assets	167,455	167,455

Total assets	$11,596,781	$15,267,301

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$1,608,625	$1,172,883
Accrued interest	267,945	222,433
Lease liability - operating leases, current	287,125	336,900
Taxes Payable	2,490,295	-
Convertible notes payable - current, net of discount of $35,496 and $0	330,495	-
Contingent liability	-	150,000

Total current liabilities	4,984,485	1,882,216

Noncurrent liabilities
Lease liability - operating leases, non-current	1,979,294	1,136,151
Convertible notes payable - Long Term, net of discount of $0 and $2,238,730	19,729,822	17,644,482

Total Liabilities	26,693,601	20,662,849

Commitments and contingencies	-	-

Stockholder's equity (deficit)
Preferred stock, $0.001 par value; 20,000,000 shares authorized; no shares issued	-	-
Common stock, $0.0001 par value; 750,000,000 shares authorized at May 31, 2021 and 2020; 127,221,416 and 126,521,416 shares issued and outstanding at May 31, 2021 and 2020	12,723	12,653
Additional paid-in capital	77,561,393	71,196,814
Common stock subscribed	65,702	241,109
Accumulated deficit	(92,736,638)	(76,846,124)
Total stockholder's equity (deficit)	(15,096,820)	(5,395,548)

Total liabilities and stockholders' equity (deficit)	11,596,781	$15,267,301

See notes to consolidated financial statements.

CLS Holdings USA, Inc.

Consolidated Statements of Operations

	For the	For the
	Year Ended	Year Ended
	May 31, 2021	May 31, 2020

Revenue	$19,292,087	$11,917,629
Cost of goods sold	9,644,761	5,959,286
Gross margin	9,647,326	5,958,343

Selling, general and administrative expenses	10,800,944	8,776,876
Impairment of note receivable	2,498,706	-
Impairment of goodwill	-	25,185,003
Total operating expenses	13,299,650	33,961,879

Operating loss	(3,652,324)	(28,003,536)

Other (income) expense:
Interest expense, net	3,657,105	2,941,131
Loss on extinguishment of debt	6,105,679	-
Gain on settlement of liabilities	-	(275,000)
Gain on modification of operating leases	(14,889)	(28,511)
Loss on disposal of assets	-	16,817
Total other expense	9,747,895	2,654,437

Income (Loss) before income taxes	(13,400,219)	(30,657,973)

Provision for income taxes	(2,490,295)	-

Net income (loss)	$(15,890,514)	$(30,657,973)

Net loss per share - basic	$(0.13)	$(0.24)

Net loss per share - diluted	$(0.13)	$(0.24)

Weighted average shares outstanding - basic	126,664,839	126,390,105

Weighted average shares outstanding - diluted	126,664,839	126,390,105

See notes to consolidated financial statements.

CLS Holdings USA, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)

			Additional
	Common Stock		Paid In	Stock	Accumulated
	Amount	Value	Capital	Payable	Deficit	Total

Balance, May 31, 2019	125,839,095	$12,585	$70,758,025	$455,095	$(46,188,151)	$25,037,554

Common stock issued to officer	550,000	55	390,445	(390,500)	-	-
Common stock issued to consultant	100,000	10	22,490	(22,500)	-	-
Common stock issued for conversion of debt	32,321	3	25,854	-	-	25,857
Common stock to be issued to officer	-	-	-	154,014	-	154,014
Common stock to be issued to consultant	-	-	-	45,000	-	45,000
Net loss for the year ended May 31, 2020	-	-	-	-	(30,657,973)	(30,657,973)
Balance, May 31, 2020	126,521,416	$12,653	$71,196,814	$241,109	$(76,846,124)	$(5,395,548)

Common stock issued to officer from stock payable	550,000	55	230,415	(230,470)	-	-
Common stock to be issued to officer	-	-	-	80,813	-	80,813
Cancellation of common stock to be issued to consultant	-	-	-	(25,750)	-	(25,750)
Common stock issued to employee	150,000	15	28,485	-	-	28,500
Loss on extinguishment of debt	-	-	6,105,679	-	-	6,105,679
Net loss for the year ended May 31, 2021	-	-	-	-	(15,890,514)	(15,890,514)
Balance, May 31, 2021	127,221,416	$12,723	$77,561,393	$65,702	$(92,736,638)	$(15,096,820)

See notes to consolidated financial statements.

CLS Holdings USA, Inc.

Consolidated Statements of Cash Flows

	For the	For the
	Year Ended	Year Ended
	May 31, 2021	May 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,890,514)	$(30,657,973)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on contingent liabilities	-	(275,000)
Loss on extinguishment of debt	6,105,679	-
Gain on modification of leases	(14,889)	(28,511)
Loss on disposal of assets	-	16,817
Impairment of goodwill	-	25,185,003
Fair value of cancellation of shares issued to consultants	(25,750)	-
Amortization of debt discounts	2,203,234	1,647,664
Fair value of shares vested by officers	109,313	154,014
Impairment of note receivable	2,498,706	-
Depreciation and amortization expense	685,292	449,192
Fair value of shares issued to consultants	-	45,000
Bad debt expense	15,798	108,392
Changes in assets and liabilities:
Accounts receivable	(539,324)	(106,230)
Prepaid expenses and other current assets	(28,221)	(122,936)
Inventory	(652,810)	171,591
Interest receivable	2,500	(224,517)
Right of use asset	341,035	1,300,392
Accounts payable and accrued expenses	435,742	(74,319)
Accrued interest	258,113	1,300,715
Deferred tax liability	2,490,295	-
Contingent liability	(150,000)	(850,000)
Operating lease liability	(379,358)	(1,202,259)
Net cash used in operating activities	(2,535,159)	(3,162,965)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments to purchase property, plant and equipment	(269,437)	(1,923,338)
Payments to purchase intangible assets	-	(22,030)
Loan made to borrower under note receivable	-	(175,000)
Proceeds from collection of note receivable	1,544,291	1,682,278
Net cash provided by (used in) investing activities	1,274,854	(438,090)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	-	(3,999,168)
Net cash used in financing activities	-	(3,999,168)

Net decrease in cash and cash equivalents	(1,260,305)	(7,600,223)

Cash and cash equivalents at beginning of period	2,925,568	10,525,791

Cash and cash equivalents at end of period	$1,665,263	$2,925,568

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$943,817	$307,612
Income taxes paid	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Shares issued for services issued from stock payable	$230,470	$-
Adoption of lease standard ASU 2016-02	$-	$2,675,310
Capitalized interest on convertible debentures	$212,601	$1,553,082
Shares issued for conversion of notes payable	$-	$25,857
Capitalized interest on note receivable	$-	$399,453
Reclassification of deposit to fixed assets	$-	$281,966
Initial lease right of use asset and lease liability from lease modification	$1,172,726	$-

See notes to consolidated financial statements.

CLS HOLDINGS USA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

CLS Holdings USA, Inc. (the “Company”) was originally incorporated as Adelt Design, Inc. (“Adelt”) on March 31, 2011 to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced.

On November 12, 2014, CLS Labs, Inc. (“CLS Labs”) acquired 10,000,000 shares, or 55.6%, of the outstanding shares of common stock of Adelt from its founder, Larry Adelt. On that date, Jeffrey Binder, the Chairman, President and Chief Executive Officer of CLS Labs, was appointed Chairman, President and Chief Executive Officer of the Company. On November 20, 2014, Adelt adopted amended and restated articles of incorporation, thereby changing its name to CLS Holdings USA, Inc. Effective December 10, 2014, the Company effected a reverse stock split of its issued and outstanding common stock at a ratio of 1-for-0.625 (the “Reverse Split”), wherein 0.625 shares of the Company’s common stock were issued in exchange for each share of common stock issued and outstanding. As a result, 6,250,000 shares of the Company’s common stock were issued to CLS Labs in exchange for the 10,000,000 shares that it owned by virtue of the above-referenced purchase from Larry Adelt.

On April 29, 2015, the Company, CLS Labs and CLS Merger Inc., a Nevada corporation and wholly owned subsidiary of CLS Holdings (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby CLS Merger Inc. merged with and into CLS Labs, with CLS Labs remaining as the surviving entity (the “Merger”). Upon the consummation of the Merger, the shares of the common stock of CLS Holdings owned by CLS Labs were extinguished and the former stockholders of CLS Labs were issued an aggregate of 15,000,000 (post Reverse Split) shares of common stock in CLS Holdings in exchange for their shares of common stock in CLS Labs. As a result of the Merger, the Company acquired the business of CLS Labs and abandoned its previous business.

The Company has been issued a U.S. patent with respect to its proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. The Company has not commercialized its patented proprietary process or otherwise earned any revenues from it. The Company plans to generate revenues through licensing, fee-for-service and joint venture arrangements related to its patented proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

On December 4, 2017, the Company and Alternative Solutions, entered into a Membership Interest Purchase Agreement (the “Acquisition Agreement”), as amended, for the Company to acquire the Oasis LLCs from Alternative Solutions. Pursuant to the Acquisition Agreement, the Company initially contemplated acquiring all of the membership interests in the Oasis LLCs from Alternative Solutions. Just prior to closing, the parties agreed that the Company would instead acquire all of the membership interests in Alternative Solutions, the parent of the Oasis LLCs, from its members, and the membership interests in the Oasis LLCs owned by members other than Alternative Solutions.

Pursuant to the Acquisition Agreement, the Company paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 paid in February 2018, for an initial 10% of each of the Oasis LLCs. At that time, the Company applied for regulatory approval to own an interest in the Oasis LLCs, which approval was received. On June 27, 2018, the Company made the payments to indirectly acquire the remaining 90% of the Oasis LLCs, which were equal to cash in the amount of $5,995,543, a $4.0 million promissory note due in December 2019 (the “Oasis Note”), and 22,058,823 shares of its common stock (the “Purchase Price Shares”) (collectively, the “Closing Consideration”). The cash payment of $5,995,543 was less than the $6,200,000 payment originally contemplated because the Company assumed an additional $204,457 of liabilities. The Company used the proceeds of a Canadian private securities offering to fund the cash portion of the Closing Consideration. The Company then applied for regulatory approval to own the additional 90% in membership interests in the Oasis LLCs, which it received on December 12, 2018.

On October 31, 2018, the Company, CLS Massachusetts, Inc., a Massachusetts corporation and a wholly-owned subsidiary of the Company (“CLS Massachusetts”), and In Good Health, Inc., a Massachusetts corporation (“IGH”), entered into an Option Agreement (the “IGH Option Agreement”). Under the terms of the IGH Option Agreement, CLS Massachusetts had an exclusive option to acquire all of the outstanding capital stock of IGH (the “IGH Option”) during the period beginning on the earlier of the date that is one year after the effective date of the conversion and December 1, 2019 and ending on the date that was 60 days after such date. If CLS Massachusetts exercised the IGH Option, the Company, a wholly-owned subsidiary of the Company and IGH would enter into a merger agreement (the form of which had been agreed to by the parties) (the “IGH Merger Agreement”). At the effective time of the merger contemplated by the IGH Merger Agreement, CLS Massachusetts would pay a purchase price of $47,500,000, subject to reduction as provided in the IGH Merger Agreement, payable as follows: $35 million in cash, $7.5 million in the form of a five-year promissory note, and $5 million in the form of restricted common stock of the Company, plus $2.5 million as consideration for a non-competition agreement with IGH’s President, payable in the form of a five-year promissory note. IGH and certain IGH stockholders holding sufficient aggregate voting power to approve the transactions contemplated by the IGH Merger Agreement entered into agreements pursuant to which such stockholders, among other things, agreed to vote in favor of such transactions. On October 31, 2018, as consideration for the IGH Option, the Company made a loan to IGH, in the principal amount of $5,000,000, subject to the terms and conditions set forth in that certain loan agreement, dated as of October 31, 2018 between IGH as the borrower and the Company as the lender. The loan was evidenced by a secured promissory note of IGH, which bore interest at the rate of 6% per annum and was to mature on October 31, 2021. To secure the obligations of IGH to the Company under the loan agreement and the promissory note, the Company and IGH entered into a security agreement dated as of October 31, 2018, pursuant to which IGH granted to the Company a first priority lien on and security interest in all personal property of IGH. If the Company did not exercise the Option on or prior to the date that is 30 days following the end of the option period, the loan amount would be reduced to $2,500,000 as a break-up fee, subject to certain exceptions set forth in the IGH Option Agreement. On August 26, 2019, the parties amended the IGH Option Agreement to, among other things, delay closing until January 2020. By letter agreement dated January 31, 2020, the Company, CLS Massachusetts and IGH extended the IGH Option Agreement to February 4, 2020. On February 4, 2020, CLS Massachusetts exercised the IGH Option. By letter dated February 26, 2020, the Company informed IGH that as a result of its breaches of the IGH Option, which remained uncured, an event of default had occurred under the IGH Note. The Company advised IGH that it was electing to cause the IGH Note to bear interest at the default rate of 15% per annum effective February 26, 2020 and to accelerate all amounts due under the Note. This dispute, including whether IGH breached the IGH Option and whether CLS is entitled to collect default interest, is now in litigation. At May 31, 2021, the Company had collected a total of $2,901,569 of principal and $220,196 of interest on the IGH Note. On February 27, 2021, IGH notified the Company that it did not plan to make further payments under the IGH Note on the theory that the Break-Up Fee (as defined below) excused additional payments. The Company vehemently disagrees with this assertion, which remains in litigation. The Company has requested permission from the court to file an amended complaint to accelerate the due date of all remaining amounts under the IGH Note and receive default interest as a result of IGH’s breach of the IGH Note, as well as to add a fraud count to the complaint. During the twelve months ended May 31, 2021, the Company impaired the remaining amounts due under the IGH Note in the amount of $2,498,706, which includes $2,497,884 in principal and $822 in accrued interest. As of May 31, 2021, the principal balance of the IGH Note was $0 and the interest receivable was $0.

On June 14, 2021, the parties to the IGH lawsuit entered into a confidential settlement agreement to resolve the action and a secured promissory note dated and executed by IGH in favor of the Company effective on June 11, 2021. Pursuant to the promissory note, IGH shall pay the Company $3,000,000, $500,000 of which was due and payable on or before June 21, 2021. A second payment of $500,000 was due and payable on or before July 12, 2021. The remaining $2,000,000 and accrued interest shall be paid in 12 equal, monthly installments beginning on August 12, 2021, pursuant to the terms of the promissory note.

On January 29, 2019, the Company made a line of credit loan to CannAssist, LLC (“CannAssist”), in the principal amount of up to $500,000, subject to the terms and conditions set forth in that certain Loan Agreement, dated as of January 29, 2019 between CannAssist as the Borrower and the Company as the Lender (the “CannAssist Loan Agreement”). Any draws on the line of credit in excess of $150,000 will only be made in the sole discretion of the Company. The loan was evidenced by a secured promissory note of CannAssist (the “CannAssist Note”), which bore interest at the rate of 8% per annum and was personally guaranteed by the two equity owners of CannAssist. To secure the obligations of CannAssist to the Company under the CannAssist Loan Agreement and the CannAssist Note, the Company and CannAssist entered into a security agreement dated as of January 29, 2019, pursuant to which CannAssist granted to the Company a first priority lien on and security interest in all personal property of CannAssist.

On March 11, 2019, the Company, through its wholly-owned subsidiary, CLS Massachusetts, entered into a membership interest purchase agreement (the “CannAssist Purchase Agreement”) with CannAssist, each of the members of CannAssist, and David Noble, as the members’ representative, to acquire an 80% ownership interest in CannAssist. After conducting diligence, the parties decided to terminate the CannAssist Purchase Agreement effective August 26, 2019.

On August 26, 2019, the Company and CannAssist entered into an agreement to amend the CannAssist Note. Pursuant to the amendment, there were no additional advances under the CannAssist Note beyond the $150,000 advanced on February 4, 2019, and the $175,000 advanced on June 24, 2019. In addition, the CannAssist Note became due and payable in full on or before February 28, 2020. See note 8. On December 23, 2019, the Company received payment in full on the CannAssist loan in the amount of $342,567, which was made up of $325,000 of principal and $17,567 of interest. At May 31, 2021, the Company was owed $0 pursuant to the CannAssist Note.

On January 4, 2018, the former Attorney General, Jeff Sessions, rescinded the memorandum issued by former Deputy Attorney General James Cole on August 29, 2013 (as amended on February 14, 2014, the “Cole Memo”), the Cole Banking Memorandum, and all other related Obama-era DOJ cannabis enforcement guidance. While the rescission did not change federal law, as the Cole Memo and other DOJ guidance documents were not themselves laws, the rescission removed the DOJ’s formal policy that state-regulated cannabis businesses in compliance with the Cole Memo guidelines should not be a prosecutorial priority. Notably, former Attorney General Sessions’ rescission of the Cole Memo has not affected the status of the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) memorandum issued by the Department of Treasury, which remains in effect. This memorandum outlines Bank Secrecy Act-compliant pathways for financial institutions to service state-sanctioned cannabis businesses, which echoed the enforcement priorities outlined in the Cole Memo. In addition to his rescission of the Cole Memo, Attorney General Sessions issued a one-page memorandum known as the “Sessions Memorandum”. The Sessions Memorandum explains the DOJ’s rationale for rescinding all past DOJ cannabis enforcement guidance, claiming that Obama-era enforcement policies are “unnecessary” due to existing general enforcement guidance adopted in the 1980s, in chapter 9.27.230 of the U.A. Attorneys’ Manual (“USAM”). The USAM enforcement priorities, like those of the Cole Memo, are based on the use of the federal government’s limited resources and include “law enforcement priorities set by the Attorney General,” the “seriousness” of the alleged crimes, the “deterrent effect of criminal prosecution,” and “the cumulative impact of particular crimes on the community.” Although the Sessions Memorandum emphasizes that cannabis is a federally illegal Schedule I controlled substance, it does not otherwise instruct U.S. Attorneys to consider the prosecution of cannabis-related offenses a DOJ priority, and in practice, most U.S. Attorneys have not changed their prosecutorial approach to date. However, due to the lack of specific direction in the Sessions Memorandum as to the priority federal prosecutors should ascribe to such cannabis activities, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

William Barr served as United States Attorney General from February 14, 2019 to December 23, 2020. The DOJ under Mr. Barr did not take a formal position on federal enforcement of laws relating to cannabis. On March 11, 2021, United States President Biden’s nominee, Merrick Garland was sworn in as the U.S. Attorney General. During his campaign, President Biden stated a policy goal to decriminalize possession of cannabis at the federal level, but he has not publicly supported the full legalization of cannabis. It is unclear what impact, if any, the new administration will have on U.S. federal government enforcement policy on cannabis. Nonetheless, there is no guarantee that the position of the Department of Justice will not change.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred net losses from operations resulting in an accumulated deficit of $92,736,638 as of May 31, 2021. Further losses are anticipated in the development of the Company’s business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with the proceeds from the sale of securities, and/or revenues from operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has adopted a fiscal year end of May 31st.

Principals of Consolidation

The accompanying consolidated financial statements include the accounts of CLS Holdings USA, Inc., and its direct and indirect wholly owned operating subsidiaries, CLS Nevada, Inc., (“CLS Nevada”), CLS Labs, Inc. (“CLS Labs”), CLS Labs Colorado, Inc. (“CLS Colorado”), CLS Massachusetts, Inc. (“CLS Massachusetts”), and Alternative Solutions, LLC (“Alternative Solutions”). Alternative Solutions is the sole owner of the following three entities (collectively, the “Oasis LLCs”): Serenity Wellness Center, LLC (“Serenity Wellness Center”); Serenity Wellness Products, LLC (“Serenity Wellness Products”); and Serenity Wellness Growers, LLC (“Serenity Wellness Growers”). All material intercompany transactions have been eliminated upon consolidation of these entities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain amounts in the prior period have been reclassified to conform to the current period presentation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. The Company had cash and cash equivalents of $1,665,263 and $2,925,568 as of May 31, 2021 and 2020.

Allowance for Doubtful Accounts

The Company generates the majority of its revenues and corresponding accounts receivable from the sale of cannabis, and cannabis related products. The Company evaluates the collectability of its accounts receivable considering a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations to it, the Company records a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount it reasonably believes will be collected. For all other customers, the Company recognizes reserves for bad debts based on past write-off experience and the length of time the receivables are past due. The Company had $15,798 and $108,392 in bad debt expense during the years ended May 31, 2021 and 2020, respectively.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined using a perpetual inventory system whereby costs are determined by acquisition costs of individual items included in inventory. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable values. Our cannabis products consist of prepackaged purchased goods ready for resale, along with produced edibles and extracts developed under our production license.

Property, Plant, and Equipment

Property and equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over its estimated useful life. Property acquired in a business combination is recorded at estimated initial fair value. Property, plant, and equipment are depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based upon the following life expectancy:

Years
Office equipment	3 to 5
Furniture & fixtures	3 to 7
Machinery & equipment	3 to 10
Leasehold improvements	Term of lease

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation are eliminated and any resulting gain or loss is reflected in operations.

Long-Lived Assets

The Company reviews its property and equipment and any identifiable intangibles including goodwill for impairment on an annual basis utilizing the guidance set forth in the Statement of Financial Accounting Standards Board ASC 350 “Intangibles – Goodwill and Other” and ASC 360 “Property, Plant, and Equipment.” As a result of the impairment test, it was determined that the net carrying value of goodwill exceeded the fair value by $25,185,003, and the Company recorded an impairment charge to operations during the year ended May 31, 2020 in the amount of $25,185,003. At May 31, 2021, the net carrying value of goodwill on the Company’s balance sheet remained at $557,896.

Comprehensive Income

ASC 220-10-15 “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220-10-15 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts and other accounts, the balances of which at times may be uninsured or exceed federally insured limits. From time to time, some of the Company’s funds are also held by escrow agents; these funds may not be federally insured. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts.

Advertising and Marketing Costs

All costs associated with advertising and promoting products are expensed as incurred. Total recognized advertising and marketing expenses were $1,237,326 and $836,000 for the years ended May 31, 2021 and 2020, respectively.

Research and Development

Research and development expenses are charged to operations as incurred. The Company incurred research and development costs of $37,122 and $0 for the years ended May 31, 2021 and 2020, respectively.

Fair Value of Financial Instruments

Pursuant to Accounting Standards Codification (“ASC”) No. 825 - Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying amounts of the Company’s cash and cash equivalents, notes receivable, convertible notes payable, accounts payable and accrued expenses, none of which is held for trading, approximate their estimated fair values due to the short-term maturities of those financial instruments.

A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3 - Significant unobservable inputs that cannot be corroborated by market data.

Revenue Recognition

Revenue from the sale of cannabis products is recognized by Oasis at the point of sale, at which time payment is received. Management estimates an allowance for sales returns.

The Company also recognizes revenue from Serenity Wellness Products LLC and Serenity Wellness Growers LLC, d/b/a City Trees (“City Trees”). City Trees recognizes revenue from the sale of the following cannabis products and services to licensed dispensaries within the State of Nevada:

●	Premium organic medical cannabis sold wholesale to licensed retailers

●	Recreational marijuana cannabis products sold wholesale to licensed distributors and retailers

●	Extraction products such as oils and waxes derived from in-house cannabis production

●	Processing and extraction services for licensed medical cannabis cultivators in Nevada

●	High quality cannabis strains in the form of vegetative cuttings for sale to licensed medical cannabis cultivators in Nevada

Effective June 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from commercial sales of products and licensing agreements by applying the following steps: (1) identifying the contract with a customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to each performance obligation in the contract; and (5) recognizing revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of the service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the years ended May 31, 2021 and 2020.

Disaggregation of Revenue

The following table represents a disaggregation of revenue for the years ended May 31, 2021 and 2020:

	2021	2020
Cannabis Dispensary	$14,595,115	$9,365,105
Cannabis Production	4,696,972	2,552,524
	$19,292,087	$11,917,629

Basic and Diluted Earnings or Loss Per Share

Basic net earnings per share is based on the weighted average number of shares outstanding during the period, while fully diluted net earnings per share is based on the weighted average number of shares of common stock and potentially dilutive securities assumed to be outstanding during the period using the treasury stock method. Potentially dilutive securities consist of options and warrants to purchase common stock, and convertible debt. Basic and diluted net loss per share are computed based on the weighted average number of shares of common stock outstanding during the period. At May 31, 2021 and 2020, the Company excluded from the calculation of fully diluted shares outstanding the following shares because the result would have been anti-dilutive: At May 31, 2021 a total of 129,623,809 shares (53,997,645 issuable upon the exercise of warrants, 7,676,974 issuable upon the exercise of unit warrants, 67,106,559 issuable upon the conversion of convertible notes payable and accrued interest, and 70,000 in stock to be issued). At May 31, 2020 a total of 88,130,526 shares (54,835,145 issuable upon the exercise of warrants, 7,676,974 issuable upon the exercise of unit warrants, 25,131,739 issuable upon the conversion of convertible notes payable and accrued interest, and 486,668 in stock to be issued).

The Company uses the treasury stock method to calculate the impact of outstanding stock options and warrants. Stock options and warrants for which the exercise price exceeds the average market price over the period have an anti-dilutive effect on earnings per common share and, accordingly, are excluded from the calculation.

A net loss causes all outstanding stock options and warrants to be antidilutive. As a result, the basic and dilutive losses per common share are the same for the years ended May 31, 2021 and 2020.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The components of the deferred tax assets and liabilities are classified as current and non-current based on their characteristics. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS has issued a clarification allowing the deduction of certain expenses, the bulk of operating costs and general administrative costs are generally not permitted to be deducted. The operations of certain of the Company’s subsidiaries are subject to Section 280E. This results in permanent differences between ordinary and necessary business expenses deemed non-deductible under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.

Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims brought to such legal counsel’s attention as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Codification (“ASC”) No. 2016-02, Leases (Topic 842): Accounting for Leases. This update requires that lessees recognize right-of-use assets and lease liabilities that are measured at the present value of the future lease payments at the lease commencement date. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will largely remain unchanged and shall continue to depend on its classification as a finance or operating lease. The Company has performed a comprehensive review in order to determine what changes were required to support the adoption of this new standard. The Company adopted the ASU and related amendments on June 1, 2019 and has elected certain practical expedients permitted under the transition guidance. The Company has elected the optional transition method that allows for a cumulative-effect adjustment in the period of adoption and will not restate prior periods. Under the new guidance, the majority of the Company’s leases continue to be classified as operating. During the first quarter of fiscal 2020, the Company completed its implementation of its processes and policies to support the new lease accounting and reporting requirements. This resulted in an initial increase in both its total assets of $2,703,821 and total liabilities in the amount of $2,675,310.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment, which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, current U.S. GAAP requires the performance of procedures to determine the fair value at the impairment testing date of assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, the amendments under this ASU require the goodwill impairment test to be performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The ASU became effective for the Company on January 1, 2020. During the year ended May 31, 2020, the Company recorded an impairment of goodwill in the amount of $25,185,003 pursuant to ASU No. 2017-04.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 4 – JOINT VENTURE AND OPTIONS TRANSACTION

In Good Health

On October 31, 2018, the Company, CLS Massachusetts, and IGH, which converted to a for-profit corporation on November 6, 2018 (the “Conversion”), entered into the IGH Option Agreement. Under the terms of the IGH Option Agreement, CLS Massachusetts had an exclusive option to acquire all of the outstanding capital stock of IGH (the “IGH Option”) during the period beginning on the earlier of the date that is one year after the effective date of the Conversion and December 1, 2019, and ending on the date that is 60 days after such date (the “Option Period”). If CLS Massachusetts exercised the IGH Option, the Company, a wholly-owned subsidiary of the Company and IGH would enter into the IGH Merger Agreement (the form of which had been agreed to by the parties). At the effective time of the merger contemplated by the IGH Merger Agreement, CLS Massachusetts would pay a purchase price of $47,500,000, subject to reduction as provided in the IGH Merger Agreement, payable as follows: $35 million in cash, $7.5 million in the form of a five-year promissory note, and $5 million in the form of restricted common stock of the Company, plus $2.5 million as consideration for a non-competition agreement with IGH’s President, payable in the form of a five-year promissory note.

IGH and certain IGH stockholders holding sufficient aggregate voting power to approve the transactions contemplated by the IGH Merger Agreement entered into agreements pursuant to which such stockholders, among other things, agreed to vote in favor of such transactions.

On October 31, 2018, as consideration for the IGH Option, the Company made a loan to IGH (the “IGH Loan”), in the principal amount of $5,000,000 (the “IGH Loan Amount”), subject to the terms and conditions set forth in that certain Loan Agreement, dated as of October 31, 2018 between IGH as the borrower and the Company as the lender (the “IGH Loan Agreement”). The IGH Loan was evidenced by a secured promissory note of IGH (the “IGH Note”), which bore interest at the rate of 6% per annum and was scheduled to mature on October 31, 2021. The Company recorded interest income in the amounts of $149,972 and $296,450 on the IGH Loan during the twelve months ended May 31, 2021 and 2020, respectively. On March 1, 2020, the Company capitalized interest in the amount of $399,453 into the principal amount due. During the years ended May 31, 2021 and 2020, the Company capitalized interest in the amount of $0 and $399,453, respectively, on the IGH Note. During the year ended May 31, 2021, the Company received payments on the IGH Note in the amount of $1,696,765. The Company applied these payments as follows; $1,544,291 as a repayment of principal and $152,473 as a repayment of accrued interest. During the year ended May 31, 2020, the Company received payments on the IGH Note in the amount of $1,425,000. The Company applied these payments as follows; $1,357,278 as a repayment of principal and $67,722 as a repayment of accrued interest.

To secure the obligations of IGH to the Company under the IGH Loan Agreement and the IGH Note, the Company and IGH entered into a Security Agreement dated as of October 31, 2018 (the “IGH Security Agreement”), pursuant to which IGH granted to the Company a first priority lien on and security interest in all personal property of IGH.

If the Company did not exercise the IGH Option on or prior to the date that was 30 days following the end of the Option Period, the IGH Loan Amount would be reduced to $2,500,000 as a break-up fee (the “Break-Up Fee”), except in the event of a Purchase Exception (as defined in the IGH Option Agreement), in which case the Break-Up Fee would not apply and there would be no reduction to the Loan Amount.

On August 26, 2019, the parties amended the IGH Option to, among other things, extend the Option Period and delay closing until January 2020. By letter agreement dated January 31, 2020, the Company, CLS Massachusetts and IGH extended the IGH Option Agreement to February 4, 2020. On February 4, 2020, CLS Massachusetts exercised the IGH Option. By letter dated February 26, 2020, the Company informed IGH that as a result of its breaches of the IGH Option, which remained uncured, an event of default had occurred under the IGH Note. The Company advised IGH that it was electing to cause the IGH Note to bear interest at the default rate of 15% per annum effective February 26, 2020 and to accelerate all amounts due under the Note.

On March 3, 2020, the Company filed a claim for declaratory relief, among other things, requesting the court declare that CLS Massachusetts had validly exercised the IGH Option and instruct IGH to comply with its diligence requests and ultimately execute a merger agreement with CLS and CLS Massachusetts. The dispute regarding whether CLS Massachusetts properly exercised the IGH Option arose after CLS Massachusetts delivered a notice of exercise to IGH and IGH subsequently asserted that CLS Massachusetts’ exercise was invalid.

On February 27, 2021, IGH notified the Company that it did not plan to make further payments under the IGH Note on the theory that the Break-Up Fee excused additional payments. The Company vehemently disagreed with this assertion. During the twelve months ended May 31, 2021, the Company impaired the remaining amounts due under the IGH Note in the amount of $2,498,706, which includes $2,497,884 in principal and $822 in accrued interest. As of May 31, 2021, the principal balance of the IGH Note was $0 and the interest receivable was $0.

On June 14, 2021, the parties to the IGH lawsuit entered into a confidential settlement agreement to resolve the action and a secured promissory note dated and executed by IGH in favor of the Company effective on June 11, 2021. Pursuant to the promissory note, IGH shall pay the Company $3,000,000, $500,000 of which was due and payable on or before June 21, 2021. A second payment of $500,000 was due and payable on or before July 12, 2021. The remaining $2,000,000 and accrued interest shall be paid in 12 equal, monthly installments beginning on August 12, 2021, pursuant to the terms of the promissory note. Subsequent to May 31, 2021, the Company received the first three payments due under the confidential settlement agreement in the aggregate amount of $1,167,000. See note 23.

CannAssist

On January 29, 2019, the Company made a line of credit loan to CannAssist in the principal amount of up to $500,000, subject to the terms and conditions set forth in the CannAssist Loan Agreement. Any draws on the line of credit in excess of $150,000 will only be made in the sole discretion of the Company. The loan is evidenced by the CannAssist Note, which bears interest at the rate of 8% per annum and is personally guaranteed by the two equity owners of CannAssist. On June 24, 2019, the Company advanced the sum of $175,000 to CannAssist, increasing the balance due to the Company under the CannAssist Note to $325,000. The Company recorded interest income in the amount of $0 and $14,673 on the loan during the years ended May 31, 2021 and 2020, respectively.

To secure the obligations of CannAssist to the Company under the CannAssist Loan Agreement and the CannAssist Note, the Company and CannAssist entered into a security agreement dated as of January 29, 2019, pursuant to which CannAssist granted to the Company a first priority lien on and security interest in all personal property of CannAssist.

On March 11, 2019, the Company, through its wholly-owned subsidiary, CLS Massachusetts, entered into the CannAssist Purchase Agreement with CannAssist, each of the members of CannAssist, and David Noble, as the members’ representative.

On August 26, 2019, the Company and CannAssist amended the CannAssist Note. Pursuant to the amendment, there will be no additional advances under the CannAssist Note beyond the $150,000 advanced on February 4, 2019, and the $175,000 advanced on June 24, 2019. In addition, the CannAssist Note was to become due and payable in full on or before February 28, 2020. Finally, the Company and CannAssist terminated the CannAssist Purchase Agreement.

On December 23, 2019, the Company received payment in full on the CannAssist loan in the amount of $342,567, which comprises $325,000 of principal and $17,567 of interest.

NOTE 5 – ACCOUNTS RECEIVABLE

Accounts receivable was $684,935 and $161,409 at May 31, 2021 and 2020, respectively. The Company had bad debt expense of $15,798 during the year ended May 31, 2021. The Company had bad debt expense of $0 for the year ended May 31, 2021, and $108,392 during the year ended May 31, 2020, including $101,512 in connection with a receivable from a credit card company.

NOTE 6 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at May 31, 2021 and 2020:

	May 31,	May 31,
	2021	2020
Deposits	$2,244	2,315
Prepaid expenses	250,069	231,777
Other receivables	10,000	-
Total	$262,313	$234,092

Deposits consist of amounts paid in advance for the acquisition of property and equipment. Prepaid expenses consist primarily of annual license fees charged by the State of Nevada; these fees are paid in advance, and amortized over the one year term of the licenses.

During the year ended May 31, 2020, the Company applied deposits in the amount of $281,966 to the acquisition of fixed assets.

NOTE 7 – INVENTORY

Inventory, consisting of material, overhead, labor, and manufacturing overhead, is stated at the lower of cost (first-in, first-out) or market, and consists of the following:

	May 31,	May 31,
	2021	2020
Raw materials	$344,085	$134,697
Finished goods	883,967	440,545
Total	$1,228,052	$575,242

Raw materials consist of cannabis plants and the materials that are used in our production process prior to being tested and packaged for consumption. Finished goods consist of pre-packaged materials previously purchased from other licensed cultivators and our manufactured edibles and extracts.

NOTE 8 – NOTES RECEIVABLE

PRH Note Receivable

During the year ended May 31, 2015, the Company loaned $500,000 pursuant to a promissory note (the “PRH Note”) to Picture Rock Holdings, LLC, a Colorado limited liability company (“PRH”). Pursuant to the PRH Note, as amended by the parties effective June 30, 2015, October 31, 2015, April 11, 2016, and May 31, 2016, PRH was expected to repay the principal due under the PRH Note in twenty (20) equal quarterly installments of Twenty Five Thousand Dollars ($25,000) commencing in the month following the month in which PRH commenced generating revenue at the grow facility, which commencement was originally anticipated to occur in the first quarter of 2017, and continuing until paid in full. The Company suspended its plans to operate in Colorado due to regulatory delays and has not yet determined when it will pursue them again. Interest will accrue on the unpaid principal balance of the PRH Note at the rate of twelve percent (12%) per annum and will be paid quarterly in arrears commencing after such initial payment and continuing until paid in full. All outstanding principal and any accumulated unpaid interest due under the PRH Note is due and payable on the five-year anniversary of the initial payment thereunder. In the event of default as defined in the agreements underlying the PRH Note, all amounts under the PRH Note shall be due and payable at once. During the year ended May 31, 2015, the Company recorded an impairment related to the note receivable in the amount of $500,000.

During the year ended May 31, 2018, the Company received a payment of $50,000 on the PRH Note. As a result, the Company has reduced the impairment of the PRH Note by $50,000 to reflect this payment. The receivable is recorded on the balance sheet as of May 31, 2021 and 2020 in the amount of $0, net of allowance in the amount of $450,000.

IGH Note Receivable

On October 31, 2018, in connection with an option to purchase transaction (see note 4), the Company loaned $5,000,000 pursuant to the IGH Note to IGH. On November 6, 2018, IGH converted to a for-profit corporation. The IGH Note bears interest at the rate of 6% per annum. On March 1, 2020 (the “Initial Payment Date”), all accrued interest was added to the outstanding principal due thereunder and such amount is payable in eight equal quarterly installments, commencing on the Initial Payment Date, together with interest accruing after the Initial Payment Date. The IGH Note was to mature and all outstanding principal, accrued interest and any other amounts due thereunder, was due and payable in full on the third anniversary of the IGH Note. The IGH Note was issued in connection with a loan agreement and security agreement between the Company and IGH, and the IGH Option Agreement between the Company and IGH, among others, in both cases dated as of October 31, 2018 and the other IGH Loan Documents, and was secured by the collateral described in the IGH Loan Documents and by such other collateral as may in the future have been granted to the Company to secure the IGH Note. During the years ended May 31, 2021 and 2020, the Company recorded interest income in the amounts of $149,972 and $296,250, respectively, in connection with the IGH Note. During the years ended May 31, 2021 and 2020, the Company capitalized interest in the amount of $0 and $399,453, respectively, on the IGH Note. During the year ended May 31, 2021, the Company received payments on the IGH Note in the total amount of $1,696,765. The Company applied these payments as follows; $1,544,291 as a repayment of principal and $152,473 as a repayment of accrued interest.

By letter dated February 26, 2020, the Company informed IGH that as a result of its breaches of the IGH Option, which remained uncured, an event of default had occurred under the IGH Note. The Company advised IGH that it was electing to cause the IGH Note to bear interest at the default rate of 15% per annum effective February 26, 2020 and to accelerate all amounts due under the Note.

On February 27, 2021, IGH notified the Company that it did not plan to make further payments under the IGH Note on the theory that the Break-Up Fee excused additional payments. The Company vehemently disagreed with this assertion. During the twelve months ended May 31, 2021, the Company impaired the remaining amounts due under the IGH Note in the amount of $2,498,706, which includes $2,497,884 in principal and $822 in accrued interest. As of May 31, 2021, the principal balance of the IGH Note was $0 and the interest receivable was $0.

On June 14, 2021, the parties to the IGH lawsuit entered into a confidential settlement agreement to resolve the action and a secured promissory note dated and executed by IGH in favor of the Company effective on June 11, 2021. Pursuant to the promissory note, IGH shall pay the Company $3,000,000, $500,000 of which was due and payable on or before June 21, 2021. A second payment of $500,000 was due and payable on or before July 12, 2021. The remaining $2,000,000 and accrued interest shall be paid in 12 equal, monthly installments beginning on August 12, 2021, pursuant to the terms of the promissory note.

CannAssist Note Receivable

On January 29, 2019, the Company made a line of credit loan to CannAssist pursuant to the CannAssist Note, in the principal amount of up to $500,000. The loan bore interest at the rate of 8% per annum and was personally guaranteed by the two equity owners of CannAssist. Payments on the loan were to commence on July 1, 2019 and the CannAssist Note was to mature on December 1, 2019. On August 26, 2019, the Company and CannAssist amended the CannAssist Note. Pursuant to the amendment, among other things, the CannAssist Note shall become due and payable in full on or before February 28, 2020. During the years ended May 31, 2020 and 2019, the Company recorded interest income in the amount of $14,673 and $4,011 on the CannAssist Note. On December 23, 2019, the Company received payment in full on the CannAssist loan in the amount of $342,567, which comprises $325,000 of principal and $17,567 of interest. At May 31, 2021 and 2020, the principal amount of $0 and interest receivable in the amount of $0 due under the CannAssist Note were classified as current assets on the Company’s balance sheet.

NOTE 9 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at May 31, 2021 and 2020:

	May 31,	May 31,
	2021	2020
Office equipment	$120,068	$94,887
Furniture & fixtures	145,103	144,025
Machinery & equipment	1,823,094	1,741,830
Leasehold improvements	2,822,017	2,662,967
Less: accumulated depreciation	(1,434,614)	(868,200)
Property and equipment, net	$3,475,668	$3,775,509

The Company made payments in the amounts of $269,437 and $1,923,338 for property and equipment during the years ended May 31, 2021 and 2020, respectively. The Company also reclassified from deposits to property, plant and equipment the amounts of $0 and $281,966 during the years ended May 31, 2021 and 2020, respectively. During the year ended May 31, 2020, the Company disposed of fixed assets with a net book value of $16,817 and recorded a loss on disposal of fixed assets in that amount. There was no such comparable transaction during the year ended May 31, 2021.

Depreciation expense totaled $569,278 and $323,279 for the years ended May 31, 2021 and 2020, respectively.

NOTE 10 – RIGHT TO USE ASSETS AND LIABILITIES – OPERATING LEASES

The Company has operating leases for offices and warehouses. The Company’s leases have remaining lease terms of 1 year to 4 years, some of which include options to extend.

The Company’s lease expense for the year ended May 31, 2021 was entirely comprised of operating leases and amounted to $495,114. The Company’s right of use (“ROU”) asset amortization for the year ended May 31, 2021 was $341,035. The difference between the lease expense and the associated ROU asset amortization consists of interest.

The Company has recorded total right to use assets of $2,703,821 and liabilities in the amount of $2,675,310 through May 31, 2020, resulting in a gain in the amount of $28,511. During the year ended May 31, 2020, the Company entered into agreements to amend certain of its operating leases. The lease of the dispensary and administrative offices at 1800 Industrial Road was extended from June 30, 2023 to February 28, 2030, and the lease of the offices at 1718 Industrial Road was extended from August 31, 2020 to August 31, 2022. During the year ended May 31, 2021, the Company entered into an agreement to extend the lease of its cultivation and processing facility at 203 E. Mayflower Avenue through February 28, 2030; a gain in the amount of $14,889 was recorded on this transaction. The modification resulted in an increase to right of use assets in the amount of $1,187,615 and an increase in lease liabilities in the amount of $1,172,726.

Right to use assets – operating leases are summarized below:

May 31, 2021
Amount at inception of leases	$3,891,437
Amount amortized	(1,641,428)
Balance – May 31, 2021	$2,250,009

Operating lease liabilities are summarized below:

Amount at inception of leases	$3,848,038
Amount amortized	(1,581,619)
Balance – May 31, 2021	$2,266,419

May 31, 2021
Warehouses and offices	$2,250,009
Lease liability	$2,266,419
Less: current portion	(287,125)
Lease liability, non-current	$1,979,294

Maturity analysis under these lease agreements is as follows:

Twelve months ended May 31, 2022	$458,148
Twelve months ended May 31, 2023	449,071
Twelve months ended May 31, 2024	458,205
Twelve months ended May 31, 2025	471,732
Twelve months ended May 31, 2026	407,415
Thereafter	719,933
Total	$2,964,504
Less: Present value discount	(698,085)
Lease liability	$2,266,419

NOTE 11 – INTANGIBLE ASSETS

Intangible assets consisted of the following at May 31, 2021 and 2020:

	May 31, 2021
		Accumulated
	Gross	Amortization	Net
Intellectual Property	$319,600	$(93,217)	$226,383
License & Customer Relations	990,000	(144,375)	845,625
Tradenames - Trademarks	301,000	(87,792)	213,208
Non-compete Agreements	27,000	(27,000)	-
Domain Names	25,993	(6,019)	19,974
Total	$1,663,593	$(358,403)	$1,305,190

	May 31, 2020
		Accumulated
	Gross	Amortization	Net
Intellectual Property	$319,600	$(61,257)	$258,343
License & Customer Relations	990,000	(94,875)	895,125
Tradenames - Trademarks	301,000	(57,692)	243,308
Non-compete Agreements	27,000	(25,882)	1,118
Domain Names	25,993	(2,683)	23,310
Total	$1,663,593	$(242,389)	$1,421,204

Total amortization expense charged to operations for the years ended May 31, 2021 and 2020 was $116,014 and $125,913, respectively.

Amount to be amortized during the twelve months ended May 31,

2022	$111,989
2023	111,989
2024	111,989
2025	111,989
2026	111,989
Thereafter	745,245
$1,305,190

NOTE 12 – GOODWILL

The Company recorded goodwill in the amount of $25,742,899 in connection with the acquisition of Alternative Solutions on June 27, 2018 (see note 4).

Goodwill Impairment Test

The Company assessed its intangible assets as of May 31, 2020 for purposes of determining if an impairment existed as set forth in ASC 350 – Intangibles – Goodwill and Other and ASC 360 – Property Plant and Equipment. Pursuant to ASC 360, the Company recorded an impairment of goodwill in the amount of $25,185,003 based upon the difference between the carrying value of $25,742,899 and the fair value of $557,896. Fair value was based upon the price of the Company’s common stock at May 31, 2020 of $0.06 per share. . At May 31, 2020, the net amount of goodwill on the Company’s balance sheet was $557,896.

The Company assessed its intangible assets as of May 31, 2021 for purposes of determining if an impairment existed as set forth in ASC 350 – Intangibles – Goodwill and Other and ASC 360 – Property Plant and Equipment. Pursuant to ASC 360, the Company determined that the fair value of its intangible assets exceeded the carrying value of goodwill for the year ended May 31, 2021. As a result, no impairment was recorded during the year ended May 31, 2021. At May 31, 2021, the net amount of goodwill on the Company’s balance sheet was $557,896.

NOTE 13 – OTHER ASSETS

Other assets included the following as of May 31, 2021 and May 31, 2020:

	May 31,	May 31,
	2021	2020
Security deposits	167,455	167,455
	$167,455	$167,455

NOTE 14 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following at May 31, 2021 and 2020:

	May 31,	May 31,
	2021	2020
Trade accounts payable	$771,843	$591,060
Accrued payroll and payroll taxes	279,721	212,361
Accrued liabilities	557,061	369,462
Total	$1,608,625	$1,172,883

NOTE 15 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable

May 31, 2021	May 31, 2020

Convertible debenture in the principal amount of $4,000,000 (the “U.S. Convertible Debenture 1”) dated October 31, 2018, which bears interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the U.S. Convertible Debenture 1. The U.S. Convertible Debenture 1 matures on a date that is three years following issuance. The U.S. Convertible Debenture 1 is convertible into units (the “Convertible Debenture Units”) at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consists of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. On July 26, 2019, U.S. Convertible Debenture 1 was amended such that, should the Company issue or sell common stock or equity securities convertible into common stock at a price less than the conversion price of the U.S. Convertible Debenture 1, the conversion price of U.S. Convertible Debenture 1 will be reduced to such issuance price, and the exercise price of the warrant issuable in connection with U.S. Convertible Debenture 1 will be exercisable at a price equal to 137.5% of the adjusted conversion price at the time of conversion. The U.S. Convertible Debenture 1 has other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The U.S. Convertible Debenture 1 is an unsecured obligation of the Company and ranks pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The Company recorded a discount in the amount of $3,254,896 on the U.S. Convertible Debenture 1. During the years ended May 31, 2021 and 2020, $1,537,034 and $1,084,695 of this discount was charged to operations, respectively. During the years ended May 31, 2021 and 2020, the Company accrued interest in the amounts of $360,357 and $344,962 on the U.S. Convertible Debenture 1, respectively. Also, during the years ended May 31, 2021 and 2020, the Company transferred the amounts of $0 and $370,057 from accrued interest to principal of the U.S. Convertible Debenture 1, respectively. On April 15, 2021, the U.S. Convertible Debenture 1 was amended as follows: (i) the conversion price of the debenture was reduced to $0.30 per unit; and (ii) the maturity date was extended from October 31, 2021 to October 31, 2022. This amendment was accounted for as an extinguishment of debt, and the Company recorded a loss in the amount of $2,038,803 during the year ended May 31, 2021 in connection with this amendment.

4,504,457	4,504,457

May 31, 2021	May 31, 2020

Convertible debenture in the principal amount of $1,000,000 (the “U.S. Convertible Debenture 2”) dated October 31, 2018, which bears interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the U.S. Convertible Debenture 2. The U.S. Convertible Debenture 2 matures on a date that is three years following issuance. The U.S. Convertible Debenture 2 is convertible into Convertible Debenture Units at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consists of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. On July 26, 2019, U.S. Convertible Debenture 2 was amended such that, should the Company issue or sell common stock or equity securities convertible into common stock at a price less than the conversion price of the U.S. Convertible Debenture 2, the conversion price of U.S. Convertible Debenture 2 will be reduced to such issuance price, and the exercise price of the warrant issuable in connection with U.S. Convertible Debenture 2 will be exercisable at a price equal to 137.5% of the adjusted conversion price at the time of conversion. The U.S. Convertible Debenture 2 has other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The U.S. Convertible Debenture 2 is an unsecured obligation of the Company and ranks pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The Company recorded a discount in the amount of $813,724 on the U.S. Convertible Debenture 2. During the year ended May 31, 2021 and 2020, $384,259 and $271,241 of this discount was charged to operations, respectively. During the years ended May 31, 2021 and 2020, the Company accrued interest in the amounts of $90,090 and $86,240 on the U.S. Convertible Debenture 2, respectively. Also, during the years ended May 31, 2021 and 2020, the Company transferred the amounts of $0 and $92,514 from accrued interest to principal of the U.S. Convertible Debenture 2, respectively. On April 15, 2021, the U.S. Convertible Debenture 2 was amended as follows: (i) the conversion price of the debentures was reduced to $0.30 per unit; and (ii) the maturity date was extended from October 31, 2021 to October 31, 2022. This amendment was accounted for as an extinguishment of debt, and the Company recorded a loss in the amount of $509,700 during the year ended May 31, 2021.

1,126,114	1,126,114

May 31, 2021	May 31, 2020

Convertible debenture in the principal amount of $100,000 (the “U.S. Convertible Debenture 3”) dated October 24, 2018, which bears interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the U.S. Convertible Debenture 3. The U.S. Convertible Debenture 3 matures on a date that is three years following issuance. The U.S. Convertible Debenture 3 is convertible into Convertible Debenture Units at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consists of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. On July 26, 2019, U.S. Convertible Debenture 3 was amended such that, should the Company issue or sell common stock or equity securities convertible into common stock at a price less than the conversion price of the U.S. Convertible Debenture 3, the conversion price of U.S. Convertible Debenture 3 will be reduced to such issuance price, and the exercise price of the warrant issuable in connection with U.S. Convertible Debenture 3 will be exercisable at a price equal to 137.5% of the adjusted conversion price at the time of conversion. The U.S. Convertible Debenture 3 has other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The U.S. Convertible Debenture 3 is an unsecured obligation of the Company and ranks pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The Company recorded a discount in the amount of $75,415 on the U.S. Convertible Debenture 3. During the years ended May 31, 2021 and 2020, $25,138 and $25,138 of this discount was charged to operations, respectively. During the years ended May 31, 2021 and 2020, the Company accrued interest in the amounts of $9,009 and $8,638 on the U.S. Convertible Debenture 3, respectively. Also, during the years ended May 31, 2021 and 2020, the Company transferred the amounts of $0 and $9,117 from accrued interest to principal of the U.S. Convertible Debenture 3, respectively.

112,613	112,613

Convertible debenture in the principal amount of $532,000 (the “U.S. Convertible Debenture 4”) dated October 25, 2018, which bears interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the U.S. Convertible Debenture 4. The U.S. Convertible Debenture 4 matures on a date that is three years following issuance. The U.S. Convertible Debenture 4 is convertible into Convertible Debenture Units at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consists of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. On July 26, 2019, U.S. Convertible Debenture 4 was amended such that, should the Company issue or sell common stock or equity securities convertible into common stock at a price less than the conversion price of the U.S. Convertible Debenture 4, the conversion price of U.S. Convertible Debenture 4 will be reduced to such issuance price, and the exercise price of the warrant issuable in connection with U.S. Convertible Debenture 4 will be exercisable at a price equal to 137.5% of the adjusted conversion price at the time of conversion. The U.S. Convertible Debenture 4 has other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The U.S. Convertible Debenture 4 is an unsecured obligation of the Company and ranks pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The Company recorded a discount in the amount of $416,653 on the U.S. Convertible Debenture 4. During the years ended May 31, 2021 and 2020, $196,753 and $138,884 of this discount was charged to operations, respectively. During the years ended May 31, 2021 and 2020, the Company accrued interest in the amounts of $47,929 and $45,942 on the U.S. Convertible Debenture 4, respectively. Also, during the years ended May 31, 2021 and 2020, the Company transferred the amounts of $0 and $48,623 from accrued interest to principal of the U.S. Convertible Debenture 4, respectively. On April 19, 2021, the U.S. Convertible Debenture 4 was amended as follows: (i) the conversion price of the debenture was reduced to $0.30 per unit; and (ii) the maturity date was extended from October 31, 2021 to October 31, 2022. This amendment was accounted for as an extinguishment of debt, and the Company recorded a loss in the amount of $271,164 during the year ended May 31, 2021.

599,101	599,101

May 31, 2021	May 31, 2020

Convertible debenture in the principal amount of $150,000 (the “U.S. Convertible Debenture 5”) dated October 26, 2018, which bears interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the U.S. Convertible Debenture 5. The U.S. Convertible Debenture 5 matures on a date that is three years following issuance. The U.S. Convertible Debenture 5 is convertible into Convertible Debenture Units at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consists of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. The U.S. Convertible Debenture 5 has other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The U.S. Convertible Debenture 5 is an unsecured obligation of the Company and ranks pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The Company recorded a discount in the amount of $120,100 on the U.S. Convertible Debenture 5. During the years ended May 31, 2021 and 2020, $40,033 and $40,033 of this discount was charged to operations, respectively. During the years ended May 31, 2021 and 2020, the Company accrued interest in the amounts of $13,513 and $12,950 on the U.S. Convertible Debenture 5, respectively. Also, during the years ended May 31, 2020 and 2019, the Company transferred the amounts of $0 and $13,743 from accrued interest to principal of the U.S. Convertible Debenture 5, respectively.

168,919	168,919

Convertible debenture payable in the principal amount of $75,000 (the “U.S. Convertible Debenture 6”) dated October 26, 2018, which bears interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the U.S. Convertible Debenture 6. The U.S. Convertible Debenture 6 matures on a date that is three years following issuance. The U.S. Convertible Debenture 6 is convertible into Convertible Debenture Units at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consists of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. The U.S. Convertible Debenture 6 has other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The U.S. Convertible Debenture 6 is an unsecured obligation of the Company and ranks pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The Company recorded a discount in the amount of $60,049 on the U.S. Convertible Debenture 6. During the years ended May 31, 2021 and 2020, $20,016 and $20,016 of this discount was charged to operations, respectively. During the years ended May 31, 2021 and 2020, the Company accrued interest in the amounts of $6,756 and $6,475 on the U.S. Convertible Debenture 6, respectively. Also, during the years ended May 31, 2021 and 2020, the Company transferred the amounts of $0 and $6,871 from accrued interest to principal of the U.S. Convertible Debenture 6, respectively.

84,459	84,459

	May 31, 2021	May 31, 2020

Convertible debentures payable in the aggregate principal amount of $12,012,000 (the “Canaccord Debentures”) dated December 12, 2018, which bear interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the Canaccord Debentures. The Canaccord Debentures mature on a date that is three years following issuance. The Canaccord Debentures are convertible into Convertible Debenture Units at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consists of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. The Canaccord Debentures have other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The Canaccord Debentures are unsecured obligations of the Company and rank pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. During the three months ended November 30, 2019, in two separate transactions, principal in the aggregate amount of $25,857 was converted into an aggregate of 32,321 shares of the Company’s common stock, and warrants to purchase 16,160 shares of common stock. There were no gains or losses recorded on these conversions because they were done in accordance with the terms of the original agreement. No discount was recorded for the fair value of the warrants issued. Because the market price of the Company’s common stock was less than the conversion price on the date of issuance of the Canaccord Debentures, a discount was not recorded on the Canaccord Debentures. During the years ended May 31, 2021 and 2020, the Company accrued interest in the amounts of $1,076,445 and $1,025,549 on the Canaccord Debentures, respectively. Also, during the years ended May 31, 2021 and 2020, the Company transferred the amounts of $212,601 and $984,300 from accrued interest to principal of the Canaccord Debentures, respectively. On March 31, 2021, the Canaccord Debentures were amended as follows: (i) the conversion price of the debentures was reduced to $0.30 per unit; (ii) the maturity date was extended from December 12, 2021 to December 12, 2022; (iii) the mandatory conversion threshold was reduced from a daily volume weighted average trading price of greater than $1.20 per share to $0.60 per share for the preceding ten consecutive trading days; and (iv) the exercise price of the warrants issuable upon conversion was reduced from $1.10 to $0.40 and the expiration of the warrants extended until March 31, 2024. This amendment was accounted for as an extinguishment of debt, and the Company recorded a loss in the amount of $3,286,012 during the year ended May 31, 2021.

	13,500,150	13,287,549

Total - Convertible Notes Payable	$20,905,813	$19,883,212
Less: Discount	(35,496)	(2,238,730)
Convertible Notes Payable, Net of Discounts	$20,060,317	$17,644,482

Total - Convertible Notes Payable, Net of Discounts, Current Portion	$330,495	$-
Total - Convertible Notes Payable, Net of Discounts, Long-term Portion	$19,729,822	$17,644,482

Discounts on notes payable amortized to interest expense – years ended May 31, 2021 and 2020, respectively	$2,203,234	$1,580,280

Aggregate maturities of notes payable and convertible notes payable as of May 31, 2021 are as follows:

For the twelve months ended May 31,

2022	$365,991
2023	19,729,822
2024	-
2025	-
2026	-
Thereafter	-
Total	$20,095,813

Beneficial Conversion Features

Certain of the Company’s convertible notes contained conversion features that create derivative liabilities. The pricing model the Company uses for determining fair value of its derivatives is the Lattice Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income. The derivative components of the notes were valued at issuance, at conversion, at restructure, and at each period end.

On June 1, 2018, the Company adopted ASU 2017-11 and accordingly reclassified the fair value of the reset provisions embedded in convertible notes payable and certain warrants with embedded anti-dilutive provisions from liability to equity in the aggregate amount of $1,265,751. See note 1.

Certain of the Company’s other convertible notes payable contain beneficial conversion features that are not derivatives, but which require valuation in order to determine the discount to the related convertible note payable. The value of these conversion features is calculated using the intrinsic value method, whereby the amount of the discount is calculated as the difference between the conversion price and the market price of the underlying common stock at the date of issuance multiplied by the number of shares issuable.

NOTE 16 – CONTINGENT LIABILITY

The terms of the Company’s acquisition of Alternative Solutions, included a payment of $1,000,000 contingent upon the Oasis LLCs achieving certain revenue targets. (see note 3). The fair value of this contingent consideration at the time of the Acquisition Agreement was $678,111 as determined by the Company’s outside valuation consultants. Management reviewed the value of the contingent consideration, and concluded that, due to the increased revenue of Alternative Solutions, the fair value of this contingent liability was $1,000,000 at May 31, 2019. The Company recorded a charge to operations in the amount of $321,889 during the year ended May 31, 2019.

The full amount of the bonus payment was earned, and on May 27, 2020, the Company made a payment in the amount of $850,000 to the sellers. The Company deposited the balance due to sellers of $150,000 with an escrow agent to hold pending the outcome of a tax audit. During the year ended May 31, 2020, the State of Nevada notified the Oasis LLCs that it would be conducting a tax audit for periods both before and after the closing of the sale to CLS. The tax audit was completed and the Company received a deficiency notice dated January 29, 2021. The Company paid the tax due and on February 16, 2021, $41,805 of the escrowed amount was released to the Company, $106,195 was released to sellers and the balance of $2,000 was remitted to the escrow agent as payment of its fees.

NOTE 17 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 750,000,000 shares of common stock, par value $0.0001, at May 31, 2021 and 2020, and 20,000,000 shares of preferred stock, par value $0.001 per share. The Company had 127,221,416 and 126,521,416 shares of common stock issued and outstanding as of May 31, 2021 and 2020, respectively.

Year ended May 31, 2021:

Common Stock Issued and To Be Issued to Officers and Service Providers:

On October 11, 2020, the Company issued 50,000 shares of common stock to a former officer. The fair value of these shares in the amount of $14,970 had been previously accrued in common stock to be issued.

During the year ended May 31, 2021, the Company charged an aggregate of $80,813 to common stock subscribed representing the accrual over the vesting period of 500,000 shares of restricted common stock issuable to officers. On February 5, 2021 the Company issued 250,000 of these shares and on May 19, 2021, the Company issued the balance of the shares (a total of 500,000 shares of common stock). The fair value of these shares in the amount of $215,500 had been previously accrued in common stock to be issued.

On April 1, 2021, the Company issued 150,000 shares of common stock with a fair value of $28,500 to an employee in connection with an employment agreement. The fair value on the shares in the amount of $28,500 was charged to operations.

During the year ended May 31, 2021, the Company recognized the cancellation of a consulting contract, which resulted in a credit to operations in the amount of $22,500 and the cancellation of 100,000 shares of common stock to be issued.

During the year ended May 31, 2021, the Company recognized the cancellation of a consulting contract, which resulted in a credit to operations in the amount of $3,250 and the cancellation of 25,000 shares of common stock to be issued.

Charge to Additional Paid-in Capital for Amendment of Debt

The Company charged to additional paid-in capital the amounts of $3,286,012 for the amendments to the convertible debentures dated March 31, 2021, and $2,819,667 for the amendments to the convertible debentures dated April 15 and April 19, (a total of $6,105,679) in connection with the amendment of U.S. Convertible Debentures 1, 2 and 4, and the Canaccord Debentures. See note 15.

Year ended May 31, 2020:

Common Stock Issued and To Be Issued to Officers and Service Providers:

On July 22, 2019, the Company issued 500,000 shares of common stock with a fair value of $355,000 to Ben Sillitoe, Chief Executive Officer of CLS Nevada, in connection with his employment agreement. $325,417 was recorded during fiscal 2019, and issued from stock payable during the year ended May 31, 2020; $29,583 was charged to operations during the year ended May 31, 2020. At issuance, $50 was charged to common stock, and $354,950 was charged to additional paid-in capital.

On July 22, 2019, the Company issued 50,000 shares of common stock with a fair value of $35,495 to Don Decatur, Chief Operating Officer of CLS Nevada, in connection with his employment agreement. $32,542 of this amount was recorded during fiscal 2019, and issued from stock payable during the year ended May 31, 2020; $2,958 was charged to operations during the year ended May 31, 2020. At issuance, $5 was charged to common stock, and $35,495 was charged to additional paid-in capital.

During the year ended May 31, 2020, the Company charged an aggregate of $154,014 to common stock subscribed representing the accrual over the vesting period of 791,668 shares of restricted common stock issuable to officers.

The Company also charged $45,000 to common stock subscribed representing the fair value of 200,000 shares of common stock to be issued to a service provider. During the year ended May 31, 2020, the Company issued 100,000 of these shares of common stock. At issuance, $22,500 was transferred from common stock subscribed; $10 was charged to common stock, and $22,490 was charged to additional paid-in capital.

Common Stock and Warrants Issued upon Conversion of Notes Payable:

On July 8, 2019, the Company issued 16,644 shares of common stock and three-year warrants to acquire 8,322 shares of common stock at a price of $1.10 per share (reduced to $0.40 per share as a result of the indenture amendment) to Canaccord Genuity Corp., as nominee, in connection with the conversion of a portion of the Canaccord Debentures in the principal amount of $13,315. No gain or loss was recorded on this transaction because the conversion was made pursuant to the terms of the original agreement.

On July 19, 2019, the Company issued 15,677 shares of common stock and three-year warrants to acquire 7,838 shares of common stock at a price of $1.10 per share (reduced to $0.40 per share as a result of the indenture amendment) to Canaccord Genuity Corp., as nominee, in connection with the conversion of a portion of the Canaccord Debentures in the principal in the amount of $12,542. No gain or loss was recorded on this transaction because the conversion was made pursuant to the terms of the original agreement.

Warrants

The Company values warrants using the Black-Scholes valuation model utilizing the following variables. There were no warrant valuations performed during the years ended March 31, 2021 or 2020.

The following table summarizes the significant terms of warrants outstanding at May 31, 2021. This table does not include the unit warrants. See Unit Warrants section below.

Range of exercise Prices	Number of warrants Outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price of outstanding Warrants	Number of warrants Exercisable	Weighted average exercise price of exercisable Warrants
$0.49	33,465,110	1.50	$0.49	33,465,110	$0.49
0.50	2,736,500	1.73	0.50	2,736,500	0.50
0.60	17,500,000	1.50	0.60	17,500,000	0.60
1.10	296,035	1.56	1.10	296,035	1.10
	53,997,645	0.51	$0.53	53,997,645	$0.53

Transactions involving warrants are summarized as follows. This table does not include the unit warrants. See Unit Warrants section below.

	Number of Shares	Weighted Average Exercise Price
Warrants outstanding at May 31, 2019	54,818,985	$0.53
Granted	16,160	$1.10
Exercised	-	$-
Cancelled / Expired	-	$-

Warrants outstanding at May 31, 2020	54,835,145	$0.53
Granted	-	$-
Exercised	-	$-
Cancelled / Expired	(837,500)	$0.75
Warrants outstanding at May 31, 2021	53,997,645	$0.53

Unit Warrants

In February and March 2018, in connection with the Westpark offering, the Company issued five-year warrants to purchase 205,238 of the Company’s units at an exercise price of $1.25 per unit. Each unit consists of four shares of common stock and one warrant to purchase a share of common stock for $0.75 per share.

On June 20, 2018, in connection with the special warrant offering, the Company issued Canaccord Genuity Corp. 2,317,842 three-year broker warrants at an exercise price of C$0.45 per share as compensation. Each warrant entitles the holder to purchase one unit, which consists of one share of common stock and a warrant to purchase one share of common stock, for C$0.65 per share. These warrants were valued at $1,495,373, and this amount was charged to operations during the year ended May 31, 2019.

On December 12, 2018, in connection with the issuance of the Canaccord Debentures, the Company issued Canaccord Genuity Corp. as compensation 1,074,720 three-year agent and advisory warrants. Each warrant entitles the holder to purchase a unit for $0.80, which unit consists of one share of common stock and a warrant to purchase one-half share of common stock at an exercise price of $1.10 per share. The Company, in connection with the issuance of the Canaccord Debentures, also issued to National Bank Financial Inc., as compensation, 268,680 three-year agent and advisory warrants. Each warrant entitles the holder to purchase a unit for $0.80, which unit consists of one share of common stock and a warrant to purchase one-half share of common stock at an exercise price of $1.10 per share. The aggregate value of these warrants was $874,457, which was charged to operations during the year ended May 31, 2019.

Because the unit warrants are exercisable for Common Stock and warrants, they are not included in the warrant tables above.

NOTE 18 – GAIN ON SETTLEMENT OF LIABILITIES

On August 14, 2019, the Company made a payment to 4Front Advisors to settle its dispute with Alternative Solutions and its former owners and the Oasis Note was reduced in accordance with its terms. In addition, the amount of $275,000, which the Company had accrued with respect to this dispute, was extinguished resulting in a gain of $275,000.

NOTE 19 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has issued convertible notes containing beneficial conversion features. One of the features is a ratchet reset provision which, in general, reduces the conversion price should the Company issue equity with an effective price per share that is lower than the stated conversion price in the note. The Company accounts for the fair value of the conversion feature in accordance with ASC 815- Accounting for Derivatives and Hedging and Emerging Issues Task Force (“EITF”) 07-05- Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF 07-05”). The Company carries the embedded derivative on its balance sheet at fair value and accounts for any unrealized change in fair value as a component of its results of operations. The Company also had a contingent liability in connection with the acquisition of Alternative Solutions.

The following summarizes the Company’s financial liabilities that are recorded at fair value on a recurring basis at May 31, 2021 and 2020:

May 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$-	$-

May 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$-	$-

NOTE 20 – RELATED PARTY TRANSACTIONS

As of May 31, 2021 and 2010, the Company had accrued salary due to Michael Abrams, a former officer of the Company prior to his September 1, 2015 termination, in the amount of $16,250.

On July 31, 2018, the Company granted Ben Sillitoe, the former Chief Executive Officer of CLS Nevada, Inc. a one-time signing bonus of 500,000 shares of restricted common stock, which became fully vested one year from the effective date of his employment agreement. These shares were valued at $355,000 and were amortized over the vesting period. As of May 31, 2021 and 2020, $0 and $29,583 had been charged to operations, respectively. On July 22, 2019, the Company issued these shares to Mr. Ben Sillitoe.

On July 31, 2018, the Company granted Mr. Don Decatur, the former Chief Operating Officer of CLS Nevada, Inc. a one-time signing bonus of 50,000 shares of restricted common stock, which became fully vested one year from the effective date of his employment agreement. These shares were valued at $35,000 and were amortized over the vesting period. As of May 31, 2021 and 2020, $0 and $2,958 had been charged to operations, respectively. On July 22, 2019, the Company issued these shares to Mr. Decatur.

On each of February 5, 2021 and May 19, 2021, the Company issued 250,000 shares of common stock to Andrew Glashow, the Company’s President and Chief Operating Officer (a total of 500,000 shares) pursuant to an employment agreement. The fair value of these shares in the amount of $215,500 was amortized over the vesting period, resulting in charges to operations in the amounts of $26,938 during the year ended May 31, 2019; $107,751 during the year ended May 31, 2020; and $80,811 during the year ended May 31, 2021.

NOTE 21 – INCOME TAXES

The Company accounts for income taxes under FASB ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

The components of the income tax provision include:

Aggregate revenue (2019-2021)	$39,668,764
Directly attributable costs	(27,810,215)
Deferred	11,858,549
Tax rate	21%
Tax expense	$2,490,295

Note: Change in uncertain tax position with all tax expense recorded in current year due to change in estimate. No prior year net operating loss was considered.

The tax effects of the temporary differences that give rise to the Company’s estimated deferred tax assets and liabilities are as follows:

	Year Ended May 31,
	2021	2020
Federal and state statutory tax	21%	21%
Net operating loss carryforward	$1,566,016	$2,538,429
Valuation allowance for deferred tax assets	(1,566,016)	(2,538,429)
Deferred tax assets	$-	$-

The total net operating loss carryforward at May 31, 2021 was $7,457,218.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS has issued a clarification allowing the deduction of certain expenses, the bulk of operating costs and general administrative costs are generally not permitted to be deducted. The operations of certain of the Company’s subsidiaries are subject to Section 280E. This results in permanent differences between ordinary and necessary business expenses deemed non-deductible under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.

NOTE 22 – COMMITMENTS AND CONTINGENCIES

Lease Arrangements

The Company leases several facilities for office, warehouse, and retail space. Currently lease commitments are as follows:

●

A lease that commenced in February 2019 for 1,400 square feet of office space located at 1718 Industrial Road, Las Vegas, NV 89102, for a term of eighteen months, and for the rent of $1,785 per month. In June 2020, this lease was extended to August 31, 2022, with the monthly rent increasing to $1,866.70 until September 2021, after which time it will be subject to annual increases of 3%.

●

A lease that commenced January 2018 for 1,000 square feet of storefront space plus 5,900 square feet of warehouse space located at 1800 Industrial Road, Suites 102, 160, and 180, Las Vegas, NV 89102, for a term of five years and for initial base rent of $7,500 per month, with annual increases of 3%. In February 2020, this lease was extended to February 28, 2030 and the monthly rent was increased by $600.

●

A lease that commenced in February 2019 for 2,504 square feet of office space located at 1800 Industrial Road, Suite 100, Las Vegas, NV 89102 for a term of eighteen months and for initial rent of $3,210 per month, with annual increases of 4%. In February 2020, this lease was extended to February 28, 2030, and the lease was modified to include annual rent increases of 3%.

●

A lease that commenced in January 2016 for 22,000 square feet of warehouse space located at 203 E. Mayflower Avenue, North Las Vegas, NV 89030 for a term of five years and initial rent of $11,000 per month, which amount increased to $29,000 per month on January 1, 2020. In June 2020, this lease was extended to February 28, 2026, and the monthly rent was amended as follows: $25,000 for the months of April, May, and June 2020; $22,500 for the months of March 2021 through February 2022; $23,175 for the months of March 2022 through February 2023; 23,870 for the months of March 2023 through February 2024; $24,586 for the months of March 2024 through February 2025; and $25,323 for the months of March 2025 through February 2026.

In connection with the Company’s planned Colorado operations, on April 17, 2015, pursuant to an Industrial Lease Agreement (the “Lease”), CLS Labs Colorado leased 14,392 square feet of warehouse and office space (the “Leased Real Property”) in a building in Denver, Colorado where certain intended activities, including growing, extraction, conversion, assembly and packaging of cannabis and other plant materials, are permitted by and in compliance with state, city and local laws, rules, ordinances and regulations. The Lease had an initial term of seventy-two (72) months and provided CLS Labs Colorado with two options to extend the term of the lease by up to an aggregate of ten (10) additional years. In August 2017, as a result of the Company’s decision to suspend its proposed operations in Colorado, CLS Labs Colorado asked its landlord to be relieved from its obligations under the Lease, but the parties have not yet reached an agreement on how to proceed.

In August 2017, the Company’s Colorado subsidiary received a demand letter from its Colorado landlord requesting the forfeiture of the $50,000 security deposit, $10,000 in expenses, $15,699 in remaining rent due under the lease agreement and $30,000 to buy out the remaining amounts due under the lease. These expenses, which are a liability of the Company’s Colorado subsidiary, have been accrued on the balance sheet as of February 28, 2021.

Contingent Liability

At the time of closing of the Acquisition Agreement, Alternative Solutions owed certain amounts to a consultant known as 4Front Advisors, which amount was in dispute. In August 2019, the Company made a payment to this company to settle this dispute and the Oasis Note was reduced accordingly.

Employment Agreements

CLS Labs and Jeffrey Binder entered into a five-year employment agreement effective October 1, 2014. Under the agreement, Mr. Binder serves as CLS Labs’ Chairman and Chief Executive Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Binder is also entitled to receive a performance bonus equal to 2% of CLS Labs’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of CLS Labs’ common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million. On April 28, 2015, CLS Labs and the Company entered into an addendum to Mr. Binder’s employment agreement whereby Mr. Binder agreed that following the merger of CLS Labs and a subsidiary of the Company, in addition to his obligations to CLS Labs, he would serve the Company and its subsidiaries in such roles as the Company may request. In exchange, the Company agreed to assume the obligations of CLS Labs to grant Mr. Binder annual stock options, as referenced above. On July 20, 2016, March 31, 2017, August 23, 2017, October 9, 2017, January 5, 2018 and April 6, 2018, the Company issued Mr. Binder convertible notes in exchange for $250,000, $112,500, $62,500, $39,521, $37,500 and $37,500 respectively, in deferred salary, among other amounts owed to Mr. Binder by the Company. On October 14, 2019 but effective October 1, 2019, CLS Labs, Inc., the Company, and Jeffrey Binder entered into an amendment to Mr. Binder’s employment agreement to provide that the Company would assume all obligations of CLS Labs under the employment agreement. The amendment also extends the term of Mr. Binder’s employment agreement by three years instead of relying on the automatic one-year renewal provision in the employment agreement, and increases Mr. Binder’s annual base salary to $200,000. Additionally, the amendment provides for certain change of control provisions, including a payment of up to three years base salary and bonuses up to a maximum of $1,000,000, if Mr. Binder resigns or is terminated in connection with a change in control of the Company. In connection with the amendment, the parties also amended and restated that certain Confidentiality, Non-Compete and Property Rights Agreement entered into by and between RJF Labs, Inc. (now CLS Labs), and Mr. Binder effective as of July 16, 2014.

On July 31, 2018, the Company and Mr. Sillitoe entered into a one-year employment agreement. Pursuant to the agreement, Mr. Sillitoe commenced serving as the Chief Executive Officer of CLS Nevada, Inc. effective July 1, 2018. Under the agreement, Mr. Sillitoe is entitled to receive an annual salary of $150,000. Further, he is entitled to receive a performance bonus equal to 2% of the annual EBITDA of CLS Nevada, Inc., and annual restricted stock awards of the Company’s common stock in an amount equal to 3% of the annual EBITDA of CLS Nevada, Inc. Additionally, Mr. Sillitoe received a one-time signing bonus of 500,000 shares of restricted common stock, which became fully vested one year from the effective date of his employment agreement. On July 31, 2019, CLS Nevada, Inc. and Mr. Sillitoe amended Mr. Sillitoe’s employment agreement to effect the original intention of the parties that the performance bonus would be based on the results of Alternative Solutions and not CLS Nevada, Inc. On April 16, 2020, CLS Nevada, Inc. notified Mr. Sillitoe of its intent not to renew the employment agreement upon its termination on June 30, 2020.

CLS Nevada, Inc. and Mr. Decatur entered into a one-year employment agreement effective July 31, 2018. Pursuant to the agreement, Mr. Decatur commenced serving as the Chief Operating Officer of CLS Nevada, Inc. on July 1, 2018. Under the agreement, Mr. Decatur is entitled to receive an annual salary of $150,000. Further, he is entitled to receive a performance bonus equal to 2% of the annual EBITDA of CLS Nevada, Inc., and annual restricted stock awards of the Company’ common stock in an amount equal to 3% of the annual EBITDA of CLS Nevada, Inc. Additionally, Mr. Decatur received a one-time signing bonus of 50,000 shares of restricted common stock, which became fully vested one year from the effective date of his employment agreement. On May 14, 2019, CLS Nevada and Mr. Decatur entered into an amendment to his employment agreement to extend the term of Mr. Decatur's employment agreement by two years instead of relying on the automatic one-year renewal provision in the employment agreement. On July 31, 2019, CLS Nevada, Inc. and Mr. Decatur amended Mr. Decatur’s employment agreement to effect the original intention of the parties that the performance bonus would be based on the results of Alternative Solutions and not CLS Nevada, Inc. On December 16, 2019, Mr. Decatur resigned from his position as Chief Operating Officer of CLS Nevada, Inc., effective immediately, for personal reasons.

On March 1, 2019, the Company and Mr. Glashow entered into a two-year employment agreement and Mr. Glashow commenced serving as the Company’s President and Chief Operating Officer. Under the agreement, Mr. Glashow is entitled to receive an annual salary of $175,000. Further, he is entitled to receive a performance bonus equal to 1% of the Company’s annual EBITDA, and annual restricted stock awards in an amount equal to 1% of the Company’s annual EBITDA. Additionally, Mr. Glashow is entitled to a one-time signing bonus of 500,000 shares of the Company’s restricted common stock, half of which vested on March 1, 2020, and half of which vested on March 1, 2021. Effective March 1, 2019, and in connection with the employment agreement, Mr. Glashow and the Company entered into a Confidentiality, Non-Compete and Proprietary Rights Agreement. Pursuant thereto, Mr. Glashow agreed (i) not to compete with us during the term of his employment and for a period of one year thereafter, (ii) not to release or disclose our confidential information, and (iii) to assign the rights to all work product to us, among other terms. On October 14, 2019, but effective October 1, 2019, the Company and Mr. Glashow entered into an amendment to his employment agreement to extend the term by one year instead of relying on the automatic one-year renewal provision in the employment agreement, and to increase Mr. Glashow’s annual base salary to $200,000. The amendment also provides that in addition to his base salary, Mr. Glashow is entitled to receive, on an annual basis, a performance-based bonus equal to two percent (2%) of the Company’s annual EBITDA up to a maximum annual cash compensation of $1 million including base salary, and annual stock options, exercisable at the fair market value of the Company’s common stock on the effective date of grant, in an amount equal to 2% of the Company’s EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million. Additionally, the amendment provides for certain change of control provisions, including a payment of up to three years base salary and bonuses up to a maximum of $1,000,000, if Mr. Glashow resigns or is terminated in connection with a change in control of the Company.

On May 2, 2019, the Company and Gregg Carlson entered into a one-year employment agreement. Pursuant to the employment agreement, Mr. Carlson commenced serving as the Company’s Chief financial Officer on May 1, 2019 and continued his employment with us pursuant to the terms of his one-year employment agreement with Alternative Solutions effective April 8, 2019. Mr. Carlson received an annual salary of $110,000, and received a one-time signing bonus of 50,000 shares of restricted common stock of the Company, which became fully vested one year from the effective date of his employment agreement. On December 16, 2020, Gregg Carlson resigned from all of his positions with Alternative Solutions and the Company, effective immediately, for personal reasons.

At May 31, 2021 and 2020, the Company had accrued salary due to Michael Abrams, a former officer of the Company, prior to his September 1, 2015 termination, in the amount of $16,250.

NOTE 23 – SUBSEQUENT EVENTS

The Company has evaluated events through the date the financial statements and has determined that there were no additional material subsequent events.

Note Receivable Settlement

On June 14, 2021, the parties to the IGH lawsuit entered into a confidential settlement agreement to resolve the action and a secured promissory note dated and executed by IGH in favor of the Company effective on June 11, 2021. Pursuant to the promissory note, IGH shall pay the Company $3,000,000, $500,000 of which was due and payable on or before June 21, 2021. A second payment of $500,000 was due and payable on or before July 12, 2021. The remaining $2,000,000 and accrued interest shall be paid in 12 equal, monthly installments beginning on August 12, 2021, pursuant to the terms of the promissory note.

Canaccord Note Conversion

On June 17, 2021, the Company issued 936,666 shares of common stock and three-year warrants to acquire 468,333 shares of common stock at a price of 0.30 per share to Canaccord Genuity Corp. in connection with the conversion of a portion of the Canaccord Debentures in the principal amount of $281,000.

CLS Holdings USA, Inc.

Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six Month Periods Ended November 30, 2021 and 2020

CLS HOLDINGS USA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	November 30,	May 31,
	2021 (unaudited)	2021
ASSETS
Current assets
Cash and cash equivalents	$1,284,070	$1,665,263
Restricted cash	250,000	-
Accounts Receivable	799,866	684,935
Inventory	2,241,179	1,228,052
Prepaid expenses and other current assets	258,727	262,313
Total current assets	4,833,842	3,840,563

Property, plant and equipment, net of accumulated depreciation of $1,732,920 and $1,434,614	3,322,377	3,475,668
Right of use assets, operating leases	2,321,164	2,250,009
Intangible assets, net of accumulated amortization of $416,552 and $358,403	1,247,041	1,305,190
Goodwill	557,896	557,896
Other assets	260,455	167,455

Total assets	$12,542,775	$11,596,781

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$1,702,613	$1,608,625
Accrued interest	259,518	267,945
Funds held in escrow	250,000	-
Loan payable	303,815	-
Lease liability - operating leases, current	306,464	287,125
Taxes Payable	2,959,352	2,490,295
Convertible notes payable - current, net of discount of $0 and $35,496	6,229,672	330,495

Total current liabilities	12,011,434	4,984,485

Noncurrent liabilities
Lease liability - operating leases, non-current	2,049,384	1,979,294
Convertible notes payable - Long Term, net of discount of $0 and $0	13,219,150	19,729,822

Total Liabilities	27,279,968	26,693,601

Commitments and contingencies	-	-

Stockholder's deficit
Preferred stock, $0.001 par value; 20,000,000 shares authorized; no shares issued	-	-
Common stock, $0.0001 par value; 750,000,000 shares authorized at November 30, 2021 and 2020; 128,158,082 and 127,221,416 shares issued and outstanding at November 30, 2021 and May 31, 2021	12,817	12,723
Additional paid-in capital	77,842,299	77,561,393
Common stock subscribed	65,702	65,702
Accumulated deficit	(92,654,511)	(92,736,638)
Stockholder’s deficit attributable to CLS Holdings USA, Inc.	(14,733,693)	(15,096,820)
Non-controlling interest	(3,500)	-
Total stockholders’ deficit	(14,737,193)	(15,096,820)
Total liabilities and stockholders' deficit	12,542,775	$11,596,781

See accompanying notes to these financial statements.

CLS HOLDINGS USA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the	For the	For the	For the
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020

Revenue	$5,414,002	$4,907,889	$10,914,712	$8,688,758
Cost of goods sold	2,684,190	2,209,323	5,288,657	3,998,183
Gross margin	2,729,812	2,698,566	5,626,055	4,690,575

Selling, general and administrative expenses	3,052,433	2,801,118	5,948,227	5,205,561
Total operating expenses	3,052,433	2,801,118	5,948,227	5,205,561

Operating loss	(322,621)	(102,552)	(322,172)	(514,986)

Other (income) expense:
Interest expense, net	407,880	746,824	826,472	1,479,426
Gain on settlement of note receivable	(522,246)	-	(1,696,328)	-
Total other (income) expense	(114,366)	746,824	(869,856)	1,479,426

Income (Loss) before income taxes	(208,255)	(849,376)	547,684	(1,994,412)

Provision for income tax	(140,717)	-	(469,057)	-

Net income (loss) before non-controlling interest	(348,972)	(849,376)	78,627	(1,994,412)

Non-controlling interest	3,500	-	3,500	-

Net income (loss) attributable to CLS Holdings USA, Inc.	$(345,472)	$(849,376)	$82,127	$(1,994,412)

Net income (loss) per share - basic	$(0.00)	$(0.01)	$0.00	$(0.02)

Net income (loss) per share - diluted	$(0.00)	$(0.01)	$0.00	$(0.02)

Weighted average shares outstanding - basic	128,158,080	126,548,887	128,071,067	126,535,075

Weighted average shares outstanding - diluted	128,158,080	126,548,887	128,141,067	126,535,075

See accompanying notes to these financial statements.

CLS HOLDINGS USA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

			Additional			Non-
	Common Stock		Paid In	Stock	Accumulated	controlling
	Amount	Value	Capital	Payable	Deficit	interest	Total

Balance, May 31, 2020	126,521,416	$12,653	$71,196,814	$241,109	$(76,846,124)	$-	$(5,395,548)
Common stock to be issued to officer	-	-	-	53,876	-	-	53,876
Common stock issued to officer from stock payable	50,000	5	14,965	(14,970)	-	-	-
Common stock to be issued to consultant	-	-	-	(25,750)	-	-	(25,750)
Net loss for the 6 months ended November 30, 2020	-	-	-	-	(1,994,412)	-	(1,994,412)
Balance, November 30, 2020 (unaudited)	126,571,416	$12,658	$71,211,779	$254,265	$(78,840,536)	$-	$(7,361,834)

Balance, May 31, 2021	127,221,416	$12,723	$77,561,393	$65,702	$(92,736,638)	$-	$(15,096,820)

Common stock issued for conversion of debt	936,666	94	280,906	-	-	-	281,000
Net income for the six months ended November 30, 2021	-	-	-	-	82,127	(3,500)	78,627
Balance, November 30, 2021 (unaudited)	128,158,082	$12,817	$77,842,299	$65,702	$(92,654,511)	$(3,500)	$(14,737,193)

See accompanying notes to these financial statements.

CLS HOLDINGS USA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the	For the
	Six Months Ended	Six Months Ended
	November 30, 2021	November 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) attributable to CLS Holdings USA, Inc.	$78,627	$(1,994,412)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Fair value of shares cancelled	-	(25,750)
Amortization of debt discounts	35,496	790,140
Fair value of shares vested by officers	-	53,876
Gain on settlement of note receivable	(1,696,328)	-
Depreciation and amortization expense	356,455	342,331
Bad debt expense	129	5,992
Changes in assets and liabilities:
Accounts receivable	(115,060)	(126,410)
Prepaid expenses and other current assets	3,586	(63,228)
Inventory	(1,013,127)	(813,158)
Interest receivable	-	3,322
Right of use asset	158,257	175,727
Accounts payable and accrued expenses	93,988	257,882
Accrued interest	(8,427)	258,113
Funds held in escrow	250,000	-
Taxes payable	469,057	-
Operating lease liability	(139,983)	(207,409)
Net cash used in operating activities	(1,527,330)	(1,342,984)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments to purchase property, plant and equipment	(145,015)	(163,019)
Cash paid for construction deposit on grow facility	(93,000)	-
Proceeds from collection of note receivable	1,696,328	1,385,951
Net cash provided by (used in) investing activities	1,458,313	1,222,932

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable	303,815	-
Principal payments on notes payable	(365,991)	-
Net cash used in financing activities	(62,176)	-

Net decrease in cash and cash equivalents	(131,193)	(120,052)

Cash and cash equivalents at beginning of period	1,665,263	2,925,568

Cash and cash equivalents at end of period	$1,534,070	$2,805,516

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$799,403	$541,412
Income taxes paid	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Capitalized interest on convertible debentures	$-	$212,601
Shares issued for conversion of notes payable	$281,000	$-
Shares issued for services issued from stock payable	$-	$14,970
Initial ROU asset and lease liability	$229,412	$-

See accompanying notes to these financial statements.

CLS HOLDINGS USA, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2021

(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has adopted a fiscal year end of May 31st.

Principals of Consolidation

The accompanying consolidated financial statements include the accounts of CLS Holdings USA, Inc., and its direct and indirect wholly owned operating subsidiaries, CLS Nevada, Inc., (“CLS Nevada”), CLS Labs, Inc. (“CLS Labs”), CLS Labs Colorado, Inc. (“CLS Colorado”), CLS Massachusetts, Inc. (“CLS Massachusetts”), and Alternative Solutions, LLC (“Alternative Solutions”), and its 50% interest in Kealii Okamalu LLC (“Kealii Okamalu”). Alternative Solutions is the sole owner of the following three entities (collectively, the “Oasis LLCs”): Serenity Wellness Center, LLC (“Serenity Wellness Center”); Serenity Wellness Products, LLC (“Serenity Wellness Products”); and Serenity Wellness Growers, LLC (“Serenity Wellness Growers”). The Company consolidates Kealii Okamalu because the Company is its sole manager. All material intercompany transactions have been eliminated upon consolidation of these entities.

Nature of Business

CLS Holdings USA, Inc. (the “Company”) was originally incorporated as Adelt Design, Inc. (“Adelt”) on March 31, 2011 to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced.

On November 12, 2014, CLS Labs, Inc. (“CLS Labs”) acquired 10,000,000 shares, or 55.6%, of the outstanding shares of common stock of Adelt from its founder, Larry Adelt. On that date, Jeffrey Binder, the Chairman, President and Chief Executive Officer of CLS Labs, was appointed Chairman, President and Chief Executive Officer of the Company. On November 20, 2014, Adelt adopted amended and restated articles of incorporation, thereby changing its name to CLS Holdings USA, Inc. Effective December 10, 2014, the Company effected a reverse stock split of its issued and outstanding common stock at a ratio of 1-for-0.625 (the “Reverse Split”), wherein 0.625 shares of the Company’s common stock were issued in exchange for each share of common stock issued and outstanding. As a result, 6,250,000 shares of the Company’s common stock were issued to CLS Labs in exchange for the 10,000,000 shares that it owned by virtue of the above-referenced purchase from Larry Adelt.

On April 29, 2015, the Company, CLS Labs and CLS Merger Inc., a Nevada corporation and wholly owned subsidiary of CLS Holdings (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby CLS Merger Inc. merged with and into CLS Labs, with CLS Labs remaining as the surviving entity (the “Merger”). Upon the consummation of the Merger, the shares of the common stock of CLS Holdings owned by CLS Labs were extinguished and the former stockholders of CLS Labs were issued an aggregate of 15,000,000 (post Reverse Split) shares of common stock in CLS Holdings in exchange for their shares of common stock in CLS Labs. As a result of the Merger, the Company acquired the business of CLS Labs and abandoned its previous business.

The Company has been issued a U.S. patent with respect to its proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. The Company has not commercialized its patented proprietary process or otherwise earned any revenues from it. The Company plans to generate revenues through licensing, fee-for-service and joint venture arrangements related to its patented proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

On December 4, 2017, the Company and Alternative Solutions, entered into a Membership Interest Purchase Agreement (the “Acquisition Agreement”), as amended, for the Company to acquire the Oasis LLCs from Alternative Solutions. Pursuant to the Acquisition Agreement, the Company initially contemplated acquiring all of the membership interests in the Oasis LLCs from Alternative Solutions. Just prior to closing, the parties agreed that the Company would instead acquire all of the membership interests in Alternative Solutions, the parent of the Oasis LLCs, from its members, and the membership interests in the Oasis LLCs owned by members other than Alternative Solutions.

Pursuant to the Acquisition Agreement, the Company paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 paid in February 2018, for an initial 10% of each of the Oasis LLCs. At that time, the Company applied for regulatory approval to own an interest in the Oasis LLCs, which approval was received. On June 27, 2018, the Company made the payments to indirectly acquire the remaining 90% of the Oasis LLCs, which were equal to cash in the amount of $5,995,543, a $4.0 million promissory note due in December 2019 (the “Oasis Note”), and 22,058,823 shares of its common stock (the “Purchase Price Shares”) (collectively, the “Closing Consideration”). The cash payment of $5,995,543 was less than the $6,200,000 payment originally contemplated because the Company assumed an additional $204,457 of liabilities. The Company used the proceeds of a Canadian private securities offering to fund the cash portion of the Closing Consideration. The Company then applied for regulatory approval to own the additional 90% in membership interests in the Oasis LLCs, which it received on December 12, 2018. On December 12, 2018, the transfer of the remaining 90% interest of the Oasis LLCs was approved. The Company has applied for regulatory approval to own its interest in the Oasis LLCs through Alternative Solutions under the revised structure of the transaction, which is currently under review.

On October 31, 2018, the Company, CLS Massachusetts, Inc., a Massachusetts corporation and a wholly-owned subsidiary of the Company (“CLS Massachusetts”), and In Good Health, Inc., a Massachusetts corporation (“IGH”), entered into an Option Agreement (the “IGH Option Agreement”). Under the terms of the IGH Option Agreement, CLS Massachusetts had an exclusive option to acquire all of the outstanding capital stock of IGH (the “IGH Option”) during the period beginning on the earlier of the date that is one year after the effective date of the conversion and December 1, 2019 and ending on the date that was 60 days after such date. If CLS Massachusetts exercised the IGH Option, the Company, a wholly-owned subsidiary of the Company and IGH would enter into a merger agreement (the form of which had been agreed to by the parties) (the “IGH Merger Agreement”). At the effective time of the merger contemplated by the IGH Merger Agreement, CLS Massachusetts would pay a purchase price of $47,500,000, subject to reduction as provided in the IGH Merger Agreement, payable as follows: $35 million in cash, $7.5 million in the form of a five-year promissory note, and $5 million in the form of restricted common stock of the Company, plus $2.5 million as consideration for a non-competition agreement with IGH’s President, payable in the form of a five-year promissory note. IGH and certain IGH stockholders holding sufficient aggregate voting power to approve the transactions contemplated by the IGH Merger Agreement entered into agreements pursuant to which such stockholders, among other things, agreed to vote in favor of such transactions. On October 31, 2018, as consideration for the IGH Option, the Company made a loan to IGH, in the principal amount of $5,000,000, subject to the terms and conditions set forth in that certain loan agreement, dated as of October 31, 2018 between IGH as the borrower and the Company as the lender. The loan was evidenced by a secured promissory note of IGH, which bore interest at the rate of 6% per annum and was to mature on October 31, 2021. To secure the obligations of IGH to the Company under the loan agreement and the promissory note, the Company and IGH entered into a security agreement dated as of October 31, 2018, pursuant to which IGH granted to the Company a first priority lien on and security interest in all personal property of IGH. If the Company did not exercise the Option on or prior to the date that was 30 days following the end of the option period, the loan amount would be reduced to $2,500,000 as a break-up fee, subject to certain exceptions set forth in the IGH Option Agreement. On August 26, 2019, the parties amended the IGH Option Agreement to, among other things, delay closing until January 2020. By letter agreement dated January 31, 2020, the Company, CLS Massachusetts and IGH extended the IGH Option Agreement to February 4, 2020. On February 4, 2020, CLS Massachusetts exercised the IGH Option. By letter dated February 26, 2020, the Company informed IGH that as a result of its breaches of the IGH Option, which remained uncured, an event of default had occurred under the IGH Note. The Company advised IGH that it was electing to cause the IGH Note to bear interest at the default rate of 15% per annum effective February 26, 2020 and to accelerate all amounts due under the Note. This dispute, including whether IGH breached the IGH Option and whether CLS is entitled to collect default interest, was in litigation. During the twelve months ended May 31, 2021, the Company impaired the remaining amounts due under the IGH Note in the amount of $2,498,706, which included $2,497,884 in principal and $822 in accrued interest.

On June 14, 2021, the parties to the IGH lawsuit entered into a confidential settlement agreement to resolve the action and a secured promissory note dated and executed by IGH in favor of the Company effective on June 11, 2021 (the “IGH Settlement Note”). Pursuant to the IGH Settlement Note, IGH shall pay the Company $3,000,000, $500,000 of which was paid on or before June 21, 2021. A second payment of $500,000 was paid on or before July 12, 2021. The remaining $2,000,000 and accrued interest is being paid in 12 equal monthly installments beginning on August 12, 2021, pursuant to the terms of the promissory note. During the six months ended November 30, 2021, the Company received $1,696,328 under the IGH Settlement Note, which includes $1,666,668 in principal and $29,660 in accrued interest. As of November 30, 2021, the amount due under the IGH Settlement Note was $1,333,333. The Company records amounts paid under the IGH Settlement Note as gains when payments are received.

On August 24, 2021, the Company formed Kealii Okamalu, LLC, a Nevada limited liability company. The Company and an additional investor each acquired a 50% ownership interest in Kealii Okamalu, and agreed to contribute up to $3,000,000 each for their respective membership interests. At November 30, 2021, the Company and the outside investor had contributed $100,000 and $0 of this amount, respectively. Kealii Okamalu was formed in order to pursue certain joint venture opportunities in the state of Nevada.

On January 4, 2018, the former Attorney General, Jeff Sessions, rescinded the memorandum issued by former Deputy Attorney General James Cole on August 29, 2013 (as amended on February 14, 2014, the “Cole Memo”), the Cole Banking Memorandum, and all other related Obama-era DOJ cannabis enforcement guidance. While the rescission did not change federal law, as the Cole Memo and other DOJ guidance documents were not themselves laws, the rescission removed the DOJ’s formal policy that state-regulated cannabis businesses in compliance with the Cole Memo guidelines should not be a prosecutorial priority. Notably, former Attorney General Sessions’ rescission of the Cole Memo has not affected the status of the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) memorandum issued by the Department of Treasury, which remains in effect. This memorandum outlines Bank Secrecy Act-compliant pathways for financial institutions to service state-sanctioned cannabis businesses, which echoed the enforcement priorities outlined in the Cole Memo. In addition to his rescission of the Cole Memo, Attorney General Sessions issued a one-page memorandum known as the “Sessions Memorandum”. The Sessions Memorandum explains the DOJ’s rationale for rescinding all past DOJ cannabis enforcement guidance, claiming that Obama-era enforcement policies are “unnecessary” due to existing general enforcement guidance adopted in the 1980s, in chapter 9.27.230 of the U.A. Attorneys’ Manual (“USAM”). The USAM enforcement priorities, like those of the Cole Memo, are based on the use of the federal government’s limited resources and include “law enforcement priorities set by the Attorney General,” the “seriousness” of the alleged crimes, the “deterrent effect of criminal prosecution,” and “the cumulative impact of particular crimes on the community.” Although the Sessions Memorandum emphasizes that cannabis is a federally illegal Schedule I controlled substance, it does not otherwise instruct U.S. Attorneys to consider the prosecution of cannabis-related offenses a DOJ priority, and in practice, most U.S. Attorneys have not changed their prosecutorial approach to date. However, due to the lack of specific direction in the Sessions Memorandum as to the priority federal prosecutors should ascribe to such cannabis activities, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

William Barr served as United States Attorney General from February 14, 2019 to December 23, 2020. The DOJ under Mr. Barr did not take a formal position on federal enforcement of laws relating to cannabis. On March 11, 2021, United States President Biden’s nominee, Merrick Garland was sworn in as the U.S. Attorney General. During his campaign, President Biden stated a policy goal to decriminalize possession of cannabis at the federal level, but he has not publicly supported the full legalization of cannabis. It is unclear what impact, if any, the new administration will have on U.S. federal government enforcement policy on cannabis. Nonetheless, there is no guarantee that the position of the Department of Justice will not change.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain amounts in the prior period have been reclassified to conform to the current period presentation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. The Company had cash and cash equivalents of $1,284,070 and $1,665,263 as of November 30, 2021 and May 31, 2021, respectively.

Restricted Cash

The Company considers cash held in escrow as restricted cash. The Company had restricted cash of $250,000 and $0 as of November 30, 2021 and May 31, 2021, respectively. The Company had restricted cash and cash equivalents of $1,534,070 and $2,805,516 as of November 30, 2021 and 2020, respectively.

Allowance for Doubtful Accounts

The Company generates the majority of its revenues and corresponding accounts receivable from the sale of cannabis, and cannabis related products. The Company evaluates the collectability of its accounts receivable considering a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations to it, the Company records a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount it reasonably believe will be collected. For all other customers, the Company recognizes reserves for bad debts based on past write-off experience and the length of time the receivables are past due. The Company had $129 and $0 of bad debt expense during the three months ended November 30, 2021 and 2020, respectively. The Company had $129 and $5,992 of bad debt expense during the six months ended November 30, 2021 and 2020, respectively.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined using a perpetual inventory system whereby costs are determined by acquisition costs of individual items included in inventory. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable values. Our cannabis products consist of prepackaged purchased goods ready for resale, along with produced edibles and extracts developed under our production license.

Property, Plant and Equipment

Property and equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over its estimated useful life. Property acquired in a business combination is recorded at estimated initial fair value. Property, plant, and equipment are depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based upon the following life expectancy:

Years
Office equipment	3 to 5
Furniture & fixtures	3 to 7
Machinery & equipment	3 to 10
Leasehold improvements	Term of lease

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation are eliminated and any resulting gain or loss is reflected in operations.

Long-Lived Assets

The Company reviews its property and equipment and any identifiable intangibles including goodwill for impairment on an annual basis utilizing the guidance set forth in the Statement of Financial Accounting Standards Board ASC 350 “Intangibles – Goodwill and Other” and ASC 360 “Property, Plant, and Equipment.” At November 30, 2021, the net carrying value of goodwill on the Company’s balance sheet remained at $557,896.

Comprehensive Income

ASC 220-10-15 “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220-10-15 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Non-Controlling Interests

The Company reports “non-controlling interest in subsidiary” as a component of equity, separate from parent’s equity, on the Consolidated Balance Sheets. In addition, the Company’s Consolidated Statements of Operations includes “net income (loss) attributable to non-controlling interest.”

Variable Interest Entities

The Company’s consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries and variable interest entities (“VIE”), where the Company is the primary beneficiary under the provisions of ASC 810, Consolidation (“ASC 810”). A VIE must be consolidated by its primary beneficiary when, along with its affiliates and agents, the primary beneficiary has both: (i) the power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) the obligation to absorb losses or the right to receive the benefits of the VIE that could potentially be significant to the VIE. The Company reconsiders whether an entity is still a VIE only upon certain triggering events and continually assesses its consolidated VIEs to determine if it continues to be the primary beneficiary. See “Note 3 – Joint Ventures” for additional information on the Company’s VIEs.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts and other accounts, the balances of which at times may be uninsured or exceed federally insured limits. From time to time, some of the Company’s funds are also held by escrow agents; these funds may not be federally insured. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts.

Advertising and Marketing Costs

All costs associated with advertising and promoting products are expensed as incurred. Total recognized advertising and marketing expenses were $341,872 and $311,707 for the three months ended November 30, 2021 and 2020, respectively. Total recognized advertising and marketing expenses were $788,538 and $443,739 for the six months ended November 30, 2021 and 2020, respectively.

Research and Development

Research and development expenses are charged to operations as incurred. Total recognized research and development expenses were $9,908 and $5,385 for the three months ended November 30, 2021 and 2020, respectively. Total recognized research and development expenses were $10,508 and $12,392 for the six months ended November 30, 2021 and 2020, respectively.

Fair Value of Financial Instruments

Pursuant to Accounting Standards Codification (“ASC”) No. 825 - Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying amounts of the Company’s cash and cash equivalents, notes receivable, convertible notes payable, accounts payable and accrued expenses, none of which is held for trading, approximate their estimated fair values due to the short-term maturities of those financial instruments.

A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3 - Significant unobservable inputs that cannot be corroborated by market data.

Revenue Recognition

Revenue from the sale of cannabis products is recognized by Oasis at the point of sale, at which time payment is received. Management estimates an allowance for sales returns.

The Company also recognizes revenue from Serenity Wellness Products LLC and Serenity Wellness Growers LLC, d/b/a City Trees (“City Trees”). City Trees recognizes revenue from the sale of the following cannabis products and services to licensed dispensaries, cultivators and distributors within the State of Nevada:

●	Premium organic medical cannabis sold wholesale to licensed retailers

●	Recreational marijuana cannabis products sold wholesale to licensed distributors and retailers

●	Extraction products such as oils and waxes derived from in-house cannabis production

●	Processing and extraction services for licensed medical cannabis cultivators in Nevada

●	High quality cannabis strains in the form of vegetative cuttings for sale to licensed medical cannabis cultivators in Nevada

Effective June 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from commercial sales of products and licensing agreements by applying the following steps: (1) identifying the contract with a customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to each performance obligation in the contract; and (5) recognizing revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of the service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the three and six months ended November 30, 2021 and 2020.

Disaggregation of Revenue

The following table represents a disaggregation of revenue for the three and six months ended November 30, 2021 and 2020:

	For the Six	For the Six
	Months Ended	Months Ended
	November 30, 2021	November 30, 2020
Cannabis Dispensary	7,336,974	6,818,499
Cannabis Production	3,577,738	1,870,259
	10,914,712	8,688,758

	For the Three	For the Three
	Months Ended	Months Ended
	November 30, 2021	November 30, 2020
Cannabis Dispensary	3,591,399	3,732,974
Cannabis Production	1,822,603	1,174,915
	5,414,002	4,907,889

Basic and Diluted Earnings or Loss Per Share

Basic net earnings per share is based on the weighted average number of shares outstanding during the period, while fully diluted net earnings per share is based on the weighted average number of shares of common stock and potentially dilutive securities assumed to be outstanding during the period using the treasury stock method. Potentially dilutive securities consist of options and warrants to purchase common stock, and convertible debt. Basic and diluted net loss per share are computed based on the weighted average number of shares of common stock outstanding during the period. At November 30, 2021 and 2020, the Company had the following potentially dilutive instruments outstanding: At November 30, 2021, a total of 75,430,955 shares (6,625,868 issuable upon the exercise of warrants, 3,041,290 issuable upon the exercise of unit warrants, 65,693,797 issuable upon the conversion of convertible notes payable and accrued interest, and 70,000 in stock to be issued). At November 30, 2020, a total of 88,474,321 shares (54,835,145 issuable upon the exercise of warrants, 7,676,974 issuable upon the exercise of unit warrants, 25,454,696 issuable upon the conversion of convertible notes payable and accrued interest, and 507,506 in stock to be issued).

The following is a reconciliation for the calculation of basic and diluted earnings per share for the three and six months ended November 30, 2021 and 2020:

	For the Three Months Ended November 30,
	2021	2020

Net income (loss) attributable to CLS Holdings USA, Inc.	$(345,472)	$(849,376)
Weighted average number of common shares outstanding	128,158,080	126,548,887
Dilutive effect of shares issuable	-	-
Diluted weighted average number of common shares outstanding	128,158,080	126,548,887
Basic loss per share	$(0.00)	$(0.01)
Diluted loss per share	$(0.00)	$(0.01)

	For the Six Months Ended November 30,
	2021	2020

Net income (loss) attributable to CLS Holdings USA, Inc.	$82,127	$(1,994,412)
Weighted average number of common shares outstanding	128,071,067	126,535,075
Dilutive effect of shares issuable	70,000	-
Diluted weighted average number of common shares outstanding	128,141,067	126,535,075
Basic earnings (loss) per share	$0.00	$(0.02)
Diluted earnings (loss) per share	$0.00	$(0.02)

The Company uses the treasury stock method to calculate the impact of outstanding stock options and warrants. Stock options and warrants for which the exercise price exceeds the average market price over the period have an anti-dilutive effect on earnings per common share and, accordingly, are excluded from the calculations.

A net loss causes all outstanding stock options and warrants to be anti-dilutive. As a result, the basic and dilutive losses per common share are the same for the three and six months ended November 30, 2020 and for the three months ended November 30, 2021. For the six months ended November 30, 2021, the Company excluded from the calculation of fully diluted earnings per share the following instruments which were anti-dilutive: shares issuable pursuant to the conversion of notes payable and accrued interest, and shares issuable pursuant to the exercise of stock options and warrants. The Company included 70,000 shares of common stock issuable in fully diluted earnings per share for the six months ended November 30, 2021.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The components of the deferred tax assets and liabilities are classified as current and non-current based on their characteristics. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS has issued a clarification allowing the deduction of certain expenses, the bulk of operating costs and general administrative costs are generally not permitted to be deducted. The operations of certain of the Company’s subsidiaries are subject to Section 280E. This results in permanent differences between ordinary and necessary business expenses deemed non-deductible under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.

Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims brought to such legal counsel’s attention as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment, which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, current U.S. GAAP requires the performance of procedures to determine the fair value at the impairment testing date of assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, the amendments under this ASU require the goodwill impairment test to be performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The ASU became effective for the Company on January 1, 2020. During the year ended May 31, 2020, the Company recorded an impairment of goodwill in the amount of $25,185,003 pursuant to ASU No. 2017-04. At November 30, 2021, the net amount of goodwill on the Company’s balance sheet remained at $557,896.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred net losses from operations resulting in an accumulated deficit of $92,654,511 as of November 30, 2021. The Company’s auditors stated in their opinion on the Company’s financial statements for the year ended May 31, 2021 that there was substantial doubt about the Company’s ability to continue as a going concern, and that further losses were anticipated in the development of the Company’s business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 3 – Joint Venture and Options Transaction

In Good Health

On October 31, 2018, the Company, CLS Massachusetts, and IGH, which converted to a for-profit corporation on November 6, 2018 (the “Conversion”), entered into the IGH Option Agreement. Under the terms of the IGH Option Agreement, CLS Massachusetts had an exclusive option to acquire all of the outstanding capital stock of IGH (the “IGH Option”) during the period beginning on the earlier of the date that was one year after the effective date of the Conversion and December 1, 2019, and ending on the date that was 60 days after such date (the “Option Period”). If CLS Massachusetts exercised the IGH Option, the Company, a wholly-owned subsidiary of the Company and IGH would enter into the IGH Merger Agreement (the form of which had been agreed to by the parties). At the effective time of the merger contemplated by the IGH Merger Agreement, CLS Massachusetts would pay a purchase price of $47,500,000, subject to reduction as provided in the IGH Merger Agreement, payable as follows: $35 million in cash, $7.5 million in the form of a five-year promissory note, and $5 million in the form of restricted common stock of the Company, plus $2.5 million as consideration for a non-competition agreement with IGH’s President, payable in the form of a five-year promissory note. IGH and certain IGH stockholders holding sufficient aggregate voting power to approve the transactions contemplated by the IGH Merger Agreement entered into agreements pursuant to which such stockholders, among other things, agreed to vote in favor of such transactions.

On October 31, 2018, as consideration for the IGH Option, the Company made a loan to IGH (the “IGH Loan”), in the principal amount of $5,000,000 (the “IGH Loan Amount”), subject to the terms and conditions set forth in that certain Loan Agreement, dated as of October 31, 2018 between IGH as the borrower and the Company as the lender (the “IGH Loan Agreement”). The IGH Loan was evidenced by a secured promissory note of IGH (the “IGH Note”), which bore interest at the rate of 6% per annum and was scheduled to mature on October 31, 2021. The Company recorded interest income in the amounts of $149,972 and $296,450 on the IGH Loan during the twelve months ended May 31, 2021 and 2020, respectively. On March 1, 2020, the Company capitalized interest in the amount of $399,453 into the principal amount due. During the years ended May 31, 2021 and 2020, the Company capitalized interest in the amount of $0 and $399,453, respectively, on the IGH Note. During the year ended May 31, 2021, the Company received payments on the IGH Note in the amount of $1,696,765. The Company applied these payments as follows; $1,544,291 as a repayment of principal and $152,473 as a repayment of accrued interest. During the year ended May 31, 2020, the Company received payments on the IGH Note in the amount of $1,425,000. The Company applied these payments as follows; $1,357,278 as a repayment of principal and $67,722 as a repayment of accrued interest.

To secure the obligations of IGH to the Company under the IGH Loan Agreement and the IGH Note, the Company and IGH entered into a Security Agreement dated as of October 31, 2018 (the “IGH Security Agreement”), pursuant to which IGH granted to the Company a first priority lien on and security interest in all personal property of IGH.

If the Company did not exercise the IGH Option on or prior to the date that was 30 days following the end of the Option Period, the IGH Loan Amount would be reduced to $2,500,000 as a break-up fee (the “Break-Up Fee”), except in the event of a Purchase Exception (as defined in the IGH Option Agreement), in which case the Break-Up Fee would not apply and there would be no reduction to the Loan Amount.

On August 26, 2019, the parties amended the IGH Option to, among other things, extend the Option Period and delay closing until January 2020. By letter agreement dated January 31, 2020, the Company, CLS Massachusetts and IGH extended the IGH Option Agreement to February 4, 2020. On February 4, 2020, CLS Massachusetts exercised the IGH Option. By letter dated February 26, 2020, the Company informed IGH that as a result of its breaches of the IGH Option, which remained uncured, an event of default had occurred under the IGH Note. The Company advised IGH that it was electing to cause the IGH Note to bear interest at the default rate of 15% per annum effective February 26, 2020 and to accelerate all amounts due under the Note.

On March 3, 2020, the Company filed a claim for declaratory relief, among other things, requesting the court declare that CLS Massachusetts had validly exercised the IGH Option and instruct IGH to comply with its diligence requests and ultimately execute a merger agreement with CLS and CLS Massachusetts. The dispute regarding whether CLS Massachusetts properly exercised the IGH Option arose after CLS Massachusetts delivered a notice of exercise to IGH and IGH subsequently asserted that CLS Massachusetts’ exercise was invalid.

On February 27, 2021, IGH notified the Company that it did not plan to make further payments under the IGH Note on the theory that the Break-Up Fee excused additional payments. The Company vehemently disagreed with this assertion. During the twelve months ended May 31, 2021, the Company impaired the remaining amounts due under the IGH Note in the amount of $2,498,706, which included $2,497,884 in principal and $822 in accrued interest. As of May 31, 2021, the principal balance of the IGH Note was $0 and the interest receivable was $0.

On June 14, 2021, the parties to the IGH lawsuit entered into a confidential settlement agreement to resolve the action and the IGH Settlement Note. Pursuant to the IGH Settlement Note, IGH shall pay the Company $3,000,000, $500,000 of which was paid on or before June 21, 2021. A second payment of $500,000 was paid on or before July 12, 2021. The remaining $2,000,000 and accrued interest is being paid in 12 equal monthly installments beginning on August 12, 2021, pursuant to the terms of the promissory note. During the six months ended November 30, 2021, the Company received $1,696,328 under the IGH Settlement Note, which includes $1,666,668 in principal and $29,660 in accrued interest. The Company records amounts paid under the IGH Settlement Note as gains when payments are received.

Quinn River Joint Venture

On October 20, 2021, the Company entered into a management services agreement (the “Quinn River Joint Venture Agreement”) through its 50% owned subsidiary, Kealii Okamalu, with CSI Health MCD LLC (“CSI”) and a commission established by the authority of the Tribal Council of the Fort McDermitt Paiute and Shoshone Tribe (“Tribe”). The purpose of the Quinn River Joint Venture Agreement is to establish a business (the “Quinn River Joint Venture”) to grow, cultivate, process, and sell cannabis and related products. The Quinn River Joint Venture Agreement has an initial term of 10 years plus a 10 year renewal option from the date the first cannabis crop produced is harvested and sold. Pursuant to the Quinn River Joint Venture Agreement, Kealii Okamalu will lease approximately 30 acres of the Tribe’s land located along the Quinn River at a cost of $3,500 per month and manage the design, finance and construction of a cannabis cultivation facility on such tribal lands (“the Cultivation Facility”). Kealii Okamalu will also manage the ongoing operations of the Cultivation Facility and related business, including, but not limited to, cultivation of cannabis crops, personnel staffing, product packaging, testing, marketing and sales. Packaged products will be branded as “Quinn River Farms.” The Company will provide 10,000 square feet of warehouse space at its Las Vegas facility, and will have preferred vendor status including the right to purchase cannabis flower and the business’s cannabis trim at favorable prices. Kealii Okamalu will contribute $6 million towards the construction of the Cultivation Facility and the working capital for the Quinn River Joint Venture. This amount will be repaid from the portion of the net profits of the Quinn River Joint Venture otherwise payable to CSI and the Tribe at the rate of $750,000 per quarter for eight quarters . Kealii Okamalu will receive one-third of the net profits of the Quinn River Joint Venture.

The Company is the manager of and holds a 50% ownership interest in Kealii Okamalu. Kealii Okamalu is a VIE which the Company consolidates. The Quinn River Joint Venture is not a legal entity but rather a business operated by Kealii Okamalu. The Company uses the equity method of accounting to record one-third of the profit or loss generated by the Quinn River Joint Venture, which accrues to Kealii Okamalu. Since the Company is a 50% owner of Kealii Okamalu, 50% of the profit or loss of Kealii Okamalu is recorded as minority interest in the Company’s statement of operations.

During the three months ended November 30, 2021, Kealii Okamalu made a deposit of $100,000 towards the construction of the Cultivation Facility; $7,000 of this amount was utilized to pay two months of lease charges on the leased land, and the remaining $93,000 is classified as a construction deposit in other assets on the Company’s balance sheet at November 30, 2021.

Note 4 – Accounts Receivable

Accounts receivable was $799,866 and $684,935 at November 30, 2021 and May 31, 2021, respectively. During the three months ended November 30, 2021 and 2020, the Company had bad debt expense in the net amount of $129 and $0. During the six months ended November 30, 2021 and 2020, the Company had bad debt expense in the net amount of $129 and $5,992. No allowance for doubtful accounts was necessary during the three and six months ended November 30, 2021 and 2020.

Note 5 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	November 30, 2021	May 31, 2021
Deposits	$2,226	$2,244
Prepaid expenses	196,501	250,069
Other receivable	60,000	10,000
Total	$258,727	$262,313

Deposits consist of amounts paid in advance for the acquisition of property and equipment. Prepaid expenses consist primarily of annual license fees charged by the State of Nevada; these fees are paid in advance, and amortized over the one-year term of the licenses.

Note 6 – Inventory

Inventory, consisting of material, overhead, labor, and manufacturing overhead, is stated at the lower of cost (first-in, first-out) or market, and consists of the following:

	November 30,	May 31,
	2021	2021
Raw materials	$369,440	$344,085
Finished goods	1,871,739	883,967
Total	$2,241,179	$1,228,052

Raw materials consist of cannabis plants and the materials that are used in our production process prior to being tested and packaged for consumption. Finished goods consist of pre-packaged materials previously purchased from other licensed cultivators and our manufactured edibles and extracts.

Note 7 – Notes Receivable

IGH Note Receivable

On October 31, 2018, in connection with an option to purchase transaction (see note 4), the Company loaned $5,000,000 pursuant to the IGH Note to IGH. On November 6, 2018, IGH converted to a for-profit corporation. The IGH Note bore interest at the rate of 6% per annum. On March 1, 2020 (the “Initial Payment Date”), all accrued interest was added to the outstanding principal due thereunder and such amount was payable in eight equal quarterly installments, commencing on the Initial Payment Date, together with interest accruing after the Initial Payment Date. The IGH Note was to mature and all outstanding principal, accrued interest and any other amounts due thereunder, was due and payable in full on the third anniversary of the IGH Note. The IGH Note was issued in connection with a loan agreement and security agreement between the Company and IGH, and the IGH Option Agreement between the Company and IGH, among others, in both cases dated as of October 31, 2018 and the other IGH Loan Documents, and was secured by the collateral described in the IGH Loan Documents and by such other collateral as may in the future have been granted to the Company to secure the IGH Note. During the years ended May 31, 2021 and 2020, the Company recorded interest income in the amounts of $149,972 and $296,250, respectively, in connection with the IGH Note. During the years ended May 31, 2021 and 2020, the Company capitalized interest in the amount of $0 and $399,453, respectively, on the IGH Note. During the year ended May 31, 2021, the Company received payments on the IGH Note in the total amount of $1,696,765. The Company applied these payments as follows; $1,544,291 as a repayment of principal and $152,473 as a repayment of accrued interest.

By letter dated February 26, 2020, the Company informed IGH that as a result of its breaches of the IGH Option, which remained uncured, an event of default had occurred under the IGH Note. The Company advised IGH that it was electing to cause the IGH Note to bear interest at the default rate of 15% per annum effective February 26, 2020 and to accelerate all amounts due under the Note.

On February 27, 2021, IGH notified the Company that it did not plan to make further payments under the IGH Note on the theory that the Break-Up Fee excused additional payments. The Company vehemently disagreed with this assertion. During the twelve months ended May 31, 2021, the Company impaired the remaining amounts due under the IGH Note in the amount of $2,498,706, which included $2,497,884 in principal and $822 in accrued interest.

On March 3, 2020, the Company filed a claim for declaratory relief, among other things, requesting the court declare that CLS Massachusetts had validly exercised the IGH Option and instruct IGH to comply with its diligence requests and ultimately execute a merger agreement with CLS and CLS Massachusetts. The dispute regarding whether CLS Massachusetts properly exercised the IGH Option arose after CLS Massachusetts delivered a notice of exercise to IGH and IGH subsequently asserted that CLS Massachusetts’ exercise was invalid.

On June 14, 2021, the parties to the IGH lawsuit entered into a confidential settlement agreement to resolve the action and the IGH Settlement Note. Pursuant to the IGH Settlement Note, IGH shall pay the Company $3,000,000, $500,000 of which was paid on or before June 21, 2021. A second payment of $500,000 was paid on or before July 12, 2021. The remaining $2,000,000 and accrued interest is being paid in 12 equal monthly installments beginning on August 12, 2021, pursuant to the terms of the promissory note. During the three months ended November 30, 2021, the Company received $522,156 under the IGH Settlement Note, which includes $500,000 in principal and $22,156 in accrued interest. During the six months ended November 30, 2021, the Company received $1,696,328 under the IGH Settlement Note, which includes $1,666,668 in principal and $29,660 in accrued interest. As of November 30, 2021, the amount due under the IGH Settlement Note was $1,333,333. The Company records amounts paid under the IGH Settlement Note as gains when payments are received.

Note 8 – Property, Plant and Equipment

Property, plant and equipment consisted of the following at November 30, 2021 and May 31, 2021.

	November 30, 2021	May 31, 2021
Office equipment	$126,824	$120,068
Furniture and fixtures	148,358	145,103
Machinery & Equipment	1,927,801	1,823,094
Leasehold improvements	2,852,314	2,822,017
Less: accumulated depreciation	(1,732,920)	(1,434,614)
Property, plant, and equipment, net	$3,322,377	$3,475,668

The Company made payments in the amounts of $145,015 and $163,019 for property and equipment during the six months ended November 30, 2021 and 2020, respectively.

Depreciation of property, plant, and equipment was $150,428 and $142,856 for the three months ended November 30, 2021 and 2020 respectively. Depreciation of property, plant, and equipment was $298,306 and $283,748 for the six months ended November 30, 2021 and 2020 respectively.

Note 9 – Right to Use Assets and Liabilities – Operating Leases

The Company has operating leases for offices and warehouses. The Company’s leases have remaining lease terms of 1 year to 10.5 years, some of which include options to extend.

The Company’s lease expense for the three and six months ended November 30, 2021 was entirely comprised of operating leases and amounted to $126,430 and $249,374, respectively. The Company’s right of use (“ROU”) asset amortization for the three and six months ended November 30, 2021 was $80,021 and $158,257, respectively. The difference between the lease expense and the associated ROU asset amortization consists of interest.

The Company has recorded total right to use assets of $4,112,876 and liabilities in the amount of $4,069,476 through November 30, 2021, resulting in gains in the amount of $28,511 during the year ended May 31, 2020 and $14,899 during the year ended May 31, 2021. During the year ended May 31, 2020, the Company entered into agreements to amend certain of its operating leases. The lease of the dispensary and administrative offices at 1800 Industrial Road was extended from June 30, 2023 to February 28, 2030, and the lease of the offices at 1718 Industrial Road was extended from August 31, 2020 to August 31, 2022. During the year ended May 31, 2021, the Company entered into an agreement to extend the lease of its cultivation and processing facility at 203 E. Mayflower Avenue through February 28, 2030.

On October 20, 2021, pursuant to the Quinn River Joint Venture Agreement (see note 4), the Company, through Kealii Okamalu, entered into a lease agreement (the “Quinn River Lease”) for approximately 30 acres of land for purposes of building and operating a facility to grow cannabis. The lease has a term of 10 years, with a 10-year renewal option, from the date of the initial harvest produced under the Quinn River Joint Venture Agreement, which is expected to occur in the fourth quarter of fiscal 2022. Rent is $3,500 per month. The initial amount of the right to use asset and operating lease liability under the Quinn River Lease was $221,469.

Right to use assets – operating leases are summarized below:

November 30, 2021
Amount at inception of leases	$4,112,876
Amount amortized	(1,791,712)
Balance – November 30, 2021	$2,321,164

Operating lease liabilities are summarized below:

Amount at inception of leases	$4,069,476
Amount amortized	(1,713,628)
Balance – November 30, 2021	$2,355,848

Warehouse and offices	$2,091,664
Land	220,738
Office equipment	8,762
Balance – November 30, 2021	$2,355,848

Lease liability	$2,355,848
Less: current portion	(306,464)
Lease liability, non-current	$2,049,384

Maturity analysis under these lease agreements is as follows:

Twelve months ended November 30, 2022	$498,901
Twelve months ended November 30, 2023	495,845
Twelve months ended November 30, 2024	509,175
Twelve months ended November 30, 2025	522,901
Twelve months ended November 30, 2026	301,548
Thereafter	855,723
Total	$3,184,093
Less: Present value discount	(828,245)
Lease liability	$2,355,848

Note 10 – Intangible Assets

Intangible assets consisted of the following at November 30, 2021 and May 31, 2021:

	November 30, 2021
	Gross	Accumulated Amortization	Net
Intellectual Property	$319,600	$(109,197)	$210,403
License & Customer Relations	990,000	(169,125)	820,875
Tradenames - Trademarks	301,000	(102,842)	198,158
Non-Compete Agreements	27,000	(27,000)	-
Domain Names	25,993	(8,388)	17,605
Total	$1,663,593	$(416,552)	$1,247,041

	May 31, 2021
	Gross	Accumulated Amortization	Net
Intellectual Property	$319,600	$(93,217)	$226,383
License & Customer Relations	990,000	(144,375)	845,625
Tradenames - Trademarks	301,000	(87,792)	213,208
Non-Compete Agreements	27,000	(27,000)	-
Domain Names	25,993	(6,019)	19,974
Total	$1,663,593	$(358,403)	$1,305,190

Total amortization expense charged to operations for the three months ended November 30, 2021 and 2020 was $28,715 and $28,715, respectively. Total amortization expense charged to operations for the six months ended November 30, 2021 and 2020 was $58,149 and $58,583, respectively.

Amount to be amortized during the twelve months ended November 30,
2022	$111,989
2023	111,989
2024	111,989
2025	111,989
2026	111,989
Thereafter	687,096
$1,247,041

Note 11 – Goodwill

The Company recorded goodwill in the amount of $25,742,899 in connection with the acquisition of Alternative Solutions on June 27, 2018.

Goodwill Impairment Test

The Company assessed its intangible assets as of May 31, 2020 for purposes of determining if an impairment existed as set forth in ASC 350 – Intangibles – Goodwill and Other and ASC 360 – Property Plant and Equipment. Pursuant to ASC 360, the Company recorded an impairment of goodwill in the amount of $25,185,003 based upon the difference between the carrying value of $25,742,899 and the fair value of $557,896. Fair value was based upon the price of the Company’s common stock at May 31, 2020 of $0.06 per share. At May 31, 2020, the net amount of goodwill on the Company’s balance sheet was $557,896.

The Company assessed its intangible assets as of May 31, 2021 for purposes of determining if an impairment existed as set forth in ASC 350 – Intangibles – Goodwill and Other and ASC 360 – Property Plant and Equipment. Pursuant to ASC 360, the Company determined that the fair value of its intangible assets exceeded the carrying value of goodwill for the year ended May 31, 2021. As a result, no impairment was recorded during the year ended May 31, 2021. At November 30, 2021, the net amount of goodwill on the Company’s balance sheet was $557,896.

Note 12 – Other Assets

Other assets consisted of the following at November 30, 2021 and May 31, 2021:

	November 30,	May 31,
	2021	2021
Security deposits	$167,455	$167,455
Construction deposit	93,000	-
	$260,455	$167,455

Note 13 – Accounts Payable and Accrued Liabilities

Accrued accounts payable and accrued liabilities consisted of the following at November 30, 2021 and May 31, 2021:

	November 30, 2021	May 31, 2021
Trade accounts payable	$919,216	$771,843
Accrued payroll and payroll taxes	277,521	279,721
Accrued liabilities	505,876	557,061
Total	$1,702,613	$1,608,625

Note 14- Loan Payable

During the three months ended November 30, 2021, the Company entered into an agreement with a lender to finance short term purchases of inventory between two of its subsidiaries. On November 9, 2021, the Company received cash in the amount of $294,700 pursuant to the funding of a transaction under this agreement. The amount of $303,814, including fees, was due in 30 days, or December 9, 2021. On December 9, 2021, the Company made a payment in the amount of $109,814; the balance of $200,000, including a $6,000 penalty, is due on January 9, 2021.

Note 15 – Convertible Notes Payable

November 30, 2021	May 31, 2021

Convertible debenture in the principal amount of $4,000,000 (the “U.S. Convertible Debenture 1”) dated October 31, 2018, which bears interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the U.S. Convertible Debenture 1. The U.S. Convertible Debenture 1 was to mature on a date that was three years following issuance. The U.S. Convertible Debenture 1 was convertible into units (the “Convertible Debenture Units”) at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consisted of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. On July 26, 2019, U.S. Convertible Debenture 1 was amended such that, should the Company issue or sell common stock or equity securities convertible into common stock at a price less than the conversion price of the U.S. Convertible Debenture 1, the conversion price of U.S. Convertible Debenture 1 would be reduced to such issuance price, and the exercise price of the warrant issuable in connection with U.S. Convertible Debenture 1 would be exercisable at a price equal to 137.5% of the adjusted conversion price at the time of conversion. The U.S. Convertible Debenture 1 has other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The U.S. Convertible Debenture 1 is an unsecured obligation of the Company and ranks pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The Company recorded a discount in the amount of $3,254,896 on the U.S. Convertible Debenture 1. During the three and six months ended November 30, 2021, $0 and $0 of this discount was charged to operations, respectively. During the three and six months ended November 30, 2021, the Company accrued interest in the amounts of $90,089 and $180,178 on the U.S. Convertible Debenture 1, respectively. During the three and six months ended November 30, 2021, the Company made interest payments in the amounts of $90,089 and $180,178, respectively. On April 15, 2021, the U.S. Convertible Debenture 1 was amended as follows: (i) the conversion price of the debenture was reduced to $0.30 per unit; and (ii) the maturity date was extended from October 31, 2021 to October 31, 2022. This amendment was accounted for as an extinguishment of debt, and the Company recorded a loss in the amount of $2,038,803 during the year ended May 31, 2021 in connection with this amendment.

$4,504,457	$4,504,457

Convertible debenture in the principal amount of $1,000,000 (the “U.S. Convertible Debenture 2”) dated October 31, 2018, which bears interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the U.S. Convertible Debenture 2. The U.S. Convertible Debenture 2 was to mature on a date that was three years following issuance. The U.S. Convertible Debenture 2 was convertible into Convertible Debenture Units at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consisted of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. On July 26, 2019, U.S. Convertible Debenture 2 was amended such that, should the Company issue or sell common stock or equity securities convertible into common stock at a price less than the conversion price of the U.S. Convertible Debenture 2, the conversion price of U.S. Convertible Debenture 2 would be reduced to such issuance price, and the exercise price of the warrant issuable in connection with U.S. Convertible Debenture 2 would be exercisable at a price equal to 137.5% of the adjusted conversion price at the time of conversion. The U.S. Convertible Debenture 2 has other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The U.S. Convertible Debenture 2 is an unsecured obligation of the Company and ranks pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The Company recorded a discount in the amount of $813,724 on the U.S. Convertible Debenture 2. During the three and six months ended November 30, 2021, $0 and $0 of this discount was charged to operations, respectively. During the three and six months ended November 30, 2021, the Company accrued interest in the amounts of $22,522 and $45,045 on the U.S. Convertible Debenture 2, respectively. During the three and six months ended November 30, 2021, the Company made interest payments in the amounts of $22,522 and $45,045, respectively. On April 15, 2021, the U.S. Convertible Debenture 2 was amended as follows: (i) the conversion price of the debentures was reduced to $0.30 per unit; and (ii) the maturity date was extended from October 31, 2021 to October 31, 2022. This amendment was accounted for as an extinguishment of debt, and the Company recorded a loss in the amount of $509,700 during the year ended May 31, 2021.

1,126,114	1,126,114

November 30, 2021	May 31, 2021

Convertible debenture in the principal amount of $100,000 (the “U.S. Convertible Debenture 3”) dated October 24, 2018, which bears interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the U.S. Convertible Debenture 3. The U.S. Convertible Debenture 3 was to mature on a date that was three years following issuance. The U.S. Convertible Debenture 3 was convertible into Convertible Debenture Units at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consisted of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. On July 26, 2019, U.S. Convertible Debenture 3 was amended such that, should the Company issue or sell common stock or equity securities convertible into common stock at a price less than the conversion price of the U.S. Convertible Debenture 3, the conversion price of U.S. Convertible Debenture 3 would be reduced to such issuance price, and the exercise price of the warrant issuable in connection with U.S. Convertible Debenture 3 would be exercisable at a price equal to 137.5% of the adjusted conversion price at the time of conversion. The U.S. Convertible Debenture 3 has other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The U.S. Convertible Debenture 3 is an unsecured obligation of the Company and ranks pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The Company recorded a discount in the amount of $75,415 on the U.S. Convertible Debenture 3. During the three and six months ended November 30, 2021, $4,190 and $10,474 of this discount was charged to operations, respectively. During the three and six months ended November 30, 2021, the Company accrued interest in the amounts of $1,351 and $3,604 on the U.S. Convertible Debenture 3, respectively. During the three and six months ended November 30, 2021, the Company made interest payments in the amounts of $2,853 and $5,106, respectively. This debenture was repaid in full during the three months ended November 30, 2021.

-	112,613

Convertible debenture in the principal amount of $532,000 (the “U.S. Convertible Debenture 4”) dated October 25, 2018, which bears interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the U.S. Convertible Debenture 4. The U.S. Convertible Debenture 4 was to mature on a date that was three years following issuance. The U.S. Convertible Debenture 4 was convertible into Convertible Debenture Units at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consisted of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. On July 26, 2019, U.S. Convertible Debenture 4 was amended such that, should the Company issue or sell common stock or equity securities convertible into common stock at a price less than the conversion price of the U.S. Convertible Debenture 4, the conversion price of U.S. Convertible Debenture 4 would be reduced to such issuance price, and the exercise price of the warrant issuable in connection with U.S. Convertible Debenture 4 would be exercisable at a price equal to 137.5% of the adjusted conversion price at the time of conversion. The U.S. Convertible Debenture 4 has other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The U.S. Convertible Debenture 4 is an unsecured obligation of the Company and ranks pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The Company recorded a discount in the amount of $416,653 on the U.S. Convertible Debenture 4. During the three and six months ended November 30, 2021, $0 and $0 of this discount was charged to operations, respectively. During the three and six months ended November 30, 2021, the Company accrued interest in the amounts of $11,982 and $23,964 on the U.S. Convertible Debenture 4, respectively. During the three and six months ended November 30, 2021, the Company made interest payments in the amounts of $11,982 and $23,964, respectively. On April 19, 2021, the U.S. Convertible Debenture 4 was amended as follows: (i) the conversion price of the debenture was reduced to $0.30 per unit; and (ii) the maturity date was extended from October 31, 2021 to October 31, 2022. This amendment was accounted for as an extinguishment of debt, and the Company recorded a loss in the amount of $271,164 during the year ended May 31, 2021.

599,101	599,101

Convertible debenture in the principal amount of $150,000 (the “U.S. Convertible Debenture 5”) dated October 26, 2018, which bears interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the U.S. Convertible Debenture 5. The U.S. Convertible Debenture 5 was to mature on a date that was three years following issuance. The U.S. Convertible Debenture 5 was convertible into Convertible Debenture Units at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consisted of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. The U.S. Convertible Debenture 5 has other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The U.S. Convertible Debenture 5 is an unsecured obligation of the Company and ranks pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The Company recorded a discount in the amount of $120,100 on the U.S. Convertible Debenture 5. During the three and six months ended November 30, 2021, $6,672 and $16,681 of this discount was charged to operations, respectively. During the three and six months ended November 30, 2021, the Company accrued interest in the amounts of $2,102 and $5,480 on the U.S. Convertible Debenture 5, respectively. During the three and six months ended November 30, 2021, the Company made interest payments in the amounts of $4,354 and $7,733, respectively. This debenture was repaid in full during the three months ended November 30, 2021.

-	168,919

	November 30, 2021	May 31, 2021

Convertible debenture payable in the principal amount of $75,000 (the “U.S. Convertible Debenture 6”) dated October 26, 2018, which bears interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the U.S. Convertible Debenture 6. The U.S. Convertible Debenture 6 was to mature on a date that was three years following issuance. The U.S. Convertible Debenture 6 was convertible into Convertible Debenture Units at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consisted of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. The U.S. Convertible Debenture 6 has other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The U.S. Convertible Debenture 6 is an unsecured obligation of the Company and ranks pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The Company recorded a discount in the amount of $60,049 on the U.S. Convertible Debenture 6. During the three and six months ended November 30, 2021, $3,336 and $8,340 of this discount was charged to operations, respectively. During the three and six months ended November 30, 2021, the Company accrued interest in the amounts of $1,051 and $2,740 on the U.S. Convertible Debenture 6, respectively. During the three and six months ended November 30, 2021, the Company made interest payments in the amounts of $2,177 and $3,866, respectively. This debenture was repaid in full during the three months ended November 30, 2021.

	-	84,459

Convertible debentures payable in the aggregate principal amount of $12,012,000 (the “Canaccord Debentures”) dated December 12, 2018, which bear interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen months following issuance being payable by increasing the then-outstanding principal amount of the Canaccord Debentures. The Canaccord Debentures were to mature on a date that was three years following issuance. The Canaccord Debentures were convertible into Convertible Debenture Units at a conversion price of $0.80 per Convertible Debenture Unit. Each Convertible Debenture Unit consisted of (i) one share of the Company’s common stock, and (ii) one-half of one warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10. The value of the warrants will be recorded when the issuance becomes probable. The Canaccord Debentures have other features, such as mandatory conversion in the event the common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The Canaccord Debentures are unsecured obligations of the Company and rank pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. During the three months ended November 30, 2019, in two separate transactions, principal in the aggregate amount of $25,857 was converted into an aggregate of 32,321 shares of the Company’s common stock, and warrants to purchase 16,160 shares of common stock. There were no gains or losses recorded on these conversions because they were done in accordance with the terms of the original agreement. No discount was recorded for the fair value of the warrants issued. Because the market price of the Company’s common stock was less than the conversion price on the date of issuance of the Canaccord Debentures, a discount was not recorded on the Canaccord Debentures. During the three and six months ended November 30, 2021, the Company accrued interest in the amounts of $264,383 and $529,765 on the Canaccord Debentures, respectively. During the three and six months ended November 30, 2021, the Company made interest payments in the amounts of $264,383 and $529,765, respectively. Also, during the three and six months ended November 30, 2021, the Company transferred the amounts of $0 and $212,601 from accrued interest to principal of the Canaccord Debentures, respectively. On March 31, 2021, the Canaccord Debentures were amended as follows: (i) the conversion price of the debentures was reduced to $0.30 per unit; (ii) the maturity date was extended from December 12, 2021 to December 12, 2022; (iii) the mandatory conversion threshold was reduced from a daily volume weighted average trading price of greater than $1.20 per share to $0.60 per share for the preceding ten consecutive trading days; and (iv) the exercise price of the warrants issuable upon conversion was reduced from $1.10 to $0.40 and the expiration of the warrants extended until March 31, 2024. This amendment was accounted for as an extinguishment of debt, and the Company recorded a loss in the amount of $3,286,012 during the year ended May 31, 2021. During the six months ended November 30, 2021, principal in the aggregate amount of $281,000 was converted into an aggregate of 936,666 shares of the Company’s common stock, and warrants to purchase 468,333 shares of common stock. There were no gains or losses recorded on these conversions because they were done in accordance with the terms of the original agreement.

	13,219,150	13,500,150

Total - Convertible Notes Payable	$19,448,822	$20,905,813
Less: Discount	(-)	(35,496)
Convertible Notes Payable, Net of Discounts	$19,448,822	$20,060,317

	November 30, 2021	May 31, 2021
Total - Convertible Notes Payable, Net of Discounts, Current Portion, net of discount of $0 and $35,496	$6,229,672	$330,495
Total - Convertible Notes Payable, Net of Discounts, Long-term Portion, net of discount of $0 and $0	$13,219,150	$19,729,822

	November 30, 2021	November 30, 2020
Discounts on notes payable amortized to interest expense – 3 months ended November 30, 2021 and 2020, respectively	$14,199	$395,070

Discounts on notes payable amortized to interest expense – 6 months ended November 30, 2021 and 2020, respectively	$35,496	$790,140

Aggregate maturities of notes payable and convertible notes payable as of November 30, 2021 are as follows:

For the twelve months ended November 30,

2022	$6,229,672
2023	13,219,150
2024	-
2025	-
2026	-
Thereafter	-
Total	$19,448,822

During the three months ended November 30, 2021, the Company offered for sale a maximum of $5,500,000 of debentures (the “2021 Debentures”) and warrants to purchase shares of the Company’s common stock at a price of $0.4125 per share in an aggregate amount equal to one-half of the aggregate purchase price for the 2021 Debentures (the “2021 Debenture Warrants”) (collectively, the “November 2021 Debenture Offering”). During the three months ended November 30, 2021, the Company received the amount of $250,000 pursuant to the November 2021 Debenture Offering. This amount is being held in escrow pending closing of the November 2021 Debenture Offering.

Note 16 – Contingent Liability

The terms of the Company’s acquisition of Alternative Solutions, included a payment of $1,000,000 contingent upon the Oasis LLCs achieving certain revenue targets. (see note 3). The fair value of this contingent consideration at the time of the Acquisition Agreement was $678,111 as determined by the Company’s outside valuation consultants. Management reviewed the value of the contingent consideration, and concluded that, due to the increased revenue of Alternative Solutions, the fair value of this contingent liability was $1,000,000 at May 31, 2019. The Company recorded a charge to operations in the amount of $321,889 during the year ended May 31, 2019.

The full amount of the bonus payment was earned, and on May 27, 2020, the Company made a payment in the amount of $850,000 to the sellers. The Company deposited the balance due to sellers of $150,000 with an escrow agent to hold pending the outcome of a tax audit. During the year ended May 31, 2020, the State of Nevada notified the Oasis LLCs that it would be conducting a tax audit for periods both before and after the closing of the sale to CLS. The tax audit was completed and the Company received a deficiency notice dated January 29, 2021. The Company paid the tax due and on February 16, 2021, $41,805 of the escrowed amount was released to the Company, $106,195 was released to sellers and the balance of $2,000 was remitted to the escrow agent as payment of its fees.

Note 17 – Stockholders’ Equity

The Company’s authorized capital stock consists of 750,000,000 shares of common stock, par value $0.0001, at November 30, 2021 and May 31, 2021, and 20,000,000 shares of preferred stock, par value $0.001 per share. The Company had 128,158,082 and 127,221,416 shares of common stock issued and outstanding as of November 30, 2021 and May 31, 2021, respectively.

Six months ended November 30, 2021

Common Stock and Warrants Issued upon Conversion of Notes Payable:

On June 17, 2021, the Company issued 936,666 shares of common stock and three-year warrants to acquire 468,333 shares of common stock at a price of $1.10 (now $0.40 as a result of the amendment of the Canaccord Debentures) per share to Canaccord Genuity Corp., as nominee, in connection with the conversion of a portion of the Canaccord Debentures in the principal amount of $281,000. No gain or loss was recorded on this transaction because the conversion was made pursuant to the terms of the original agreement.

Six months ended November 30, 2020

Common Stock Issued and To Be Issued to Officers and Service Providers:

During the six months ended November 30, 2020, the Company charged an aggregate of $53,876 to common stock subscribed representing the accrual over the vesting period of 125,000 shares of restricted common stock issuable to officers.

During the six months ended November 30, 2020, the Company recognized the cancellation of a consulting contract, which resulted in a credit to operations in the amount of $22,500 and the reversal of 100,000 shares of common stock to be issued.

During the six months ended November 30, 2020, the Company recognized the cancellation of a consulting contract, which resulted in a credit to operations in the amount of $3,250 and the reversal of 25,000 shares of common stock to be issued.

During the six months ended November 30, 2020, the Company recognized the issuance of 50,000 to a former officer, which shares were previously recorded in common stock to be issued.

Warrants

The Company values warrants using the Black-Scholes valuation model utilizing the following variables. On March 31, 2021, the Company reduced the conversion price of the Canaccord Debentures from $0.80 per unit to $0.30 per unit, increasing the warrants issuable upon conversion of the Canaccord Debentures from 8,408,400 to 22,516,374. As amended, each warrant issuable pursuant to conversion of the Canaccord Debentures is exercisable for one share of the Company’s common stock at a price equal to $0.40 per share until March 31, 2024.

In April 2021, the Company amended $6,229,672 in outstanding debentures to reduce the conversion price of the debentures from $0.80 per unit to $0.30 per unit, increasing the warrants issuable upon conversion of such debentures from 3,893,545 to 10,382,785. As amended, each warrant issuable pursuant to conversion of such debentures is exercisable for one share of the Company’s common stock at a price equal to 137.5% of the conversion price (presently $0.4125 per share) until July 14, 2024.

The following table summarizes the significant terms of warrants outstanding at November 30, 2021. This table does not include the unit warrants. See Unit Warrants section below.

Range of exercise Prices	Number of warrants Outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price of outstanding Warrants	Number of warrants Exercisable	Weighted average exercise price of exercisable Warrants
$0.41	484,493	1.06	$0.41	484,493	$0.41
0.50	2,736,500	0.11	0.50	2,736,500	0.50
0.60	3,125,000	0.87	0.60	3,125,000	0.60
1.10	279,875	0.07	1.10	279,875	1.10
	6,625,868	0.54	$0.09	6,625,868	$0.50

Transactions involving warrants are summarized as follows. This table does not include the unit warrants. See Unit Warrants section below.

	Number of Shares	Weighted Average Exercise Price
Warrants outstanding at May 31, 2020	54,835,145	$0.53
Granted	-	$-
Exercised	-	$-
Cancelled / Expired	(837,500)	$0.75

Warrants outstanding at May 31, 2021	53,997,645	$0.53
Granted	468,333	$0.41
Exercised	-	$-
Cancelled / Expired	(47,840,110)	$1.14
Warrants outstanding at November 30, 2021	6,625,868	$0.09

Unit Warrants

In February and March 2018, in connection with the Westpark offering, the Company issued five-year warrants to purchase 205,238 of the Company’s units at an exercise price of $1.25 per unit. Each unit consists of four shares of common stock and one warrant to purchase a share of common stock for $0.75 per share.

On June 20, 2018, in connection with the special warrant offering, the Company issued Canaccord Genuity Corp. 2,317,842 three-year broker warrants at an exercise price of C$0.45 per share as compensation. Each warrant entitles the holder to purchase one unit, which consists of one share of common stock and a warrant to purchase one share of common stock, for C$0.65 per share. These warrants were valued at $1,495,373, and this amount was charged to operations during the year ended May 31, 2019. These warrants expired on June 20, 2021.

On December 12, 2018, in connection with the issuance of the Canaccord Debentures, the Company issued Canaccord Genuity Corp. as compensation 1,074,720 three-year agent and advisory warrants. Each warrant entitles the holder to purchase a unit for $0.80, which unit consists of one share of common stock and a warrant to purchase one-half share of common stock at an exercise price of $1.10 per share. The Company, in connection with the issuance of the Canaccord Debentures, also issued to National Bank Financial Inc., as compensation, 268,680 three-year agent and advisory warrants. Each warrant entitles the holder to purchase a unit for $0.80, which unit consists of one share of common stock and a warrant to purchase one-half share of common stock at an exercise price of $1.10 per share. The aggregate value of these warrants was $874,457, which was charged to operations during the year ended May 31, 2019.

Because the unit warrants are exercisable for Common Stock and warrants, they are not included in the warrant tables above.

Note 18 – Fair Value of Financial Instruments

The Company has issued convertible notes containing beneficial conversion features. One of the features is a ratchet reset provision which, in general, reduces the conversion price should the Company issue equity with an effective price per share that is lower than the stated conversion price in the note. The Company accounts for the fair value of the conversion feature in accordance with ASC 815- Accounting for Derivatives and Hedging and Emerging Issues Task Force (“EITF”) 07-05- Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF 07-05”). The Company carries the embedded derivative on its balance sheet at fair value and accounts for any unrealized change in fair value as a component of its results of operations.

The following summarizes the Company’s financial liabilities that are recorded at fair value on a recurring basis at November 30, 2021 and May 31, 2021:

November 30, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$-	$-

May 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$-	$-

Note 19 – Related Party Transactions

As of November 30, 2021 and May 31, 2020, the Company had accrued salary due to Michael Abrams, a former officer of the Company prior to his September 1, 2015 termination, in the amount of $16,250.

Note 20 – Income Taxes

The following table summarizes the Company’s income tax accrued for the three and six months ended November 30, 2021:

	Three Months November 30, 2021	Six Months November 30, 2021
Income (loss) before provision for income taxes	$(208,255)	$547,684
Provision for income taxes	$140,717	$469,057
Effective tax rate	2.5%	8.3%

Due to the accrual of taxes related to Section 280E of the Internal Revenue Code, as amended, the Company has an uncertain tax accrual that is currently being expensed as a change in estimate. The Company has net operating losses that it believes are available to it to offset this expense; however, there can be no assurance under current interpretations of tax laws for cannabis companies that the Company will be allowed to use these net operating losses to offset Section 280E tax expenses.

Note 21 – Commitments and Contingencies

Lease Arrangements

The Company leases several facilities for office, warehouse, and retail space. Currently lease commitments are as follows:

●

A lease that commenced in February 2019 for 1,400 square feet of office space located at 1718 Industrial Road, Las Vegas, NV 89102, for a term of eighteen months, and for the rent of $1,785 per month. In June 2020, this lease was extended to August 31, 2022, with the monthly rent increasing to $1,866.70 until September 2021, after which time it will be subject to annual increases of 3%.

●

A lease that commenced January 2018 for 1,000 square feet of storefront space plus 5,900 square feet of warehouse space located at 1800 Industrial Road, Suites 102, 160, and 180, Las Vegas, NV 89102, for a term of five years and for initial base rent of $7,500 per month, with annual increases of 3%. In February 2020, this lease was extended to February 28, 2030 and the monthly rent was increased by $600.

●

A lease that commenced in February 2019 for 2,504 square feet of office space located at 1800 Industrial Road, Suite 100, Las Vegas, NV 89102 for a term of eighteen months and for initial rent of $3,210 per month, with annual increases of 4%. In February 2020, this lease was extended to February 28, 2030, and the lease was modified to include annual rent increases of 3%.

●

A lease that commenced in January 2016 for 22,000 square feet of warehouse space located at 203 E. Mayflower Avenue, North Las Vegas, NV 89030 for a term of five years and initial rent of $11,000 per month, which amount increased to $29,000 per month on January 1, 2020. In June 2020, this lease was extended to February 28, 2026, and the monthly rent was amended as follows: $25,000 for the months of April, May, and June 2020; $22,500 for the months of March 2021 through February 2022; $23,175 for the months of March 2022 through February 2023; 23,870 for the months of March 2023 through February 2024; $24,586 for the months of March 2024 through February 2025; and $25,323 for the months of March 2025 through February 2026.

●

A lease that commenced on October 20, 2021 for approximately 30 acres of land for purposes of developing a grow facility along the Quinn River in Nevada at a cost of $3,500 per month (the “Quinn River Land Lease”). The Quinn River Land Lease has a term of 10 years beginning on the date of the first harvest generated by the Quinn River Joint Venture, or approximately 10.5 years, plus a 10 year renewal option. See note 3.

In connection with the Company’s planned Colorado operations, on April 17, 2015, pursuant to an Industrial Lease Agreement (the “Lease”), CLS Labs Colorado leased 14,392 square feet of warehouse and office space (the “Leased Real Property”) in a building in Denver, Colorado where certain intended activities, including growing, extraction, conversion, assembly and packaging of cannabis and other plant materials, are permitted by and in compliance with state, city and local laws, rules, ordinances and regulations. The Lease had an initial term of seventy-two (72) months and provided CLS Labs Colorado with two options to extend the term of the lease by up to an aggregate of ten (10) additional years. In August 2017, as a result of the Company’s decision to suspend its proposed operations in Colorado, CLS Labs Colorado asked its landlord to be relieved from its obligations under the Lease, but the parties have not yet reached an agreement on how to proceed.

In August 2017, the Company’s Colorado subsidiary received a demand letter from its Colorado landlord requesting the forfeiture of the $50,000 security deposit, $10,000 in expenses, $15,699 in remaining rent due under the lease agreement and $30,000 to buy out the remaining amounts due under the lease. These expenses, which are a liability of the Company’s Colorado subsidiary, have been accrued on the balance sheet as of November 30, 2021.

Note 22 – Subsequent Events

On December 1, 2021, December 21, 2021 and January 4, 2022, the Company closed on the sale of $250,000, $750,000, and $1,500,000, respectively, of 2021 Debentures as part of the November 2021 Debenture Offering and issued an aggregate of 3,030,304 warrants to purchase its common stock at an exercise price of $0.4125 per share to the investors.

The Company has evaluated events through the date of the financial statements and has determined that there were no additional material subsequent events.

CLS HOLDINGS USA, INC.

PROSPECTUS

3,030,304 Shares of Common Stock

____________, 2022

Until ____________, 2022, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$25.28
Accounting fees and expenses*	$15,000.00
Legal fees and expenses*	$50,000.00
Printing expenses*	$5,000.00
Miscellaneous fees and expenses*	$5,000.00
Total*	$75,025.28

* Estimated

Item 14. Indemnification of Officers and Directors

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751 of the Nevada Revised Statutes. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee, or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 of the Nevada Revised Statutes may include the following:

(a) the creation of a trust fund;

(b) the establishment of a program of self-insurance;

(c) the securing of its obligations of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d) the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses of indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made:

(a) by the stockholders;

(b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding;

(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion, or

(d) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Charter Provisions and Other Arrangements

Pursuant to the provisions of Nevada Revised Statutes, we have adopted indemnification provisions in our Amended and Restated Articles of Incorporation with respect to our officers and directors which state that, among other things, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an officer or director shall be indemnified and held harmless by the Company to the fullest extent authorized by Nevada law against all expense, liability, damage, claim and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Effective December 18, 2015, we entered into an indemnification agreement with Jeffrey Binder, our Chairman and Chief Executive Officer, on June 28, 2018, we entered into an indemnification agreement with Andrew Glashow, one of our directors and our current President and Chief Operating Officer, and on February 18, 2021, we entered into an indemnification agreement with Ross Silver, one of our directors. Pursuant to the indemnification agreements, we are obligated to indemnify the Indemnitees to the fullest extent permitted by applicable law and to advance all reasonable expenses incurred by or on behalf of the Indemnitees in connection with any proceeding covered by the indemnification agreement, subject to certain restrictions and repayment provisions.

Item 15. Recent Sales of Unregistered Securities

During the past three years, the following securities were sold or otherwise issued by the Company and were not registered under the Securities Act:

On April 7, 2019, we agreed to issue 50,000 shares of common stock to Gregg Carlson, our former Chief Financial Officer, in connection with his employment agreement, which vested and were issued effective April 8, 2020.

On April 12, 2019, we issued 25,000 shares of common stock to our former Chief Financial Officer, Frank Tarantino, in connection with his employment agreement.

On June 18, 2019, we issued 16,644 shares of common stock to Canaccord Genuity Corp. as a result of the conversion of $281,000 8% convertible debentures due December 12, 2022.

On July 5, 2019, we issued 15,677 shares of common stock to Canaccord Genuity Corp. as a result of the conversion of $281,000 8% convertible debentures due December 12, 2022.

On July 22, 2019, we issued 500,000 shares of common stock to Ben Sillitoe, former Chief Executive Officer of CLS Nevada, in connection with his employment agreement. The issuance of these shares was exempt from registration under the Securities Act because the shares were issued in a private offering.

On July 22, 2019, we issued 50,000 shares of common stock to Don Decatur, former Chief Operating Officer of CLS Nevada, in connection with his employment agreement. The issuance of these shares was exempt from registration under the Securities Act because the shares were issued in a private offering.

On November 1, 2019, we issued 100,000 shares of common stock to San Diego Torrey Hills Capital, Inc. in connection with a Consulting Agreement by and between San Diego Torrey Hills Capital, Inc. and the Company dated June 11, 2019.

On February 5, 2021, we issued 250,000 shares of common stock to Andrew Glashow, our President and Chief Operating Officer, in connection with his employment agreement.

On April 1, 2021, we issued 150,000 shares of common stock to Dominick Monaco, an employee of Serenity Wellness Products, LLC, in connection with his employment agreement.

On May 19, 2021, we issued 250,000 shares of common stock to Andrew Glashow, our President and Chief Operating Officer, in connection with his employment agreement.

On June 17, 2021, we issued 936,666 shares of common stock to Canaccord Genuity Corp. as a result of the conversion of $281,000 8% convertible debentures due December 12, 2022.

Between December 1, 2021 and January 4, 2022, we issued 3,030,304 warrants to purchase up to 3,030,304 shares of our common stock in connection with the November 2021 Debenture Offering.

On February 14, 2022, we issued 50,000 shares of common stock to Charlene Soco, our Executive Vice President of Finance, in connection with her employment agreement.

Except as noted above, all of the issuances of securities set forth above were deemed exempt from registration under the Securities Act in reliance on Section 4(a)(2) and/or Regulation D.

Item 16. Exhibit Index

The following exhibits are included as part of this Prospectus by reference:

Exhibit	Description

2.1

Agreement and Plan of Merger dated April 29, 2015 by and among CLS Holdings USA, Inc., CLS Merger, Inc., and CLS Labs, Inc. (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

2.2

Membership Interest Purchase Agreement dated December 4, 2017 between CLS Holdings USA, Inc. and Alternative Solutions, LLC (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2017).

2.3

First Amendment to the Membership Interest Purchase Agreement by and between CLS Holdings USA, Inc. and Alternative Solutions, LLC dated January 16, 2018 (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2018).

2.4

Second Amendment to the Membership Interest Purchase Agreement by and between CLS Holdings USA, Inc. and Alternative Solutions, LLC dated January 25, 2018 (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2018).

2.5

Third Amendment to the Membership Interest Purchase Agreement by and between CLS Holdings USA, Inc. and Alternative Solutions, LLC effective as of March 27, 2018 (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2018).

2.6

Fourth Amendment to the Membership Interest Purchase Agreement by and between CLS Holdings USA, Inc. and Alternative Solutions, LLC effective as of March 27, 2018 (incorporated by reference from Exhibit 2.2 in the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2018).

2.7

Fifth Amendment to the Membership Interest Purchase Agreement by and between CLS Holdings USA, Inc. and Alternative Solutions, LLC effective as of May 17, 2018 (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2018).

2.8

Membership Interest Purchase Agreement, dated March 11, 2019, by and among CLS Massachusetts, Inc., CannAssist, LLC, the Members of CannAssist, LLC party thereto, and David Noble, in his capacity as Member Representative (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2019).

2.9

First Amendment to Secured Promissory Note and Security Agreement and Termination of Membership Interest Purchase Agreement, dated August 26, 2019, by and among CannAssist and CLS Holdings USA, Inc. (incorporated by reference from Exhibit 2.9 in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2019 filed with the SEC on August 29, 2019).

3.1	Articles of Incorporation of Adelt Design, Inc. (incorporated by reference from Exhibit 3.1 in the Company’s Registration Statement filed with the SEC on June 3, 2011).

3.2

Amended and Restated Articles of Incorporation of CLS Holdings USA, Inc. (incorporated by reference from Exhibit 1.1 in the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2014).

3.3

Certificate of Amendment to Amended and Restated Articles of Incorporation of CLS Holdings USA, Inc. (incorporated by reference from Annex A to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 29, 2019).

3.4	Bylaws of Adelt Design, Inc. (incorporated by reference from Exhibit 3.2 in the Company’s Registration Statement filed with the SEC on June 3, 2011).

3.5	Amended and Restated Bylaws of CLS Holdings USA, Inc. (incorporated by reference from Exhibit 1.2 in the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2014).

3.6	Certificate of Designation effective July 18, 2017. (incorporated by reference from Exhibit 3.1 in the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2017).

4.1	Form of Stock Certificate (incorporated by reference from Exhibit 4.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

4.2

Debenture Indenture dated December 12, 2018 by and between the Company and Odyssey Trust Company (incorporated by reference from Exhibit 4.1 in the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2018).

4.2.A

Supplemental Indenture dated March 31, 2021 to Debenture Indenture dated December 12, 2018 by and between the Company and Odyssey Trust Company (incorporated by reference from Exhibit 4.1 in the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2021).

4.3

Warrant Indenture dated December 12, 2018 by and between the Company and Odyssey Trust Company (incorporated by reference from Exhibit 4.2 in the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2018).

4.3.A

Supplemental Indenture dated March 31, 2021 to Warrant Indenture dated December 12, 2018 by and between the Company and Odyssey Trust Company (incorporated by reference from Exhibit 4.2 in the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2021).

4.4

Description of Registrant’s Securities (incorporated by reference from Exhibit 4.6 in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021 filed with the SEC on August 30, 2021).

5.1**	Opinion of Connor & Connor PLLC

10.1.

Employment Agreement dated October 1, 2014 between CLS Labs, Inc. and Jeffrey Binder (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015) (1).

10.1.A

Addendum to Employment Agreement dated April 28, 2015 between CLS Labs, Inc., CLS Holdings USA, Inc. and Jeffrey Binder (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015) (1).

10.1.B

Amendment to Employment Agreement, dated October 14, 2019 but effective October 1, 2019, by and among CLS Holdings, Inc., CLS Labs, Inc. and Jeffrey I. Binder (incorporated by reference from Exhibit 10.1 in the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2019 filed with the SEC on October 15, 2019). (1)

10.2

Lease dated April 17, 2015 between Casimir-Quince, LLC, and CLS Labs Colorado, Inc. (incorporated by reference from Exhibit 10.5 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.3

Promissory Note dated April 17, 2015, between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC (incorporated by reference from Exhibit 10.11 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.4

Confidentiality, Non-Compete and Proprietary Rights Agreement dated July 16, 2014 between CLS Labs, Inc. and Raymond Keller (incorporated by reference from Exhibit 10.12 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.5	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2015).

10.6	Bonus Award Letter to Star Associates, LLC dated July 24, 2018 (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2018). (1)

10.7

Form of Subscription Agreement and Warrant with six accredited investors for the purchase of 8% convertible debentures in the aggregate amount of $5,857,000 (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2018).

10.7.A

First Amendment to Subscription Agreement, dated April 15, 2021, by CLS Holdings USA, Inc. in favor of Navy Capital Green Fund, LP (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2021).

10.7.B

First Amendment to Subscription Agreement, dated April 15, 2021, by CLS Holdings USA, Inc. in favor of Navy Capital Green Co-Invest Fund, LLC (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2021).

10.7.C

First Amendment to Subscription Agreement, dated April 19, 2021, by CLS Holdings USA, Inc. in favor of Darling Capital, LLC (incorporated by reference from Exhibit 10.3 in the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2021).

10.7.D	Form of Warrant (incorporated by reference from Exhibit 10.7 in the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2021).

10.8

Option Agreement, dated October 31, 2018, by and among CLS Holdings USA, Inc., CLS Massachusetts, Inc. and In Good Health, Inc. (incorporated by reference from Exhibit 10.4 in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2018).

10.8.A

First Amendment to Option Agreement, dated August 26, 2019, by and among CLS Massachusetts, Inc., CLS Holdings USA, Inc., and In Good Health, Inc. (incorporated by reference from Exhibit 10.61 in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2019 filed with the SEC on August 29, 2019).

10.9

Loan Agreement, dated October 31, 2018, by and between CLS Holdings USA, Inc. and In Good Health, Inc. (incorporated by reference from Exhibit 10.5 in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2018).

10.10

Secured Promissory Note, dated October 31, 2018, issued by In Good Health, Inc. in favor of CLS Holdings USA, Inc. (incorporated by reference from Exhibit 10.6 in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2018).

10.11

Security Agreement, dated October 31, 2018, by and between CLS Holdings USA, Inc. and In Good Health, Inc. (incorporated by reference from Exhibit 10.7 in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2018).

10.12

Agency Agreement dated December 12, 2018 by and between the Company and Canaccord Genuity Corp (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2018).

10.13

Employment Agreement dated March 1, 2019 between CLS Holdings USA, Inc. and Andrew Glashow (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2019) (1).

10.13.A

Amendment to Employment Agreement, dated October 14, 2019 but effective October 1, 2019, by and among CLS Holdings USA, Inc., and Andrew Glashow (incorporated by reference from Exhibit 10.2 in the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2019 filed with the SEC on October 15, 2019) (1)

10.14

Employment Agreement, dated April 8, 2019, by and between Alternative Solutions, LLC and Gregg Carlson (incorporated by reference from Exhibit 10.62 in the Company’s Registration Statement (File No. 333- 232553) on Form S-1 filed with the SEC on July 3, 2019 (1).

10.15

Form of First Amendment to Convertible Debenture with Navy Capital Green International, Ltd., Darling Capital, LLC and Murray FO, LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2019).

10.15.A

Amended and Restated Convertible Debenture, dated April 15, 2021, issued to Navy Capital Green Fund, LP in the principal amount of $1,126,114 (incorporated by reference from Exhibit 10.4 in the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2021).

10.15.B

Amended and Restated Convertible Debenture, dated April 15, 2021, issued to Navy Capital Green Co-Invest Fund, LLC in the principal amount of $4,504,457 (incorporated by reference from Exhibit 10.5 in the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2021).

10.15.C

Amended and Restated Convertible Debenture, dated April 19, 2021, issued to Darling Capital, LLC in the principal amount of $599,101 (incorporated by reference from Exhibit 10.6 in the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2021).

10.16

Lease Agreement by and between 1800 Industrial, LLC and Alternative Solutions, L.L.C. dated July 6, 2014 for premises located at 1800 Industrial Road, Suites 102, 160 and 180 (incorporated by reference from Exhibit 10.71 in the Company’s Annual Report on Form 10-K filed with the SEC on August 29, 2018).

10.16.A

Lease Addendum dated June 13, 2018 to Lease Agreement by and between 1800 Industrial, L.L.C. and Alternative Solutions, L.L.C. dated July 6, 2014 (incorporated by reference from Exhibit 10.31.A in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2020 filed with the SEC on August 31, 2020).

10.17

Standard Industrial/Commercial Single-Tenant Lease by and between SFC Leasing, LP and Serenity Wellness Growers, LLC dated December 3, 2015, as amended by that certain First Amendment dated January 12, 2016, and that certain Second Amendment dated August 22, 2016 (incorporated by reference from Exhibit 10.72 in the Company’s Annual Report on Form 10-K filed with the SEC on August 29, 2018).

10.17.A

Third Amendment dated June 9, 2020 to Standard Industrial/Commercial Single-Tenant Lease by and between SFC Leasing, LP and Serenity Wellness Growers, LLC dated December 3, 2015, as amended (incorporated by reference from Exhibit 10.30.A in the Company’s Annual Report on Form 10-K filed with the SEC on August 30, 2021).

10.18

Lease Agreement by and between 1800 Industrial, LLC and CLS Nevada Inc. dated February 1, 2019 for premises located at 1800 Industrial Road, Suite 100 (incorporated by reference from Exhibit 10.33 in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2020 filed with the SEC on August 31, 2020).

10.19

Lease Agreement by and between 1800 Industrial, LLC and CLS Nevada Inc. dated February 1, 2019 for premises located at 1718 Industrial Road (incorporated by reference from Exhibit 10.34 in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2020 filed with the SEC on August 31, 2020).

10.20

Lease Addendum dated February 25, 2020 to Leases dated July 6, 2014 and February 1, 2019 for or premises located at 1800 Industrial Road, Suites 100, 102, 160 and 180 (incorporated by reference from Exhibit 10.35 in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2020 filed with the SEC on August 31, 2020).

10.21

Secured Promissory Note, dated June 11, 2021, issued by In Good Health Inc. in favor of CLS Holdings USA, Inc. in the original principal amount of $3,000,000 (incorporated by reference from Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on June 17, 2021).

10.22

Management Services Agreement dated October 20, 2021, by and among Kealii Okamalu, LLC, CSI Health MCD LLC, and the Fort McDermitt Cannabis Commission (incorporated by reference from Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on October 26, 2021).

10.23*	Form of Debenture issued in connection with the November 2021 Debenture Offering

10.24*	Form of Warrant issued in connection with the November 2021 Debenture Offering

10.25**	Employment Agreement dated June 6, 2019 between Alternative Solutions, LLC and Charlene Soco

10.25.A**	First Amendment dated October 27, 2021to Employment Agreement dated June 6, 2019 between Alternative Solutions, LLC and Charlene Soco

10.25.B**	Second Amendment February 4, 2022 to Employment Agreement dated June 6, 2019 between Alternative Solutions, LLC and Charlene Soco

21.1

Subsidiaries of CLS Holdings USA, Inc. (incorporated by reference from Exhibit 21.1 in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021 filed with the SEC on August 30, 2021).

23.1*	Consent of M&K CPAS PLLC for CLS Holdings USA Year End Audit Report

23.2**	Consent of Connor & Connor PLLC (included in Exhibit 5.1)

24.1*	Power of Attorney of Directors of the Registrant (set forth on signature page to this filing).

107*	Filing Fees Exhibit

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL)

(1) Management Contract or Compensation Plan

*    Filed herewith

**  To be filed by amendment.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on April 8, 2022.

CLS HOLDINGS USA, INC.

By:	/s/ Jeffrey I. Binder
Jeffrey I. Binder
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey I. Binder and Andrew Glashow, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of CLS Holdings USA, Inc., and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act an thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Jeffrey I. Binder	Chairman, Chief Executive Officer and Director	April 8, 2022
Jeffrey I. Binder	(Principal Executive Officer)

/s/ Andrew Glashow	President, Chief Operating Officer and Director	April 8, 2022
Andrew Glashow	(Principal Financial Officer)

/s/ Ross Silver	Director	April 8, 2022
Ross Silver